As filed with the Securities and Exchange Commission on November 10, 1997.
                                                      Registration No. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                       DISPATCH MANAGEMENT SERVICES CORP.
             (Exact name of registrant as specified in its charter)

            Delaware                          4215                   13-3967426
(State or other jurisdiction of   (Primary Standard Industrial  (I.R.S. Employer
incorporation or organization)    Classification Code Number)   Identification Number)

                       DISPATCH MANAGEMENT SERVICES CORP.
                               65 West 36th Street
                            New York, New York 10018
                                 (212) 268-2910
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                               Linda M. Jenkinson
                             Chief Executive Officer
                       DISPATCH MANAGEMENT SERVICES CORP.
                               65 West 36th Street
                            New York, New York 10018
                                 (212) 268-2910
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:

        Bruce S. Mendelsohn, Esq.                   Bruce E. Macdonough, Esq.
AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.       GREENBERG TRAURIG HOFFMAN LIPOFF
     1333 New Hampshire Avenue, N.W.                  ROSEN & QUENTEL, P.A.
                Suite 400                             1221 Brickell Avenue
         Washington, D.C. 20036                       Miami, Florida 33131
              (202) 887-4000                             (305) 579-0500

 Approximate date of commencement of proposed sale of securities to the public:
   As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
1933, as amended (the "Securities Act"), check the following box.            |_|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering.                                |_|

If this Form is a post-effective amendment filed pursuant to 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same
offering.                                                                    |_|

If this Form is a post-effective amendment filed pursuant to 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same
offering.                                                                    |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434,
please check the following box.                                              |_|

                         CALCULATION OF REGISTRATION FEE
       ===============================================================
                               Proposed maximum           Amount of
       Title of each class     aggregate offering     registration fee
       of securities to be     price
           registered
       ---------------------------------------------------------------
       Common Stock, $0.01
       par value per share         $80,500,000             $24,394
       ===============================================================

(1) Estimated solely for purpose of calculating the registration fee pursuant to Rule 457(o).

      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said
Section 8(a), may determine.

================================================================================

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such State.

                SUBJECT TO COMPLETION -- DATED NOVEMBER 10, 1997

PROSPECTUS
================================================================================

                                [_______] Shares

                       Dispatch Management Services Corp.
                                  Common Stock
================================================================================

All of the ____ shares of common stock, par value $0.01 per share (the "Common Stock"), offered hereby (the "Offering") are being sold by Dispatch Management Services Corp. (the "Company").

Prior to the Offering, there has been no public market for the Common Stock. It is currently anticipated that the initial public offering price for the Common Stock will be between $___ and $___ per share. See "Underwriting" for a discussion of the factors to be considered in determining the initial public offering price.

The Company has applied for inclusion of the Common Stock in The Nasdaq Stock Market's National Market (the "Nasdaq National Market") under the symbol "DMSC."

See "Risk Factors" on pages 9 to 16 for a discussion of certain material factors that should be considered in connection with an investment in the Common Stock offered hereby.

--------------------------------------------------------------------------------
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
      SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
          PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

================================================================================
                                          Underwriting
                        Price to          Discounts and           Proceeds to
                        Public            Commissions (1)         Company (2)
--------------------------------------------------------------------------------
Per Share .........        $                   $                        $

Total(3) ..........   $                  $                        $
--------------------------------------------------------------------------------

================================================================================

(1) The Company has agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."

(2) Before deducting expenses payable by the Company estimated to be $_____________.

(3) The Company has granted the several Underwriters a 30-day over-allotment option to purchase up to ____________ additional shares of Common Stock on the same terms and conditions as set forth above. If all such additional shares are purchased by the Underwriters, the total Price to Public will be $____, the total Underwriting Discounts and Commissions will be $______ and the total Proceeds to Company will be $_____. See "Underwriting."

--------------------------------------------------------------------------------

The shares of Common Stock are offered by the several Underwriters, subject to delivery by the Company and acceptance by the Underwriters, to prior sale and to withdrawal, cancellation or modification of the offer without notice. Delivery of the shares to the Underwriters is expected to be made at the office of Prudential Securities Incorporated, One New York Plaza, New York, New York, on or about ________________, 1997.

                       Prudential Securities Incorporated

____________, 1997

CERTAIN PERSONS PARTICIPATING IN THE OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE COMMON STOCK,
INCLUDING PURCHASES OF THE COMMON STOCK TO STABILIZE ITS MARKET PRICE, PURCHASES OF THE COMMON STOCK TO COVER SOME OR ALL OF A SHORT POSITION IN THE COMMON STOCK MAINTAINED BY THE UNDERWRITERS, AND THE IMPOSITION OF PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

--------------------------------------------------------------------------------

                               PROSPECTUS SUMMARY

      The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements and related notes appearing elsewhere in the Prospectus. Unless otherwise indicated, all share, per share and financial information in the Prospectus: (i) have been adjusted to give effect to the Combinations; and (ii) assumes that the Underwriters' over-allotment option has not been exercised.

      Simultaneously with and as a condition to the closing of the Offering made by this prospectus (the "Prospectus"), the Company will acquire, in separate combination transactions (the "Combinations"), in exchange for cash or shares of its Common Stock or a combination of both, 35 urgent, on-demand, point-to-point courier firms and one software firm (each, together with one software firm previously acquired by the Company a "Founding Company", and collectively, the "Founding Companies"). Unless otherwise indicated, all references to the "Company" and "DMS" herein mean Dispatch Management Services Corp., its subsidiaries and the Founding Companies. For more information about the Combinations, see "The Company."

                                   The Company

      Dispatch Management Services Corp. has been recently formed to create one of the largest providers of urgent, on-demand point-to-point ("Point-to-Point") delivery services in the world. The Company focuses on Point-to-Point delivery by foot, bicycle, motorcycle, car and truck and operates in 16 of the largest metropolitan markets in the United States as well as in London, U.K. and Wellington, New Zealand. The Company believes that it has the largest market share for Point-to-Point delivery services in each of London, New York City, San Francisco, Washington, D.C., Seattle and Denver. The Company also believes that it is the only courier firm focused exclusively on consolidating the highly fragmented Point-to-Point delivery industry. The Company intends to become the largest consolidator focused on this market. The Company's pro forma combined revenues for the year ended December 31, 1996 and the six months ended June 30, 1997 were $125.6 million and $66.6 million, respectively.

      Management believes that the Company's distinctive operating methodology (the "DMS Model") significantly differentiates it from both local market competitors and other large, same-day delivery service providers who compete in the Point-to-Point delivery services market on a limited basis. The DMS Model is designed to reduce operating complexities inherent in the Point-to-Point delivery industry and allows for both significant growth and increased profitability. Key elements of the DMS Model include: (i) restructuring the Company's courier operations into three distinct functions relating to dispatch, road management and marketing management; (ii) utilizing proprietary software to manage order entry and delivery completion, on-time performance and transaction processing; (iii) operating multiple brands in local markets in order to target specific customers through individual brand identities and capitalize on niche marketing opportunities; (iv) empowering the courier fleet, rather than dispatchers, to determine optimal use of road resources ("Free Call Dispatch"); and (v) incentivizing the Company's workforce in each of the three functions to maximize operating efficiency and profitability. Management has chosen to focus on the Point-to-Point delivery business because of: (i) the customers' requirements for immediate service and responsiveness, which management believes enables the Company to distinguish the DMS Model from the operating methods employed by its competitors; (ii) the Company's ability to charge premium pricing for guaranteed, on-time delivery; and (iii) the lack of a focused national or international consolidator.

      The Company believes that the DMS Model provides it with significant competitive advantages, including the ability to provide higher levels of customer service and to guarantee the delivery of time-critical parcels in as little as 15 minutes. The Company also believes that implementation of the DMS Model creates an entrepreneurial environment which facilitates increased personnel utilization, lower transaction processing costs as a percentage of revenue and increased profitability. In addition, the Company believes the resulting reduction of operating

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

complexity allows the Company to substantially increase the number of transactions the Company is able to process with minimal incremental cost.

      The Company's founders and senior executives have significant experience operating Point-to-Point courier companies or consolidating back-office operations of transaction-oriented Fortune 100 companies. The Company's founder created the DMS Model in 1991. Since 1994, the Company's management team has introduced certain components of the DMS Model and has refined the DMS Model through licensing arrangements with a number of courier firms, including 19 Founding Companies in 14 of the 16 markets in which the Company will operate subsequent to the Offering. These companies collectively represented 18.9% of the Company's pro forma combined revenues in 1996. The Company's founders and management team have developed and have begun implementing a conversion and integration plan with each of the Founding Companies in order to expedite the full conversion to the DMS Model.

      The Company's growth strategy is intended to increase revenue and profitability by increasing market penetration in existing markets and expanding into new markets. A significant portion of the Company's growth strategy is to acquire additional brands in existing markets. The Company believes that it will be able to achieve significant operating efficiencies by converting acquired companies to the DMS Model and consolidating their operations into existing DMS operations. The Company intends to further develop its relationships with existing clients and to expand its client base by (i) niche marketing the Company's services through multiple brands in each market and (ii) providing enhanced services not currently provided to customers, such as guaranteed, on-time delivery. The Company intends to enter new markets by acquiring companies which on a combined or stand-alone basis will make the Company the largest or second largest provider of Point-to-Point delivery services in such market. The Company also intends to expand its 1-800-COURIER(TM) network, which currently is operating in seven markets, and its 1-800 DELIVER(TM) brand name to develop a premium branded national accounts program.

      The following table lists the Founding Companies and sets forth their revenues for the twelve months ended December 31, 1996:

      -------------------------------------------------------------------
                                                                Unaudited
                                              Pro Forma Combined Revenues
                                                      for 12 Months Ended
                                                        December 31, 1996
      Brand Name                                   (dollars in thousands)
      ===================================================================
       London, U.K
      -------------------------------------------------------------------
         West One                                                 $24,148
      -------------------------------------------------------------------
         Security Despatch                                          9,794
      -------------------------------------------------------------------
       New York Metro Area
      -------------------------------------------------------------------
         Earlybird Courier                                         13,189
      -------------------------------------------------------------------
         Atlantic Freight                                           8,728
      -------------------------------------------------------------------
         Bullit Courier                                             7,696
      -------------------------------------------------------------------
         Eveready Express                                           2,607
      -------------------------------------------------------------------
       San Francisco
      -------------------------------------------------------------------
         Aero Delivery                                             10,998
      -------------------------------------------------------------------
         S-Car-Go Courier                                           1,155
      -------------------------------------------------------------------
         Zap Courier                                                  941
      -------------------------------------------------------------------
         Battery Point                                                732
      -------------------------------------------------------------------
         Studebaker                                                   342
      -------------------------------------------------------------------
       Minneapolis/Phoenix
      -------------------------------------------------------------------
         1 800 COURIER - Minneapolis/Phoenix                        8,536
      -------------------------------------------------------------------
       Washington, DC
      -------------------------------------------------------------------
         Washington Express                                         5,800
      -------------------------------------------------------------------
         Rocket Courier                                               394
      -------------------------------------------------------------------
         AFS Courier                                                  518
      ===================================================================

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

      -------------------------------------------------------------------
                                              Pro Forma Combined Revenues
                                                      for 12 Months Ended
                                                        December 31, 1996
                                                   (dollars in thousands)
      ===================================================================
       Atlanta
      -------------------------------------------------------------------
         MLQ Express                                                5,310
      -------------------------------------------------------------------
       Denver
      -------------------------------------------------------------------
         Kangaroo Express                                           2,650
      -------------------------------------------------------------------
         1 800 COURIER-Denver                                       1,247
      -------------------------------------------------------------------
       Los Angeles
      -------------------------------------------------------------------
         National Messenger                                         2,413
      -------------------------------------------------------------------
         1 800 COURIER - L.A.X                                      1,212
      -------------------------------------------------------------------
       Houston
      -------------------------------------------------------------------
         A&W Couriers                                               1,560
      -------------------------------------------------------------------
         Houston Flash                                              1,201
      -------------------------------------------------------------------
       Boston
      -------------------------------------------------------------------
         1 800 COURIER- Boston                                      1,343
      -------------------------------------------------------------------
         1 800 COURIER- Hollis, New Hampshire                       1,022
      -------------------------------------------------------------------
         Time Couriers                                                  0
      -------------------------------------------------------------------
       Seattle
      -------------------------------------------------------------------
         Fleetfoot Messenger                                        2,172
      -------------------------------------------------------------------
         Jet City                                                     135
      -------------------------------------------------------------------
       Dallas
      -------------------------------------------------------------------
         Striders Courier                                           1,014
      -------------------------------------------------------------------
         United Messenger                                             738
      -------------------------------------------------------------------
       Detroit
      -------------------------------------------------------------------
         Express Messenger                                          1,612
      -------------------------------------------------------------------
       Wellington, New Zealand
      -------------------------------------------------------------------
         KiwiCorp                                                   1,552
      -------------------------------------------------------------------
       Portland
      -------------------------------------------------------------------
         1 800 COURIER - Portland                                   1,919
      -------------------------------------------------------------------
       Chicago
      -------------------------------------------------------------------
         Deadline Express                                           1,177
      -------------------------------------------------------------------
       Philadelphia
      -------------------------------------------------------------------
         Time Cycle                                                   600
      -------------------------------------------------------------------
       Software Companies
      -------------------------------------------------------------------
         Fleetway Systems                                           1,092
      -------------------------------------------------------------------
         Kiwi Express                                                  23
      -------------------------------------------------------------------
       Total                                                     $125,570
      ===================================================================

--------------------------------------------------------------------------------

                                  The Offering

Common Stock Offered by the Company ......................  _________ shares

Common Stock to be issued to Founding Companies
      in the Combinations ................................  _________ shares (1)

Common Stock held by Existing Shareholders of the
      Company ............................................  _________ shares (1)

Common Stock to be Outstanding after the Offering ........  _________ shares (2)

Use of Proceeds ..........................................  To pay the cash portion of the
                                                            purchase price
                                                            for the Founding
                                                            Companies and for
                                                            general corporate
                                                            purposes,
                                                            including future
                                                            acquisitions. See
                                                            "Use of Proceeds."

Proposed Nasdaq National Market Symbol ...................  DMSC

(1) Assumes an initial public offering price of $___ per share at the mid-point of the proposed offering range. The Company will issue Common Stock to the Founding Companies valued at $43.0 million. Accordingly, if the initial public offering price is higher than $___ per share, the number of shares to be issued in the Combinations will be reduced and the existing shareholders will hold a greater percentage of the Company's outstanding Common Stock subsequent to the Offering. Conversely if the initial public offering price is less than $___ per share, the number of shares to be issued in the Combinations will be increased and the existing shareholders will hold a lower percentage of the Company's outstanding Common Stock subsequent to the Offering. See "The Company -- The Combinations."

(2) Excludes _____ shares of Common Stock reserved for issuance under the Company's Stock Option Plan. The Company expects to issue options to acquire ______ shares of Common Stock to certain members of management at the initial public offering price which will vest in equal increments over a five-year period beginning immediately following this Offering.

                                  Risk Factors

      Investors should consider the material risk factors involved in connection with an investment in the Common Stock and the impact to investors from various events that could adversely affect Company's business. See "Risk Factors."

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                    Summary Pro Forma Combined Financial Data
                 (in thousands, except share and per share data)

      The Company has been identified as the "accounting acquiror" in connection with the Combinations. The following unaudited summary pro forma statement of operations data for the Company have been adjusted to give effect to (i) the consummation of the Combinations and (ii) certain pro forma adjustments to the historical financial statements as described in the notes below. The following unaudited summary pro forma combined balance sheet data for the Company have been adjusted to give effect to (i) the consummation of the Combinations and
(ii) the consummation of the Offering and the application of the net proceeds therefrom. The summary pro forma data are not necessarily indicative of the Company's operating results or financial position that might have occurred had the events described above been consummated at the beginning of the period and should not be construed as representative of future operating results or financial position. The summary pro forma combined financial data should be read in conjunction with the Unaudited Pro Forma Combined Financial Statements and the related notes thereto and the historical financial statements of the Founding Companies and the related notes thereto included elsewhere in the Prospectus.

                                                      Pro Forma
                                       ---------------------------------------
                                           Twelve
                                         Months Ended         Six Months Ended
                                       December 31, 1996          June 30,
                                       -----------------      ----------------
                                                               1996        1997
                                                               ----        ----

Statement of Operations Data (1):
  Revenues                                 $125,570          $60,981     $66,552
  Cost of revenues                           76,845           37,137      41,021
                                           --------          -------     -------
  Gross profit                               48,725           23,844      25,531
  Sales and marketing expenses                7,012            3,570       3,639
  General and administrative expenses (2)    10,145            5,000       5,702
  Other operating expenses                   21,624           10,457      10,606
  Depreciation and amortization (3)           3,952            1,954       2,161
                                           --------          -------     -------
  Operating income                            5,992            2,863       3,423
  Interest and other expense, net             1,345              606         525
                                           --------          -------     -------
  Income before income taxes                  4,647            2,257       2,898
  Provision for income taxes (4)              2,512            1,231       1,488
                                           --------          -------     -------
  Net income                               $  2,135          $ 1,026     $ 1,410
                                           ========          =======     =======
  Net income per share                     $                 $           $
  Shares used in computing
    pro forma net income per
    share (5)

                                                       As of June 30, 1997
                                                --------------------------------
                                                 Pro Forma          Pro Forma
                                                Combined (6)     As Adjusted (7)
                                                ------------     ---------------

Balance Sheet Data:
  Working capital (deficit)                      $(39,213)(8)        $  4,754
  Total assets                                     97,664             109,588
  Long term debt, net of current maturities         3,437                  --
  Stockholder's equity                             31,641              91,363

----------
(Footnotes begin on next page)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(1) The pro forma combined statement of operations data assumes that the Combinations and the disposition of a business segment at one of the Founding Companies occurred on January 1, 1996.

(2) The pro forma combined statement of operations data reflect pro forma reductions in (i) salaries, bonuses and benefits to the owners of the Founding Companies (the "Compensation Differential") aggregating approximately $2.1 million, $1.1 million and $810,000, and (ii) royalty payments made by certain Founding Companies related to franchise agreements which will be terminated with the closing of the Combinations, for the year ended December 31, 1996 and the six-month periods ended June 30, 1996 and 1997, respectively.

(3) Primarily consists of amortization of goodwill to be recorded as a result of the Combinations computed on the basis described in the Note 3 of Notes to the Unaudited Pro Forma Combined Financial Statements.

(4) Assumes the Company is subject to a corporate income tax rate of 40%. The higher resulting effective tax rate is due to the amortization of certain goodwill expenses which are not tax deductible.

(5) Assumes an initial per share offering price of $____ and includes: (i) _________ shares to be issued to owners of certain of the Founding Companies; (ii) _________ shares held by the existing shareholders of the Company; (iii) the _________ shares required to be sold in the Offering to pay the cash portion of the Combination consideration and to pay expenses associated with this Offering and the Combinations; and ____ shares related to the dilution attributable to options and warrants granted with an exercise price below the initial public offering price, in accordance with the treasury stock method.

(6) The pro forma combined balance sheet data assume that the Combinations were consummated on June 30, 1997.

(7) Adjusted for the sale of the ________ shares of Common Stock offered hereby and the application of the estimated net proceeds therefrom. See "Use of Proceeds."

(8) Reflects $40.6 million of cash consideration due to certain owners of the Founding Companies pursuant to the Combinations and excludes $12.3 million subject to an earnout. See "The Company - The Combinations."

--------------------------------------------------------------------------------

                                  RISK FACTORS

      An investment in the shares of Common Stock offered hereby involves a high degree of risk. Prospective investors should carefully consider the following risk factors, in addition to the other information contained in the Prospectus, in connection with an investment in the shares of Common Stock offered hereby.

      The Prospectus contains forward-looking statements. The words "anticipate," "believe," "expect," "plan," "intend," "estimate," "project," "will," "could," "may" and similar expressions are intended to identify forward-looking statements. These statements include information regarding future net cash flows. Such statements reflect the Company's current views with respect to future events and financial performance and involves certain risks and uncertainties, including without limitation the risks described below in "Risk Factors." Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, actual results may vary materially and adversely from those anticipated, believed, estimated or otherwise indicated.

      Risks Relating to Conversion to the DMS Model. None of the Founding Companies has utilized every aspect of the DMS Model. Subsequent to the Offering, the Company intends to convert the operations of the Founding Companies, and of future acquisitions, to the DMS Model to the extent feasible. The process of converting an existing Point-to-Point courier operation to the DMS Model involves the implementation of the Free Call Dispatch system as well as the integration of new software systems, pricing structures, billing methods, personnel utilization practices and data standardization. Changes in the pricing structures and billing methods could result in the loss of customers. The process of conversion in a particular market may involve unforeseen difficulties, including delays in the consolidation of facilities, complications and expenses in implementing the new operating software system, or the loss of customers or key operating personnel, any of which can cause substantial delays to the conversion process in such particular market and may have a material adverse effect on the Company's business, financial condition and results of operations. In addition, Brand Managers, as defined, are expected to have substantial authority with respect to the continuing operation of the Founding Companies subsequent to the Offering. There are significant limitations on the Company's ability to terminate such Brand Managers. Additionally, the timing of any acquisitions of additional Point-to-Point courier firms and their respective conversion to the DMS Model may have a significant impact on the Company's financial results, particularly in quarters immediately following such acquisitions. Many of the key elements of the DMS Model have been described in various public forums, such as trade shows and industry publications, and also have been made available to companies that are or have been licensees of the Company but are not a Founding Company. Although the software used in the DMS Model is proprietary, certain other key elements of the DMS Model cannot be protected by patents or trademarks. Therefore, there can be no assurance that other Point-to-Point courier companies will not be able to effectively replicate the DMS Model and implement it more effectively than the Company and at a lower cost. See "Business--The DMS Model."

      Absence of Combined Operating History; Risks of Integration. The Company was founded in September 1997, has conducted no operations other than in connection with the Offering and the Combinations, and has generated no revenues to date other than receipt of licensing fees. Although the Company has entered into agreements to acquire the Founding Companies (other than one software company that was previously acquired) simultaneously with and as a condition to the closing of the Offering, the Company and the Founding Companies operate as separate, independent businesses. Consequently, the historical and pro forma financial information contained herein may not be indicative of the Company's financial condition and historical or future operating results. See "The Company" and "Certain Transactions."

      The process of integrating acquired businesses often involves unforeseen difficulties and may require a disproportionate amount of the Company's financial and other resources, including management time. The success of the Company will depend, in part, on the extent to which the Company is able to institute and centralize accounting and other administrative functions such as billing, collections and cash management, implement financial controls, eliminate the unnecessary duplication of other functions and otherwise integrate the Founding

Companies, and such additional businesses the Company may acquire in the future, into a cohesive, efficient enterprise. The Company may experience delays, complications and unanticipated expenses in implementing, integrating and operating such systems, any of which could have a material adverse effect on the Company's business, financial condition and results of operations. There can be no assurance that the Company's founders or senior management group will be able to successfully integrate, profitably manage or achieve anticipated cost savings from the combined operations of the Founding Companies or implement the Company's business, internal and acquisition growth strategies subsequent to the Offering. The inability of the Company to successfully integrate the Founding Companies would have a material adverse effect on the Company's business, financial condition and results of operations. See "Business - Acquisition Strategy" and "Management."

      Management of Growth. The Company expects to expend significant time and effort in expanding its existing businesses and identifying, acquiring and integrating acquisitions. There can be no assurance that the Company's management and financial reporting systems, procedures and controls will be adequate to support the Company's operations as they expand. Any future growth also will impose significant added responsibilities on members of senior management, including the need to identify, recruit and integrate additional management and employees. There can be no assurance that such additional management and employees will be identified and retained by the Company. To the extent that the Company is unable to manage its growth efficiently and effectively, or is unable to attract and retain additional qualified personnel, the Company's business, financial condition and results of operations could be materially adversely effected. See "Business -- Internal Growth Strategy" and "Management."

      Risks Relating to the Company's Acquisition Strategy. One of the Company's primary growth strategies is to increase its revenues and profitability and expand the markets it serves through the acquisition of additional Point-to-Point courier businesses. Several large, national publicly traded companies have begun to consolidate the delivery industry through the acquisition of independent Point-to-Point courier companies. As a result, competition for acquisition candidates is intense and there can be no assurance that the Company will be able to compete effectively for acquisition candidates on terms deemed acceptable to the Company. There also can be no assurance that the Company will be able to successfully convert acquired businesses to the DMS Model and integrate such businesses into the Company without substantial costs, delays or other operational or financial problems. In addition, there can be no assurance that companies acquired in the future either will be beneficial to the successful implementation of the Company's overall strategy or will ultimately produce returns that justify the investment therein, or that the Company will be successful in achieving meaningful economies of scale through the acquisitions thereof. Further, acquisitions involve a number of special risks, including possible adverse effects on the Company's operating results and the timing of those results, diversion of management's attention, dependence on retention, hiring and training of key personnel, risks associated with unanticipated problems or legal liabilities, and the realization of intangible assets, some or all of which could have a material adverse effect on the Company's business, financial condition and results of operations, particularly in the fiscal quarters immediately following the consummation of such transactions. Customer dissatisfaction or performance problems at a single acquired company could also have an adverse effect on the reputation of the Company. In addition, there can be no assurance that the Founding Companies or other Point-to-Point courier companies acquired in the future will achieve the anticipated level of revenues and earnings. To the extent that the Company is unable to acquire additional Point-to-Point courier firms or integrate such businesses successfully, the Company's ability to expand its operations and increase its revenues and earnings to the degree desired would be reduced significantly.

      Factors Affecting Internal Growth. Certain of the Founding Companies have individually experienced significant revenue and earnings growth over the past few years. There can be no assurance that these Founding Companies will continue to experience internal growth comparable to these levels, if at all. From time to time, certain of the Founding Companies have been unable to hire and train as many couriers, operating and sales personnel as necessary to meet the increasing demands of these businesses. Factors affecting the ability of each of these Founding Companies to experience continued internal growth includes, but are not limited to, the continued relationships with existing customers, the ability to expand the customer base, the ability to recruit and retain qualified couriers, operating and sales personnel, continued access to capital and the ability to cross-sell services between the Founding Companies. See "Business -- Internal Growth Strategy."

      Need for Additional Financing. The Company currently intends to finance future acquisitions by using a combination of shares of its Common Stock and cash. In the event that the Common Stock of the Company does not maintain a sufficient market value, or potential acquisition candidates are unwilling to accept the Company's Common Stock as part of or all of the consideration to be paid for their business, the Company may be required to utilize its cash resources, if available, to maintain its acquisition program. If the Company has insufficient cash resources to pursue acquisitions, its growth could be limited unless it is able to obtain additional capital through debt or equity financing. There can be no assurance that the Company will be able to obtain such financing if and when it is needed or that, if available, such financing can be obtained on terms the Company deems acceptable. The inability to obtain such financing could negatively impact the Company's acquisition program and have a resulting material adverse effect on the Company's business, financial condition and results of operations. Although the Company intends to seek a line of credit, there can be no assurance that the Company will be able to obtain such line of credit in such amounts and on terms the Company deems acceptable. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Pro Forma Combined Liquidity and Capital Resources."

      Risks of RMS. Under the DMS Model, all road operations will be performed by a Road Management Center (an "RMS Center"). All couriers will be employees of, or independent contractors with, an RMS Center. Each RMS Center is owned and managed by persons other than the founders, management or major shareholders of the Company. The relationship between each RMS Center and the Company is governed by contractual arrangements which permit each RMS Center to provide services to other courier firms that are not owned by or affiliated with the Company. Although the Company has an option to acquire control of the RMS Centers (which results in the consolidation of the RMS Center with the Company for financial reporting purposes), the Company may not be able to exercise the same degree of control over the couriers and over road operations as did the Founding Companies. Moreover, there can be no assurance that the Company will not be deemed to be responsible for the liabilities of the couriers or the RMS Center, such as liabilities for accidents, loss of documents or taxes. The RMS Centers have never been operated on this large a scale so there can be no assurance that the RMS Centers will be able to efficiently handle the operation of delivery services on a national scale. Failure of the RMS Centers to succeed in operating the delivery services on a national scale may have a material adverse impact on the Company's business, financial condition and results of operations.

      Certain Tax Matters Related to Independent Contractors. Subsequent to the Offering, a significant number of the couriers utilized by the Company and all Brand Managers will be independent contractors and employees. From time to time, federal and state taxing authorities have sought to assert that independent contractors in the Point-to-Point delivery industry, including those utilized by the Company, are employees of the Company, rather than independent contractors. In addition, the Internal Revenue Service has also asserted (including against one Founding Company) that reimbursements paid to owner-operator employees for automobile allowances constitute additional compensation, rather than payments made pursuant to a plan or a vehicle rental arrangement. See Note 3 to the financial statements of Aero Special Delivery Services, Inc. The Company does not pay or withhold any federal or state employment tax with respect to or on behalf of independent contractors. The Company believes that the independent contractors utilized by the Company are not employees of the Company under existing interpretations of federal and state laws. However, there can be no assurance that federal and state authorities will not challenge this position, or that other laws or regulations, including tax laws, or interpretations thereof, will not change. The Company expects to enter into agreements with one or more RMS Centers in each metropolitan market the Company serves to coordinate, manage and employ or contract with couriers. The Founding Companies currently employ or contract with most of these couriers directly. If, as a result of any of the foregoing, the Company is required to pay for and administer added benefits to independent contractors, the Company's operating costs would increase. In addition, the Company could become responsible for certain past and future employment taxes. Additionally, if the Company is required to pay back-up withholding taxes with respect to amounts previously paid to such persons, it may be required to pay penalties. Any of the foregoing circumstances could have a material adverse effect on the Company's business, financial condition and results of operations. See "Business -- The DMS Model" and "Employees and Independent Owners/Contractors."

      Limitations on Access to Radio Channels. The Company relies to a significant extent on the use of two-way radio channels to communicate with its courier fleet. Such radio channels are made available, on a limited basis, by local government authorities and the Federal Communications Commission. Accordingly, providers of the transmission networks for the radio channels may have the ability to restrict, or substantially increase the costs with respect to, the Company's use or access to the radio channels. The Company is particularly susceptible to limitations on access to radio channels in the metropolitan New York City market, where the Company will be required to increase the number of radio channels to which it has access in order to fully implement the DMS Model in that market. The Company may, at its own expense, be required to incur substantial costs to obtain, build or maintain its own transmission networks in the event that third party owners of the current transmission networks restrict or otherwise obstruct the Company's access to radio channels. Any increases in the costs of radio transmission, obstruction of current radio channel service or any need for the Company to build its own transmission networks could severely inhibit the Company's ability to deliver Point-to-Point delivery services and have a material adverse effect on the Company's business, financial condition and results of operations.

      Risks Associated with the Point-to-Point Delivery Industry; General Economic Conditions. The Company's revenues and earnings are especially sensitive to events that affect the delivery services industry, including extreme weather conditions, economic factors affecting the Company's significant customers, increases in fuel prices and shortages of or disputes with labor, any of which could result in the Company's inability to service its clients effectively or the ability of the Company to profitably manage its operations. In addition, demand for the Company's services may be negatively impacted by downturns in the level of general economic activity and employment in the United States or the U.K. The development and increased popularity of facsimile machines and electronic mail via the Internet has recently reduced the demand for certain types of Point-to-Point delivery services, including those offered by the Company. As a result, Point-to-Point courier firms are increasingly dependent upon delivery requests for items that are unable to be delivered via alternative methods. There can be no assurance that similar industry-wide developments will not have a material adverse effect on the Company's business, financial condition or results of operations.

      Effect of Potential Fluctuations in Quarterly Operating Results. The Company may experience significant quarter to quarter fluctuations in its results of operations. Quarterly results of operations may fluctuate as a result of a variety of factors including, but not limited to, the timing of the integration of the Founding Companies and other acquired companies and their conversion to the DMS Model, the demand for the Company's services, the timing and introduction of new services or service enhancements by the Company or its competitors, the market acceptance of new services, competitive conditions in the industry and general economic conditions. As a result, the Company believes that period to period comparisons of its results of operations are not necessarily meaningful or indicative of the results that the Company may achieve in any subsequent quarter or full year. Such quarterly fluctuations may result in volatility in the market price of the Common Stock of the Company, and it is possible that in future quarters the Company's results of operations could be below the expectations of the public market. Such an event could have a material adverse effect on the market price of the Common Stock of the Company. Several of the Founding Companies recorded a net loss for the six months ended June 30, 1997. No assurance can be given that these Founding Companies will become profitable in the future or that their respective financial performance will be accretive to the Company's earnings.

      Claims Exposure. The Company is exposed to claims for personal injury, death and property damage as a result of automobile, bicycle and other accidents involving its employees and independent contractors. The Company may also be subject to claims resulting from the non-delivery or delayed delivery of packages, many of which claims could be significant because of the unique or time sensitive nature of the deliveries. The Company intends to carry liability insurance and independent contractors are required to maintain the minimum amounts of liability insurance required by state law. However, there can be no assurance that claims will not exceed the amount of coverage. In addition, the Company's increased visibility and financial strength as a public company may create additional claims exposure. If the Company were to experience a material increase in the frequency or severity of accidents, liability claims, workers' compensation claims or unfavorable resolution of claims, the Company's insurance costs could significantly increase and operating results could be negatively affected. In addition, future claims against the Company or one of the Founding Companies could negatively affect the Company's reputation and could have a correspondingly material adverse effect on the Company's business, financial condition and results of operations.

      Dependence on Technology. The Company's business is dependent upon a number of different information and telecommunication technologies to operate the DMS Model, manage a high volume of inbound and outbound calls and process transactions accurately and on a timely basis. Any impairment of the Company's ability to process transactions on an accurate and timely basis could result in the loss of customers and diminish the reputation of the Company.

      Currently, many of the Founding Companies operate on separate computer and telephone systems, several of which utilize different technologies. There can be no assurance that the contemplated integration of these systems and conversion to the Company's proprietary software will be successful or completed on a timely basis or without unexpected costs. There can also be no assurance that the Company will be able to continue to design, develop and refine its computer systems and software on a cost efficient basis, whether due to the loss of employees or otherwise. Any of the foregoing would have a material adverse effect on the Company's business, financial condition and results of operations. In addition, the Company utilizes computer hardware and operating systems designed and manufactured by Apple Computer, Inc. ("Apple"). Any material changes in computer and operating platform technology designed and manufactured by Apple which is incompatible with the Company's current computer systems, or the discontinuance of Apple computer hardware or support services, would have a material adverse effect on the Company's business, financial condition and results of operations. If the Company decides to change its hardware and operating systems to a different operating platform technology, there can be no assurance that the Company will be able to successfully make such a change or that such new hardware and operating systems will be as effective as the existing hardware and operating system.

      Dependence on Availability of Qualified Courier Personnel. The Company is dependent upon its ability to attract, train and retain qualified courier personnel and independent contractors who possess the skills and experience necessary to meet the needs of its operations. The Company competes in markets in which unemployment is relatively low and the competition for couriers and other employees is intense. The Company must continually evaluate, train and upgrade its pool of available couriers to keep pace with demands for delivery services. There can be no assurance that qualified courier personnel will continue to be available in sufficient numbers and on terms acceptable to the Company. The inability to attract and retain qualified courier personnel would have a material adverse impact on the Company's business, financial condition and results of operations. See "Business -- The DMS Model" and "Employees and Independent Owner/Contractors."

      Reliance on Key Personnel. The Company's success is largely dependent on the efforts and relationships of R. Gregory Kidd, the Company's founder and Chairman of the Board of Directors, Linda M. Jenkinson, the Company's Chief Executive Officer, the executive officers and senior managers of the Founding Companies and Brand Managers. Furthermore, the Company will likely be dependent on the senior management of any businesses acquired in the future, particularly the Brand Managers and sales representatives who have on-going relationships with customers. The loss of the services of any of these individuals could have a material adverse effect on the Company's business, financial condition and results of operations. There can be no assurance that such individuals will continue in their present capacity for any particular period of time. The Company does not intend to obtain key man life insurance covering any of its executive officers or other members of senior management. However, the Company has entered into two-year employment contracts with its five executive officers. In addition, the Company's future success and plans for growth also depend on the Company's ability to attract, train and retain skilled personnel in all areas of its business. See "Management," "-Risks of RMS" and "-Dependence on Availability of Qualified Courier Personnel."

      Competition. The market for Point-to-Point delivery services is highly competitive and has low barriers to entry. Many of the Company's competitors operate in only one location and may have more experience and brand recognition than the Company in such local market. In addition, several large, national, publicly traded companies have begun to consolidate the Point-to-Point delivery industry through the acquisition of independent Point-to-Point courier companies. Other companies in the industry compete with the Company not only for the provision of services but also for acquisition candidates. Some of these companies have longer operating histories and greater financial resources than the Company. In addition, other firms involved in segments other than Point-to-Point delivery services may expand into this market in order to provide their customers with "one-stop" shopping of delivery and logistics services. Many of such companies have greater financial resources and brand name recognition than the Company. There can be no assurance that any of the foregoing would not have a material adverse effect on the Company's business, financial condition and results of operations.

      Reliance on Key Markets. A significant portion of the Company's revenues and profitability are attributable to services rendered in the metropolitan London, New York City and San Francisco markets. Revenues from the London, New York City and San Francisco markets accounted for 28.60% 24.9% and 12.2%, respectively, of pro forma combined revenues, during the six months ended June 30, 1997. Therefore, the Company's results of operations are significantly affected by fluctuations in the general economic and business cycles in these markets. The Company's reliance on these individual markets makes it susceptible to risks that it would not otherwise be exposed to if it operated in a more geographically diverse market. The Company believes that it will be susceptible to geographic concentration risks for the foreseeable future.

      Risk of Business Interruptions and Dependence on Single Facilities in a Market. The Company believes that its future results of operations will be dependent in large part on its ability to provide prompt and efficient service to its customers. Upon conversion of the Company to the DMS Model, the Company's operations typically will be performed at a single DMS Center for each respective metropolitan market it services and, therefore, the operation of such DMS centers are dependent on continuous computer, electrical and telephone service. As a result, any disruption of the Company's day-to-day operations could have a material adverse effect on the Company's business, financial condition and results of operations.

      Substantial Proceeds from the Offering Payable to Affiliates. The Company will use a substantial portion of the net proceeds from the Offering to meet its cash requirements relating to the consummation of the acquisitions of the Founding Companies. The Company will pay subject to adjustments, approximately $52.9 million in cash, of which $12.3 million is the Earnout and subject to possible repayment to the Company from the stockholders of the Founding Companies. See "The Company - The Combinations." After payment of the cash portion of the purchase price for the Founding Companies, no assurance can be given that the remaining net proceeds of the Offering will be sufficient to meet the Company's requirements for working capital and potential acquisitions. See "Use of Proceeds" and "Certain Transactions."

      Permits and Licensing. The Company's operations are subject to various state, local and federal regulations that, in many instances, require permits and licenses. Additionally, some of the Company's operations may involve the delivery of items subject to more stringent regulation, including hazardous materials, requiring the Company to obtain additional permits. The failure of the Company to maintain required permits and licenses, or to comply with applicable regulations, could result in substantial fines or revocation of the Company's permits and licenses which could have a material adverse effect on the Company's business, financial condition and results of operations. Furthermore, delays in obtaining approvals, for the transfer or grant of permits or licenses, or failure to obtain such approvals could delay or impede the Company's acquisition program. See "Business -- Regulation and

Safety."

      Regulatory Compliance. As a public company, the Company will be subject to continuing compliance with federal securities laws and may also be subject to increased scrutiny with respect to laws applicable to all businesses, such as employment, safety and environmental regulations. Certain of the Company's management have no experience in managing a public company. There can be no assurance that management will be able to effectively and timely implement programs and policies that adequately respond to such increased legal and regulatory compliance requirements.

      Foreign Exchange. A significant portion of the Company's operations are conducted in the U.K. Exchange rate fluctuations between the U.S. dollar and British pound will result in fluctuations in the amounts relating to the U.K. currency reported in the Company's consolidated financial statements due to repatriation of earnings from the U.K. to the United States or translation of the earnings of the Company's U.K. operations into U.S. dollars for financial reporting purposes. The Company also conducts operations in New Zealand and intends to pursue acquisitions in other foreign countries. The Company does not intend to enter into hedging transactions with respect to its foreign currency exposure. There can be no assurance that fluctuations in foreign currency exchange rates will not have a material adverse impact on the Company's business, financial condition or results of operations.

      Development of New Services. The Company believes that its long-term success depends on its ability to enhance its current services, develop new services that utilize the DMS Model and address the increasingly sophisticated needs of its customers. The failure of the Company to develop and introduce enhancements and new services in a timely and cost-effective manner in response to changing technologies, customer requirements or increased competition could have a material adverse effect on the Company's business, financial condition or results of operations. See "Business - Internal Growth Strategy."

      Potential Liability for Breach of Confidentiality. A substantial portion of the Company's business involves the handling of documents containing confidential and other sensitive information. There can be no assurance that unauthorized disclosure will not result in liability to the Company. It is possible that such liabilities could have a material adverse effect on the Company's business, financial conditions or results of operations.

      Control by Existing Management and Stockholders. After the Offering, existing shareholders of the Company will beneficially own approximately ____% of the Company's outstanding Common Stock (approximately _____% assuming that the Underwriters' over-allotment option is exercised in full). In light of the foregoing, such persons will have the ability to significantly influence the election of the Company's directors and the outcome of all other issues submitted to the Company's shareholders. Such persons, together with the staggered Board of Directors and the anti-takeover effects of certain provisions contained in the Delaware General Corporation Law and in the Company's Certificate of Incorporation and Bylaws (including, without limitation, the ability of the Board of Directors of the Company to issue shares of Preferred Stock and to fix the rights and preferences thereof), also may have the effect of delaying, deferring or preventing an unsolicited change in the control of the Company, which may adversely affect the market price of the Common Stock or the ability of shareholders to participate in a transaction in which they might otherwise receive a premium for their shares. See "Management," "Principal Stockholders" and "Description of Capital Stock."

      Shares Eligible for Future Sale. Upon completion of the Offering, the Company will have a total of ________________ shares of Common Stock outstanding. Of these shares, the _____________ shares of Common Stock offered hereby (_______ shares if the Underwriters' over-allotment options are exercised in full) will be freely tradeable without restriction or registration under the Securities Act by persons other than "affiliates" of the Company, as defined under the Securities Act. The remaining shares of Common Stock outstanding will be "restricted securities" as that term is defined by Rule 144 as promulgated under the Securities Act. Upon completion of the Offering, the Company will have options outstanding to purchase _______________ shares of Common Stock. In addition, options for the purchase of _____________ additional shares will remain available for issuance under the Company's 1997 Stock Incentive Plan. See "Management - 1997 Stock Incentive Plan" and "Shares Eligible for Future Sale."

      Under Rule 144 (and subject to the conditions thereof, including volume limitations), all _____________ restricted shares (______ restricted shares if the Underwriters' over-allotment options are exercised in full) will become eligible for sale after the Offering. However, all of such restricted shares are also subject to lockup restrictions as described below. The holders of these shares, which include the Company's executive officers, directors and certain shareholders, have agreed that they will not, without the prior written consent of the Company, for a period of two years from the consummation of the Offering. After such two-year period, the foregoing restriction will expire and shares permitted to be sold under Rule 144 would be eligible for sale. In addition, such executive officers, directors and certain shareholders have also agreed that they will not, without the prior written consent of Prudential Securities Incorporated, directly or indirectly, offer, sell, offer to sell, contract to sell, pledge, grant any option to purchase or otherwise dispose of or transfer (or announce any offer, sale, offer of sale, contract of sale, pledge, grant of any option to purchase or other disposition or transfer of) any shares of Common Stock or any other securities convertible into, or exercisable or exchangeable for, shares of Common Stock or other similar securities of the Company, currently beneficially owned or hereafter acquired by such holders for a period of 180 days from the date of the Prospectus. After such 180-day period, the foregoing restriction will expire and shares permitted to be sold under Rule 144 would be eligible for sale. The Company and Prudential Securities Incorporated on behalf of the Underwriters, respectively, may, in their sole discretion, at any time and without prior notice, release all or any portion of the shares of Common Stock subject to such agreements to which they are party.

      Prior to the Offering, there has been no public market for the Common Stock and no predictions can be made of the effect, if any, that the sale or availability for sale of additional shares of Common Stock will have on the market price of the Common Stock. Nevertheless, sales of substantial amounts of such shares in the public market, or the perception that such sales could occur, could materially and adversely affect the market price of the Common Stock and could impair the Company's future ability to raise capital through an offering of its equity securities. See "Shares Eligible for Future Sale."

      No Prior Public Market; Volatility of Stock Price. Prior to the Offering, there has been no public market for the Common Stock, and there can be no assurance that an active trading market will develop or continue following the Offering, or that the market price of the Common Stock will not decline below the initial public offering price. The initial public offering price for the Common Stock will be determined by negotiations among the Underwriters based on several factors, and may not be indicative of the market price for the Common Stock after the Offering. See "Underwriting." The Company believes that various factors unrelated to the Company's performance, such as general economic conditions, changes or volatility in the financial markets and changing market conditions in the Point-to-Point delivery industry, as well as various factors related to the Company's performance, such as quarterly or annual variations in the Company's financial results, could cause the market price of the Common Stock to fluctuate substantially.

      Immediate and Substantial Dilution; Dividend Policy. Purchasers of the Common Stock offered hereby will experience immediate and substantial dilution in the pro forma as adjusted net tangible book value per share of Common Stock from the initial public offering price set forth on the cover of this Prospectus. Assuming an initial offering price of $_________ per share, such dilution to new investors will be $________ per share while the pro forma as adjusted net tangible book value of the shares of Common Stock owned by the existing shareholders will increase by $_________ per share. See "Dilution."

      The Company anticipates that for the foreseeable future, its earnings will be retained for the operation and expansion of its business and that it will not pay cash dividends. In addition, the Company anticipates that any credit facility agreement into which it enters will limit the payment of cash dividends without the lender's consent. See "Dividend Policy."

                                   THE COMPANY

Overview

      The Company has been recently formed to create one of the largest providers of Point-to-Point delivery services in the world. The Company focuses on Point-to-Point delivery by foot, bicycle, motorcycle, car and truck and operates in 16 of the largest metropolitan markets in the United States as well as in London, U.K. and Wellington, New Zealand. The Company believes that it has the largest market share for Point-to-Point delivery services in each of London, New York City, San Francisco, Washington, D.C., Seattle and Denver. The Company also believes that it is the only courier firm focused exclusively on consolidating the highly fragmented Point-to-Point delivery industry. The Company intends to become the largest consolidator focused on this market. The Company's pro forma combined revenues for the year ended December 31, 1996 and the six months ended June 30, 1997 were $125.6 million and $66.6 million, respectively.

History

      While consulting in New Zealand during the 1980s, R. Gregory Kidd, the Company's founder and Chairman, observed the use by certain delivery firms of a Free Call Dispatch operating methodology which enabled couriers, rather than dispatchers, to decide which deliveries to make and in which order. Mr. Kidd concluded that firms utilizing Free Call Dispatch were able to achieve higher levels of customer service than firms where dispatchers generally have absolute authority in assigning and routing deliveries to the courier fleet ("Command and Control Dispatch"). Mr. Kidd began to implement the use of the Free Call Dispatch model on a larger scale and developed a proprietary software system and operating methodology which would support the model. Mr. Kidd's efforts resulted in the development of the Company's DMS Model.

      The DMS Model was first implemented on a test basis in New Zealand in 1991. The DMS Model was first introduced in the United States in 1994 in four Founding Companies in San Francisco. Margin improvements were realized by these firms as a result of a reduction of back-office staff from eleven to five and a significant increase in courier productivity. Since 1994, certain components of the DMS Model have been utilized by 19 courier firms in 14 cities, representing l8.9% of the Company's pro forma combined revenues in 1996.

The Combinations

      Between September and November 1997, the Company entered into separate agreements to acquire the Founding Companies in exchange for cash or Common Stock or a combination of both. The purpose of the Combinations is to consolidate the operations of DMS and the Founding Companies into one corporation. The Combinations will be effective simultaneously with the closing of the Offering and the Founding Companies, or their investors, will receive an aggregate of shares of Common Stock (assuming a price to the public in the Offering of $____________ and that there are no appraisal shares) and an aggregate of $52.9 million in cash from the net proceeds of the Offering (which includes $12.3 million subject to earnout provisions). The existing stockholders of the Company will hold the difference between (i) the ___________ shares of Common Stock to be outstanding after the Combinations, exclusive of the ______ shares sold in the Offering, are effective (exclusive of the ______ shares to be sold in the Offering), and (ii) the total number of shares issued to the Founding Companies or their respective investors. The specific number of shares of Common Stock to be issued in the Combinations to the Founding Companies or their investors (the "Stock Consideration") will be determined by dividing $43.0 million by the price to the public in the Offering.

The table below illustrates the aggregate number of shares of Common Stock that will be issued to the Founding Companies and held by the existing stockholders of the Company in connection with the Combinations if the price to the public is, alternatively $ ___, $___ or $___.

                     Number of Shares of Common Stock if the Price to the Public
                     -----------------------------------------------------------
                                               is:
                                               ---
                                         $              $                 $
                                       -----          -----             -----
Founding Companies
                                       -----          -----             -----

                                       -----          -----             -----
Existing Stockholders of the Company
                                       -----          -----             -----

                                       -----          -----             -----
  Total after the Combination
(exclusive of the _____ shares of      -----          -----             -----
Common Stock sold in the Offering)
                                       =====          =====             =====

                                       =====          =====             =====

      In certain situations, a portion of the cash consideration issued pursuant to the Combinations will be subject to possible repayment (the "Earnout") by the former owners of the Founding Companies if the financial results of the Founding Company fail to meet certain financial targets. The former owners of the Founding Companies will each give a promissory note to the Company in the principal amount of the Earnout, which note will be secured by a pledge of the Stock Consideration received in the respective Combination. Such shares of Common Stock will be held in escrow for two years. The promissory note will be forgiven incrementally over the escrow period as the requisite financial targets are met. Failure to meet those targets will, in effect, result in a reduction of the cash consideration.

      The consideration to be paid for each of the Founding Companies was determined through arms-length negotiations between the Company and representatives of each Founding Company.

      Certain factors considered by the parties in determining the consideration to be paid included historical operating results and the future prospects of each Founding Company.

      The consummation of the Combinations is subject to customary conditions which include, among others, the accuracy of the representations and warranties of each Founding Company and of the Company on the closing date of the Combinations, the performance by each Founding Company of all covenants included in the agreements relating to the Combinations and the nonexistence of a material adverse change in the business, financial condition and results of operations of each Founding Company.

      In September 1997, Kiwi Express Software, L.L.C. ("Kiwi Express"), founded by Mr. Kidd and a provider of dispatch software to DMS Centers in the United States and New Zealand, was merged into the Company. See "Certain Transactions." Upon consummation of the Offering, the Company also intends to acquire Brookside Systems and Programming Limited, a U.K. company that conducts business under the tradename "Fleetway." Fleetway develops and markets software systems principally to the Point-to-Point delivery industry in the U.K. and currently has software licensing agreements with over 300 courier firms.

      Upon the consummation of the Offering, the Company intends to operate certain of the brands acquired in the Combinations (each, a "Brand") through agreements ("Brand Manager Agreement") with former owners (each, a "Brand Manager"). Each Brand Manager will be responsible for managing his or her Brand to maximize its revenues and profit margins. The Brand Manager will receive payments according to a formula based on the "Contribution" (which is defined as total revenue less certain expenses attributable to the Brands and certain administrative and corporate overhead allocations). The Contribution Percentage (defined as the Contribution divided by total revenue of the Brand) between 7.5% and 15% accrues to the Brand Manager. The Contribution Percentage in excess of 15% accrues to the Brand Manager and the Company in a proportion of 25% and 75%, respectively. Payments to each Brand Manager are to be made in a combination of cash and shares of Common Stock of the Company. The Brand Manager Agreement can be terminated by the Company, upon approval of the Business Steering Committee (consisting of the President of the Company and certain Brand Managers), under certain limited conditions. The Brand Manager has the right to terminate the Brand Manager Agreement upon six months' written notice. Founding Companies representing approximately 50% of the Company's revenues for the six months ended June 30, 1997 will not have Brand Manager Agreements, in which case all operating income will accrue to the Company.

      Pursuant to the agreements entered into in connection with the Combinations, the stockholders of the Founding Companies have agreed not to compete with the Company for a two-year period, commencing on the date of consummation of the Offering for persons who are not Brand Managers and commencing on the date that all consideration payable under the Combination has been received for persons who are Brand Mangers.

The Founding Companies

      The following table sets forth certain information regarding the Founding
Companies:

=======================================================================================
                                                     Acquisition Consideration
                                                     =========================
                               Pro Forma Combined                               Brand
                                Revenues for 12           Cash      Value of   Manager
                                  Months Ended          Value(1)     Common   Agreement
                               December 31, 1996                     Stock
                             (dollars in thousands)
========================================================================================
London, U.K
----------------------------------------------------------------------------------------
  West One                                 $ 24,148     $16,613     $ 2,477       No
----------------------------------------------------------------------------------------
  Security Despatch                           9,794       5,923           0       No
----------------------------------------------------------------------------------------
New York Metro Area
----------------------------------------------------------------------------------------
  Earlybird Courier                          13,189      12,092       4,649       Yes
----------------------------------------------------------------------------------------
  Atlantic Freight                            8,728         143       4,125       Yes
----------------------------------------------------------------------------------------
  Bullit Courier                              7,696       3,540       3,000       No
----------------------------------------------------------------------------------------
San Francisco
----------------------------------------------------------------------------------------
  Aero Delivery                              10,998       2,141       3,730       No
----------------------------------------------------------------------------------------
  S-Car-Go Courier                            1,155         234         638       Yes
----------------------------------------------------------------------------------------
  Battery Point                                 732         222         428       Yes
----------------------------------------------------------------------------------------
Minneapolis/Phoenix
----------------------------------------------------------------------------------------
  1 800 COURIER - Minneapolis, Phoenix        8,536         577       4,264       Yes
----------------------------------------------------------------------------------------
Washington, DC
----------------------------------------------------------------------------------------
  Washington Express                          5,800       1,176       2,792       Yes
----------------------------------------------------------------------------------------
Atlanta
----------------------------------------------------------------------------------------
  MLQ Express                                 5,310       4,678           0       No
----------------------------------------------------------------------------------------
Denver
----------------------------------------------------------------------------------------
  Kangaroo Express                            2,650         681       1,079       Yes
----------------------------------------------------------------------------------------
  1 800 COURIER - Denver                      1,247          70         774       Yes
----------------------------------------------------------------------------------------
Los Angeles
========================================================================================

=======================================================================================
                                                     Acquisition Consideration
                                                     =========================
                               Pro Forma Combined                               Brand
                                Revenues for 12           Cash      Value of   Manager
                                  Months Ended          Value(1)     Common   Agreement
                               December 31, 1996                     Stock
                             (dollars in thousands)
========================================================================================
  National Messenger                          2,413         665       1,210       Yes
----------------------------------------------------------------------------------------
  1 800 COURIER - L.A.X                       1,212         376         450       No
----------------------------------------------------------------------------------------
Boston
----------------------------------------------------------------------------------------
  1 800 COURIER - Boston                      1,343         193         636       Yes
----------------------------------------------------------------------------------------
Seattle
----------------------------------------------------------------------------------------
  Fleetfoot Messenger                         2,172           0       1,279       Yes
----------------------------------------------------------------------------------------
Houston
----------------------------------------------------------------------------------------
  A&W Couriers                                1,560         294         755       Yes
----------------------------------------------------------------------------------------
Detroit
----------------------------------------------------------------------------------------
  Express Messenger                           1,612         250         720       Yes
----------------------------------------------------------------------------------------
Chicago
----------------------------------------------------------------------------------------
  Deadline Express                            1,177           0         914       Yes
----------------------------------------------------------------------------------------
Software Company
----------------------------------------------------------------------------------------
  Fleetway Systems                            1,092         838       2,016       No
----------------------------------------------------------------------------------------
Other Founding Companies                     13,006       2,251       7,103       No
----------------------------------------------------------------------------------------
Total                                      $125,570     $52,957     $43,039
========================================================================================

(1) Includes $12.3 million subject to certain Earnouts. See "-- The
    Combinations."

      The Company's executive offices are located at Dispatch Management Services Corp., 65 West 36th Street, New York, New York 10018, and its telephone number is (212) 268-2910.

                                 USE OF PROCEEDS

      The net proceeds to the Company from the sale of the _______ shares of Common Stock offered hereby, after deducting the underwriting discounts and commissions and estimated offering expenses, are estimated to be approximately $60.1 million ($69.9 million if the Underwriters' over-allotment option is exercised in full), assuming an initial public offering price of $____ per share. Of the net proceeds $52.9 million will be used to pay the cash portion of the purchase price for the Founding Companies, of which approximately $12.3 million is subject to the Earnout.

      Approximately $7.2 million of the proceeds from the Offering will be used to repay indebtedness of the Company. Approximately $7.2 million of such indebtedness was incurred by the Founding Companies, bears interest at rates ranging from __________% to ____________% per annum and matures between ____________, 1997 and ________________________. Approximately $1.0 million of the indebtedness was incurred by the Company in July 1997 to partially fund expenses associated with this Offering and the Combinations (the "Bridge Loan"). The Bridge Loan bears interest at 10% per annum and matures on the earlier of the consummation of the Offering or on January 22, 1999. The parties who provided the Bridge Loan also received shares of Common Stock, representing a 1.4% interest in the Company after the Offering.

      The Company will have approximately $1.9 million in cash as a result of the Combinations which will be used for working capital and for general corporate purposes, which are expected to include future acquisitions of Point-to-Point courier firms. The Company has held preliminary discussions with a number of such acquisition candidates; however, except for the Combinations, the Company has no agreement with respect to any acquisition. Pending such uses, the net proceeds will be invested in short-term, interest-bearing, investment grade securities.

                                 DIVIDEND POLICY

      The Company has never declared or paid any dividends, intends to retain all of its earnings, if any, to finance the expansion of its business and for general corporate purposes, including future acquisitions, and does not anticipate declaring or paying any cash dividends on its Common Stock for the foreseeable future. In addition, in the event the Company is successful in obtaining one or more lines of credit, it is likely that any such facility will include restrictions on the ability of the Company to pay dividends.

                                 CAPITALIZATION

      The following table sets forth the pro forma combined capitalization of the Company at June 30, 1997 and as adjusted to give effect to the Offering and the application of the net proceeds. See "Use of Proceeds." This table should be read in conjunction with the Pro Forma Combined Financial Statements of the Company and the related notes thereto included elsewhere in this Prospectus.

                                                              June 30, 1997
                                                        ------------------------
                                                        Pro Forma     Pro Forma
                                                        Combined     As Adjusted
                                                        --------     -----------
Cash and cash equivalents ..........................    $  1,871      $  1,871
                                                        ========      ========

Payable to Founding Companies (1) ..................    $ 40,639      $     --
                                                        ========      ========

Short-term debt and current portion of
  long-term debt (2) ...............................       3,722            --
                                                        ========      ========

Long-term debt, less current maturities (2) ........    $  3,437      $     --

Stockholders' equity:
  Preferred Stock: $0.01 par value, 10,000,000 shares
    authorized; none issued or outstanding .........          --            --
                                                        --------      --------

  Common Stock: $0.01 par value, 100,000,000 shares
    authorized; and ____ shares issued and
    outstanding, pro forma; _____ shares issued and
    outstanding, pro forma as adjusted (3) .........          29            29

  Accumulated paid-in capital ......................      31,634        91,356
  Retained deficit .................................         (22)          (22)
                                                        --------      --------
    Total stockholders' equity .....................      31,641        91,363
                                                        --------      --------
      Total capitalization .........................    $ 35,078      $ 91,363
                                                        ========      ========

----------

(1) Excludes $12.3 million paid to certain of the former owners of the Founding Companies in connection with the Earnout. This amount is subject to repayment to the Company and is recorded as a note receivable on the Company's June 30, 1997 pro forma combined balance sheet. See "The Company
      - The Combinations."

(2) For a description of the Company's debt, see Notes to Historical Financial Statements of the Founding Companies included elsewhere in the Prospectus.

(3) Excludes _____ shares of Common Stock reserved for issuance under the Company's Stock Option Plan of which ______ are expected to be issued concurrently with the Offering. See "Management - 1997 Stock Incentive Plan" and "Certain Transactions."

                                    DILUTION

      Purchasers of the Common Stock offered hereby will experience an immediate and substantial dilution in the pro forma net tangible book value of their Common Stock from the initial public offering price. The pro forma net tangible book value of the Company as of _____________, 1997 was $_____________ or
$______ per share of Common Stock. Pro form net tangible book value per share represents the amount of the Company's tangible net worth divided by the total number of shares of Common Stock outstanding as of __________, 1997 assuming that the Combinations had been consummated as of such date. After giving effect to the sale of _________ shares of Common Stock by the Company in the Offering (assuming an initial public offering price of $_________ per share) and the application of the net proceeds therefrom (after deduction of underwriting discounts and commissions and estimated Offering expenses payable by the Company), the pro forma net tangible book value of the Company as of ____________, 1997 would have been $________ million or $_______ per share of
Common Stock. This represents an immediate increase in net tangible book value of $_______ per share to existing shareholders and an immediate dilution of $________ per share to purchasers of shares in the Offering. The following table illustrates the per share dilution:

      Assumed initial public offering price ........             $
        Pro forma net tangible book value before
            the Offering ...........................  $
        Increase in pro forma tangible book
            value per share attributable to
            new investors ..........................
        Pro forma as adjusted net tangible book
            value after the Offering ...............
        Dilution in pro forma net tangible book       -------
            value to new investors .................              $
                                                                  =======

      The following table sets forth on a pro forma basis as of ___________, 1997 the number of shares of Common Stock purchased from the Company, the total consideration paid and the average price per share paid by the Company's existing shareholders (including persons who receive Common Stock pursuant to the Combinations) and to be paid by new investors in the Offering (assuming an initial public offering price of $______ per share) and before deduction of underwriting discounts and commissions and estimated Offering expenses:

                           Shares Purchased(1)   Total Consideration    Average
                           -------------------   -------------------     Price
                           Number      Percent   Amount      Percent   Per Share
                           ------      -------   ------      -------   ---------

Existing shareholders (2)                    %   $                 %   $
New investors ............
                           ------      -------   ------      -------
Total ....................                   %   $                 %
                           ======      =======   ======      =======

----------

(1) Excludes ______ shares of Common Stock reserved for issuance under the Company's Stock Option Plan of which _____ are expected to be issued concurrently with the Offering. See "Management - 1997 Stock Incentive Plan" and "Certain Transactions."
(2) Includes persons who receive Common Stock pursuant to the Combinations.

                   SELECTED PRO FORMA COMBINED FINANCIAL DATA
                 (in thousands, except share and per share data)

            The Company has been identified as the "accounting acquiror" in connection with the Combinations. The following unaudited summary pro forma statement of operations data for the Company have been adjusted to give effect to (i) the consummation of the Combinations and (ii) certain pro forms adjustments to the historical financial statements as described in the notes below. The following unaudited summary pro forma combined balance sheet data for the Company have been adjusted to give effect to
      (i) the consummation of the Combinations and (ii) the consummation of the Offering and the application of the net proceeds therefrom. The summary pro forma data are not necessarily indicative of the Company's operating results or financial position that might have occurred had the events described above been consummated at the beginning of the period and should not be construed as representative of future operating results or financial position. The summary pro forms combined financial data should be read in conjunction with the Unaudited Pro Forma Combined Financial Statements and the related notes thereto and the historical financial statements of the Founding Companies and the related notes thereto included elsewhere in the Prospectus.

                                                         Pro Forma
                                          --------------------------------------
                                                Twelve
                                            Months Ended       Six Months Ended
                                          December 31, 1996        June 30,
                                          -----------------    -----------------
                                                               1996        1997
                                                               ----        ----
Statement of Operations Data (1):
  Revenues                                    $125,570       $60,981     $66,552
  Cost of revenues                              76,845        37,137      41,021
                                              --------       -------     -------
  Gross profit                                  48,725        23,844      25,531
  Sales and marketing expenses                   7,012         3,570       3,639
  General and administrative expenses (2)       10,145         5,000       5,702
  Other operating expenses                      21,624        10,457      10,606
  Depreciation and amortization (3)              3,952         1,954       2,161
                                              --------       -------     -------
  Operating income                               5,992         2,863       3,423
  Interest and other expense, net                1,345           606         525
                                              --------       -------     -------
  Income before income taxes                     4,647         2,257       2,898
  Provision for income taxes (4)                 2,512         1,231       1,488
                                              --------       -------     -------
  Net income                                  $  2,135       $ 1,026     $ 1,410
                                              ========       =======     =======
  Net income per share                        $              $           $
  Shares used in computing
    pro forma net income per
    share (5)

                                                        As of June 30, 1997
                                                   -----------------------------
                                                     Pro Forma     Pro Forma, As
                                                    Combined(6)     Adjusted(7)
                                                    -----------    -------------
Balance Sheet Data:
  Working capital (deficit)                        $(39,213)(8)      $  4,754
  Total assets                                       97,664           109,588
  Long term debt, net of current maturities           3,437                --
  Stockholder's equity                               31,641            91,363

----------
(Footnotes begin on next page)

(1) The pro forma combined statement of operations data assumes that the Combinations and the disposition of a business segment at one of the Founding Companies occurred on January 1, 1996.

(2) The pro forma combined statement of operations data reflect pro forma reductions in (i) salaries, bonuses and benefits to the owners of the Founding Companies (the "Compensation Differential") aggregating approximately $2.1 million, $1.1 million and $810,000, and (ii) royalty payments made by certain Founding Companies related to franchise agreements which will be terminated with the closing of the Combinations, for the year ended December 31, 1996 and the six-month periods ended June 30, 1996 and 1997, respectively.

(3) Consists of amortization of goodwill to be recorded as a result of the Combinations computed on the basis described in the Note 3 of Notes to the Unaudited Pro Forma Combined Financial Statements.

(4) Assumes the Company is subject to a corporate income tax rate of 40%. The higher resulting effective tax rate is due to the amortization of certain goodwill expenses which are not tax deductible.

(5) Assumes an initial per share offering price of $____ and includes: (i) _________ shares to be issued to owners of certain of the Founding Companies; (ii) _________ shares held by the existing shareholders of the Company; (iii) the ________ shares required to be sold in the Offering to pay the cash portion of the Combination consideration and to pay expenses associated with this Offering and the Combinations and; __ shares related to the dilution attributable to options and warrants granted with an exercise price below the initial public offering price, in accordance with the treasury stock method.

(6) The pro forma combined balance sheet data assume that the Combinations were consummated on June 30, 1997.

(7) Adjusted for the sale of the _________ shares of Common Stock offered hereby and the application of the estimated net proceeds therefrom. See "Use of Proceeds."

(8) Reflects $40.6 million of cash consideration due to certain owners of the Founding Companies pursuant to the Combinations and excludes $12.3 million subject to an earnout. See "The Company - The Combinations."

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

      The following discussion should be read in conjunction with "Selected Pro Forma Combined Financial Data," the Unaudited Pro Forma Combined Financial Statements of the Company and the related Notes thereto and the Founding Companies' Audited Historical Financial Statements and the related Notes thereto appearing elsewhere in this Prospectus. A number of statements in this Prospectus address activities, events or developments which the Company anticipates may occur in the future, including such matters as the Company's strategy for acquisition and internal growth and improved profitability, additional capital expenditures (including the amount and nature thereof), acquisitions of assets and businesses, industry trends and other such matters. These statements are based on certain assumptions and analyses made by the Company in light of its perception of historical trends, current business and economic conditions and expected future developments, as well as other factors the Company believes are reasonable or appropriate. However, whether actual results and developments will conform with the Company's expectations and predictions is subject to a number of risks and uncertainties, including those set forth in "Risk Factors"; general economic, market or business conditions; the business opportunities (or lack thereof) that may be presented to and pursued by the Company; changes in laws or regulations; and other factors, many of which are beyond the control of the Company. Consequently, there can be no assurance that the actual results or developments anticipated by the Company will be realized or, even if substantially realized that they will have the expected consequences to or effects on the Company or its business or operations.

Introduction

      The Company has been recently formed to create one of the largest providers of Point-to-Point delivery services in the world. The Company focuses on Point-to-Point delivery by foot, bicycle, motorcycle, car and truck and operates in 16 of the largest metropolitan markets in the United States as well as in London, U.K. and Wellington, New Zealand. The Company believes that it has the largest market share for Point-to-Point delivery services in each of London, New York City, San Francisco, Washington, D.C., Seattle and Denver. The Company also believes that it is the only courier firm focused exclusively on consolidating the highly fragmented Point-to-Point delivery industry. The Company intends to become the largest consolidator focused on this market. The Company's pro forma combined revenues for the year ended December 31, 1996 and the six months ended June 30, 1997 were $125.6 million and $66.6 million, respectively.

Basis For Presentation

      Management does not believe that a period-to-period comparison of the results of operations of the Founding Companies whose financial statements are included elsewhere in this Prospectus would be meaningful to prospective investors. The Founding Companies have been managed as independent private companies and, as such, their results of operations reflect different corporate and tax structures which have been influenced, among other things, their historical levels of owners' compensation. The owners of the Founding Companies have agreed to certain reductions in their salaries, bonuses and benefits in connection with the organization of the Company. The Compensation Differentials for the year ended December 31, 1996 and for the six months ended June 30, 1997 were $2.1 million and $810,000, respectively, and have been reflected as pro forma adjustments in the Unaudited Pro Forma Combined Statements of Operations. The Unaudited Pro Forma Combined Statements of Operations includes a provision for income tax as if the Company were taxed as a C corporation.

      Integration Synergies. Subsequent to the Offering, the Company believes that it could realize savings from: (i) increased productivity of courier fleets; (ii) increased productivity of dispatchers and order takers; (iii) greater volume discounts from suppliers; (iv) consolidation of insurance programs and treasury functions; and (v) consolidation of other corporate operations, such as research and development and financial and management reporting. Integration of the Founding Companies may also present opportunities to reduce costs through the elimination of duplicative functions and through increased employee utilization. However, subsequent to the

Offering, the Company will incur significant additional costs and expenditures for corporate management and administration, corporate expenses related to being a public company, systems integration and facilities expansion. Although, these integration synergies, potential savings and additional costs may make historical operating results not comparable to, or indicative of, future performance, such matters are not presently quantifiable with any degree of certainty. Accordingly, neither the anticipated savings nor the anticipated costs have been included in the unaudited pro forma financial data presented herein. There can be no assurance that the Company will achieve any such cost savings. See "Risk Factors - Risks Relating to Conversion to the DMS Model," "- Risks of Integration" and "- Effect of Potential Fluctuations in Quarterly Operating Results."

      Although there can be no assurance, management believes that use of the DMS Model enables courier-companies to achieve higher margins than typically associated with Point-to-Point courier companies. The following table sets forth certain (i) combined operating margin information, which has been derived from the historical financial statements included elsewhere in this Prospectus, and
(ii) unaudited pro forma combined operating margin information. This information is presented with respect to (i) Founding Companies which have utilized the Company's proprietary software since January 1, 1996 ("DMS Founding Companies") and (ii) Founding Companies which, as of January 1, 1996, were not utilizing such software ("Non-DMS Founding Companies"). The DMS Founding Companies represent approximately 10% of the Company's combined revenues in 1996 and Non-DMS Founding Companies represent approximately 79% of the Company's combined revenues in 1996. During the periods presented below, the Founding Companies were not under common control or management and, therefore, the data presented may not be comparable to or indicative of post-Combination results to be achieved by the Company. Further, none of the Founding Companies has, to date, utilized all aspects of the DMS Model, and there can be no assurance that the results reflected below are indicative of results to be achieved upon full utilization of the DMS Model. In addition, the average size of the Non-DMS Founding Companies is significantly larger than the DMS Founding Companies. There can be no assurance that the higher margins of the DMS Founding Companies illustrated below are not directly attributable to the relatively fewer complexities involved in the operation of a smaller company. Finally, the following data does not purport to compare the performance of the DMS Founding Companies prior to and subsequent to the utilization of the Company's proprietary software, and the conversion process itself could temporarily reduce margins. Accordingly, no definitive conclusion can be drawn as to the degree to which the Company's proprietary software, or other components of the DMS Model, contributed to improvements in the operational performance of the DMS Founding Companies.

                                        Historical                      Pro Forma Combined
                               Combined Operating Margin (1)            Operating Margin (2)
                               -----------------------------            --------------------
                                                                                      Six Months
                              Year Ended     Six Months Ended       Year Ended           Ended
                          December 31, 1996   June 30, 1997      December 31, 1996   June 30, 1997
                          -----------------   -------------      -----------------   -------------
DMS Founding Companies           5.7%               8.3%               6.3%               8.0%

Non-DMS Founding Companies       2.8%               3.1%               4.8%               4.6%

(1) Derived from the historical financial statements included elsewhere in the Prospectus.

(2) Derived from the unaudited pro forma combined financial statements of the Company included elsewhere in the Prospectus and reflects pro forma adjustments for goodwill amortization, the Compensation Differential and royalty payments made by certain Founding Companies. See Notes 1, 2, 3 and 4 to the Selected Pro Forma Combined Financial Data.

      Revenues. The Company primarily earns revenues from fees charged for Point-to-Point delivery services with the remainder of revenues being derived from strategic stocking and other services. Revenues consist primarily of charges to customers for individual delivery services and weekly or monthly charges for other ongoing services. Revenues are recognized when the services are performed. The revenue per transaction for a particular delivery service is dependent upon a number of factors, including the time sensitivity of a particular delivery, special handling requirements and local market conditions.

      Cost of Revenues. Cost of revenues consists of costs relating directly to performance of services, including earned courier compensation and employee benefits, if any, vehicle lease expenses and the cost of managing the Company's courier fleet. The Company believes that the Point-to-Point delivery business offers higher gross margins than scheduled or routed deliveries, which results from lower courier compensation as a percentage of revenue as well as premium pricing for time-sensitive deliveries. The Company's couriers have historically been compensated based on a fixed percentage of the revenue for a delivery. However, the Company intends to realign courier compensation to an effort-based pricing standard. Management believes that this effort-based fee structure maximizes courier fleet productivity and allows it to better manage its pricing policies and gross margins.

      Sales and Marketing Expenses. Sales and marketing expenses include expenses related to new business development, account management and local brand marketing initiatives. Examples include Brand Manager compensation, sales commissions and advertising and other promotional expenses. The Company anticipates the need for additional investment in sales and marketing initiatives including the implementation and execution of the l-800-DELIVER(TM) and l-800-COURIER(TM) national brand strategies. Prior to the consummation of the Combinations, compensation expense for the former owners of the Founding Companies were classified as the General and Administrative Expenses of the Founding Companies. Subsequent to the Offering, payments under Brand Manager Agreements and compensation to sales personnel will appear in Sales and Marketing Expenses.

      General and Administrative Expenses. General and administrative expenses include salaries and benefits of management and administrative staff, professional fees, expenditures for research and development, training costs and expenses related to comprehensive insurance programs.

      Other Operating Expenses. Other operating expenses include costs for execution of order taking, dispatch management, customer service and local supervisory personnel.

      Depreciation And Amortization. The Company has no significant investment in warehousing facilities or transportation equipment, and as such, depreciation expense primarily relates to depreciation of office, communication and computer equipment. Amortization expense primarily relates to the amortization of acquisition goodwill. In July 1996, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 97 ("SAB 97") relating to business combinations immediately prior to an initial public offering. SAB 97 requires that these Combinations be accounted for using the purchase method of acquisitions accounting. A total of $700,000 of the purchase price has been allocated to in-process research and development and will be expensed upon closing of the Combinations. The excess of the fair value of the consideration received in the Combinations over the fair value of the net assets to be acquired totals approximately $66.9 million. The excess purchase price will be recorded as goodwill on the Company's balance sheet. Goodwill will be amortized as a non-cash charge to the income statement over a period ranging from 5 to 40 years. The pro forma impact of this amortization expense for the year ended December 31, 1996 was approximately $2.1 million, of which approximately $400,000 was deductible for income tax purposes. The Company expects to continue to make acquisitions and anticipates that certain acquisitions will be accounted for using the purchase method of accounting. As a consequence, in the future the Company will incur additional expense for the amortization of acquired intangible assets, primarily goodwill.

Pro Forma Combined Results of Operations

      The pro forma combined results of operations of the Founding Companies for the periods presented may not be comparable to, and may not be indicative of, the Company's post-combination results of operations because: (i) the Founding Companies were not under common control or management during the periods presented; (ii) the Company will incur incremental costs related to its new corporate management and the costs of being a public company; and (iii) the combined data do not reflect potential benefits and cost savings the Company expects to realize when operating as a combined entity. The following discussion should be read in conjunction with the Unaudited Pro Forma Combined Financial Statements and the related Notes thereto and certain Founding Companies' Historical Financial Statements and the Notes thereto appearing elsewhere in this Prospectus.

      The following table sets forth the combined results of operations of the Founding Companies on a pro forma combined basis and as a percentage of revenues for the periods indicated.

                                             Six Months Ended June 30,
                                             -------------------------
                                            1996                   1997
                                            ----                   ----
                                                   (in thousands)
Revenues                             $60,981      100.0%     $66,552      100.0%
Cost of revenues                      37,137       60.9       41,021       61.6
                                     -------    -------      -------    -------
Gross profit                          23,844       39.1       25,531       38.4
Sales and marketing expenses           3,570        5.9        3,639        5.5
General and administrative expenses    5,000        8.2        5,702        8.6
Other operating expenses              10,457       17.1       10,606       15.9
Depreciation and amortization          1,954        3.2        2,161        3.2
                                     -------    -------      -------    -------
Operating income                     $ 2,863        4.7%     $ 3,423        5.1%
                                     =======    =======      =======    =======

Pro Forma Combined Results for the Six Months Ended June 30, 1997 Compared to the Six Months Ended June 30, 1996

      Revenues. Revenues increased approximately $5.6 million, or 9.1%, to $66.6 million for the six months ended June 30, 1997 from $61.0 million for the six months ended June 30, 1996. This increase was primarily attributable to increased transaction volume from new and existing customers and was partially offset by decreases in revenues from those Founding Companies participating in a former national courier franchise.

      Cost of Revenues. Cost of revenues increased approximately $3.9 million, or 10.5%, to $41.0 million for the six months ended June 30, 1997 from $37.1 million for the six months ended June 30, 1996. The increase was due primarily to increased revenues. The gross profit margin decreased slightly from 39.1% to 38.4% during the first six months of 1997.

      Sales and Marketing Expenses. Sales and marketing expenses increased approximately $100,000, or 1.9%, to $3.7 million for the six months ended June 30, 1997 from $3.6 million for the six months ended June 30, 1996. This increase is due primarily to an increase in revenues and business development activity. As a percentage of revenues, selling and marketing expenses decreased to 5.5% for the six months ended June 30, 1997 from 5.9% for the six months ended June 30, 1996 due to economies of scale.

      General and Administrative Expenses. General and administrative expenses increased approximately $700,000, or 14.0%, to $5.7 million for the six months ended June 30, 1997 from $5.0 million for the six months ended June 30, 1996. This increase is due primarily to an increase in owner's compensation. As a percentage of revenues, general and administrative expenses increased to 8.6% for the six months ended June 30, 1997 from 8.2% for the six months ended June 30, 1996.

      Other Operating Expenses. General and administrative expenses increased approximately $100,000, or 1.4%, to $10.6 million for the six months ended June 30, 1997 from $10.5 million for the six months ended June 30, 1996. As a percentage of revenues, general and administrative expenses decreased to 15.9% for the six months ended June 30, 1997 from 17.1% for the six months ended June 30, 1996.

      Operating Income. As a result of the above, operating income increased approximately $600,000 or 19.6%, to $3.4 million for the six months ended June 30, 1997 from $2.8 million for the six months ended June 30, 1996. As a percentage of revenues, operating income increased to 5.1% for the six months ended June 30, 1997 from 4.7% for the six months ended June 30, 1996.

Pro Forma Combined Liquidity and Capital Resources

      The Company is a holding company that will conduct all of its operations through its subsidiaries. Accordingly, the Company's principal sources of liquidity are the cash flow of its subsidiaries, cash available from credit facilities that it may establish and the unallocated net proceeds of this Offering. After the closing of the Combinations and this Offering, the Company will have approximately $1.9 million in cash, working capital of approximately $4.8 million and no indebtedness outstanding on a pro forma combined basis on June 30, 1997.

      The Company is seeking a $25 million credit facility, which it anticipates will be secured by assets of the Company and will require the Company to comply with various loan covenants including: (i) maintenance of certain financial ratios; (ii) restrictions on additional indebtedness; and (iii) restrictions on liens, guarantees, advances and dividends. The facility is intended to be used for acquisitions, capital expenditures, refinancing of Founding Company indebtedness, if necessary, and for general corporate purposes. There can be no assurance that the Company will obtain such a credit facility.

      Capital expenditures totaled approximately $2.3 million in 1996 and approximately $1.0 million in the six months ended June 30, 1997, primarily for office equipment and computers and facility upgrades. Subsequent to this Offering, the Company expects to make capital expenditures to upgrade certain components of its management and financial reporting systems, to install an internal computer intranet network and communications system integrating the Founding Companies and subsequently acquired businesses and to establish a centralized administrative services center. Management presently anticipates that such capital expenditures will total approximately $5.0 million over the next two years; however, no assurance can be made with respect to the actual timing and amount of such expenditures.

      The Company intends to pursue further acquisition opportunities, the timing, size or success of which are unpredictable as well as the associated potential capital commitments. The Company expects to fund further acquisitions primarily through a combination of a portion of the unallocated net proceeds of this Offering, cash flow from operations and borrowings, including borrowings under the proposed line of credit, as well as issuances of additional shares of Common Stock.

      The Company believes that cash flow from operations will be sufficient to fund the Company's operations for the foreseeable future. In addition, the Company believes that cash flow from operations, borrowings under a potential credit facility and the unallocated net proceeds of this Offering, will be sufficient to implement its growth strategy. To the extent that the Company's acquisition strategy proceeds at a rate faster than is presently contemplated, it may be necessary to finance such acquisitions through the issuance of additional equity securities, issuance of additional indebtedness or both. See "Risk Factors - Need for Additional Financing."

Potential Fluctuations in Quarterly Operating Results

      The Company may experience significant quarter to quarter fluctuations in its results of operations. Quarterly results of operations may fluctuate as a result of a variety of factors including, but not limited to, the timing of the integration of the Founding Companies and other acquired companies and their conversion to the DMS Model, the demand for the Company's services, the timing and introduction of new services or service enhancements by the Company or its competitors, the market acceptance of new services, competitive conditions in the industry and general economic conditions. As a result, the Company believes that period to period comparisons of its results of operations are not necessarily meaningful or indicative of the results that the Company may achieve in any subsequent quarter or full year. Such quarterly fluctuations may result in volatility in the market price of the Common Stock of the Company, and it is possible that in future quarters the Company's results of operations could be below the expectations of the public market. Such an event could have a material adverse effect on the market price of the Common Stock of the Company. Several of the Founding Companies recorded a net loss for the six months ended June 30, 1997.

                                    BUSINESS

General

      The Company has been recently formed to create one of the largest providers of Point-to-Point delivery services in the world. The Company focuses on Point-to-Point delivery by foot, bicycle, motorcycle, car and truck and operates in 16 of the largest metropolitan markets in the United States as well as in London, U.K. and Wellington, New Zealand. The Company believes that it has the largest market share for Point-to-Point delivery services in each of London, New York City, San Francisco, Washington, D.C., Seattle and Denver. The Company also believes that it is the only courier firm focused exclusively on consolidating the highly fragmented Point-to-Point delivery industry. The Company intends to become the largest consolidator focused on this market. The Company's pro forma combined revenues for the year ended December 31, 1996 and the six months ended June 30, 1997 were $125.6 million and $66.6 million, respectively.

Industry

      The $60 billion expedited small-package delivery industry in the United States consists of multi-day delivery companies (such as Federal Express and United Parcel Service) and same-day delivery and courier companies. The $15 billion same-day delivery market in the United States consists of: (i) intercity and interstate line-haul specialists; (ii) route specialists, which service preset routes through a central distribution hub or on a scheduled basis; and
(iii) Point-to-Point specialists, which focus on urgent (4 to 5 hours or less), on-demand, local deliveries.

      According to Courier Magazine, a leading industry publication, the U.S. market for Point-to-Point delivery services is approximately $4 billion and is served by more than 4,000 delivery companies, primarily closely held, single center operations serving a limited geographic area. Based upon their experience, management of the Company believes that most Point-to-Point courier firms are small or mid-sized operations with annual revenues of $2 million or less performing less than 600 deliveries a day. Historically, the barriers to starting a Point-to-Point delivery service have been low in comparison to the substantial resources required to enter into national or regional overnight or route delivery services. However, management of the Company believes that the urgent nature of Point-to-Point deliveries does not allow for the effective utilization of overnight or route specialist operations. The complexities of managing large volumes of Point-to-Point deliveries, including the time critical nature of deliveries and constantly changing delivery locations, limit the economies of scale and route density normally sought by line-haul or route specialists. Management believes that the Company is the only company having a national or an international network of delivery firms focused primarily on the Point-to-Point delivery market

      In recent years, the emergence of alternative technologies, such as facsimile machines and the Internet, have increased pressure on the same-day delivery industry to improve cost competitiveness and service levels and to develop into new market niches. The same technological advancements have led to more rapid ordering and production capabilities for products, greater expectations regarding delivery times and movement toward just-in-time inventory standards; all these factors have increased the demand for urgent delivery of products. The Company believes that many of the smaller Point-to-Point courier companies lack the communication technology and coverage capability to adequately service this increased demand for urgent delivery of products. Additionally, in an effort to control costs and focus on core competencies, many businesses are seeking to reduce their reliance on in-house transportation departments by turning to third-party providers for such services. Management believes that these trends favor larger and well capitalized courier firms, such as the Company.

      The employees of "traditional" Point-to-Point courier firms typically work in only one of the basic courier functional areas - telephone answering (call capture), courier dispatch, or back-office accounting. Moreover, dispatchers generally have absolute authority in assigning and routing deliveries to the courier fleet ("Command and Control Dispatch"), whereby one person receives an incoming call from a customer and enters pick-up and delivery information into a computer terminal. A summary of the order is transferred to the dispatch area, often in the form of paper tickets. The dispatcher typically analyzes the current status, location and availability of the entire courier fleet before assigning the order to a particular courier. The dispatcher often delays assigning a particular order until it can be grouped with other deliveries or assigned to a particular courier. The Company believes that providing the dispatcher with this degree of authority often leads to late deliveries, routing inefficiencies, favoritism between dispatchers and selected couriers resulting in under-utilization of the courier work force; this in turn leads to higher courier turnover and undue dependence of courier firms on the dispatchers. Additionally, the Company believes that segregation of each back-office function leads to inaccurate communications, reduced customer service levels and inefficient staffing levels. As a result, the Company believes that Command and Control Dispatch cannot be used for large volumes of transactions without significant increases in labor.

The DMS Model

      Management has chosen to focus on the Point-to-Point delivery business because of: (i) the customers' requirements for immediate service and responsiveness, which management believes enables the Company to distinguish the DMS Model from the operating methods employed by its competitors; (ii) the Company's ability to charge premium pricing for guaranteed on-time delivery; and
(iii) the lack of a focused national or international consolidator. Prior to this Offering, none of the Founding Companies has incorporated every aspect of the DMS model into their respective operations. However, since 1994, the Company's management team has introduced certain components of the DMS Model and has refined the DMS Model through licensing arrangements with a number of courier firms, including 19 Founding Companies in 14 of the 16 markets in which the Company will operate subsequent to this Offering. These companies represented 18.9% of the Company's pro forma revenues in 1996. However, following this Offering, the Company will continue to support the conversion of the Founding Companies to the DMS Model.

Key elements of the DMS Model include:

The DMS Model. The DMS Model organizes the Company's business into three discrete functions: (i) Dispatch Management Services; (ii) Road Management Services; and (iii) Marketing Management Services.

      o Dispatch Management Services refers to back-office functions such as telephone answering (call capture), order taking, dispatch and back-office accounting. Under the DMS Model, a single DMS Center is used to consolidate the back-office functions for several independent Brands in each geographic region in which the Company operates. Each DMS Center is structured to facilitate interactive communication among, and to maximize utilization of, all personnel within the DMS Center. DMS Center employees are positioned around "donut" shaped work stations that promote a constant exchange of information. Prompt capture of the customer's call is the top priority of DMS Center personnel. The Company cross-trains personnel to improve the quality and service levels of each DMS Center. For example, during peak demand periods, a greater number of employees can be made available to serve as order capturers, while during off-peak periods, more employees can devote time to administrative functions such as job audit and payment processing. DMS Center personnel, including dispatchers in peak workload periods, answer customers' calls on telephone lines dedicated to specific Brands and enter the orders into computers using the Company's proprietary software. The Company intends to standardize customer information, pricing and geographic zoning data among Brands permitting the call capturers to answer telephones and enter orders more quickly and with fewer keystrokes or chances for error than competitors' systems.

      o Road Management Services refers to the management of the courier fleet Management believes a financially incentivized, team-oriented courier fleet is an integral part of the success of the DMS Model. Under the DMS Model, couriers are incentivized using an effort-based fee structure. The couriers are compensated per delivery, with the courier fee set by utilizing pre-determined zone pricing standards that reward the effort needed to complete a delivery with the appropriate courier fee. Management believes that compensating its couriers on an effort-based standard eliminates the demotivation created by fixed salary compensation. In addition, management believes that a commission-based structure where a courier is paid a fixed percentage of the total delivery price creates inefficiencies by putting the couriers' focus on the price of the delivery, rather than the effort required to complete the delivery. Management believes that its effort-based fee structure maximizes courier fleet productivity and allows it to better manage its pricing policies and gross margins. In addition, this fee structure allows couriers to earn higher levels of overall compensation and for that compensation to be aligned with the specific effort involved in making the delivery.

            Management also believes that the consolidation of courier fleets for multiple Brands in a single metropolitan area provides significant efficiencies. Pooling the courier resources of multiple Brands in a single metropolitan area enhances courier coverage and optimizes courier staffing levels, which leads to an increase in overall productivity of the courier fleet. Accordingly, subsequent to the Combinations, the Company intends to establish a single, independent RMS Center in each of its markets. Subject to guidelines and standards established by the Company, each RMS Center will be responsible for hiring, training, rostering and managing the couriers. The Company believes that segregating the courier cost and management function into separate RMS Centers will increase the profitability of the RMS Center and the Company by: (i) better motivating the couriers through team management and peer governance; and (ii) focusing the RMS Center exclusively on road management and minimizing road management costs.

      o Marketing Management Services refers to the continued decentralized promotion of each of the Founding Company's Brand names to capitalize on its particular market niche, goodwill and established name recognition. Former owners of 25 of the Founding Companies (representing 50% of the Company's combined pro forma 1996 revenues) will enter into Brand Manager Agreements pursuant to which such former owners will continue to have primary responsibility for the Marketing Management Services component of their Founding Company. See "The Company -The Combinations." Marketing Management Services functions for Brands not covered by a Brand Manager will be performed by an employee of the Company who will receive performance-based compensation. In each case, a dedicated sales and marketing team will be responsible for increasing penetration of existing accounts and the overall revenues of their specific Brand. Each Brand will have customized marketing materials providing customers with a summary of frequently used time-based service levels, pricing schedules and modification charges.

      Proprietary Technology. The Company has developed a proprietary software system to support multiple Brands and a Free Call Dispatch environment while facilitating the consolidation of dispatch and road management services. Data standards used on a Company-wide basis simplifies and streamlines the Company's data entry and record keeping functions. The Company's software automatically routes the customer's order to a dispatcher, who announces the job to a pool of couriers under the Free Call Dispatch system. The software allows the dispatcher to view in a "windows"-based environment, on a single screen, all deliveries in progress for each courier, including an automatic, color-coded countdown of the time remaining for each delivery. The software automatically records the job with the proper billing rate, using standardized zone sheets, cost matrices and service codes, and records the commission to be paid to the courier. See "-Free Call Dispatch."

      Utilization of Multiple Brands. The DMS Model is designed to support the growth of Brands within established market niches. Maintaining the distinctiveness of preexisting tradenames for acquired courier firms allows the Company to capitalize on the goodwill while continuing to operate in a framework of consolidated back-office and road work forces.

      Free Call Dispatch. Under the Free Call Dispatch system, immediately upon receiving an order for delivery, the dispatcher announces the specifics of the job to the entire courier fleet via a two-way radio. A courier who believes that he or she can complete the pickup and delivery within the time requirements responds to the dispatcher and requests the job based on, among other factors, their proximity to the job pick-up location. The Company believes that Free Call Dispatch, combined with effort-based compensation (including zero payout to couriers for deliveries not made on time) improves the utilization of the courier fleet, increases on-time deliveries and provides couriers with the opportunity to earn higher aggregate compensation than available under Command and Control Dispatch or from the Company's competitors. Free Call Dispatch allows couriers to exchange deliveries in progress. Management believes that these hand-offs permit couriers to perform multiple deliveries all going to the same general area, thus increasing productivity of couriers and speed of deliveries. Additionally, bicycle couriers frequently meet with vehicle couriers for hand-offs on downtown deliveries in certain metropolitan areas, reducing the risk of traffic jams and the need of the vehicle courier to find parking in a crowded area. In both cases, the couriers themselves, rather than the dispatchers, are given the communication and operating tools to initiate selection of work and hand-offs between team members and among different teams.

      Incentivize Workforce. The Company seeks to incentivize all segments of its workforce - DMS employees, couriers and Brand Managers - in order to maximize operating efficiency and profitability. Employees who work in the Company's DMS Centers will be compensated incrementally for each new back-office task at which the employees become proficient. In addition, profit-sharing, bonuses, stock options and other incentive compensation will be available to employees based on the overall performance of the DMS Center. Couriers will be compensated per delivery with effort-based compensation, with zero payout for deliveries that are not delivered in a timely manner.

      A Brand Manager will be incentivized under the Brand Manager Agreement by receiving payments according to a formula based on the Brand's contribution. Contribution is defined as total revenue less certain expenses attributable to the Brands and certain administrative and corporate overhead allocations. The Contribution Percentage (defined as the Contribution divided by total revenue of the Brand) between 7.5% and 15% accrues to the Brand Manager. The Contribution Percentage in excess of 15% accrues to the Brand Manager and the Company in a proportion of 25% and 75%, respectively.

Acquisition Strategy

      The Company intends to implement an aggressive acquisition program in the highly fragmented Point-to-Point delivery industry. Management believes that the Company will be an attractive acquirer to local and regional Point-to-Point courier companies due to: (i) its unique operating model and proprietary software platform, which facilitates increased levels of productivity, customer service and profitability; (ii) the Brand Manager strategy, which allows the seller to participate in the increased profitability and continued growth of the Brand under the DMS Model; (iii) the increased customer account opportunities resulting from participation in a large organization; and (iv) its strategy for focusing exclusively on consolidating the Point-to-Point delivery market.

The Company's acquisition strategy targets growth in both existing and new markets:

      Expansion of Existing Markets. The Company intends to rapidly acquire additional businesses in each of the markets where it currently operates in order to increase capacity utilization and market share of each DMS Center. The Company intends to acquire Point-to-Point courier firms with strong customer relationships that, due to the nature of their customer base and service levels provided, can be assimilated efficiently into existing DMS Centers The Company believes that these "fill-in" acquisitions typically can be absorbed without a corresponding increase in administrative costs and will broaden the Company's range of delivery services. Brand Managers of existing DMS Centers will be incentivized to seek acquisition targets in local markets.

      Enter New Markets. The Company also intends to expand into new markets, primarily by acquiring companies in the top U.S. metropolitan markets which are not presently served by a DMS Center. Ultimately, the Company intends to be the largest or second largest provider of Point-to-Point delivery services in every market where it has a presence. Management will target "platform" acquisition candidates with strong customer relationships and operating management to form the base of a new DMS Center. The Company currently operates in 16 of the largest markets for Point-to-Point delivery services in the United States, and in London, U.K. and New Zealand.

      One of the Company's executive officers, Lever F. Stewart, as Director of Business Development, will be responsible for the acquisition program and working with regional management to identity acquisition opportunities. In addition, several of the Company's other senior executives and Brand Managers have held prominent positions in national courier trade associations and have developed significant relationships and visibility with local delivery company owners, which the Company believes is a competitive advantage in identifying appropriate acquisition candidates and executing its acquisition strategy. Once a business is acquired, the Company will assign a team to convert the acquired company to the DMS Model and integrate the acquisition into the Company. Certain back-office operations, including accounting, billing, payroll and cash management will be performed by the Company's central office.

      The Company intends to finance future acquisitions by using as consideration a combination of shares of its Common Stock and cash. For selected acquisitions, the Company intends to retain the services of the former owners and managers through Earnout or Brand Manager Agreements, which will further incentivize such retained personnel based on the future profitability of their acquired Brands.

      For a discussion of certain risks associated with the Company's future acquisition strategy, see "Risk Factors - Risks Relating to the Company's Acquisition Strategy" and "-Need for Additional Financing."

Internal Growth Strategy

      The Company intends to drive internal growth by: (i) expanding market share; (ii) enhancing services; (iii) developing a premium national brand name;
(iv) forming strategic alliances; and (v) improving profitability.

      Expanding Market Share. The Company intends to expand market share in existing markets by target marketing the Company's services to specific customer segments requiring reliable Point-to-Point delivery capabilities (such as commercial and investment banking firms, law firms, financial printers and hospitals). The Company intends to continue to operate existing and acquired Brands independently, supported by a single operations staff in each market, in order to capitalize on existing Brand recognition and maximize revenues.

      Enhancing Services. The Company intends to introduce enhanced service to its customers, such as time critical guaranteed services in as little as 15 minutes and written proof of pickup and delivery. Such services are generally not provided by other Point-to-Point courier companies. Further, the Company intends to expand the practice of certain of the Founding Companies of providing hardware or software to a client to allow them to directly place orders through their own computers instead of the telephone. The Company believes that these direct entry capabilities and other expanded services will facilitate the use of the Company's services by large volume clients. The Company also intends to expand the practice of providing customers with these high-quality, customer-oriented services, which will differentiate the Company from traditional courier firms and will generate increased demand for the Company's services.

      Developing Premium National Brand. As part of its marketing efforts, the Company intends to promote its own national brand identity through its service marks l-800-DELIVER(TM) and 1-800-COURIER(TM). The Company believes that the development of these national Brands will permit the Company to better pursue national accounts that require coverage in more than one metropolitan area. The Company believes that offering these customers the ability to receive consolidated bills for such deliveries, as well as uniformity of services, will result in increased revenues.

      Forming Strategic Alliances. The Company expects to enter into agreements with providers of facilities management services and logistics to enhance the Company's ability to service its customers who require strategic stockpiling of service repair items. The Company also intends to seek alliances that will allow it to cross-sell its Point-to-Point delivery services to the customers of other service providers, including overnight and same-day delivery providers, who do not focus on the Point-to-Point delivery market. The Company does not compete in such areas other than Point-to-Point deliveries and believes that it can enhance service offerings of other overnight and same-day delivery service providers through these alliances.

      Improving Profitability. The DMS Model is designed to improve operating margins. The Company expects cost savings will be achieved primarily through (i) the utilization of single back-offices to support multiple Brands and (ii) the restructuring of courier compensation to improve road service utilization. The Company expects additional cost savings through
      (i) the consolidation of accounting, finance, management and certain other administrative functions, (ii) the daily review of audit reports to identify and resolve discrepancies prior to billing, and (iii) the use of uniform monthly billing and settlement cycles.

Customers

      The Company currently has more than 20,000 customers, including professional service organizations, large corporations, healthcare institutions and retail and manufacturing firms. No one customer accounts for more than 5% of the Company's sales. Customers typically do not enter into contracts for the long-term supply of Point-to-Point delivery services.

Competition

      The market for Point-to-Point delivery services is highly competitive and has low barriers to entry. Many of the Company's competitors operate in only one location and may have more experience and brand recognition than the Company in such local market. In addition, several large, national, publicly traded companies have begun to consolidate the Point-to-Point delivery industry through the acquisition of independent courier companies. Other companies in the industry compete with the Company not only for the provision of services but also for acquisition candidates. Some of these companies have longer operating histories and greater financial resources than the Company. In addition, other firms involved in segments other than Point-to-Point delivery services may expand into the Point-to-Point market in order to provide their customers with "one-stop" shopping of delivery and logistics services. Many of such companies have greater financial resources and brand name recognition than the Company. The Company believes that the principal competitive factors in the Point-to-Point delivery industry are reliability, service flexibility and pricing.

Financial Reporting Systems

      Management has selected the existing billing and financial system of one of the largest Founding Companies as the basis for integrating its network of DMS Centers into a common financial reporting platform. Information regarding customer accounts, pricing and administrative and courier costs will be available for management to monitor daily revenue and gross margins, thereby enabling management to identify emerging trends and manage customer pricing and courier fees to maximize profitability. The Company believes that its current financial reporting system is sufficient to accommodate the centralization of all collections, billing and treasury functions and to support the implementation of the Company's growth strategy.

Regulation and Safety

      The Company's operations are subject to various state and local regulations and, in many instances, require permits and licenses from state authorities. In connection with the operation of certain motor vehicles and the handling of hazardous materials, the Company is subject to regulation by the United States Department of Transportation and the corresponding agencies in the states in which such courier operations occur. The Company's relationship with its employees is subject to regulation by the Occupational Health and Safety Administration and regulation with respect to hours of work, workers' compensation and other matters. To the extent the Company holds licenses to operate two-way radios to communicate with couriers, the Company is also regulated by the Federal Communications Commission. The Company believes that it is in substantial compliance with all applicable regulatory requirements relating to its operations. Failure of the Company to comply with the applicable regulations could result in substantial fines or revocation of the Company's operating permits.

      The Company currently carries liability insurance which the Company believes is adequate. In addition, independent owner/operators are required to maintain liability insurance of at least the minimum amounts required by state law and to provide the Company with a certificate of insurance verifying that they are in compliance. Subsequent to the Offering, the Company intends to subject all couriers to periodic drug testing as well as background investigations of their records with the Department of Motor Vehicles in the applicable states.

Intellectual Property

      The Company continually develops and refines the DMS Model and enhances existing proprietary technology. The Company primarily relies on a combination of copyright, trade secrets, confidentiality procedures and contractual provisions to protect its intellectual property. Despite these protections, it may be possible for unauthorized parties to copy, obtain or use certain portions of the DMS Model and proprietary technology. While any misappropriation of the Company's intellectual property could have a material adverse effect on the Company's competitive position, the Company believes that protection of proprietary rights is less significant to the Company's business than the continued pursuit of its operating strategies and other factors, such as the Company's relationship with industry participants and the experience and abilities of its key personnel.

      The Company has registered several trade and service marks, including: DMS Corp.(TM), 1-800-COURIER(TM) and 1-800-DELIVER(TM). The Company also owns the Internet domain name "www.DMS-Corp.com." The Company has no knowledge of any specific infringement to, or any prior claims of ownership of, trademarks that would materially adversely affect the Company's current results of operations and financial condition. The Company intends to vigorously defend its proprietary rights against infringement.

Employees and Independent Owner/Operators

      Immediately prior to the consummation of the Combinations, the Founding Companies employed a work force of approximately 3,620 people, including approximately 2,900 couriers, 600 operations staff and 120 people in management positions. Of the couriers, approximately 2,100 are employees and 800 are independent contractors. The Company is not a party to any collective bargaining agreements. The Company believes that its relationship with its employees is good.

      From time to time, federal and state authorities have sought to assert that independent owner/operators in the Point-to-Point delivery industry, including those utilized by the Company, are employees rather than independent contractors. The Company believes that independent owner/operators utilized by the Company are not employees under existing interpretations of federal and state laws. However, there can be no assurance that federal and state authorities will not challenge this position, or that other laws or regulations, including tax laws, or interpretations thereof, will not change. If, as a result of any of the foregoing, the Company is required to pay for and administer added benefits to independent owner/operators, the Company's operating costs would increase. See "Risk Factors - Claims Exposure" and
"- Dependence on Availability of Qualified Courier Personnel."

Facilities

      Upon consummation of the Offering and the Combinations, the Company will operate from 51 leased facilities, which total approximately 310,000 square feet. Those facilities are principally used for operations, general and administrative functions and training. In addition, several facilities also contain storage and warehouse space for Company equipment and inventory as well as for the strategic stockpiling of service repair items for certain customers. After consummation of the Offering and the Combinations, the Company intends to consolidate the back-office operations and to contract all of the road operations with the local RMS Center. The number of facilities therefore will be consolidated to conform to the needs of the DMS Centers of the Company. This is likely to result in the reduction of a number of facilities operated by the Company.

      The table below summarizes the location of the Company's existing facilities.

                                                        Number of
                                                       Facilities
                                                       ----------
      London, U.K. .....................................    5
      New York Metropolitan Area .......................   11
      San Francisco, CA ................................    4
      Phoenix, AZ ......................................    1
      Atlanta, GA ......................................    4
      Washington, D.C. .................................    1
      Los Angeles, CA ..................................    3
      Houston, TX ......................................    1
      Boston, MA .......................................    1
      Seattle, WA ......................................    4
      Dallas, TX .......................................    2
      Detroit, MI ......................................    1
      Chicago, IL ......................................    1
      Wellington, New Zealand ..........................    1
      Philadelphia, PA .................................    1
      Denver, CO .......................................    6
      Minneapolis, MN ..................................    1
      Portland, OR .....................................    1
      Hollis, NH .......................................    2

      The Company's corporate headquarters are located in New York, New York. The Company believes that its properties are generally well maintained, in good condition and adequate for its present needs. Furthermore, the Company believes that suitable additional or replacement space will be available when required.

Legal Proceeding

      The Company is, from time to time, a party to legal proceedings arising in the normal course of its business. Management believes that none of the legal proceedings currently outstanding will have a material adverse effect on the Company's business, financial conditions or results of operations.

                                   MANAGEMENT

Directors and Executive Officers

      The following table sets forth information concerning the Company's directors and executive officers. Subsequent to the Offering, the Company intends to appoint five additional, independent directors to the Board. These individuals have not been identified as of the date of this Prospectus.

      Name                           Age               Position
      ----                           ---               --------

R. Gregory Kidd ....................  38       Chairman of the Board
Linda M. Jenkinson .................  35       Chief Executive Officer; Director
Gilbert D. Carpel ..................  51       President
Kevin Holder .......................  41       Chief Operating Officer
Marko Bogoievski ...................  34       Chief Financial Officer
Lever F. Stewart ...................  38       Director of Business Development
Alison Davis .......................  36       Director
Michael Fiorito ....................  37       Director

      R. Gregory Kidd has served as the Chairman of the Board of Directors of the Company since September 1997. From November 1996 to September 1997, Mr. Kidd was the Chairman of the Board of Directors of Dispatch Management Services, L.L.C., a Point-to-Point delivery company which was merged with and into the Company. From 1991 to 1996, Mr. Kidd was a founder of Kiwi Corp., a Point-to-Point delivery company which purchased several beta site courier firms to test and refine the DMS Model. Prior to this, Mr. Kidd was a consultant with Booz Allen & Hamilton, a management consultant firm, from 1985 until 1990. Mr. Kidd has a Masters degree in management from the Yale School of Management.

      Linda M. Jenkinson has served as the Chief Executive Officer and a director of the Company since August 1997. Since January 1994, Ms. Jenkinson has been involved in developing and refining the DMS Model in the United States. From January 1994 to August 1997, Ms. Jenkinson was with A.T. Kearney, a management consulting firm, in various positions, where she was most recently named an Officer. From August 1991 to December 1993, Ms. Jenkinson was a Manager with Price Waterhouse, an accounting and consulting firm. Ms. Jenkinson has a Masters in Business Administration from the Wharton School at the University of Pennsylvania.

      Gilbert D. Carpel has served as President of the Company since September 1997. Since 1987, Mr. Carpel has held various senior executive positions with Washington Express Services, Inc., a Point-to-Point delivery firm and a Founding Company, including Executive Vice President (1992 to present) and Chief Executive Officer (1987 - 1992). In addition, Mr. Carpel founded Sky Courier, an air courier firm which was subsequently sold to Airborne Express.

      Kevin Holder has served as the Chief Operating Officer of the Company and its predecessor entities since October 1995. From August 1993 to October 1995, Mr. Holder was a Principal of Sonet Systems, a software vendor to the courier industry. From October 1981 to August 1993, Mr. Holder was the President of Washington Express Services, Inc., a Point-to-Point delivery firm and a Founding Company.

      Marko Bogoievski has served as the Chief Financial Officer of the Company since September 1997. From April 1996 to September 1997, Mr. Bogoievski was the Chief Financial Officer of Ansett New Zealand Limited, an airline and transportation subsidiary of News Corporation, Inc. From June 1993 to April 1996, Mr. Bogoievski was a Finance Director of Lion Nathan Limited, a publicly-held brewer operating in Australia, New Zealand and China. Mr. Bogoievski has a Masters in Business Administration from the Harvard Graduate School of Business.

      Lever F. Stewart has served as the Director of Business Development of the Company since September 1991. From August 1996 to September 1997, Mr. Stewart was the Chief Executive Officer of Phoenix Couriers, a Point-to-Point delivery company. From 1988 to 1996, Mr. Stewart was the General Counsel and an executive officer of Rock-Tenn Company, a publicly-held national paperboard products and packaging business. Prior to that time, Mr. Stewart was a practicing attorney with the law firm of King & Spalding specializing in corporate mergers and acquisitions and securities laws.

      Alison Davis will become a director of the Company following the consummation of the Offering. Since August 1993, Ms. Davis has been a Vice President and Principal of A.T. Kearney, a management consulting firm. From December 1991 to July 1993, Ms. Davis was a Senior Engagement Manager of McKinsey & Company, a management consulting firm.

      Michael Fiorito will become a director of the Company following the consummation of the Offering. Since 1980, Mr. Fiorito has been the Chief Executive Officer, President and Chairman of Total Management, LLC, and its predecessor, Early Bird Courier Service, Inc., a delivery company and a Founding Company.

      Subsequent to the Offering, the Board of Directors of the Company will consist of nine directors divided into three classes with each class serving for a term of three years. At each annual meeting of stockholders, directors will be elected by the holders of the Common Stock to succeed those directors whose terms are expiring. See "Description of Capital Stock - Common Stock" The Company expects that the Board of Directors will establish an Acquisition Committee, an Audit Committee, a Compensation Committee, an Executive Committee and a Nominating Committee. The members of each committee are expected to be determined at the first meeting of the Board of Directors following the consummation of the Combinations.

      Messrs. Kidd, Carpel, Holder and Ms. Jenkinson have agreed to vote all the shares of Common Stock they beneficially own in favor of electing Mr. Fiorito to the Board of Directors.

      All officers serve at the discretion of the Board of Directors.

Director Compensation

      Directors who are also employees of the Company or one of its subsidiaries do not receive additional compensation for serving as a director. Each director who is not an employee of the Company or one of its subsidiaries receives a fee of $2,000 for attendance at each Board of Directors' meeting and $1,000 for each committee meeting (unless held on the same day as a Board of Directors' meeting). Directors are also reimbursed for out-of-pocket expenses incurred in attending meetings of the Board of Directors or committees thereof incurred in their capacity as directors.

Executive Compensation; Employment Agreements; Covenants-Not-To-Compete

      Linda M. Jenkinson, Gilbert D. Carpel, Kevin Holder, Marko Bogoievski and Lever F. Stewart will each enter into an employment agreement (the "Employment Agreement") with the Company providing for an annual base salary of $180,000, $95,000, $180,000, $180,000 and $180,000, respectively. Mr. Kidd does not have an Employment Agreement with the Company and receives no salary; he has entered into an agreement not to compete with the Company. Each of the Employment Agreements will be for a term of two years. Unless terminated or not renewed by the Company or the executive officer, the term of the Employment Agreements will continue thereafter on a year-to-year basis on the same terms and conditions existing at the time of renewal. R. Gregory Kidd, the Chairman of the Company, will not be receiving compensation from the Company, but will enter into a Non-Competition Agreement with the Company. The Non-Competition Agreement and each Employment Agreement will contain a covenant not to compete (the "Non-Compete Covenant") with the Company during the term of such agreement and for a period of one year immediately following termination of employment. Under the Non-Compete Covenant, the party to the Employment Agreement or the Non Competition Agreement will be prohibited from (i) inducing or attempting to persuade any employee of the Company to discontinue such employment relationship, or (ii) soliciting any person, corporation, partnership or other entity or organization which at any time during the term of employment was a customer of the Company, except for mailings made to the general public or segments of the general public and other forms of general advertising shall not be included. The Non-Compete Covenant may be enforced by injunctions and shall survive the termination of employment with the Company.

      Each of the Employment Agreements will provide that, in the event of termination of employment by the Company without cause the executive officer will be entitled to receive from the Company: (i) any unpaid base salary, bonuses or benefits accrued through the date of termination; (ii) reimbursement of expenses incurred through the date of termination, (iii) the base salary for a period of two years from the date of termination at the annual rate thereof immediately preceding such termination; (iv) an annual bonus for a period of two years following such termination at an annual rate equal to the executive officer's average annual bonus over the five fiscal years of the Company (or the period of employment if less than five years) immediately preceding the fiscal year in which the termination occurred, payable in equal installments together with the base salary and (v) the continuation of group life, health and disability benefits for a period of two years from the date of termination.

1997 Stock Incentive Plan

      No stock options were granted to, or exercised by or held by any director or executive officer in 1996. In November 1997, the Board of Directors and the Company's stockholders approved the Company's 1997 Stock Incentive Plan (the "Plan"). The purpose of the Plan is to provide directors, officers, employees, consultants and independent contractors with additional incentives by increasing their ownership interests in the Company. Individual awards under the Plan may take the form of one or more of: (i) either incentive stock options ("ISOs") or non-qualified stock options ("NQSOs"); (ii) stock appreciation rights ("SARs");
(iii) dividend equivalent rights; (iv) performance awards; (v) restricted or deferred stock; and (vi) other awards not otherwise provided for, the value of which is based in whole or in part upon the value of the Common Stock.

      The Compensation Committee will administer the Plan and generally select the individuals who will receive awards and the terms and conditions of those awards. The maximum number of shares of Common Stock that may be subject to outstanding awards, determined immediately after the grant of any award, may not exceed the greater of ______ shares or ___% of the aggregate number of shares of Common Stock outstanding. Shares of Common Stock which are attributable to awards which have expired, terminated or been canceled or forfeited are available for issuance or use in connection with future awards.

      The Plan will terminate on the day preceding the tenth anniversary of the date of its adoption unless sooner terminated by the Board of Directors. The Plan may be amended by the Board of Directors without the consent of the stockholders of the Company, except that any amendment, although effective when made, will be subject to stockholder approval if required by any Federal or state law or regulation or by the rules of any stock exchange or automated quotation system on which the Common Stock may then be listed or quoted.

      In connection with the Offering NQSOs to purchase a total of ___________
shares of Common Stock of the Company will be granted as follows: [       ]. In
addition, options to purchase approximately __________ shares will be granted to the employees of the Founding Companies. The grants of all of the foregoing options will be effective as of the closing of the Offering and each will have an exercise price equal to the initial public offering price per share in the Offering. These options will vest at the rate of 20% per year commencing on the first anniversary of the date of this Prospectus, and will expire 10 years from the date of grant.

      The Plan provides for (i) the automatic grant to each non-employee director serving at the commencement of the Offering of an option to purchase 5,000 shares, and thereafter (ii) the automatic grant to each non-employee director of an option to purchase 3,000 shares on the first business day after the annual meeting of the stockholders of the Company ("Directors' Options"). Directors' Options will have an exercise price per share equal to 100% of the fair market value of such shares at the date of grant. Directors' Options will expire at the earlier of 10 years from the date grant or three months after termination of service as a director for any reason other than disability, death or for cause or for one year after termination of service as a director by reason of the director's resignation or removal due to disability. Directors' Options will be immediately exercisable to the extent they were vested as of the date the director was terminated. If a director is terminated for cause, as described in the Plan, then any options granted to such director will immediately terminate in full and no rights thereunder may be exercised. In addition, the Plan permits non-employee directors to elect to receive, in lieu of cash directors' fees, shares or credits representing "deferred shares" that may be settled at future dates, as elected by the director. The number of shares or deferred shares received will be equal to the number of shares which, at the date the fees would otherwise be payable, will have an aggregate fair market value equal to the amount of such fees.

                              CERTAIN TRANSACTIONS

Other Transactions

            On September 9, 1997, Kiwi Express Software Services, LLC ("Kiwi Express") which developed much of the proprietary software used in the DMS Model, merged into the Company. R. Gregory Kidd, the Chairman of the Company and Linda M. Jenkinson, the Company's Chief Executive Officer, owned membership interests in Kiwi Express of 64.89% and 10.00%, respectively. As consideration for the merger, Mr. Kidd and Ms. Jenkinson are entitled to receive upon consummation of the Offering, shares of Common Stock of the Company equal to $324,450 and $50,000, respectively, divided by the initial public offering price. The Company believes that the price paid to acquire Kiwi Express is at least as favorable to the Company as would be available from an independent third party.

            On September 12, 1997, the Company agreed to acquire Earlybird Courier for $13.9 million in cash and $4.6 million worth of shares of Common Stock of the Company valued at the initial public offering price. Michael Fiorito, a director of the Company, is a 45% shareholder of Earlybird Courier. Mr. Fiorito has also entered into a Brand Manager Agreement with the Company. In addition, the Company has agreed to pay Mr. Fiorito compensation equal to two weeks revenues of any courier company acquired by the Company that is identified and sourced by Mr. Fiorito. The Company believes that the price paid to acquire Earlybird Courier is at least as favorable to the Company as would be available from an independent third party.

            On September 12, 1997, the Company agreed to acquire Washington Express for $2.79 million worth of shares of Common Stock of the Company valued at the initial public offering price. Gilbert D. Carpel, the President of the Company, is a 61% shareholder of Washington Express. Mr. Carpel has also entered into a Brand Manager Agreement with the Company. The Company believes that the price paid to acquire Washington Express is at least as favorable to the Company as would be available from an independent third party.

            On September 12, 1997, the Company agreed to acquire Kiwicorp Limited for $____ million worth of shares of Common Stock of the Company valued at the initial public offering price. R. Gregory Kidd, Chairman of the Board of Directors of the Company, is a _% shareholder of Kiwicorp Limited. Mr. Kidd has also entered into a Brand Manager Agreement with the Company. The Company believes that the price paid to acquire Kiwicorp Limited is at least as favorable to the Company as would be available from an independent third party.

Company Policy

      In the future, any transactions with officers, directors and affiliates will be approved by a majority of the Board of Directors, including a majority of the disinterested members of the Board of Directors.

                             PRINCIPAL STOCKHOLDERS

      Based on an initial public offering price of $___ per share, the following table sets forth certain information regarding the beneficial ownership of the Common Stock of the Company, after giving effect to the Combinations and the Offering, by: (i) each person known to beneficially own more than 5% of the outstanding shares of Common Stock; (ii) each of the Company's directors; (iii) each named executive officer, and (iv) all executive officers and directors as a group. All persons listed have an address in care of the Company's principal executive offices and have sole voting and investment power with respect to their shares unless otherwise indicated.

                                              Shares Beneficially owned After
                                              -------------------------------
                                                          Offering
                                                          --------
Name and Address of Beneficial Owner (1)          Number         Percent
                                                  ------         -------

R. Gregory Kidd ........................
Linda M. Jenkinson .....................
Gilbert D. Carpel ......................
Michael Fiorito ........................
Kevin Holder ...........................
Marko Bogoievski .......................
Lever F. Stewart .......................
All Directors and Executive ............
Officers as a Group (8 persons) ........

----------
* Less than l%

(1) Unless indicated otherwise, the address of the beneficial owners is 65 West 36th Street, New York, New York 10018.

                          DESCRIPTION OF CAPITAL STOCK

General

      The Company's authorized capital stock consists of 110,000,000 shares of Capital Stock, par value $.01 per share, consisting of 100,000,000 shares of Common Stock and 10,000,000 shares of preferred stock, par value $0.01 per share (the "Preferred Stock").

Common Stock

      Subsequent to the Offering and the Combinations, there will be ____ shares of the Common Stock issued and outstanding.

      Subject to the rights of any then outstanding shares of Preferred Stock, the holders of the Common Stock are entitled to such dividends as may be declared in the discretion of the Board of Directors out of funds legally available therefor. Holders of Common Stock are entitled to share ratably in the net assets of the Company upon liquidation after payment or provision for all liabilities and any preferential liquidation rights of any Preferred Stock then outstanding. The holders of Common Stock have no preemptive rights to purchase shares of stock of the Company. Shares of Common Stock are not subject to any redemption provisions and are not convertible into any other securities of the Company. All outstanding shares of Common Stock are, and the shares of Common Stock to be issued pursuant to this Prospectus will be upon payment therefor, fully paid and nonassessable.

      The Board of Directors is classified into three classes as nearly equal in number as possible, with the term of each class expiring on a staggered basis. See "Management - Board of Directors." The classification of the Board of Directors may make it more difficult to change the composition of the Board of Directors and thereby may discourage or make more difficult an attempt by a person or group to obtain control of the Company. Cumulative voting for the election of directors is not permitted, enabling holders of a majority of the outstanding Common Stock to elect all members of the class of directors whose terms are then expiring.

Preferred Stock

      The Preferred Stock may be issued from time to time by the Board of Directors in one or more series. Subject to the provisions of the Company's Certificate of Incorporation and limitations prescribed by law, the Board of Directors is expressly authorized to adopt resolutions to issue the shares, to fix the number of shares and to change the number of shares constituting any series and to provide for or change the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, including dividend rights (including whether dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), redemption prices, conversion rights and liquidation preferences of the shares constituting any series of the Preferred Stock, in each case without any further action or vote by the stockholders. The Company has no current plans to issue any shares of Preferred Stock.

      One of the effects of undesignated Preferred Stock may be to enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of the Company by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of the Company's management. The issuance of shares of the Preferred Stock pursuant to the Board of Directors' authority described above may adversely affect the rights of the holders of Common Stock. For example, Preferred Stock issued by the Company may rank prior to the Common Stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of Common Stock. Accordingly, the issuance of shares of Preferred Stock may discourage bids for the Common Stock or may otherwise adversely affect the market price of the Common Stock.

Statutory Business Combinations Provision

      The Company is subject to the provisions of Section 203 of the Delaware General Corporation Law ("Section 203"). Section 203 provides, with certain exceptions, that a Delaware corporation may not engage in any of a broad range of business combinations with a person or an affiliate or associate of such person, who is an "interested stockholder" for a period of three years from the date that such person became an interested stockholder unless: (i) the transaction resulting in a person becoming an interested stockholder, or the business combination, is approved by the Board of Directors of the corporation before the person becomes an interested stockholder; (ii) the interested stockholder acquired 85% or more of the outstanding voting stock of the corporation in the same transaction that makes such person an interested stockholder (excluding shares owned by persons who are both officers and directors of the corporation, and shares held by certain employee stock ownership plans); or (iii) on or after the date the person becomes an interested stockholder, the business combination is approved by the corporation's board of directors and by the holders of at least 66 2/3% of the corporation's outstanding voting stock at an annual or special meeting, excluding shares owned by the interested stockholder. Under Section 203, an "interested stockholder" is defined as any person who is: (i) the owner of 15% or more of the outstanding voting stock of the corporation; or (ii) an affiliate or associate of the corporation and who was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder.

Limitation on Directors' Liabilities

      Pursuant to the Company's Certificate of Incorporation and as permitted by Delaware law, directors of the Company are not liable to the Company or its stockholders for monetary damages for breach of fiduciary duty, except for liability in connection with a breach of duty of loyalty, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for dividend payments or stock repurchases illegal under Delaware law or any transaction in which a director has derived an improper personal benefit.

Transfer Agent and Registrar

      The Transfer Agent and Registrar for the Common Stock is American Stock Transfer and Trust Company.

                         SHARES ELIGIBLE FOR FUTURE SALE

      Upon the completion of the Offering the Company will have ___________ shares of Common Stock outstanding. Of these shares, the ___________ shares of Common Stock sold in the Offering (________________ shares if the Underwriters' over-allotment options are exercised in full) will be freely tradeable by persons other than affiliates of the Company, without restriction under the Securities Act.

      The remaining _______ shares of Common Stock (____________ shares if the Underwriters' over-allotment options is exercised in full) will be "restricted" securities within the meaning of Rule 144 under the Securities Act and may not be sold in the absence of registration under the Securities Act unless an exemption from registration is available, including the exemptions contained in Rule 144. All ____________ (______________ if the Underwriters' over-allotment options are exercised in full) of the restricted shares will be beneficially owned by persons who are affiliates of the Company and after the date of this Prospectus, will be eligible for public sale pursuant to Rule 144, subject to the volume restrictions discussed below. However, all of such restricted shares are subject to lock up restrictions. Pursuant to these restrictions the holders of these restricted shares, including the Company's executive officers, directors and certain shareholders have agreed that they will not, without the prior written consent of the Company, for a period of two years from the consummation of this Offering. After such two-year period, the foregoing restriction will expire and shares permitted to be sold under Rule 144 would be eligible for sale. In addition, such executive officers, directors and certain shareholders have also agreed that they will not, without the prior written consent of Prudential Securities Incorporated directly or indirectly, offer, sell, offer to sell, contract to sell, pledge, grant any option to purchase or otherwise dispose of or transfer (or announce any offer, sale, offer of sale, contract of sale, pledge, grant of any option to purchase or other disposition or transfer of) any shares of Common Stock or any other securities convertible into, or exercisable or exchangeable for, shares of Common Stock or other similar securities of the Company, currently beneficially owned or hereafter acquired by such persons for a period of 180 days from the date of this Prospectus. After such 180-day period, the foregoing restriction will expire and shares permitted to be sold under Rule 144 would be eligible for sale. The Company and Prudential Securities Incorporated, respectively, may, in their sole discretion, at any time and without prior notice, release all or any portion of the shares of Common Stock subject to such agreements to which they are party.

      In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated), including an affiliate of the Company, who has beneficially owned his or her shares for at least one year (including the prior holding period of any prior owner other than an affiliate) is entitled to sell within any three-month period that number of shares which does not exceed the greater of 1% of the outstanding shares of the Common Stock, or the average weekly trading volume during the four calendar weeks preceding each such sale. Sales under Rule 144 also are subject to certain manner of sale provisions, notice requirements and the availability of current public information about the Company. A person (or persons whose shares are aggregated) who is not or has not been deemed an "affiliate" of the Company for at least three months, and who has beneficially owned shares for at least two years (including the holding period of any prior owner other than an affiliate) would be entitled to sell such shares under Rule 144 without regard to the limitations discussed above.

      Upon the completion of the Offering, there will be outstanding options to purchase________ shares of Common Stock, of which options to purchase ___________ shares under the 1997 Stock Incentive Plan are vested and will generally become exercisable from ___ through ___ at $_____ per share. The remaining ____ options to be granted under the 1997 Stock Incentive Plan will vest and become exercisable from _____ through _____ at a price per share equal to the initial public offering price. In addition, options for the purchase of _____ additional shares of Common Stock will remain available for issuance under the 1997 Stock Incentive Plan following the completion of the Offering. The Company intends to file one or more Registration Statements on Form S-8 to register under the Securities Act all of the _______ shares of Common Stock that are issuable upon the exercise of outstanding stock options and that may be subject to stock options that are issuable in the future under the 1997 Stock Incentive Plan. These registration statements are expected to be filed as soon as practicable after the Offering and are expected to become effective immediately upon filing. Shares covered by the registration statements will be eligible for sale in the public market after the effective date of the registration statements, subject to Rule 144 limitations applicable to affiliates of the Company. See "Management - 1997 Stock Incentive Plan."

      Prior to the Offering, there has been no public market for the Common Stock and no predictions can be made of the effect, if any, that the sale or availability for sale of shares of additional Common Stock will have on the market price of the Common Stock. Nevertheless, sales of substantial amounts of such shares in the public market, or the perception that such sales could occur, could materially and adversely affect the market price of the Common Stock and could impair the Company's future ability to raise capital through an offering of its equity securities.

                                  UNDERWRITING

      The Underwriters named below (the "Underwriters"), for whom Prudential Securities Incorporated is acting as the Representative, have severally agreed, subject to the terms and conditions contained in the Underwriting Agreement, to purchase from the Company, the numbers of shares of Common Stock set forth below opposite their respective names:

                                                          Number of
                        Underwriters                        Shares
                        ------------                        ------

Prudential Securities Incorporated ...................

                                                          ----------
  Total ..............................................
                                                          ==========

      The Company is obligated to sell, and the Underwriters are obligated to purchase, all of the shares of Common Stock offered hereby if any are purchased.

      The Underwriters, through the Representative, have advised the Company that they propose to offer the shares of Common Stock initially at the public offering price set forth on the cover page of this Prospectus; that the Underwriters may allow to selected dealers a concession of $__________ per share; and that such dealers may reallow a concession of $___________ per share to certain other dealers. After the initial public offering, the offering price and the concessions may be changed by the Representative.

      The Company and its executive officers and directors have agreed that they will not, without the prior written consent of Prudential Securities Incorporated, on behalf of the Underwriters, directly or indirectly, offer, sell, offer to sell, contract to sell, pledge, grant any option to purchase, or otherwise dispose of or transfer (or announce any offer, sale, offer of sale, contract of sale, pledge, grant of any option to purchase or other disposition or transfer of) any shares of Common Stock or any other securities convertible into, or exercisable for shares of Common Stock or other similar securities of the Company, currently beneficially owned or hereafter acquired by such persons, for a period of 180 days after the date of this Prospectus. Prudential Securities Incorporated may, in its sole discretion, at any time and without prior notice, release all or any portion of the shares of Common Stock subject to such agreements.

      The Company has agreed to indemnify the several Underwriters or to contribute to losses arising out of certain liabilities, including liabilities under the Securities Act.

      In connection with the Offering, certain Underwriters and selling group members (if any) and their respective affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the Common Stock. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M promulgated by the Securities and Exchange Commission, pursuant to which such persons may bid for or purchase Common Stock for the purpose of stabilizing its market price. The Underwriters also may create a short position for the account of the Underwriters by selling more Common Stock in connection with the Offering than they are committed to purchase from the Company, and in such case may purchase Common Stock in the open market following the closing of the Offering to cover all or a portion of such short position. The Underwriters may also cover all or a portion of such short position, up to __________ shares of Common Stock, by exercising the Underwriters' over-allotment options referred to above. In addition, Prudential Securities Incorporated on behalf of the Underwriters, may impose "penalty bids" under contractual arrangements with the Underwriters whereby it may reclaim from an Underwriter (or selling group member participating in the Offering) for the account of the other Underwriters the selling concession with respect to Common Stock that is distributed in the Offering but subsequently purchased for the account of the Underwriters in the open market. Any of the transactions described in this paragraph may result in the maintenance of the price of the Common Stock at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph is required, and, if they are undertaken, they may be discontinued at any time.

      The Representative has informed the Company that the Underwriters do not intend to confirm sales to any accounts over which they exercise discretionary authority.

      Prior to the Offering, there has been no public market for the Common Stock of the Company. Consequently, the initial public offering price for the Common Stock will be determined through negotiation between the Company and the Representative of the Underwriters. Among the factors to be considered in making such determination will be the prevailing market conditions, the results of operations of the Company in recent periods relevant to its prospectus and the prospects for its industry in general, the management of the Company and the market prices of securities for companies in businesses similar to that of the Company.

                                  LEGAL MATTERS

      The validity of the issuance of the shares of Common Stock offered by this Prospectus will be passed upon for the Company by Akin, Gump, Strauss, Hauer & Feld, L.L.P., Washington, D.C. Certain legal matters related to the Offering will be passed upon for the Underwriters by Greenberg Traurig Hoffman Lipoff Rosen & Quentel, P.A., Miami, Florida.

                                     EXPERTS

      The financial statements of Dispatch Management Services Corp. at June 30, 1997 included in this Prospectus have been so included in reliance on the report (which contains an explanatory paragraph relating to Dispatch Management Services Corp. ability to contain as a going concern) of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

      The financial statements of Bridge Wharf Investments Limited as of September 30, 1996 and June 30, 1997 and for the nine months ended June 30, 1997 and for the two years in the period ended September 30, 1996 included in this Prospectus have been so included in reliance on the report of Price Waterhouse (London, England), independent accountants, given on the authority of said firm as experts in accounting and auditing.

      The consolidated financial statements of Security Despatch Limited (excluding the mail room services operations) as of March 3l, 1996 and 1997 and for the three years in the period ended March 3l, 1997 included in this Prospectus have been so included in reliance on the report of Price Waterhouse (London, England), independent accountants, given on the authority of said firm as experts in accounting and auditing.

      The financial statements of Brookside Systems and Programming Limited as of March 31, 1996 and 1997 and for each of the three years in the period ended March 31, 1997 included in this Prospectus have been so included in reliance on the report of Price Waterhouse (London, England), independent accountants, given on the authority of said firm as experts in accounting and auditing.

      The combined financial statements of Earlybird Courier Service, LLC, Total Management Support Services, LLC and their Affiliates at December 31, 1995 and 1996, and for each of the three years in the period ended December 31, 1996, appearing in this Prospectus and registration statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

      The consolidated financial statements of Atlantic Freight Systems, Inc. and affiliated companies as of December 31, 1995 and 1996 and for each of the three years in the period ended December 31, 1996 included in this Prospectus have been so included in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

      The consolidated financial statements of Bullit Courier Services, Inc. as of February 29, 1996 and February 28, 1997 and for the three years in the period ended February 28, 1997 included in this Prospectus have been so included in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

      The financial statements of Aero Special Delivery Service, Inc. as of June 30, 1996 and 1997 and for the years then ended included in this Prospectus have been so included in reliance on the report (which contains an explanatory paragraph relating to the Aero Special Delivery Service, Inc.'s ability to continue as a going concern as described in Note 3 to the financial statements) of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

      The financial statements of S-Car-Go Courier, Inc. as of December 31, 1995 and 1996 and for the years then ended included in this Prospectus have been so included in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

      The financial statements of Gregory W. Austin, Sole Proprietorship (d/b/a Battery Point Messenger and Alpha Express) as of December 3l, 1995 and 1996 and for the years then ended included in this Prospectus have been so included in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

      The consolidated financial statements of American Eagle Endeavors, Inc. as of December 31, 1995 and 1996 and for each of the three years in the period ended December 31, 1996 included in this Prospectus have been so included in reliance on the report (which contains an explanatory paragraph relating to the American Eagle Endeavors, Inc.'s ability to continue as a going concern as described in Note 6 to the financial statements) of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

      The financial statements of Washington Express Services, Inc. as of September 30, 1995 and 1996 and for the three years in the period ended September 30, 1996 included in this Prospectus have been so included in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

      The financial statements of MLQ Express, Inc. as of February 28, 1996 and 1997 and for each of the three years in the period ended February 28, 1997 included in this Prospectus have been so included in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

      The financial statements of Kangaroo Express as of December 31, 1995 and 1996 and for each of the three years in the period ended December 31, 1996 included in this Prospectus have been so included in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

      The financial statements of Transpeed Courier Services, Inc. as of December 31, 1995 and 1996 and for the years then ended included in this Prospectus have been so included in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

      The financial statements of National Messenger, Inc. as of November 30, 1995 and 1996 and for the years then ended included in this Prospectus have been so included in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

      The financial statements of Profall, Inc. as of December 31, 1995 and 1996 and for the years then ended included in this Prospectus have been so included in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

      The financial statements of Expressit Couriers, Inc. as of December 31, 1995 and 1996 and for each of the three years in the period ended December 31, 1996 included in this Prospectus have been so included in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

      The financial statements of Fleetfoot Max, Inc. as of August 31, 1996 and 1997 and for the three years in the period ended August 31, 1997 included in this Prospectus have been so included in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

      The financial statements of A&W Couriers, Inc. as of December 31, 1995 and 1996 and for the years then ended included in this Prospectus have been so included in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

      The financial statements of Express Enterprise, Inc. - Ground Operations as of December 31, 1995 and 1996 and for the years then ended included in this Prospectus have been so included in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

      The financial statements of RJK Enterprises Inc. (d/b/a Deadline Express) as of December 31, 1996 and for the period from March 6, 1996 to December 31, 1996, appearing in this Prospectus and registration statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein and are included in reliance upon such report given upon the authority of said firm as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

      Upon completion of the Offering, the Company will be subject to the information requirements of the Exchange Act, and in accordance therewith will file reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza Building, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and its regional offices located at 7 World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such materials can be obtained from the Commission at Judiciary Plaza, 450 Fifth Street, N.W, Washington, D.C. 20549, at prescribed rates. The Commission maintains an Internet web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. The address of that site is http://www.sec.gov.

                          INDEX TO FINANCIAL STATEMENTS

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION OF DISPATCH MANAGEMENT SERVICES CORP.
   Introduction to Unaudited Pro Forma Combined Financial Statements
   Pro Forma Combined Balance Sheet (Unaudited)
   Pro Forma Combined Statement of Operations (Unaudited)
   Notes to Unaudited Pro Forma Combined Financial Statements

DISPATCH MANAGEMENT SERVICES CORP.
   Report of Independent Accountants
   Balance Sheet as of June 30, 1997
   Notes to Financial Statements

EARLYBIRD COURIER SERVICE, LLC, TOTAL MANAGEMENT SUPPORT SERVICES LLC AND THEIR AFFILIATES D/B/A EARLYBIRD COURIER
   Report of Independent Auditors
   Combined Balance Sheets as of December 31, 1995 and 1996 and June 30, 1997
      (Unaudited)
   Combined Statements of Operations and Retained Earnings (Accumulated Deficit)
      For Each of the Three Years in the Period ended December 31, 1996 and Six Months ended June 30, 1996 (Unaudited) and 1997 (Unaudited)
   Combined Statements of Cash Flows for Each of the Three Years in the Period ended December 31, 1996 and Six Months ended June 30, 1996 (Unaudited) and 1997 (Unaudited)
   Notes to Combined Financial Statements

ATLANTIC FREIGHT SYSTEMS, INC. D/B/A/ ATLANTIC FREIGHT
   Report of Independent Accountants
   Combined Balance Sheets as of December 31, 1995 and 1996 and June 30,
      1997 (Unaudited)
   Combined Statements of Income for Each of the Three Years in the Period ended December 31, 1996 and Six Months ended June 30, 1996 (Unaudited) and 1997 (Unaudited)
   Combined Statements of Stockholders' Equity for Each of the Three
      Years in the Period ended December 31, 1996 and Six Months ended June 30, 1997 (Unaudited)
   Combined Statements of Cash Flows for Each of the Three Years in the
      Period ended December 31, 1996 and Six Months ended June 30, 1996 (Unaudited) and 1997 (Unaudited)
   Notes to Combined Financial Statements

BULLIT COURIER SERVICES, INC. D/B/A/ BULLIT COURIER
   Report of Independent Accountants
   Consolidated Balance Sheets as of February 29, 1995 and February 28,
      1996 and May 31, 1997 (Unaudited)
   Consolidated Statement of Operations for Each of the Three Years in the Period ended February 28, 1997 and Three Months ended May 31, 1996 (Unaudited) and 1997 (Unaudited)
   Consolidated Statements of Stockholders' Equity for Each of the Three
      Years in the Period ended February, 1997 and Three Months ended
      May 31, 1997 (Unaudited)
   Consolidated Statements of Cash Flows for Each of the Three Years in the Period ended February, 1997 and Three Months ended May 31,
      1996 (Unaudited) and 1997 (Unaudited)
   Notes to Consolidated Financial Statements

BROOKSIDE SYSTEMS AND PROGRAMMING LIMITED D/B/A FLEETWAY SYSTEMS
   Report of Independent Accountants
   Balance Sheets as of March 31, 1996 and 1997 and June 30, 1997 (Unaudited) Statements of Operations for Each of the Three Years in the Period
       ended March 31, 1997 and the Three Months ended June 30, 1996 (Unaudited) and 1997 (Unaudited)

   Statements of Cash Flows for Each of the Three Years in the Period ended March 31, 1997 and the Three Months ended June 30, 1996 (Unaudited) and 1997 (Unaudited)
   Notes to Financial Statements

BRIDGE WHARF INVESTMENTS LIMITED D/B/A WEST ONE
   Report of Independent Accountants
   Balance Sheets as of September 30, 1995 and 1996 and June 30, 1997
   Profit and Loss Account for the Two Years ended September 1996 and the Nine Months ended June 30, 1997
   Statements of Cash Flows for the Two Years ended September 1996 and the Nine
      Months ended June 30, 1997
   Notes to Financial Statements

SECURITY DESPATCH LIMITED (EXCLUDING THE MAIL ROOM SERVICES OPERATIONS) D/B/A SECURITY DESPATCH
   Report of Independent Accountants
   Consolidated Balance Sheets as of March 31, 1996 and 1997 and June 30, 1997
      (Unaudited)
   Consolidated Statements of Operations for Each of the Three Years in the Period ended March 31, 1997 and Three Months ended June 30, 1996 (Unaudited) and 1997 (Unaudited)
   Consolidated Statements of Cash Flows for Each of the Three Years in the
      Period ended March 31, 1997 and Three Months ended June 30, 1996 (Unaudited) and 1997 (Unaudited)
   Notes to Consolidated Financial Statements

AERO SPECIAL DELIVERY SERVICE, INC. D/B/A AERO DELIVERY
   Report of Independent Accountants
   Balance Sheets as of June 30, 1996 and 1997
   Statements of Operations for the Years ended June 30, 1996 and 1997 Statements of Stockholders' Deficiency for the Years ended June 30,
      1996 and 1997
   Statements of Cash Flows for the Years ended June 30, 1996 and 1997 Notes to Financial Statements

S-CAR-GO COURIER, INC. D/B/A S-CAR-GO COURIER
   Report of Independent Accountants
   Balance Sheets as of December 31, 1995 and 1996 and June 30, 1997 (Unaudited) Statements of Operations for the Years ended December 31, 1995 and
      1996 and the Six Months ended June 30, 1996 (Unaudited) and 1997
      (Unaudited)
   Statements of Stockholders' Equity for the Years ended December 31,
      1995 and 1996 and the Six Months ended June 30, 1997 (Unaudited) Statements of Cash Flows for the Years ended December 31, 1995 and
      1996 and the Six Months ended June 30, 1996 (Unaudited) and 1997
      (Unaudited)
   Notes to Financial Statements

GREGORY W. AUSTIN, SOLE PROPRIETORSHIP D/B/A BATTERY POINT MESSENGER AND ALPHA EXPRESS D/B/A BATTERY POINT
   Report of Independent Accountants
   Statements of Assets, Liabilities and Net Assets as of December 31, 1995
      and 1996 and June 30, 1997 (Unaudited)
   Statements of Operations and Changes in Net Assets for the Two Years ended
      December 31, 1996 and the Six Months ended June 30, 1996 (Unaudited) and 1997 (Unaudited)
   Statements of Cash Flows for the Two Years ended December 31, 1996 and the
      Six Months ended June 30, 1996 (Unaudited) and 1997 (Unaudited)
   Notes to Financial Statements

WASHINGTON EXPRESS SERVICES, INC. D/B/A WASHINGTON EXPRESS
   Report of Independent Accountants
   Balance Sheets as of September 30, 1995 and 1996 and June 30, 1997
       (Unaudited)
   Statements of Operations for Each of the Three Years in the Period ended September 30, 1996 and Nine Months ended June 30, 1996 (Unaudited) and 1997 (Unaudited)
   Statements of Stockholders' Equity (Deficiency) for Each of the Three Years in the Period ended September 30, 1996 and Nine Months ended June 30, 1996 (Unaudited) and 1997 (Unaudited)
   Statements of Cash Flows for Each of the Three Years in the Period ended September 30, 1996 and Nine Months ended June 30, 1996 (Unaudited) and 1997 (Unaudited)
   Notes to Financial Statements

MLQ EXPRESS, INC. D/B/A MLQ EXPRESS
   Report of Independent Accountants
   Balance Sheets as of February 28, 1996 and 1997 and May 31, 1997 (Unaudited) Statements of Operations for Each of the Three Years in the Period
       ended February 28, 1997 and Three Months ended May 31, 1996
       (Unaudited) and 1997 (Unaudited)
   Statements of Stockholders' Equity for Each of the Three Years in the Period ended February 28, 1997 and the Three Months ended May 31,
       1996 (Unaudited) and 1997 (Unaudited)
   Statements of Cash Flows for Each of the Three Years in the Period ended February 28, 1997 and Three Months ended May 31, 1996
       (Unaudited) and 1997 (Unaudited)
   Notes to Financial Statements

AMERICAN EAGLE ENDEAVORS, INC. D/B/A 1-800 COURIER-PHOENIX, MINNEAPOLIS
   Report of Independent Accountants
   Consolidated Balance Sheets as of December 31, 1995 and 1996 and June 30,
      1997 (Unaudited)
   Consolidated Statements of Operations for Each of the Three Years in the Period ended December 31, 1996 and Six Months ended June 30,
       1996 (Unaudited) and 1997 (Unaudited)
   Consolidated Statements of Stockholders' Equity (Deficit) for Each of the Three Years in the Period ended December 31, 1996 and Six
       Months June 30, 1997 (Unaudited)
   Consolidated Statements of Cash Flows for Each of the Three Years in the Period ended December 31, 1996 and Six Months ended June 30,
       1996 (Unaudited) and 1997 (Unaudited)
   Notes to Consolidated Financial Statements

KANGAROO EXPRESS OF COLORADO SPRINGS, INC. D/B/A KANGAROO EXPRESS
   Report of Independent Accountants
   Balance Sheets as of December 31, 1995 and 1996 and June 30, 1997 (Unaudited) Statements of Operations for Each of the Three Years in the Period
       ended December 31, 1996 and the Six Months ended June 30, 1996 (Unaudited) and 1997 (Unaudited)
   Statements of Stockholder's Equity for Each of the three Years in the Period ended December 31, 1996 and Six Months ended June 30, 1997 (Unaudited) Statements of Cash Flows for Each of the Three Years in the Period ended
       December 31, 1996 and the Six Months ended June 30, 1996
       (Unaudited) and 1997 (Unaudited)
   Notes to Financial Statements

TRANSPEED COURIER SERVICES, INC. D/B/A 1-800 COURIER-DENVER
   Report of Independent Accountants
   Balance Sheets as of December 31, 1995 and 1996 and June 30, 1997 (Unaudited) Statements of Operations for the Years ended December 31, 1995 and 1996 and the Six Months ended June 30, 1996 (Unaudited) and 1997 (Unaudited) Statements of Stockholders' Equity for the Years ended December 31, 1995 and
       1996 and the Six Months ended June 30, 1997 (Unaudited)
   Statements of Cash Flows for the Years ended December 31, 1995 and 1996 and the Six Months ended June 30, 1996 (Unaudited) and 1997 (Unaudited)
   Notes to Financial Statements

NATIONAL MESSENGER, INC. D/B/A NATIONAL MESSENGER
   Report of Independent Accountants
   Balance Sheets as of November 30, 1995 and 1996 and May 31, 1997 (Unaudited) Statements of Operations for the Two Years ended November 30, 1996 and the Six Months ended May 31, 1996 (Unaudited) and 1997 (Unaudited) Statements of Shareholders' Equity (Deficit) for the Two Years ended November
       30, 1996 and the Six Months ended May 31, 1997 (Unaudited)
   Statements of Cash Flows for the Two Years ended November 30, 1996 and the Six Months ended May 31, 1996 (Unaudited) and 1997
       (Unaudited)
   Notes to Financial Statements

PROFALL, INC. D/B/A 1 800 COURIER-L.A.X.
   Report of Independent Accountants
   Balance Sheets as of December 31, 1995 and 1996 and June 30, 1997 (Unaudited) Statements of Operations for the Years ended December 31, 1995 and
       1996 and Six Months ended June 30, 1996 (Unaudited) and 1997 (Unaudited) Statements of Shareholders' Equity for the Years ended December 31,
       1995 and 1996 and Six Months ended June 30, 1997 (Unaudited)
   Statements of Cash Flows for the Years ended December 31, 1995 and
       1996 and Six Months ended June 30, 1996 (Unaudited) and 1997 (Unaudited) Notes to Financial Statements

A&W COURIERS, INC. D/B/A A&W COURIERS
   Report of Independent Accountants
   Balance Sheets as of December 31, 1995 and 1996 and June 30, 1997 (Unaudited) Statements of Operations for the Years ended December 31, 1995 and
       1996 and Six Months ended June 30, 1996 (Unaudited) and 1997 (Unaudited) Statements of Stockholders' Equity for the Years ended December 31,
       1995 and 1996 and Six Months ended June 30, 1997 (Unaudited)
   Statements of Cash Flows for the Years ended December 31, 1995 and
       1996 and Six Months ended June 30, 1996 (Unaudited) and 1997
       (Unaudited)
   Notes to Financial Statements

FLEETFOOT MAX, INC. D/B/A FLEETFOOT MESSENGER
   Report of Independent Accountants
   Balance Sheets as of August 31, 1996 and 1997
   Statements of Operations for Each of the Three Years in the Period ended
      August 31, 1997
   Statements of Changes in Stockholders' Equity (Deficit) for Each of the Three
      Years in the Period ended
   Statements of Cash Flows for Each of the Three Years in the Period ended
      August 31, 1997
   Notes to Financial Statements

EXPRESSIT COURIERS, INC. D/B/A 1 800 COURIER-BOSTON
   Report of Independent Accountants
   Balance Sheets as of December 31, 1995 and 1996 and June 30, 1997 (Unaudited)

   Statements of Operations for Each of the Three Years in the Period ended
      December 31, 1996 and the Six Months ended June 30, 1996 (Unaudited) and 1997 (Unaudited)
   Statements of Changes in Stockholders' Equity for Each of the Three Years in the Period ended December 31, 1996 and the Six Months ended June 30, 1997 (Unaudited)
   Statements of Cash Flows for Each of the Three Years in the Period ended
      December 31, 1996 and the Six Months ended June 30, 1996 (Unaudited) and 1997 (Unaudited)
   Notes to Financial Statements

EXPRESS ENTERPRISE, INC. (GROUND OPERATIONS) D/B/A EXPRESS MESSENGER
   Report of Independent Accountants
   Balance Sheets as of December 31, 1995 and 1996 and June 30, 1997 (Unaudited) Statements of Operations for the Two Years ended December 31, 1996 and the Six-Months ended June 30, 1996 (Unaudited) and 1997 (Unaudited) Statements of Stockholders' Equity as of December 31, 1995 and 1996 and the
      Six-Months ended June 30, 1997 (Unaudited)
   Statements of Cash Flows for the Two Years ended December 31, 1996 and the
      Six-Months ended June 30, 1996 (Unaudited) and 1997 (Unaudited)
   Notes to Financial Statements

RJK ENTERPRISES INC. D/B/A DEADLINE EXPRESS
   Report of Independent Auditors
   Balance Sheets as of December 31, 1996 and June 30, 1997 (Unaudited) Statements of Operations and Accumulated Deficit for the period from March 6,
      1996 to December 31, 1996 and the period from March 6, 1996 to June 30, 1996 (Unaudited) and the Six Months ended June 30, 1997 (Unaudited)
   Statements of Cash Flows for the period from March 6, 1996 to December 31,
      1996 and the period from March 6, 1996 to June 30, 1996 (Unaudited) and the Six Months ended June 30, 1997 (Unaudited)
   Notes to Financial Statements

                       DISPATCH MANAGEMENT SERVICES CORP.
                       INTRODUCTION TO UNAUDITED PRO FORMA
                          COMBINED FINANCIAL STATEMENTS

      The following unaudited pro forma combined financial statements give effect to the acquisitions by Dispatch Management Services Corp. (the "Company") of the outstanding capital stock of the Founding Companies. The Company will acquire, in separate combination transactions (the "Combinations") in exchange for cash and shares of Common Stock, certain courier firms simultaneously with and as a condition to the closing of the Company's initial public offering (the "Offering"), which will be accounted for using the purchase method of accounting. The Company has been identified as the accounting acquiror.

      The unaudited pro forma combined balance sheet gives effect to the Combinations and the Offering as if they had occurred on June 30, 1997. The unaudited pro forma combined statements of operations give effect to these transactions as if they had occurred on January 1, 1996.

      The Company has preliminarily analyzed the savings that it expects to be realized from reductions in salaries and certain benefits to the stockholders of the Founding Companies. To the extent the stockholders and management of the Founding Companies have agreed prospectively to reductions in salary, bonuses, and benefits, these net reductions have been reflected in the pro forma combined statement of operations. With respect to other potential cost savings, the Company has not and cannot quantify these savings until completion of the Combinations. It is anticipated that these savings will be partially offset by the costs of being a publicly held company and the incremental increase in costs related to the Company's new management. However, these costs, like the savings that they offset, cannot be quantified accurately. Neither the anticipated savings nor the anticipated costs have been included in the pro forma combined financial statements of the Company.

      The pro forma adjustments are based on estimates, available information and certain assumptions and may be revised as additional information becomes available. The pro forma financial data do not purport to represent what the Company's financial position or results of operations would actually have been if such transactions in fact had occurred on those dates and are not necessarily representative of the Company's financial position or results of operations for any future period. Since the Founding Companies were not under common control or management, historical combined results may not be comparable to, or indicative of, future performance. The unaudited pro forma combined financial statements should be read in conjunction with the other financial statements and notes thereto included elsewhere in this Prospectus. See "Risk Factors" included elsewhere herein.

                                       DMS
                        PRO FORMA COMBINED BALANCE SHEET
                                  JUNE 30, 1997
                                   (Unaudited)
                                     (000's)

                                                                                                            American Eagle
                       ASSETS                    DMS   West One    Aero  EarlyBird   Bullit  Security Disp     Endeavors
                                                --------------------------------------------------------------------------
Current assets:

  Cash and cash equivalents                        4        313     173          5        3                       295
  Accounts receivable, net                        29      4,105   1,253      2,630      716          1,926        675
  Prepaid and other current assets               394        313     249        459       71          1,347         52
                                                --------------------------------------------------------------------------
      Total current assets                       427      4,731   1,675      3,094      790          3,273      1,022

Property and equipment, net                               2,483     442        314       97            178        280
Other assets                                                114                152       41            623        209
Goodwill, net

                                                --------------------------------------------------------------------------
     Total assets                                427      7,328   2,117      3,560      928          4,074      1,511
                                                ==========================================================================

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities

  Short term debt                                                   109      1,233      128                       464
  Accounts payable                                        1,635     392        617      253          2,950        419
  Accrued expenses                               249        763   3,043      1,088       91                       107
  Other current liabilities                      116                                     12                        42
  Payable to shareholders of founding co.

                                                --------------------------------------------------------------------------
     Total current liabilities                   365      2,398   3,544      2,938      484          2,950      1,032

Long-term debt, less current maturities                   1,149     720      1,846      264                       291
Other long term liabilities                                                                                       114

                                                --------------------------------------------------------------------------
     Total liabilities                           365      3,547   4,264      4,784      748          2,950      1,437

Stockholders' equity

  Common Stock                                    84        125     200          5       25          2,071          1
  Treasury stock                                                            (1,331)    (148)
  Additional paid-in capital                                                    69                   1,285        156
  Retained earnings                              (22)     3,656  (2,347)        33      303         (2,232)       (83)
                                                --------------------------------------------------------------------------
     Total stockholders' equity                   62      3,781  (2,147)    (1,224)     180          1,124         74
                                                --------------------------------------------------------------------------
     Total liabilities and stockholders' equity  427      7,328   2,117      3,560      928          4,074      1,511
                                                ==========================================================================

                       ASSETS                   Atlantic Frt  Washington Exp  MLQ Courier  Kangaroo  Nat'l Messenger   Fleetfoot
                                                ---------------------------------------------------------------------------------
Current assets:

  Cash and cash equivalents                               71              43            5        62               58         106
  Accounts receivable, net                               783             866          610       308              320         263
  Prepaid and other current assets                        45             246           84        11                4           5
                                                ---------------------------------------------------------------------------------
      Total current assets                               899           1,155          699       381              382         374

Property and equipment, net                              757             443          149       129               47          97
Other assets                                             161              36           92         9                           27
Goodwill, net

                                                ---------------------------------------------------------------------------------
     Total assets                                      1,817           1,634          940       519              429         498
                                                =================================================================================

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities

  Short term debt                                         61             716                     29                          170
  Accounts payable                                       515             115           27        28                           12
  Accrued expenses                                       271             100          102        70               29         111
  Other current liabilities                              289             206          389                         70
  Payable to shareholders of founding co.

                                                ---------------------------------------------------------------------------------
     Total current liabilities                         1,136           1,137          518       127               99         293

Long-term debt, less current maturities                  320             181                     52                          187
Other long term liabilities                              240             100                     16                           23

                                                ---------------------------------------------------------------------------------
     Total liabilities                                 1,696           1,418          518       195               99         503

Stockholders' equity

  Common Stock                                            15             377                                       2          50
  Treasury stock                                        (262)                                                               (126)
  Additional paid-in capital                                                           18       109                           33
  Retained earnings                                      368            (161)         404       215              328          38
                                                ---------------------------------------------------------------------------------
     Total stockholders' equity                          121             216          422       324              330          (5)
                                                ---------------------------------------------------------------------------------
     Total liabilities and stockholders' equity        1,817           1,634          940       519              429         498
                                                =================================================================================







                       ASSETS                   Fleetway  1800Denver
                                                --------------------
Current assets:

  Cash and cash equivalents                                       17
  Accounts receivable, net                           173         132
  Prepaid and other current assets                                17
                                                --------------------
      Total current assets                           173         166

Property and equipment, net                           68          78
Other assets                                         448          44
Goodwill, net

                                                --------------------
     Total assets                                    689         288
                                                ====================

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities

  Short term debt                                                154
  Accounts payable                                   765          36
  Accrued expenses                                                60
  Other current liabilities
  Payable to shareholders of founding co.

                                                --------------------
     Total current liabilities                       765         250

Long-term debt, less current maturities               26          28
Other long term liabilities

                                                --------------------
     Total liabilities                               791         278

Stockholders' equity

  Common Stock                                                     1
  Treasury stock
  Additional paid-in capital
  Retained earnings                                 (102)          9
                                                --------------------
     Total stockholders' equity                     (102)         10
                                                --------------------
     Total liabilities and stockholders' equity      689         288
                                                ====================


                                                                Detroit     Profall
       ASSETS:                                   Battery Point  Express  1-800-CourLAX   Express IT  A&W Couriers  Deadline
                                                 ---------------------------------------------------------------------------
Current assets:

  Cash and cash equivalents                                 18                      69           22           198

  Accounts receivable, net                                 125      158            171           88           157       119

  Prepaid and other current assets                           6                       2           24            21        16
                                                 ---------------------------------------------------------------------------
     Total current assets                                  149      158            242          134           376       135



Property and equipment, net                                  6       42             71           77            52         9

Other assets                                                18      125                          84            10         4

Goodwill, net


                                                 ---------------------------------------------------------------------------
     Total assets                                          173      325            313          295           438       148
                                                 ===========================================================================

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities

  Short term debt                                           18       90            171           78

  Accounts payable                                           3       47             38          110            43        65

  Accrued expenses                                          13       31            107           26                      29

  Other current liabilities                                                        338                        227

  Payable to shareholders of founding co.

                                                 ---------------------------------------------------------------------------
     Total current liabilities                              34      168            654          214           270        94


Long-term debt, less current maturities                              48                                                  67

Other long term liabilities                                          22


                                                 ---------------------------------------------------------------------------
     Total liabilities                                      34      238            654          214           270       161

Stockholders' equity

  Common Stock                                                        1             10            1             3         1

  Treasury stock

  Additional pain-in capital                                                        59                         58

  Retained earnings                                        139       86           (410)          80           107       (14)
                                                 ---------------------------------------------------------------------------
     Total stockholders' equity                            139       87           (341)          81           168       (13)
                                                 ---------------------------------------------------------------------------
     Total liabilities and stockholders' equity            173      325            313          295           438       148
                                                 ===========================================================================

                                                                 Other     Pro Forma
                                                                Founding      Merger      Pro Forma   Offering
       ASSETS:                                   S*Car*Go Cour  Companies  Adjustments     Combined  Adjustments   As adjusted
                                                 -----------------------------------------------------------------------------
Current assets:

  Cash and cash equivalents                                110        299                     1,871                      1,871

  Accounts receivable, net                                 192      1,671                    17,470                     17,470

  Prepaid and other current assets                                    145                     3,511         (394)        3,117
                                                 -----------------------------------------------------------------------------
     Total current assets                                  302      2,115            0       22,852         (394)       22,458

Property and equipment, net                                 32        413         (674)       5,590                      5,590

Other assets                                                14         86                     2,297       12,318        14,615

Goodwill, net                                                                   66,925       66,925                     66,925
                                                 -----------------------------------------------------------------------------
     Total assets                                          348      2,614       66,251       97,664       11,924       109,588
                                                 =============================================================================

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities

  Short term debt                                                     301                     3,722       (3,722)

  Accounts payable                                           3        220                     8,293                      8,293

  Accrued expenses                                          63        380                     6,733                      6,733

  Other current liabilities                                162        527          300        2,678                      2,678

  Payable to shareholders of founding co.                                       40,639       40,639      (40,639)
                                                 -----------------------------------------------------------------------------
     Total current liabilities                             228      1,428       40,939       62,065      (44,361)       17,704


Long-term debt, less current maturities                               211       (1,953)       3,437       (3,437)

Other long term liabilities                                            21          (15)         521                        521
                                                 -----------------------------------------------------------------------------
     Total liabilities                                     228      1,660       38,971       66,023      (47,798)       18,225

Stockholders' equity

  Common Stock                                               1         38       (2,982)          29                         29

  Treasury stock                                                      (11)       1,878            0                          0

  Additional pain-in capital                                          404       29,443       31,634       59,722        91,356

  Retained earnings                                        119        523       (1,059)         (22)                       (22)
                                                 -----------------------------------------------------------------------------
     Total stockholders' equity                            120        954       27,280       31,641       59,722        91,363
                                                 -----------------------------------------------------------------------------
     Total liabilities and stockholders' equity            348      2,614       66,251       97,664       11,924       109,588
                                                 =============================================================================

                                       DMS
                        COMBINING STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                                  (Unaudited)
                                     (000's)

                                                                                                      American Eagle
                                     DMS    West One     Aero    EarlyBird    Bullit   Security Disp       Endeavors   Atlantic Frt
                                     -----------------------------------------------------------------------------------------------
Net Revenues                          --      24,148   10,998       22,894     7,696           9,794           8,536          8,728
Cost of Revenues                      --      16,029    6,333       15,860     4,639           5,654           5,293          5,941
                                     -----------------------------------------------------------------------------------------------
  Gross profit                         0       8,119    4,665        7,034     3,057           4,140           3,243          2,787

Operating expenses:                   --
Sales and marketing                   --       1,119      900        1,818       358             232           1,535            105
General and administrative expenses   --       2,112    1,521        1,814       642             500             940            693
Other operating expenses              --       2,838    2,234        3,546     2,116           1,960                          2,232
Depreciation and amortization         --         298      119          195         6              89             174            270
                                     -----------------------------------------------------------------------------------------------
  Operating income (loss)              0       1,752     (108)        (339)      (65)          1,359             594           (513)

Other (income) expense:
  Interest expense                    --         369       56          219       107              22              62             83
  Other, net                          --          (2)      34           85       (56)             13              33             36
                                     -----------------------------------------------------------------------------------------------
Income (loss) before provision
  for income taxes                     0       1,385     (199)        (643)     (116)          1,324             499           (632)
Provision for income taxes            --         360                     2       (33)            398             200           (123)
                                     -----------------------------------------------------------------------------------------------
Net income (loss)                      0       1,025     (199)        (645)      (83)            926             299           (509)
                                     ===============================================================================================


                                     Washington Exp  MLQ Courier  Kangaroo  Nat'l Messenger   Fleetfoot    Fleetway   1800Denver
                                     -------------------------------------------------------------------------------------------
Net Revenues                                  5,800        5,310     2,650           2,413        2,172       1,092        1,247
Cost of Revenues                              3,164        3,296     1,878           1,446        1,332         582          764
                                     -------------------------------------------------------------------------------------------
  Gross profit                                2,636        2,014       772             967          840         510          483

Operating expenses:
Sales and marketing                             483          233        27              86          368          50           58
General and administrative expenses             390          991       265             454           24          40           58
Other operating expenses                      1,532          579       405             154          250         403          298
Depreciation and amortization                    91           94        50              13           66         101           36
                                     -------------------------------------------------------------------------------------------
  Operating income (loss)                       140          117        25             260          132         (84)          33

Other (income) expense:
  Interest expense                               70           43        10                           57          23           19
  Other, net                                    (18)         (38)       (2)                         (34)                       4
                                     -------------------------------------------------------------------------------------------
Income (loss) before provision
  for income taxes                               88          112        17             260          109        (107)          10
Provision for income taxes                       38           32                         5          (54)
                                     -------------------------------------------------------------------------------------------
Net income (loss)                                50           80        17             255          163        (107)          10
                                     ===========================================================================================

                                       DMS
                        COMBINING STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                                  (Unaudited)
                                     (000's)

                                                                       Profall
                                    Battery Point  Detroit Express  1-800-CourLAX  Express IT  A&W Couriers  Deadline  S*Car*Go Cour
                                    ------------------------------------------------------------------------------------------------
Net revenues                                  732            1,612          1,212       1,343         1,560     1,177          1,155
Cost of revenues                              348              986            687         897           940       753            635
                                    ------------------------------------------------------------------------------------------------
  Gross profit                                384              626            525         446           620       424            520

Operating expenses:
Sales and marketing                            22               16                         27           102       143             84
General and administrative expenses            82              277            298         177           289       144            267
Other operating expenses                      113              246            271         231           228       143            140
Depreciation and amortization                  10               47             23          44            10                       15
                                    ------------------------------------------------------------------------------------------------
  Operating income (loss)                     157               40            (67)        (33)           (9)       (6)            14

Other (income) expense:
  Interest expense                                              16             25          16                                      2
  Other, net                                    3                             (64)         14            (2)       (5)
                                    ------------------------------------------------------------------------------------------------
Income (loss) before provision
  for income taxes                            154               24            (28)        (63)           (7)       (1)            12
Provision for income taxes                                                                (24)            4                        7
                                    ------------------------------------------------------------------------------------------------
Net income (loss)                             154               24            (28)        (39)          (11)       (1)             5
                                    ================================================================================================

                                         Other
                                        Founding   Pro Forma     Pro Forma
                                       Companies  Adjustments    Combined
                                       ------------------------------------
Net revenues                              13,006       (9,705)     125,570
Cost of revenues                           7,836       (8,448)      76,845
                                       ------------------------------------
  Gross profit                             5,170       (1,257)      48,725

Operating expenses:
Sales and marketing                          761       (1,515)       7,012
General and administrative expenses        1,643       (3,476)      10,145
Other operating expenses                   2,066         (361)      21,624
Depreciation and amortization                193        2,008        3,952
                                       ------------------------------------
  Operating income (loss)                    507        2,087        5,992

Other (income) expense:
  Interest expense                           164                     1,363
  Other, net                                 (19)                      (18)
                                       ------------------------------------
Income (loss) before provision
  for income taxes                           362        2,087        4,647
Provision for income taxes                     4        1,696        2,512
                                       ------------------------------------
Net income (loss)                            358          391        2,135
                                       ====================================

                                      DMS
                        COMBINING STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1996
                                   (UNAUDITED)
                                     (000's)

                                                                                                   American Eagle
                                         DMS  West One     Aero  EarlyBird  Bullit  Security Disp     Endeavors     Atlantic Frt
                                         ---------------------------------------------------------------------------------------
Net revenues                              --    11,691    5,464     10,653   3,956          5,051         4,296            3,767
Cost of revenues                          --     7,640    3,109      7,209   2,193          2,967         2,712            2,798
                                         ---------------------------------------------------------------------------------------
  Gross profit                             0     4,051    2,355      3,444   1,763          2,084         1,584              969

Operating expenses:
Sales and marketing                       --       672      450        851     203             93           781               50
General and administrative expenses       --     1,020      733        850     268            263           419              216
Other operating expenses                  --     1,440    1,122      1,639   1,079          1,073                            861
Depreciation and amortization             --       186       40        110       3             42            87              135
                                         ---------------------------------------------------------------------------------------
  Operating income (loss)                  0       733       10         (6)    210            613           297             (293)

Other (income) expense:
  Interest expense                        --       240       28         95       1              8            36               38
  Other, net                              --       (16)      15         42                                    3               19
                                         ---------------------------------------------------------------------------------------
Income (loss) before provision
  for income taxes                         0       509     (33)       (143)    209            605           258             (350)
Provision for income taxes                --       133        0          2      11            198           105             (126)
                                         ---------------------------------------------------------------------------------------
Net income (loss)                          0       376     (33)       (145)    198            407           153             (224)
                                         =======================================================================================

                              Washington Exp  MLQ Courier  Kangaroo  Nat'l Messenger  Fleetfoot  Fleetway  1800Denver  Battery Point
                              ------------------------------------------------------------------------------------------------------
Net revenues                           2,856        2,179     1,336            1,123      1,041       683         593            346
Cost of revenues                       1,530        1,305       923              719        617       278         378            164
                              ------------------------------------------------------------------------------------------------------
  Gross profit                         1,326          874       413              404        424       405         215            182

Operating expenses:
Sales and marketing                      247           96        14               42        186        27          26             11
General and administrative
  expenses                               197          464       133              219         10        18          25             41
Other operating expenses                 763          297       189               74        123       185         139             54
Depreciation and amortization             34           41        17                7         22        47          18              5
                              ------------------------------------------------------------------------------------------------------
  Operating income (loss)                 85         (24)        60               62         83       128           7             71

Other (income) expense:
  Interest expense                        27           17         5                          29         9           8              2
  Other, net                              (1)         (30)       (2)                        (11)                    3
                              ------------------------------------------------------------------------------------------------------
Income (loss) before provision
  for income taxes                        59          (11)       57               62         65       119         (4)             69
Provision for income taxes                25                                       1        (33)
                              ------------------------------------------------------------------------------------------------------
Net income (loss)                         34          (11)       57               61         98       119         (4)             69
                              ======================================================================================================

                                      DMS
                        COMBINING STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1996
                                   (UNAUDITED)
                                     (000's)

                                                                                                                         Other
                                                    Profall                                                             Founding
                                Detroit Express  1-800-CourLAX   Express IT  A&W Couriers   Deadline   S*Car*Go Cour   Companies
                                ------------------------------------------------------------------------------------------------
Net revenues                                815            533          696           783        487             537       6,239
Cost of revenues                            518            325          461           469        298             295       3,718
                                ------------------------------------------------------------------------------------------------
  Gross profit                              297            208          235           314        189             242       2,521

Operating expenses:
Sales and marketing                          10                           5            48         60              42         363
General and administrative
  expenses                                   99            169           79           133         60             133         815
Other operating expenses                    130            124          137           123         60              64         940
Depreciation and amortization                26              9           22             5                          8          91
                                ------------------------------------------------------------------------------------------------
  Operating income (loss)                    32            (94)          (8)            5          9              (5)        312

Other (income) expense:
  Interest expense                            8             12            9                                        1          54
  Other, net                                               (37)           2            (4)                                    (4)
                                ------------------------------------------------------------------------------------------------
Income (loss) before provision
  for income taxes                           24            (69)         (19)            9          9              (6)        262
Provision for income taxes                                               (7)                                      (3)          4
                                ------------------------------------------------------------------------------------------------
Net income (loss)                            24            (69)         (12)            9          9              (3)        258
                                ================================================================================================

                                 Pro Forma      Pro Forma
                                Adjustments     Combined
                                -------------------------
Net revenues                        (4,144)        60,981
Cost of revenues                    (3,489)        37,137
                                -------------------------
  Gross profit                        (655)        23,844

Operating expenses:
Sales and marketing                   (707)         3,570
General and administrative
  expenses                          (1,364)         5,000
Other operating expenses              (159)        10,457
Depreciation and amortization          999          1,954
                                -------------------------
  Operating income (loss)              576          2,863

Other (income) expense:
  Interest expense                                    627
  Other, net                                          (21)
                                -------------------------
Income (loss) before provision
  for income taxes                     576          2,257
Provision for income taxes             921          1,231
                                -------------------------
Net income (loss)                     (345)         1,026
                                =========================

                                       DMS
                        COMBINING STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1997
                                   (UNAUDITED)
                                     (000's)

                                                                                                American Eagle
                                DMS  West One       Aero  EarlyBird     Bullit   Security Disp     Endeavors
                                ------------------------------------------------------------------------------
Net revenues                     --    13,781      6,283     13,018      4,205           4,558           3,483
Cost of revenues                 --     9,747      3,662      9,210      2,501           2,630           2,330
                                ------------------------------------------------------------------------------
  Gross profit                    0     4,034      2,621      3,808      1,704           1,928           1,153

Operating expenses:
Sales and marketing              --       537        511        879        193             113             687
General and administrative
  expenses                       --     1,014        896        909        332             232             662
Other operating expenses         --     1,390      1,263      1,580      1,091             916
Depreciation and amortization             284         89        105          5              42              83
                                ------------------------------------------------------------------------------
  Operating income (loss)         0       809       (138)       335         83             625            (279)

Other (income) expense:
  Interest expense                        196         31        107         64              18              35
  Other, net                     --        (3)        20                                                   (23)
                                ------------------------------------------------------------------------------
Income (loss) before provision
  for income taxes                0       616       (189)       228         19             607            (291)
Provision for income taxes       --       160                    10         42             182            (123)
                                ------------------------------------------------------------------------------
Net income (loss)                 0       456       (189)       218        (23)            425            (168)
                                ===============================================================================

                              Atlantic Frt  Washington Exp  MLQ Courier  Kangaroo  Nat'l Messenger  Fleetfoot  Fleetway  1800Denver
                              -----------------------------------------------------------------------------------------------------
Net revenues                         4,308           2,849        2,981     1,380            1,255      1,226       683         543
Cost of revenues                     3,001           1,453        1,793       949              749        768       278         339
                              -----------------------------------------------------------------------------------------------------
  Gross profit                       1,307           1,396        1,188       431              506        458       405         204

Operating expenses:
Sales and marketing                     88             271          126        10               43        205        27          24
General and administrative
  expenses                             238             204          549       144              235          9        18          30
Other operating expenses               842             728          333       220               77        146       185         202
Depreciation and amortization          164              49           37        25               17         18        47          27
                              -----------------------------------------------------------------------------------------------------
  Operating income (loss)              (25)            144          143        32              134         80       128         (79)

Other (income) expense:
  Interest expense                      36              37           18         4                          24         9          11
  Other, net                             5              (3)         (22)       (3)                        (27)                  (11)
                              -----------------------------------------------------------------------------------------------------
Income (loss) before provision
  for income taxes                     (66)            110          147        31              134         83       119         (79)
Provision for income taxes             (24)             47                                       3         41
                              -----------------------------------------------------------------------------------------------------
Net income (loss)                      (42)             63          147        31              131         42       119         (79)
                              ======================================================================================================


                                       DMS
                        COMBINING STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1997
                                   (UNAUDITED)
                                     (000's)

                                                                    Profall
                                 Battery Point  Detroit Express  1-800-CourLAX  Express IT  A&W Couriers   Deadline  S*Car*Go Cour
                                 -------------------------------------------------------------------------------------------------
Net revenues                               405              993            807         717           841        622            704
Cost of revenues                           173              617            405         436           485        393            362
                                 -------------------------------------------------------------------------------------------------
  Gross profit                             232              376            402         281           356        229            342

Operating expenses:
Sales and marketing                          7               14                         17            44         94             87
General and administrative
  expenses                                  32              143            215          96           115         94            121
Other operating expenses                    58              155            158          76           129         94             78
Depreciation and amortization                4               24             18          19             4                         9
                                 -------------------------------------------------------------------------------------------------
  Operating income (loss)                  131               40             11          73            64       (53)             47

Other (income) expense:
  Interest expense                           1                8             13           5           (2)                         4
  Other, net                                                               (39)          4           (2)       (41)
                                 -------------------------------------------------------------------------------------------------
Income (loss) before provision
  for income taxes                         130               32             37          64            68       (12)             43
Provision for income taxes                                                   1          25            13                        17
                                 -------------------------------------------------------------------------------------------------
Net income (loss)                          130               32             36          39            55       (12)             26
                                 =================================================================================================


                                    Other
                                  Founding        Pro Forma          Pro Forma
                                 Companies       Adjustments          Combined
                                 ---------------------------------------------
Net revenues                         7,093           (6,183)            66,552
Cost of revenues                     4,254           (5,514)            41,021
                                 ---------------------------------------------
  Gross profit                       2,839             (669)            25,531

Operating expenses:                                                          0
Sales and marketing                    398             (736)             3,639
General and administrative
  expenses                             942           (1,528)             5,702
Other operating expenses             1,031             (146)            10,606
Depreciation and amortization           88             1,003             2,161
                                 ---------------------------------------------
  Operating income (loss)              380               738             3,423

Other (income) expense:
  Interest expense                      44                                 663
  Other, net                             7                               (138)
                                 ---------------------------------------------
Income (loss) before provision
  for income taxes                     329               738             2,898
Provision for income taxes                             1,094             1,488
                                 ---------------------------------------------
Net income (loss)                      329             (356)             1,410
                                 =============================================

                       DISPATCH MANAGEMENT SERVICES CORP.
           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
                      (In thousands, except share amounts)

NOTE 1 - GENERAL

      Dispatch Management Services Corp. (the "Company") was founded to create the largest provider of urgent, on-demand, point-to-point courier and delivery services in the world. The Company has conducted no operations to date and will acquire the Founding Companies concurrently with and as a condition to the closing of this Offering.

      The historical financial statements reflect the financial position and results of operations of the Company and the Founding Companies and were derived from the respective Founding Companies' financial statements where indicated. The periods included in these financial statements for the individual Founding Companies are as of the respective periods, as indicated in the accompanying financial statements, or a date within 93 days of December 31, 1996. The audited historical financial statements included elsewhere herein have been included in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 80.

NOTE 2 - ACQUISITION OF FOUNDING COMPANIES

      Concurrently and as a condition with the closing of this Offering, the Company will acquire the Founding Companies in separate transactions, in exchange for cash or shares of its Common Stock or a combination of both. The acquisitions will be accounted for using the purchase method of accounting with the Company being identified as the accounting acquiror.

      The following table sets forth the consideration to be paid in cash and in shares of Common Stock to the common stockholders of each of the Founding Companies. For purposes of computing the estimated purchase price for accounting purposes, the value of shares is determined using an estimated fair value of [$11.25] per share, which represents a discount of 25 percent from the assumed initial public offering price of [$15.00] per share due to restrictions on the sale and transferability of the shares issued. The estimated purchase price for the acquisitions is based upon preliminary estimates and is subject to certain purchase price adjustments at and following closing.

                                                                      Shares of
                                                                       Common
Brand Name                                         Cash                 Stock
----------                                         ----                 -----

West One                                        $ 16,613               165,133
Aero Delivery                                                          248,667
Earlybird Courier                                  8,605               309,917
Bullit Courier                                     3,540               200,000
Security Despatch                                  5,923
1 800 COURIER - Phoenix, Minneapolis                                   284,267
Atlantic Freight                                                       275,007
Washington Express                                                     186,133
MLQ Courier                                        4,678
Kangaroo Express                                                        71,933
National Messenger                                   146                80,687
Fleetfoot Max                                                           85,280
Fleetway Systems                                     838               134,400
1 800 COURIER - Denver                                                  51,600
Battery Point                                         39                28,513
Express Messenger                                                       48,000
1 800 COURIER - L.A.X.                                                  30,000
1 800 COURIER - Boston                                                  42,400
A&W Couriers                                                            50,307
Deadline Express                                                        60,933
S-CAR-GO Courier                                                        42,560
Other Founding Companies                             257               473,531
                                                --------             ---------
Total                                           $ 40,639             2,869,268
                                                ========             =========

NOTE 3 - UNAUDITED PRO FORMA COMBINED BALANCE SHEET ADJUSTMENTS

The following table summarizes unaudited pro forma combined balance sheet adjustments:

                                                 Merger Adjustments                            Offering Adjustments          Post
                                             ------------------------           Pro Forma    ------------------------       Merger
                       ASSETS                 (A)       (B)       (C)    (D)   Adjustments    (E)       (F)       (G)    Adjustments
                                            -------   -------   ------- -----  -----------  -------   -------   -------  -----------
Current assets:
  Cash and cash equivalents                                                          --      60,116   (52,957)   (7,159)         --
  Accounts receivable, net                                                           --
  Prepaid and other current assets                                                   --        (394)                           (394)
                                            -------   -------   -------  ----   -------     -------   -------   -------     -------
      Total current assets                                                                   59,722   (52,957)   (7,159)       (394)

Property and equipment, net                              (674)                     (674)
Other assets                                              700      (700)             --                12,318                12,318
Goodwill, net                                          66,625             300    66,925
                                            -------   -------   -------  ----   -------     -------   -------   -------     -------
     Total assets                                      66,651      (700)  300    66,251      59,722   (40,639)   (7,159)     11,924

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
  Short term debt                                                                    --                          (3,722)     (3,722)
  Accounts payable                                                                   --
  Accrued expenses                                                                   --
  Other current liabilities                                               300       300
  Payable to shareholders of founding co.    40,639                              40,639               (40,639)              (40,639)
                                            -------   -------   -------  ----   -------     -------   -------   -------     -------
     Total current liabilities               40,639        --             300    40,939               (40,639)   (3,722)    (44,361)

Long-term debt, less current maturities          --    (1,953)                   (1,953)                         (3,437)     (3,437)
Other long term liabilities                               (15)                      (15)
                                            -------   -------   -------  ----   -------     -------   -------   -------     -------
     Total liabilities                       40,639    (1,968)            300    38,971               (40,639)   (7,159)    (47,798)

Stockholders' equity
  Common Stock                                         (2,982)                   (2,982)
  Treasury stock                                        1,878                     1,878
  Additional paid-in capital                (40,639)   70,082                    29,443      59,722                          59,722
  Retained earnings                                      (359)     (700)         (1,059)
                                            -------   -------   -------  ----   -------     -------   -------   -------     -------
     Total stockholders' equity             (40,639)   68,619        --          27,280      59,722        --        --      59,722
                                                                   (700)
                                            -------   -------   -------  ----   -------     -------   -------   -------     -------
     Total liabilities and
       stockholders' equity                      --    66,651      (700)  300    66,251      59,722   (40,639)   (7,159)     11,924
                                            =======   =======   =======  ====   =======     =======   =======   =======     =======

(a) Records the liability for the cash portion of the consideration to be paid to the stockholders of the Founding Companies in connection with the Combinations.

(b) Records the purchase of the Founding Companies, consisting of $40,639 (net of $12,318 of earnout) in cash and 2,869,268 shares of common stock valued at $11.25 per share (or $32,279), for a total estimated purchase price of $72,918. Adjustment also reflects $674 of certain assets which will not be acquired and $1,968 of certain liabilities which will not be assumed in the Combinations and the allocation of $700 of the purchase price to acquired research and development activities (in-process research and development) at a Founding Company. The excess purchase price over the fair value of the net assets acquired is $66,925.

(c) Records the write-off of the acquired in-process research and development from a Founding Company.

(d) Records the net deferred income tax liability attributable to the temporary differences between the financial reporting and tax basis of assets and liabilities held in S Corporations of $ 300 at certain Founding Companies.

(e) Records the cash proceeds from the issuance of shares of DMS Common Stock net of estimated offering costs (based on an assumed initial public offering of $______ per share). Offering costs primarily consist of underwriting discounts and commissions, accounting fees, legal fees and printing expenses.

(f) Records the cash portion of the consideration to be paid to the stockholders of the Founding Companies in connection with the Combinations ($________) to be paid from proceeds of the Offering and the loan receivable of $12,318 related to earnout.

(g) Records the use of a portion of the proceeds from the Offering to repay short-term and long-term debt assumed in the Combinations.

NOTE 4 - UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS ADJUSTMENTS

The following table summarizes unaudited pro forma combined statements of operations adjustments:

For the year ended December 31, 1996:

                                                                                                       Total
                                                                                                     Pro Forma
                                              (A)         (B)       (C)          (D)         (E)    Adjustments
                                             ------    ------      ------      ------      ------   -----------
Net revenues                                                                   (9,705)                 (9,705)
Cost of Revenues                                                               (8,448)                 (8,448)
  Gross profits                                                                (1,257)                 (1,257)
                                             ------    ------      ------      ------      ------      ------
Operating expenses:
Sales and marketing                                                            (1,515)                 (1,515)
General and administrative expenses          (2,071)     (381)                 (1,024)                 (3,476)
Other operating expenses                                                         (361)                   (361)
Depreciation and amortization                              --       2,066         (58)                  2,008
                                             ------    ------      ------      ------      ------      ------
  Operating income (loss)                     2,071       381      (2,066)      1,701                   2,087

Other (income) expense:
  Interest expense
  Other, net
                                             ------    ------      ------      ------      ------      ------
Income (loss) before provision for
  income taxes                                2,071       381      (2,066)      1,701                   2,087
Provision for income taxes                       --                                --       1,696       1,696
                                             ------    ------      ------      ------      ------      ------
Net income (loss)                             2,071       381      (2,066)      1,701      (1,696)        391
                                             ======    ======      ======      ======      ======      ======

For the Six months ended June 30, 1997:

                                                                                                       Total
                                                                                                     Pro Forma
                                              (A)         (B)       (C)          (D)         (E)    Adjustments
                                             ------    ------      ------      ------      ------   -----------
Net revenues                                                                   (6,183)                 (6,183)
Cost of revenues                                                               (5,514)                 (5,514)
                                             ------    ------      ------      ------      ------      ------
  Gross profit                                                                   (669)                   (669)

Operating expenses:
Sales and marketing                                                              (736)                   (736)
General and administrative expenses            (810)     (403)                   (315)                 (1,528)
Other operating expenses                                                         (146)                   (146)
Depreciation and amortization                              --       1,039         (36)                  1,003
                                             ------    ------      ------      ------      ------      ------
  Operating income (loss)                       810       403      (1,039)        564                     738

Other (income) expense:
  Interest expense
  Other, net
                                             ------    ------      ------      ------      ------      ------
Income (loss) before provision for
  income taxes                                  810       403      (1,039)        564                     738
Provision for income taxes                                                         --       1,094       1,094
                                             ------    ------      ------      ------      ------      ------
Net income (loss)                               810       403      (1,039)        564      (1,094)       (356)
                                             ======    ======      ======      ======      ======      ======

For the Six months ended June 30, 1996:

                                                                                                       Total
                                                                                                     Pro Forma
                                              (A)         (B)       (C)          (D)         (E)    Adjustments
                                             ------    ------      ------      ------      ------   -----------
Net revenues                                                                   (4,144)                 (4,144)
Cost of revenues                                                               (3,489)                 (3,489)
                                             ------    ------      ------      ------      ------      ------
  Gross profit                                                                   (655)                   (655)

Operating expenses:
Sales and marketing                                                              (707)                   (707)
General and administrative expenses          (1,119)     (125)                   (120)                 (1,364)
Other operating expenses                                                         (159)                   (159)
Depreciation and amortization                              --       1,039         (40)                    999
                                             ------    ------      ------      ------      ------      ------
  Operating income (loss)                     1,119       125      (1,039)        371                     576

Other (income) expense:
  Interest expense
  Other, net
                                             ------    ------      ------      ------      ------      ------
Income (loss) before provision for
  income taxes                                1,119       125      (1,039)        371                     576
Provision for income taxes                                                         --         921         921
                                             ------    ------      ------      ------      ------      ------
Net income (loss)                             1,119       125      (1,039)        371        (921)       (345)
                                             ======    ======      ======      ======      ======      ======

(a) Reflects the reductions in salaries, bonuses and benefits to the owners of the Founding Companies to which they have agreed prospectively.

(b) Reflects the reduction in royalty payments made by certain Founding Companies in accordance with franchise agreements which will be terminated as a result of the Combinations.

(c) Reflects the amortization of goodwill to be recorded as a result of the Combinations over 5 to 40-year estimated lives.

(d) Reflects the disposal of a segment of a business at one Founding Company. Approximately 80% of the segment was disposed of subsequent to the June 30, 1997 balance sheet and management has a formal plan to dispose of the remaining portion of the segment prior to the close of the Combinations.

(e) Reflects the incremental provision for federal and state income taxes assuming all entities were subject to federal and state income tax and relating to the other statements of operations' adjustments assuming a corporate income tax rate of 40% and that a majority of the goodwill is non-deductible.

                        Report of Independent Accountants

To the Board of Directors and Stockholders of Dispatch Management Services Corp.

           In our opinion, the accompanying balance sheet presents fairly, in all material respects, the financial position of Dispatch Management Services Corp. at June 30, 1997, in conformity with generally accepted accounting principles. This financial statement is the responsibility of the Company's management; our responsibility is to express an opinion on this financial statement based on our audit. We conducted our audit of this statement in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

      The accompanying balance sheet has been prepared assuming that the Company will continue as a going concern. As discussed in Note 1, the realization of the recorded assets and liabilities is subject to the receipt of future proceeds which are currently anticipated from a public offering. Should such proceeds not be received, there is substantial doubt about the Company's ability to continue as a going concern. No adjustments have been recorded to reflect this uncertainty.

Price Waterhouse LLP

Detroit, Michigan
September 15, 1997

                       DISPATCH MANAGEMENT SERVICES CORP.

                                  BALANCE SHEET
                             (Dollars in Thousands)

                                                                      June 30,
                                                                        1997
                                                                      --------

   Assets

   Cash                                                                $   4
   Accounts receivable and other                                          29
   Deferred offering costs                                               394
                                                                       -----

   Total assets                                                        $ 427
                                                                       =====

   Liabilities and Stockholders' Equity

   Accrued liabilities                                                 $ 249
   Accounts payable to related party                                     116
   Stockholders' equity
              Preferred stock, $.01 par, 10,000,000
               shares authorized
              Series A 14,000 shares issued and outstanding
              Common stock, $.01 par, 100,000,000 shares
               authorized, 10 shares issued and outstanding
              Additional paid-in-capital                                  84
              Accumulated deficit                                        (22)
                                                                       -----
                        Total stockholders' equity                        62
                                                                       -----
                        Total liabilities and stockholders' equity     $ 427
                                                                       =====

See accompanying notes to financial statements.

                       DISPATCH MANAGEMENT SERVICES CORP.

                          NOTES TO FINANCIAL STATEMENTS

1.    Business and Organization

      Dispatch Services Management Corp. (the "Company") was incorporated on September 9, 1997. Dispatch Management Services LLC ("DMS LLC") merged into the Company effective September 9, 1997. The owners of DMS LLC, in connection with the merger, received in exchange for their ownership interest in DMS LLC, common and preferred stock of the Company as described further in Note 2. The merger was consummated to facilitate an initial public offering of securities and was accounted for at historical cost because the same shareholder group controlled both entities.

      Dispatch Management Services LLC, Inc. was founded in November 1996 to create a nationwide network of same-day, on-demand delivery services. The Company intends to acquire a number of U.S. and foreign business (the "Mergers"), upon consummation of an initial public offering (the "Offering") of its common stock and, subsequent to the Offering, continue to acquire through merger or purchase, similar companies to expand its international operations.

      The Company has not conducted any significant operations, and all activities to date have primarily related to the Offering and the Mergers. The Company's cash balances were mainly generated from the capitalization of the Company and from the receipt of certain software license fees as discussed further in Note 3. Accordingly, statements of operations and cash flows for this period would not provide meaningful information and have been omitted. Operating expenses subsequent to inception consist mainly of certain administrative costs. As of June 30, 1997, approximately $394 has been incurred in connection with the Offering, and the Company has capitalized these costs as deferred offering costs. These costs include consulting, legal and accounting fees which will be offset against the proceeds of the Offering at closing. The Company is dependent upon the Offering to execute the pending Mergers. There is no assurance that the pending Mergers discussed will be completed or that the Company will be able to generate future operating revenues.

      On September 9, 1997, the Company acquired Kiwi Express Software LLC ("Kiwi") for consideration of 100 shares of Series B preferred stock. The shareholders of Kiwi are also among the shareholders of the company. Each share of Series B preferred stock will, upon the initial public offering of securities, be automatically converted into sufficient shares of common stock such that the aggregate consideration received by the Series B stockholders will equal $500. The acquisition will be accounted for as a purchase as no single shareholder controlled both Kiwi and the Company. Summary financial information of Kiwi is as follows:

                              As of and for the six months
                              ended June 30, 1997
                              (unaudited)

            Revenue                       $107
            Net income                      32
            Total assets                   101
            Net assets                      62

2.    Stockholders' Equity

      The capital structure of DMS LLC at June 30, 1997 has been conformed to reflect the current capital structure of the Company. In conjunction with the initial capitalization of DMS LLC 2,000,000 shares of Class A common stock were issued for a total consideration of $2. In addition, at various times prior to June 30, 1997, DMS LLC issued approximately 14,000 shares of Class B common stock for approximately $5.83 per share. Subsequent to June 30, 1997, DMS LLC issued approximately 117,000 shares of Class B common stock for approximately $5.83 per share in addition to the shares of Class B common stock issued related to certain notes payable as discussed further in Note 6.

      Under the terms of the merger agreement of DMS LLC into the Company, each 200,000 shares of Class A common stock of DMS LLC was exchanged for 1 share of common stock of the Company, and each share of Class B common stock of DMS LLC was exchanged for 1 share of Series A preferred stock of the Company. Each share of Series A preferred stock will upon the initial public offering of securities, be converted into one share of common stock should the initial public offering price be greater than $8.33. To the extent that the initial public offering price is less than $8.33 per share additional shares of common stock will be issued such that the total value of the common stock received for each share of Series A preferred stock will be $8.33.

3.    Software License Agreement

      In December 1996, the Company entered into a software license and development agreement with Kiwi under which the Company was granted an exclusive world-wide license for the use of certain proprietary software owned by Kiwi. The software helps manage and operate the dispatching, billing, collection and settlement functions for companies performing point-to-point urgent delivery services

      Under the terms of the software license and development agreement, the Company has the right to grant sub-licenses for the use of the software to those companies performing point-to-point urgent delivery services. To the extent the Company has sub-licensed the use of the software, the Company shall pay Kiwi a license fee equal to a defined license percentage (currently 1%) of the sub-licensee's adjusted receipts related to point-to-point delivery services.

      As of June 30, 1997, the Company has sub-licensed the software to approximately nineteen companies. Under the terms of the sub-license agreements, the Company will receive a sub-license fee equal to a defined license percentage (currently 1%) of the sub-licensee's adjusted receipts related to point-to-point delivery services.

                       DISPATCH MANAGEMENT SERVICES CORP.

      Accounts payable to related party at June 30, 1997 on the accompanying balance sheet primarily represent software license fees due Kiwi. Accounts receivable at June 30, 1997 on the accompanying balance sheet primarily represent primarily amounts due the Company from sub-licensees.

4.    1-800-DELIVER License Agreement

      The Company has entered into a license agreement with Universal Coupon Corporation and 1-800-DELIVER-TO-YOU CORP. for the use of certain toll-free telephone numbers. The terms of the licensing agreement required the Company to make an initial payment of $5 followed by monthly payments thereafter of $1. The Company has the option to purchase the license outright for a price of $100 with the sum of the initial payment and one-half of all the license fees paid (not to exceed $50) being credited towards the purchase price. At June 30, 1997, approximately $13 related to this license is included in deferred offering costs on the accompanying balance sheet.

5.    New Accounting Pronouncements

      In February 1997, the Financial Accounting Standards Board issued Statement of Accounting Standards No. 128. Earnings per share (SFAS No.
      128). For the Company, SFAS No. 128 will be effective for the year ended December 31, 1997. SFAS No. 128 simplifies the standards required under current accounting rules for computing earnings per share and replaces the presentation of primary earnings per share and fully-diluted earnings per share with a presentation of basic earnings per share (basic EPS) and diluted earnings per share (diluted EPS). Basic EPS excludes dilution and is determined by dividing income available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted EPS reflects the potential dilution that could offer if securities and other contracts to issue common stock were exercised or converted into common stock. Diluted EPS is computed similarly to fully-diluted earnings per share under current accounting rules. The implementation of SFAS No. 128 is not expected to have a material effect on the Company's earnings per share as determined under current accounting rules.

      The Company plans to adopt a stock incentive plan. Statement of Financial Standards No. 123, "Accounting for Stock-Based Compensation", allows entities to choose between a new fair value based method of accounting for employee stock options or similar equity instruments and the current, intrinsic value-based method of accounting prescribed by Accounting Principles Board Option No. 25, ("APB 25"). Entities electing to remain with the accounting in APB 25 must make pro forma disclosures of net income and earnings per share as of the fair value method of accounting had been applied. The Company will provide pro forma disclosure of net income and earnings per share, as applicable, in the notes to future consolidated financial statements.

6.    Subsequent Events

      Note Payable
      During July 1997 the Company entered into a $1,000 loan agreement with DMS Equity Investors Limited Partnership (" Partnership"). This note bears interest at the rate of 10% and matures the earlier of the following: (1) a date eighteen months after the date of the note or (2) the closing date of the initial public offering of the equity securities. On the maturity date, the unpaid principal balance and accrued interest shall be due and payable in full. The note is secured by substantially all of the assets of the Company.

      In conjunction with entering into the loan arrangement, the Company entered into investment agreements with the four members of the Partnership. Under the terms of the investment agreements, the Company issued a total of 28,580 shares of common stock to the four partners in exchange for a total investment of $3. Each of the four partners is entitled to own .35% of the common stock of the corporation formed calculated on a fully diluted basis after giving effect to the issuance of securities in an initial public offering.

      Share Purchase Agreement
      In August 1997 the Company entered into a definitive share purchase agreement to acquire the outstanding shares of Brookside Systems and Programming Limited ("Brookside") effective contemporaneously with the Offering. Brookside develops and markets software to the courier industry in the United Kingdom. In accordance with the share purchase agreement, the Company made a non-refundable down-payment of approximately $323.

7.    Unaudited Subsequent Events

      The Company has signed definitive agreements to either acquire by merger or purchase certain assets and liabilities from a number of companies (Founding Companies) to be effective contemporaneously with the Offering.

                         Report of Independent Auditors

The Members and Stockholders
Earlybird Courier Service, LLC,
   and Total Management Support Services, LLC

      We have audited the accompanying combined balance sheets of Earlybird Courier Service, LLC, Total Management Support Services, LLC and their affiliates (collectively, the "Company"), which is comprised of the companies listed in Note 2, as of December 31, 1995 and 1996, and the related combined statements of operations and retained earnings (accumulated deficit), and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

      We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Earlybird Courier Service, LLC, Total Management Support Services, LLC and their affiliates at December 31, 1995 and 1996 and the combined results of their operations and their cash flows for each of the three years in the period ended December 31, 1996 in conformity with generally accepted accounting principles.


                                                               ERNST & YOUNG LLP

New York, New York
September 3, 1997, except for Note 11,
   as to which the date is October 1, 1997

                         EARLYBIRD COURIER SERVICE, LLC,
           TOTAL MANAGEMENT SUPPORT SERVICES, LLC AND THEIR AFFILIATES

                             COMBINED BALANCE SHEETS
                             (Dollars in Thousands)

                                                        December 31      June 30
                                                       1995      1996     1997
                                                     ---------------------------
                                                                       (Unaudited)
Assets
Current assets:
   Cash and cash equivalents                         $     2   $     6   $     5
   Accounts receivable, less allowance for doubtful
     accounts of $50 (1995 and 1996) (Note 5)          1,908     2,462     2,630
   Prepaid expenses                                      106        99       109
   Other current assets                                   15         2        --
   Due from stockholder (Note 9)                         250       350       350
                                                     ---------------------------
Total current assets                                   2,281     2,919     3,094
Property and equipment--net (Notes 4 and 5)              459       356       314
Intangible assets--net of accumulated amortization
   of $290 (1995) and $431 (1996) (Note 5)               202        65        39
Due from affiliate                                        28        33        38
Other noncurrent assets                                   88       100        75
                                                     ---------------------------
                                                     $ 3,058   $ 3,473   $ 3,560
                                                     ===========================
Liabilities and stockholders' deficiency
Current liabilities:
   Notes payable, current portion (Note 5)           $   549   $ 1,426   $ 1,233
   Accounts payable                                      562       866       617
   Accrued salaries and payroll taxes payable            402       274       849
   Accrued expenses                                      332       587       234
   Deferred revenue                                       36        --        --
   Other current liabilities                               7         5         5
                                                     ---------------------------
Total current liabilities                              1,888     3,158     2,938

Notes payable (Note 5)                                 1,067       857       946
Subordinated notes payable (Note 5)                      900       900       900
Commitments and contingencies (Note 7)
Stockholders' deficiency (Note 3 ):
   Common stock                                            5         5         5
   Additional paid-in capital                             69        69        69
   Treasury stock                                     (1,331)   (1,331)   (1,331)
   Retained earnings (accumulated deficit)               460      (185)       33
                                                     ---------------------------
Total stockholders' deficiency                          (797)   (1,442)   (1,224)
                                                     ---------------------------
                                                     $ 3,058   $ 3,473   $ 3,560
                                                     ===========================

See accompanying notes to financial statements.

                         EARLYBIRD COURIER SERVICE, LLC,
           TOTAL MANAGEMENT SUPPORT SERVICES, LLC AND THEIR AFFILIATES

             COMBINED STATEMENTS OF OPERATIONS AND RETAINED EARNINGS
                              (Accumulated Deficit)
                             (Dollars in Thousands)
                                    (Note 10)

                                                   Year ended December 31  Six months ended June 30
                                              1994       1995      1996       1996       1997
                                          ----------------------------------------------------------
                                                                               (Unaudited)
Net sales (Note 8)                         $ 17,760   $ 21,967  $ 22,894   $ 10,653   $ 13,018
Cost of sales                                12,978     15,187    15,860      7,209      9,210
                                           ---------------------------------------------------
   Gross margin                               4,782      6,780     7,034      3,444      3,808
Operating expenses                            3,291      4,595     5,436      2,535      2,516
Sales and marketing                           1,006      1,072     1,072        482        526
General and administrative expenses             387        506       670        323        326
Depreciation and amortization excluding
  amortization of covenant not to compete        55        138       195        110        105
                                           ---------------------------------------------------
Operating income (loss)                          43        469      (339)        (6)       335
Other expenses:
   Interest expense (Note 5)                    157        260       219         95        107
   Covenant not to compete (Note 5)              85         85        85         42         --
                                           ---------------------------------------------------
Income (loss) before provision for local
   income taxes                                (199)       124      (643)      (143)       228
Provision for local income taxes (Note 6)        15         30         2          2         10
                                           ---------------------------------------------------
Net income (loss)                              (214)        94      (645)      (145)       218
Retained earnings (accumulated deficit),
   beginning of period                          580        366       460        460       (185)
                                           ---------------------------------------------------
Retained earnings (accumulated deficit),
   end of period                           $    366   $    460  $   (185)  $    315   $     33
                                           ===================================================
Unaudited pro forma information (Note 6):
   Historical  net income (loss) before
     provision for income taxes                (214)        94      (645)      (145)       218
   Provision (benefit) for income taxes         (96)        42      (290)       (65)        98
                                           ---------------------------------------------------
Pro forma net income (loss)                $   (118)  $     52  $   (355)  $    (80)  $    120
                                           ===================================================

See accompanying notes to financial statements.

                         EARLYBIRD COURIER SERVICE, LLC,
           TOTAL MANAGEMENT SUPPORT SERVICES, LLC AND THEIR AFFILIATES

                        COMBINED STATEMENTS OF CASH FLOWS
                             (Dollars in Thousands)

                                                                    Six months
                                          Year ended December 31   ended June 30
                                           1994    1995    1996    1996    1997
                                          --------------------------------------
                                                                  (Unaudited)
Operating activities
Net (loss) income                         $(214)  $  94   $(645)  $(145)  $ 218
Adjustments to reconcile net income
   (loss) to net cash provided by (used
   in) operating activities:
     Depreciation and amortization          182     273     315     167     105
     Changes in operating assets and
       liabilities:
         Accounts receivable               (186)   (390)   (554)    (13)   (168)
         Prepaid expenses                    17    (101)      7      54     (10)
         Other current assets                (1)     82      13      13       2
         Due from affiliate                 (28)     (1)     (5)    (12)     (5)
         Other noncurrent assets            169     (71)    (12)   (140)     25
         Accounts payable and accrued
           expenses                          45     262     559    (132)   (602)
         Accrued salaries and payroll
           taxes payable                     39     217    (128)    109     575
         Deferred revenue                  (132)     36     (36)    (36)     --
         Other current liabilities           28    (124)     (2)     (2)     --
                                          --------------------------------------
Net cash provided by (used in)
   operating activities                     (81)    277    (488)   (137)    140

Investing activities
Purchases of property and equipment        (239)   (291)    (75)    (54)    (37)
                                          --------------------------------------
Net cash used in investing activities      (239)   (291)    (75)    (54)    (37)

Financing activities
Proceeds from notes payable                 560      --     925     418      16
Payments on notes payable                  (276)   (553)   (258)   (129)   (120)
Payments to former owners                   (87)   (250)   (100)   (100)     --
Financing costs                             (60)    (96)     --      --      --
Proceeds from subordinated notes payable     --     900      --      --      --
                                          --------------------------------------
Net cash provided by (used in)
   financing activities                     137       1     567     189    (104)
                                          --------------------------------------
Net increase (decrease) in cash and
   cash equivalents                        (183)    (13)      4      (2)     (1)

Cash and cash equivalents at beginning
   of period                                198      15       2       2       6
                                          --------------------------------------
Cash and cash equivalents at end of       $  15   $   2   $   6   $  --   $   5
period
                                          ======================================
Supplemental disclosure of cash flow
   information
Interest paid                             $ 157   $ 250   $ 209   $  95   $ 107
                                          ======================================
Local income taxes paid                   $  28   $  26   $   2   $   2   $  --
                                          ======================================

See accompanying notes to financial statements.

                         EARLYBIRD COURIER SERVICE, LLC,
           TOTAL MANAGEMENT SUPPORT SERVICES, LLC AND THEIR AFFILIATES

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                Years ended December 31, 1994, 1995 and 1996 and
                  the six months ended June 30, 1996 and 1997
                (Information as of June 30, 1997 and for the six
               months ended June 30, 1996 and 1997 is unaudited)

1.    Business Organization

      Earlybird Courier Service, LLC ("Earlybird LLC") is engaged in the logistics and courier business in the New York Metropolitan area. Total Management Support Services, LLC ("TMSS LLC") is engaged in full-service outsourcing and facilities management for clients located in several major cities throughout the United States. Total Management LLC is a holding company and the direct owner of Earlybird LLC and TMSS LLC. On January 1, 1995, Earlybird Messenger Service, Inc. transferred substantially all of its operating assets and liabilities to a newly formed entity, Total Management LLC, which was immediately followed by a contribution of these assets and liabilities from Total Management LLC to a newly formed entity, Earlybird LLC. Simultaneously, Total Management Support Services, Inc. transferred substantially all of its operating assets and liabilities to Total Management LLC, which was immediately followed by a contribution of these assets and liabilities from Total Management LLC to a newly formed entity, TMSS LLC. Earlybird Messenger Service, Inc. and Total Management Support Services, Inc. own 88% and 1%, respectively, of Total Management LLC.

      Effective January 1, 1995, one stockholder effectively owns approximately 90% of Earlybird LLC, TMSS LLC, Total Management LLC, approximately 100% of Earlybird Messenger Service, Inc. and approximately 60% of Total Management Support Services, Inc.

2.    Summary of Significant Accounting Policies

      Basis of Presentation
      The accompanying combined financial statements include the accounts of Earlybird LLC, TMSS LLC, Total Management LLC, Earlybird Messenger Service, Inc. and Total Management Support Services, Inc. all of which are under common control (collectively, the "Company"). Although the majority stockholder did not have a majority interest prior to January 1, 1995, the statements of operations and retained earnings (accumulated deficit) and cash flows for the year ended December 31, 1994 have also been combined because they represent the results of operations and cash flows of the predecessor businesses. All significant intercompany balances and transactions have been eliminated in the accompanying combined financial statements.

      Unaudited Information
      The unaudited financial statements at June 30, 1997 and for the six months ended June 30, 1996 and 1997 reflect adjustments, all of which are of a normal recurring nature, which are, in the opinion of management, necessary to a fair presentation. The results for the interim periods presented are not necessarily indicative of full year results.

      Use of Estimates
      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts in the financial statements and accompanying notes. Actual results could differ from those estimates.

      Revenue Recognition
      Courier services and facilities management revenues are recognized in the period in which they are earned.

      Deferred Revenue
      Deferred revenue represents revenue received in advance for services provided in January 1996.

                         EARLYBIRD COURIER SERVICE, LLC,
           TOTAL MANAGEMENT SUPPORT SERVICES, LLC AND THEIR AFFILIATES

               NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

2.    Summary of Significant Accounting Policies (continued)

      Cash Equivalents
      The Company considers all highly liquid financial instruments with a maturity of three months or less when purchased to be cash equivalents. The Company maintains its cash principally in one financial institution.

      Depreciation
      Depreciation of property and equipment is provided for on the straight-line basis and accelerated methods over the estimated useful lives of the assets, which range from three to eight years. Leasehold improvements are depreciated over the lives of the respective leases.

      Intangible Assets
      Intangible assets consist of deferred financing costs and a covenant not-to compete. Deferred financing costs are amortized over the term of the related financing and the covenant not-to-compete is amortized over the term of the covenant.

      Fair Value of Financial Instruments
      The carrying amount of cash and cash equivalents, accounts receivable/payable, notes payable and accrued expenses approximates fair value because of the short maturity of these instruments. The estimated fair value of long-term debt approximates its carrying value. Additionally, interest rates on outstanding debt are at rates which approximate market rates for debt with similar and average maturities.

      Concentration of Credit Risk
      Financial instruments which potentially expose the Company to a concentration of credit risk consist principally of trade accounts receivable. Receivables are not collateralized and, accordingly, the Company performs ongoing credit evaluations of its customers to reduce the risk of loss.

                         EARLYBIRD COURIER SERVICE, LLC,
           TOTAL MANAGEMENT SUPPORT SERVICES, LLC AND THEIR AFFILIATES

               NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

3.    Stockholders' Deficiency (dollars in thousands)

                                                      Common Stock
                                                     (No Par Value)
                                                                                     Additional
                                            Members     Number of                      Paid-in        Treasury
                                            Capital       Shares        Amount         Capital          Stock
                                          ------------------------------------------------------------------------
Total Management Support Services, Inc.
   (200 shares authorized)                  $    -          50           $  1          $  69          $    (199)
Earlybird Messenger Service, Inc.
   (200 shares authorized)                       -          35              4              -             (1,132)
                                          ------------------------------------------------------------------------
Balance at December 31, 1994                     -          85              5             69             (1,331)
Earlybird Courier Service, LLC                   -           -              -              -                  -
Total Management Support Services, LLC           -           -              -              -                  -
Total Management LLC                             -           -              -              -                  -
Net loss for the year ended
   December 31, 1995                             -           -              -              -                  -
                                          ------------------------------------------------------------------------
Balance at December 31, 1995                     -          85              5             69             (1,331)
Net loss for the year ended
   December 31, 1996                             -           -              -              -                  -
                                          ------------------------------------------------------------------------
Balance at December 31, 1996                     -          85              5             69             (1,331)
Net income for the six months ended
   June 30, 1997                                 -           -              -              -                  -
                                          ------------------------------------------------------------------------
Balance at June 30, 1997                    $    -          85           $  5          $  69          $  (1,331)
                                          ========================================================================


                                             Retained
                                             Earnings             Total
                                           (Accumulated       Stockholders'
                                             Deficit)         (Deficiency)
                                          ----------------------------------
Total Management Support Services, Inc.
   (200 shares authorized)                  $  581            $     452
Earlybird Messenger Service, Inc.
   (200 shares authorized)                    (215)              (1,343)
                                          ----------------------------------
Balance at December 31, 1994                   366                 (891)
Earlybird Courier Service, LLC                   -                    -
Total Management Support Services, LLC           -                    -
Total Management LLC                             -                    -
Net loss for the year ended
   December 31, 1995                            94                   94
                                          ----------------------------------
Balance at December 31, 1995                   460                 (797)
Net loss for the year ended
   December 31, 1996                          (645)                (645)
                                          ----------------------------------
Balance at December 31, 1996                  (185)              (1,442)
Net income for the six months ended
   June 30, 1997                               218                  218
                                          ==================================
Balance at June 30, 1997                    $   33            $  (1,224)
                                          ==================================

      Earlybird Messenger Service, Inc. has treasury stock of 65 shares of common stock and Total Management Support Services, Inc. has treasury stock of 50 shares of common stock.

4.    Property and Equipment

      Property and equipment consists of the following (dollars in thousands):

                                                   December 31
                                          --------------------------
                                              1995             1996
                                          --------------------------
Furniture and fixtures                    $    554        $     572
Leasehold improvements                         192              199
Computer equipment                             439              489
Automobiles                                      8                8
                                          --------------------------
                                             1,193            1,268
Less accumulated depreciation                  734              912
                                          --------------------------
                                          $    459        $     356
                                          ==========================

                         EARLYBIRD COURIER SERVICE, LLC,
           TOTAL MANAGEMENT SUPPORT SERVICES, LLC AND THEIR AFFILIATES

               NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

5.    Financing Arrangements

      Notes Payable
      Notes payable consists of the following (dollars in thousands):

                                                            December 31
                                                       1995             1996
                                                    -------------------------
   Note due to the National Westminster Bank (a)    $     19        $       -
   Equipment loan due to Sterling National
      Bank & Trust Company (b)                            63               17
   Credit line with Sterling National Bank &
      Trust Company (b)                                  289            1,214
   Copytex equipment loan (c)                             53               21
   Notes payable to former stockholder (d)             1,192            1,031
                                                    -------------------------
                                                       1,616            2,283
   Less current portion due within one year              549            1,426
                                                    -------------------------
                                                    $  1,067        $     857
                                                    =========================

      (a) The note due to National Westminster Bank bore interest at 11.75% per annum, and was repaid in monthly installments over a five year period.

      (b) The Company has entered into several credit agreements with the Sterling National Bank & Trust Company. These credit arrangements consisted of an equipment loan with interest at 8.875% per annum and a short-term credit line. The equipment loan is collateralized by equipment of the Company and is guaranteed by officers of the Company. The loan principal is being repaid in 40 equal monthly installments with the last payment due April 1, 1997. The short-term credit line is collateralized by accounts receivable and bears interest at the bank's prime rate plus 1-1/4%.

      (c) This loans for the purchase of equipment is repayable in 36 equal monthly installments including interest through July 1997.

      (d) Effective January 1, 1993, Earlybird Messenger Service, Inc. repurchased stock of the company held by one of its stockholders. The purchase price was $1,500,000 inclusive of interest at 8% per annum, payable in 96 equal monthly installments commencing February 1, 1994. The principal amount due on this note amounted to approximately $891,000 and $771,000 at December 31, 1995 and 1996, respectively. Earlybird Messenger Services, Inc. also entered into a noncompetition agreement with this former stockholder for a period of 4 years commencing January 1, 1993. As consideration for entering into this agreement, Earlybird Messenger Service, Inc. agreed to pay $500,000 to the former stockholder in 96 equal monthly installments commencing in February 1, 1994. Accordingly, the covenant not-to-compete was valued at the present value of the $500,000 to be paid using a discount rate of 8%. The present value of the amount payable for the covenant not-to-compete amounted to approximately $301,000 and $260,000 at December 31, 1995 and 1996, respectively.

                         EARLYBIRD COURIER SERVICE, LLC,
           TOTAL MANAGEMENT SUPPORT SERVICES, LLC AND THEIR AFFILIATES

               NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

5.    Financing Arrangements (continued)

      Subordinated Notes Payable
      On February 28, 1995, Total Management LLC entered into two term loan commitments, with a venture capital group (the "Lender"), to borrow $900,000 in installments of $500,000 and $400,000, respectively, at prime plus 1/2% with repayment terms to commence no earlier than March 1, 1998. Simultaneously, Total Management LLC issued to the Lender warrants to acquire up to 50% of the equity of Total Management LLC, in lieu of repayment of the loans, subject to certain terms and conditions. The warrants expire on February 28, 1998. Financing costs incurred amounted to approximately $155,000 (of which $60,000 was paid in 1994) and are being amortized over the three year period ending in February 1998.

      Effective January 1, 1996 through December 31, 1996, the Company was entitled to defer the payment of interest on the subordinated notes payable. Effective January 1, 1997, the lender irrevocably waived the payment of all interest accrued for the period from January 1, 1996 to December 31, 1996 and waived the accrual and payment of any future interest on the aforementioned notes.

6.    Income Taxes

      The Company accounts for income taxes using the liability method in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes". Total Management LLC, Earlybird LLC and TMSS LLC file separate income tax returns and are treated as Partnerships for federal, New York State and New York City income tax purposes. These entities file their tax returns on the cash basis of accounting. Earlybird Messenger Service, Inc. and Total Management Support Services, Inc. also file separate income tax returns and have elected to be treated as S Corporations under Subchapter S of the Internal Revenue Code. Accordingly, the Company is not subject to federal income taxes because the stockholders include the Company's income in their personal income tax returns. The LLC's are subject to New York City unincorporated business tax and the S Corporations are subject New York City Corporate income taxes and New York state minimum tax.

      The unaudited pro forma income tax information included in the combined statements of operations and retained earnings (accumulated deficit) represents an adjustment to record a provision for income taxes as if the Company had been subject to federal and state income taxes for all periods presented. The provision (benefit) for pro forma income taxes on net income (loss) using an effective rate of 45% differs from the amounts computed by applying the applicable federal statutory rate (34%) due to state and local taxes.

7.    Commitments and Contingencies

      Lease Commitments
      Office space is leased under operating leases expiring through 2001. The leases provide for minimum annual rent, plus expense escalations. The Company leases certain equipment for periods up to five years under operating leases, expiring through 2002.

                         EARLYBIRD COURIER SERVICE, LLC,
           TOTAL MANAGEMENT SUPPORT SERVICES, LLC AND THEIR AFFILIATES

               NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

7.    Commitments and Contingencies (continued)

      The approximate minimum rental commitments under noncancellable leases for office space and equipment are as follows (dollars in thousands):

      Year ending December 31:
        1997                                          $    403
        1998                                               625
        1999                                               640
        2000                                               526
        2001                                               505
        2002                                                76
                                                       --------
      Total minimum payments required                  $  2,775
                                                       ========

      Rent expense amounted to approximately $215,000, $260,000 and $355,000, for the years ended December 31, 1994, 1995 and 1996, respectively.

      Litigation
      In the normal course of business, the Company is subject to certain claims and litigation, including unasserted claims. The Company and its counsel are of the opinion that, based on information presently available, such legal matters will not have a material adverse effect on the financial position or results of operations of the Company.

8.    Significant Customers

      For the years ended December 31, 1995 and 1996, one customer, an office supplies manufacturer and distributor, accounted for 15% and 14%, respectively, of the Company's total revenue.

      For the year ended December 31, 1996, one customer, a financial services firm, accounted for 12% of the Company's total revenue.

9.    Amount Due from Stockholder

      The amount due from stockholder is interest-free and has no fixed repayment terms.

      The Company has also guaranteed certain obligations of this stockholder amounting to approximately $632,000 at December 31, 1996.

                         EARLYBIRD COURIER SERVICE, LLC,
           TOTAL MANAGEMENT SUPPORT SERVICES, LLC AND THEIR AFFILIATES

               NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

10.   Business Segments (dollars in thousands)

                                                                 Six months ended
                                   Year ended December 31,           June 30,
                                  1994      1995      1996       1996       1997
                                --------  --------  --------   --------   --------
Net sales:
   Courier services             $  9,996  $ 13,867  $ 13,189   $  6,509   $  6,835
   Facilities management           7,764     8,100     9,705      4,144      6,183
                                --------------------------------------------------
                                  17,760    21,967    22,894     10,653     13,018
                                --------------------------------------------------

Cost of sales:
   Courier services                6,739     8,195     7,412      3,720      3,696
   Facilities management           6,239     6,992     8,448      3,489      5,514
                                --------------------------------------------------
                                  12,978    15,187    15,860      7,209      9,210
                                --------------------------------------------------
Gross margin:
   Courier services                3,257     5,672     5,777      2,788      3,139
   Facilities management           1,525     1,108     1,257        656        669
                                --------------------------------------------------
                                   4,782     6,780     7,034      3,444      3,808
                                --------------------------------------------------
Operating expenses:
   Courier services                2,563     3,873     3,185      1,394      1,359
   Facilities management             728       722     2,251      1,141      1,157
                                --------------------------------------------------
                                   3,291     4,595     5,436      2,535      2,516
                                --------------------------------------------------
Sales and marketing:
   Courier services                  399       515       303        144        143
   Facilities management             607       557       769        338        383
                                --------------------------------------------------
                                   1,006     1,072     1,072        482        526
                                --------------------------------------------------
Depreciation and amortization:
   Courier services                   37       107       137         70         69
   Facilities management              18        31        58         40         36
                                --------------------------------------------------
                                      55       138       195        110        105
                                --------------------------------------------------
General and administrative           387       506       670        323        326
                                --------------------------------------------------
Operating income (loss)         $     43  $    469  $   (339)  $     (6)  $    335
                                ==================================================
Identifiable assets:
   Courier services             $  1,482  $  2,403  $  2,356   $  2,765   $  2,530
   Facilities management             717       655     1,117        376      1,030
                                --------------------------------------------------
                                $  2,199  $  3,058  $  3,473   $  3,141   $  3,560
                                ==================================================
Capital expenditures:
   Courier services             $    122  $    161  $     23   $     27   $     13
   Facilities management             117       130        52         27         24
                                --------------------------------------------------
                                $    239  $    291  $     75   $     54   $     37
                                ==================================================

                         EARLYBIRD COURIER SERVICE, LLC,
           TOTAL MANAGEMENT SUPPORT SERVICES, LLC AND THEIR AFFILIATES

               NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

11.   Subsequent Events

      On September 30, 1997, the Company sold certain of its facilities management business assets consisting primarily of six customer accounts for $1.25 million. Under the terms of the sale agreement, the Company entered into a covenant not to compete in the facilities management business for a period of five years. Net sales, cost of sales, gross margin and accounts receivable related to these customers were as follows (dollars in thousands):

                                         Year ended   Six months ended June 30
                                        December 31,  ------------------------
                                            1996          1996        1997
                                        -------------------------------------
     Net sales                             $  3,553      $ 1,526     $ 2,704
     Cost of sales                            2,844        1,217       2,162
                                        -------------------------------------
     Gross margin                          $    709      $   309     $   542
                                        =====================================
     Accounts receivable                   $    218      $   235     $   154
                                        =====================================

      In October 1997, the Board of Managers resolved to discontinue its facilities managements business and the officers of the Company were authorized to sell the remaining facilities management business or discontinue such operations.

12.   Agreement with DMS (Unaudited)

      Earlybird Courier Service, LLC and Total Management Support Services LLC (collectively the LLC's) have entered into a definitive agreement with Dispatch Management Services Corp. ("DMS") pursuant to which DMS will acquire substantially all of the assets and assume substantially all of the liabilities of the LLC's in exchange for cash and common stock of DMS concurrent with the consummation of an initial public offering of the common stock of DMS.

                        Report of Independent Accountants

To the Board of Directors and Stockholders of Atlantic Freight Systems, Inc.

            In our opinion, the accompanying combined balance sheets and the related combined statements of operations, combined stockholders' equity and combined cash flows present fairly, in all material respects, the financial position of Atlantic Freight Systems, Inc. and affiliated companies as listed in
Note 1 at December 31, 1996 and 1995, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

Price Waterhouse LLP
Philadelphia, PA
September 3, 1997

                         ATLANTIC FREIGHT SYSTEMS, INC.

                             COMBINED BALANCE SHEETS
                             (Dollars in Thousands)

                                                                      December 31,
                                                                     -------------     June 30,
                                                                     1995      1996      1997
                                                                                      (Unaudited)
   Assets

   Current assets
      Cash and cash equivalents                                    $    42   $    71     $    71
      Accounts receivable, net                                         950     1,158         783
      Prepaid and other current assets                                  53        63          45
      Related party receivable                                         124
                                                                   -------   -------     -------
         Total current assets                                        1,169     1,292         899

   Property and equipment, net                                         658       802         757
   Other                                                               105       119         161
                                                                   -------   -------     -------

                                                                   $ 1,932   $ 2,213     $ 1,817
                                                                   =======   =======     =======

   Liabilities and Stockholders' Equity

   Current liabilities
      Line of credit                                               $    --   $    --     $    61
      Accounts payable                                                 369       794         515
      Accrued expenses                                                  64        64         105
      Short-term lease obligation                                      100       165         166
      Related party payable                                             79       361         289
                                                                   -------   -------     -------
         Total current liabilities                                     612     1,384       1,136

   Deferred income taxes                                               328       243         218
   Long-term lease obligation                                          295       405         320
   Other                                                                25        18          22
                                                                   -------   -------     -------
         Total liabilities                                           1,260     2,050       1,696
                                                                   -------   -------     -------
   Commitments and contingencies
   Stockholders' equity:
   Common stock $1.00 par value; 15,000 shares
    authorized; 15,000 shares issued, 10,000 shares outstanding         15        15          15
   Retained earnings                                                   919       410         368
   Less - Treasury stock, at cost (5,000 shares at June 30, 1997,
    December 31, 1996 and 1995)                                       (262)     (262)       (262)
                                                                   -------   -------     -------
   Total stockholders' equity                                          672       163         121
                                                                   -------   -------     -------

      Total liabilities and stockholders' equity                   $ 1,932   $ 2,213     $ 1,817
                                                                   =======   =======     =======

See accompanying notes to combined financial statements.

                         ATLANTIC FREIGHT SYSTEMS, INC.

                          COMBINED STATEMENTS OF INCOME
                             (Dollars in Thousands)

                                                                                            Six months ended
                                                       Years Ended December 31,                 June 30,
                                             ------------------------------------      ---------------------------
                                                 1994          1995          1996           1996          1997
                                                                                                (Unaudited)
Net sales                                    $     5,338   $     6,104   $      8,728  $      3,767         4,308
Cost of sales                                     (2,904)       (3,546)        (5,941)       (2,798)       (3,001)
                                             -----------   -----------   ------------  ------------  ------------
   Gross margin                                    2,434         2,558          2,787           969         1,307

Operating expenses                                 1,269         1,454          2,232           861           842
Sales and marketing expenses                         132           115            105            50            88
General and administrative expenses                  485           659            693           216           238
Depreciation and amortization                         52           153            270           135           164
                                             -----------   -----------   ------------  ------------  ------------
Operating income (loss)                              496           177           (513)         (293)          (25)
                                             -----------   -----------   ------------  ------------  ------------
Other (income)/expense
   Interest expense                                    9            43             83            38            36
   Other (income)/expense, net                        (5)          (12)            36            19             5
                                             ------------  ------------  ------------  ------------  ------------
Income (loss) before provision (benefit)
 for income taxes                                    492           146           (632)         (350)          (66)
Provision (benefit) for income taxes                 203            76           (123)         (126)          (24)
                                             -----------   -----------   ------------  ------------  ------------

Net income (loss)                            $       289   $        70   $       (509) $       (224) $        (42)
                                             ===========   ===========   ============  ============  ============


See accompanying notes to combined financial statements.

                         ATLANTIC FREIGHT SYSTEMS, INC.

                   COMBINED STATEMENTS OF STOCKHOLDERS' EQUITY
                             (Dollars in Thousands)

                                          Common      Treasury      Retained
                                           stock        stock       earnings
Balance at January 1, 1994               $   15      $    (262)     $    560
1994 net income                                                          289
                                         ------      ---------      --------
Balance at December 31, 1994                 15           (262)          849
                                         ------      ---------      --------
1995 net income                                                           70
                                         ------      ---------      --------
Balance at December 31, 1995                 15           (262)          919
                                         ------      ---------      --------
1996 net loss                                                           (509)
                                         ------      ---------      --------
Balance at December 31, 1996                 15           (262)          410
Six months ended June 30, 1997
 net loss (unaudited)                                                    (42)
                                         ------      ---------      --------
Balance at June 30, 1997 (unaudited)     $   15      $    (262)     $    368
                                         ======      =========      ========

See accompanying notes to combined financial statements.

                         ATLANTIC FREIGHT SYSTEMS, INC.

                        COMBINED STATEMENTS OF CASH FLOWS
                             (Dollars in Thousands)

                                                                                    Six months ended
                                                         Year Ended December 31,        June 30,
                                                         -----------------------    -----------------
                                                          1994     1995     1996     1996     1997
                                                                                      (Unaudited)
   Cash flows from operating activities
   Net income (loss)                                     $ 289    $  70    $(509)   $(224)   $ (42)
   Adjustments to reconcile net income (loss)
    to net cash provided by (used for) operating
    activities
      Depreciation and amortization                         52      153      270      135      164
      Changes in assets and liabilities:
         Accounts receivable                              (281)    (163)    (208)       1      375
         Related party receivable                            9      (22)     125      123       --
         Prepaid and other current assets                  (33)      (3)     (10)      19       18
         Other assets                                      (16)     (51)     (14)      (8)     (13)
         Accounts payable                                   75      123      425       96     (189)
         Accrued expenses                                    5       85       (8)     (25)     (40)
         Short-term lease obligation                        10       68       65       55        1
         Deferred income taxes                             194       63      (85)     (80)     (59)
                                                         -----    -----    -----    -----    -----
           Net cash provided by (used for)
            operating activities                           304      323       51       92      215
                                                         -----    -----    -----    -----    -----
   Cash flows from investing activities
   Purchases of property and equipment                    (211)    (531)    (414)    (414)    (119)
                                                         -----    -----    -----    -----    -----
           Net cash used for investing activities         (211)    (531)    (414)    (414)    (119)
                                                         -----    -----    -----    -----    -----
   Cash flows from financing activities
   Increase in line of credit                               --       --       --       --       61
   (Issuances to) borrowings from related parties          (51)     (33)     282      142      (71)
   Principal payments under long-term lease obligation      (5)     245      110      198      (86)
                                                         -----    -----    -----    -----    -----
           Net cash provided by (used for)
            financing activities                           (56)     212      392      340      (96)
                                                         -----    -----    -----    -----    -----
   Net increase in cash and equivalents                     37        4       29       18      --
   Cash and equivalents at beginning of the period           1       38       42       42       71
                                                         -----    -----    -----    -----    -----

   Cash and equivalents at end of the period             $  38    $  42    $  71    $  60    $  71
                                                         =====    =====    =====    =====    =====

   Cash paid for
      Interest                                           $   9    $  43    $  83    $  38    $  36
      Income taxes                                          14        0        3        0        0

See accompanying notes to combined financial statements.

                         ATLANTIC FREIGHT SYSTEMS, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS

1.    Business Organization and Basis of Presentation

      Atlantic Freight Systems, Inc.; Pacific Freight Systems, Inc.; Westchester Putnam Freight Services, Inc.; Atlantic Freight Services, Inc.; and Atlantic Freight of ATL, Inc. provide same day, on-demand delivery services under the trade name of Atlantic Freight Systems, Inc. These services are provided to the metropolitan and suburban areas surrounding Newark Airport (New Jersey), JFK Airport (New York City), Stewart Airport (Newburgh, NY), Philadelphia Airport (Pennsylvania), Atlanta Airport (Georgia), and Savannah Airport (Georgia). Operations at the Philadelphia, Atlanta and Savannah Airports have been discontinued or divested effective December 31, 1996. See Note 9 for further discussion.

      These financial statements present the historical financial position, results of operations and cash flows of these combined entities and their consolidated subsidiaries during the periods presented. These combined companies were centrally owned and managed for all periods presented and are collectively referred to as "Atlantic Freight Systems, Inc." or the "Company" throughout these financial statements. All significant intercompany transactions have been eliminated.

2.    Summary of Significant Accounting Policies

      Use of estimates
      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

      Revenue recognition
      Revenues are recognized when packages are delivered to the customer.

      Cash and cash equivalents
      For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of approximately three months or less at date of purchase to be cash equivalents.

      Property and equipment
      Property and equipment are carried at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the related assets which generally range from 3-15 years.

      Fair value of financial instruments
      The carrying amount of cash and cash equivalents, accounts receivable/payable, notes receivable/payable, related parties receivable/payable and accrued expenses approximates fair value because of the short maturity of these instruments. The estimated fair value of other long-term liabilities approximates its carrying value. Additionally, interest rates on outstanding debt are at rates which approximate market rates for debt with similar terms and average maturities.

                         ATLANTIC FREIGHT SYSTEMS, INC.

2.    Summary of Significant Accounting Policies (Continued)

      Concentration of credit risk
      Financial instruments which potentially expose the Company to concentrations of credit risk consist principally of trade accounts receivable. The Company provides its services predominately to the air freight forwarding industry in the New York metropolitan area. Receivables are not collaterized and accordingly, the Company performs ongoing credit evaluations of its customers to reduce the risk of loss. The Company's ten largest customers accounted for approximately 70%, 64% and 65% of sales in 1994, 1995 and 1996 respectively.

      Major customers
      In 1994, the Company's three largest customers accounted for approximately 25%, 15% and 10% of sales. In 1995, the Company's two largest customers accounted for approximately 23% and 14% of sales. In 1996, the Company's two largest customers accounted for approximately 23% and 11% of sales.

      Fiscal Year
      The fiscal year of the Company ends on the Saturday nearest to December
      31. For ease of presentation, the year-end date is presented throughout these financial statements as December 31, for 1994, 1995 and 1996.

      Income taxes
      The Company is a C-Corporation for federal and state income tax purposes. The Company accounts for income taxes using the liability method under the provisions of Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes" (FAS 109).

      Unaudited Interim Financial Statements
      The interim financial data as of June 30, 1997 and for the six months ended June 30, 1996 and June 30, 1997 is unaudited; however, in the opinion of the Company, the interim data includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the results for the interim periods.

3.    Allowance for Doubtful Accounts

                                         Balance at     Charged to                      Balance
                                          beginning      costs and                      at end
                                          of period      expenses      Write-offs      of period
        Year ended December 31, 1994        $   16       $    113       $    (100)     $     29
        Year ended December 31, 1995        $   29       $    222       $    (185)     $     66
        Year ended December 31, 1996        $   66       $    536       $    (377)     $    225

      The increase in the allowance for doubtful accounts receivable as of December 31, 1996 relates to bad debts associated with the Company's operations in Philadelphia, Atlanta and Savannah.

                         ATLANTIC FREIGHT SYSTEMS, INC.

4.    Property and Equipment

      Property and equipment consists of the following:

                                                            December 31,
                                                         -----------------
                                                          1995       1996

      Equipment                                          $  132     $  181
      Furniture and fixture                                  14         14
      Vehicles                                              600        963
      Other                                                 122        122
                                                         ------     ------
                                                            868      1,280
      Accumulated depreciation and amortization             210        478
                                                         ------     ------

                                                         $  658     $  802
                                                         ======     ======

      Depreciation expense for the years ended December 31, 1994, 1995 and 1996 was approximately $52, $149 and $270, respectively. Vehicles totaling $526 and $862 at December 1995 and 1996 represent capitalized leases.

      The Company leases certain warehousing and office facilities and vehicles under capital and operating leases expiring on various dates through 2000. The leases generally provide for the lessee to pay taxes, maintenance, insurance and certain other operating costs of the leased property. The leases on most of the properties contain renewal provisions. Future minimum lease payments required under leases that have noncancelable lease terms in excess of one year at December 31, 1996 are as follows:

      Fiscal year                                      Capitalized   Operating
                                                          leases       leases

      1997                                               $  298        $  558
      1998                                                  275           586
      1999                                                  191           410
      2000                                                   75           338
      2001                                                                 45
                                                         ------        ------

         Total minimum lease payments                       839        $1,937
                                                                       ======

      Imputed interest                                      269
                                                         ------
         Present value of minimum
          capitalized lease payments                        570
                                                         ------
      Current portion                                       165
                                                         ------
      Long-term capitalized lease obligations            $  405
                                                         ======

                         ATLANTIC FREIGHT SYSTEMS, INC.

5.    Lease Commitments

      The Company subleases certain of these leased properties to certain customers. Total rental income, recorded as a reduction in rental expense of $169, $120 and $109 in 1994, 1995 and 1996, respectively. Rental expense, net of rental income, charged to operations was approximately $85, $210 and $322 for the years ended December 31, 1994, 1995 and 1996, respectively.

6.    Income Taxes

      The provision for income taxes comprises:

                                                    Year ended December 31,
                                               --------------------------------
                                                  1994       1995        1996
      Current tax expense
         Federal                               $      12   $       7   $  -
         State and local                               3           2          2
                                               ---------   ---------   --------
                                                      15           9          2
      Deferred tax                                   188          67       (125)
                                               ---------   ---------   --------

      Provision (benefit) for income taxes     $     203   $      76   $   (123)
                                               =========   =========   ========

      The provision for income taxes differs from income taxes computed by applying the U.S. statutory federal income tax rate as a result of the following:

                                                                   Year ended December 31,
                                                         ----------------------------------------
                                                             1994          1995           1996
      Taxes computed at federal statutory rate (35%)     $       181    $       71    $     (214)
      State taxes (net of federal benefit)                        33            13           (40)
      Other, net                                                 (11)           (8)          131
                                                         ------------   ----------    ----------

         Provision (benefit) for income taxes            $       203    $       76    $     (123)
                                                         ===========    ==========    ==========

         Effective rate                                         41.3%         52.1%        (19.4)%
                                                         ===========    ==========    ==========

      The Company's effective tax rate varies from the statutory tax rate for the year ended December 31, 1996 mainly due to the recognition of a deferred tax valuation allowance.

                         ATLANTIC FREIGHT SYSTEMS, INC.

6.    Income Taxes (Continued)

      Temporary differences giving rise to the Company's deferred tax assets and liabilities comprised the following:

                                                            December 31,
                                                         -----------------
                                                         1995         1996

      Deferred tax assets
         Tax loss carryforwards                          $  --        $251
         Bad debts                                          20          25
         Accrued liabilities                                18          22
                                                         -----        ----
      Gross deferred tax assets                             38         298
      Deferred tax valuation allowance                      --        (137)
                                                         -----        ----
         Net deferred tax assets                            38         161

      Deferred tax liabilities
         Cash to accrual adjustment                        250         181
         Property and equipment                            116         223
                                                         -----        ----

         Net deferred tax liability                      $ 328        $243
                                                         =====        ====

      At December 31, 1996, a valuation allowance has been provided against certain deferred tax assets based on management's assessment of the ultimate realization of such assets.

7.    Related Party Transactions

      The Company provided distribution services to an affiliated air freight services company, amounting to $93, $130 and $117 in 1994, 1995 and 1996, respectively. The Company believes that the amounts charged to the affiliated company approximate the fair value of the services provided. In December 1995, the shareholders of the Company sold their interest in the affiliated entity to a relative of one of the principal shareholders of the Company.

      The Company provided the affiliated company with certain administrative services, including accounting and insurance administration activities. All costs related to these services are charged to the affiliated company using allocation methods management believes are reasonable. The allocated charges approximated $21, $17 and $30 in 1994, 1995 and 1996, respectively.

      The Company borrows from and/or loans to, the Company's shareholders and various relatives of the shareholders. As of December 31, 1995 and 1996, the amounts owed to related parties were $79 and $361, respectively. As of December 31, 1995 and 1996, the amounts due from related parties were $124 and $0, respectively. All related party loans to/from are payable upon demand. On certain related party notes payable, the Company pays interest at rates ranging from 10% to 12%. Interest expense totaled $7, $17 and $18 for related party notes payable in 1994, 1995 and 1996, respectively.

                         ATLANTIC FREIGHT SYSTEMS, INC.

8.    Commitments and Contingencies

      The Company is involved in various legal proceedings arising in the ordinary course of business. Based upon the information presently available and the Company's evaluation of the proceedings pending, management believes that the adverse determination of any such proceedings or all of them combined will not have a material adverse effect on the Company's business or financial position, results of operations, or cash flows.

9.    Subsequent Events

      Divestitures and acquisitions
      On December 31, 1996, the Company discontinued the operations of Atlantic Freight Services Inc., the facility serving the Philadelphia Airport. In March 1997, the Company sold Atlantic Freight of ATL, Inc., the facilities serving the Atlanta and Savannah Airports. The cost of these divestitures was not material to the combined financial position of the Company. These facilities commenced operations in 1996 and combined accounted for $1,103 of revenues and $165 of operating losses in 1996.

      In June 1997, the Company reduced its ownership interest in Lognet, Inc., a transportation industry internet service provider, from 65% to 40%. Proceeds from the sale approximated $50.

      In June 1997, the Company purchased Stewart Inc., a competitor serving Stewart Airport, for approximately $100.

      Line of credit
      On January 15, 1997, the Company entered into a $100 line of credit agreement with a maturity date of January 31, 1998. Commitment fees are nominal. Interest is variable at a per annum rate equal to the sum of 3.50% plus the 30-day commercial paper rate. Collateral on the line of credit consists of an equity security portfolio owned by one of the principal shareholders of the Company. The portfolio must be valued at an aggregate value of no less than $150.

10.   Unaudited Subsequent Events

      The Company and its stockholders have entered into a definitive agreement with Dispatch Management Services Corp. ("DMS") pursuant to which the Company will merge with DMS. All outstanding shares of the Company will be exchanged for cash and common stock of DMS concurrent with the consummation of the initial public offering of the common stock of DMS.

                        Report of Independent Accountants

To the Board of Directors and Shareholders of Bullit Courier Services, Inc.

            In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of stockholders' equity and of cash flows present fairly, in all material respects, the financial position of Bullit Courier Services, Inc., and its subsidiaries at February 28, 1997 and February 29, 1996, and the results of their operations and their cash flows for each of the three years in the period ended February 28, 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

Price Waterhouse LLP
Detroit, Michigan
September 11, 1997

                          BULLIT COURIER SERVICES, INC.

                           CONSOLIDATED BALANCE SHEETS
                             (Dollars in Thousands)

                                                       February 29,   February 28,    May 31,
                                                           1996          1997          1997
                                                                                    (Unaudited)
Assets
Current assets
    Cash and cash equivalents                            $   150         $  63         $   3
    Accounts receivable, less allowance for
     uncollectible accounts of $18                           697           693           716
    Other assets                                              57            48            55
                                                         -------         -----         -----
       Total current assets                                  904           804           774

Property and equipment, net                                  112            99            97
Deferred tax asset - noncurrent                               11            44            44
Other assets                                                  13            13            13
                                                         -------         -----         -----

       Total assets                                      $ 1,040         $ 960         $ 928
                                                         =======         =====         =====
Liabilities and Stockholders' Equity
Current liabilities
    Notes payable to former shareholder                  $     9         $  17         $  12
    Line of credit                                            50           154            94
    Current portion long-term debt                            34            34            34
    Accounts payable                                         232           314           253
    Payroll taxes                                             80            26            45
    Accrued expenses and other liabilities                    97            10            46
                                                         -------         -----         -----

       Total current liabilities                             502           555           484
Note payable to former shareholder                            17
Bank loans payable                                           306           273           264
                                                         -------         -----         -----
       Total long-term debt                                  323           273           264
                                                         -------         -----         -----
       Total liabilities                                     825           828           748
                                                         -------         -----         -----
Commitments and contingencies
Stockholders' equity
    Common stock, no par value, authorized
     200 shares; 60 issued and outstanding                    25            25            25
    Less - treasury stock, 140 shares repurchased           (148)         (148)         (148)
    Retained earnings                                        338           255           303
                                                         -------         -----         -----
       Total stockholders' equity                            215           132           180
                                                         -------         -----         -----

       Total liabilities and stockholders' equity        $ 1,040         $ 960         $ 928
                                                         =======         =====         =====

See accompanying notes to financial statements.

                          BULLIT COURIER SERVICES, INC.

                      CONSOLIDATED STATEMENT OF OPERATIONS
                  (Dollars in Thousands, except per share data)

                                                                                        Three months
                                                    Year ended                              ended
                                   -------------------------------------------   --------------------------
                                   February 28,    February 29,   February 28,       May 31,       May 31,
                                       1995            1996           1997            1996          1997
                                                                                         (Unaudited)
Net sales                          $     6,856    $      6,704    $     7,696    $      2,062   $     2,172
Cost of sales                            4,270           4,119          4,639           1,146         1,308
                                   -----------    ------------    -----------    ------------   -----------
    Gross margin                         2,586           2,585          3,057             916           864

    Operating expenses                   1,659           1,758          2,116             633           533
    Sales and marketing                    346             373            358             107            68
    General and administrative
     expenses                              511             489            642             151           138
    Depreciation                            23              14              6               2             2
                                   -----------    ------------    -----------    ------------   -----------
Operating income (loss)                     47             (49)           (65)             23           123
                                   -----------    ------------    -----------    ------------   -----------
Interest expense                             8               8            107               3            33
Other income                                (5)            (12)           (56)             (1)
                                   -----------    ------------    -----------    ------------   -----------
Income (loss) before provision
 (benefit) for income taxes                 44             (45)          (116)             21            90
Provision (benefit) for income
 taxes                                      27             (11)           (33)             11            42
                                   -----------    ------------    -----------    ------------   -----------

Net income (loss)                  $        17    $        (34)   $       (83)   $         10   $        48
                                   ===========    ============    ===========    ============   ===========

See accompanying notes to financial statements.

                          BULLIT COURIER SERVICES, INC.

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                 (Dollars in Thousands, except number of shares)

                                                              Common stock                   Treasury stock
                                                              ------------                   --------------
                                                    Number                 Retained    Number
                                                   of shares    Amount     earnings   of shares   Amount       Total
Stockholders' equity, February 28, 1994               60        $  25       $   355      140      $  (148)    $   232
Net income                                                                       17                                17
                                                    ----        -----       -------    -----      -------     -------
Stockholders' equity, February 28, 1995               60           25           372      140         (148)        249
Net loss                                                                        (34)                              (34)
                                                    ----        -----       -------    -----      -------     -------

Stockholders' equity, February 29, 1996               60           25           338      140         (148)    $   215
Net loss                                                                        (83)                              (83)
                                                    ----        -----       -------    -----      -------     -------

Stockholders' equity, February 28, 1997               60           25           255      140         (148)        132
Net income (unaudited)                                                           48                                48
                                                    ----        -----       -------    -----      -------     -------

Stockholders' equity, May 31, 1997 (unaudited)        60        $  25       $   303      140      $  (148)    $   180
                                                    ====        =====       =======    =====      =======     =======

See accompanying notes to financial statements.

                         BULLIT COURIER SERVICES, INC.

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                             (Dollars in Thousands)

                                                                                            Three months
                                                          Year ended                            ended
                                          -----------------------------------------      ----------------------
                                          February 28,   February 29,   February 28,     May 31,       May 31,
                                              1995           1996           1997          1996          1997
                                                                                             (Unaudited)
Cash flow from operating activities
Net income (loss)                          $      17     $     (34)      $     (83)    $      10     $      48

Adjustments to reconcile net income
 to net cash provided by (used in)
 operating activities
   Depreciation                                   23            14               6             2             2
   Deferred taxes                                (49)          (11)            (33)           --            --
   Other                                          16            --               7             8            --
Changes in assets and liabilities
   Accounts receivable                            98          (166)              4           (28)          (23)
   Other current assets                          (93)           44               9            21            (7)
   Accounts payable                              (59)           86              82            12           (61)
   Payroll taxes payable                         111           (31)            (54)          (60)           19
   Other accrued expenses                         18           (12)            (87)           23            36
                                           ---------     ---------       ---------     ---------     ---------
    Net cash provided by (used in)
    operating activities                          82          (110)           (149)          (12)           14
                                           ---------     ---------       ---------     ---------     ---------
Cash flow from financing activities
Repayments on note payable to former
 shareholder                                     (51)          (39)             (9)           (3)           (5)
Repayments on long-term bank loans               (31)          (33)            (33)          (43)           (9)
Short-term bank borrowings, net                   25            25             104            34           (60)
                                           ---------     ---------       ---------     ---------     ---------
    Net cash provided by (used in)
    financing activities                         (57)          (47)             62           (12)          (74)
                                           ---------     ---------       ---------     ---------     ---------
Net increase (decrease) in cash and
 cash equivalents                                 25          (157)            (87)          (24)          (60)
Cash and cash equivalents, beginning
 of year                                         282           307             150           150            63
                                           ---------     ---------       ---------     ---------     ---------

Cash and cash equivalents, end of year     $     307     $     150       $      63     $     126     $       3
                                           =========     =========       =========     =========     =========

Supplemental data
Cash paid for
   Income taxes                            $      89     $      10       $      31     $      15     $       5
   Interest                                        8             8             107             8            21

See accompanying notes to financial statements.

                          BULLIT COURIER SERVICES, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             (Dollars in Thousands)

1.    Description of the Business

      Description of the Business
      Bullit Courier Services, Inc. and Subsidiaries (the Company or Bullit) was incorporated on March 30, 1978 under the laws of the State of New York. The Company is organized into Bullit Services, Inc. (the Parent) and its two wholly-owned subsidiaries. The subsidiary Bullit Messenger and Manpower, Inc. (Messenger) conducts foot messenger and performs outsourcing services and the subsidiary Bullit Motor Services, Inc., (Motor), performs trucking services.

      Messenger operates the majority of its business in the mid and downtown areas of Manhattan and services the small parcel (one to ten pounds) sector of delivery needs. The majority of the Company's customers are based in Manhattan. Deliveries are made by foot and through public transportation.

      Motor operates the Company's headquarters in Brooklyn, New York. Motor services the New York metropolitan region's light-end (10 to 500 pounds) and freight (500 to 2,000 pounds) trucking needs. Motor is generally a rush delivery service and operations are conducted 24 hours a day, 365 days a year.

      Both Messenger and Motor service the same customers from a multi-industry base including financial institutions, the garment center and textile firms and printers.

2.    Summary of Significant Accounting Policies

      Basis of Presentation
      Through the fiscal year ended February 28, 1995, Spartan Worldwide Delivery, Inc., (Spartan), an airborne delivery services business, and through the fiscal year ended February 28, 1996, On-Line Automated Services, a computer consulting business, were wholly-owned subsidiaries of Bullit. Both businesses were operated at separate locations, conducted independent operations, and did not share costs with the parent. Only the assets and operations of Bullit Services, Inc., and its two wholly-owned subsidiaries that exist at February 28, 1997, Messenger and Motor, are included, accordingly, the accompanying financial statements exclude the effects of operations of Spartan and On-Line.

      Principles of consolidation
      All significant intercompany balances and transactions are eliminated in consolidation.

      Use of estimates
      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the balance sheet dates and the reported amounts of revenues and expenses for the periods presented. Actual results may differ from such estimates.

                          BULLIT COURIER SERVICES, INC.

                             (Dollars in Thousands)

2.    Summary of Significant Accounting Policies (Continued)

      Revenue recognition
      Revenues are recognized when packages are delivered to the customer.

      Cash and cash equivalents
      For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of approximately three months or less at date of purchase to be cash equivalents.

      Property and equipment
      Property and Equipment are stated at cost and are depreciated using various accelerated methods over the estimated useful lives of the assets or the terms of the lease, whichever is shorter, as follows:

                                                                          Years
                                                                          -----

      Equipment                                                              5
      Furniture                                                              7
      Vehicles                                                               5
      Leasehold improvements                                                31.5

      Expenditures for equipment, furniture, leasehold improvements and vehicles are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred. Upon disposition of property and equipment, the cost and accumulated depreciation are removed from the related accounts, and any resulting gain or loss is reflected in the results of operations for the period.

      Income taxes
      The Company applies the liability method in accounting for income taxes in accordance with Statement of Financial Accounting Standard No. 109 (SFAS No. 109). Under this method, deferred tax assets and liabilities are determined based on the differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted rates and laws that will be in effect when the differences are expected to reverse.

      Concentration of credit risk
      The Company performs messenger and truck delivery services to businesses located principally in the New York Metropolitan region. Financial instruments which potentially subject the Company to credit risk consists primarily of accounts receivable, and accordingly, the Company performs ongoing credit evaluations of its customers to reduce the risk of loss. The Company grants credit to customers in the ordinary course of business.

      Fair value of financial instruments
      For certain of the company's financial instruments, including cash, accounts receivable, notes payable and short-term borrowings, accounts payable, and other accrued liabilities, the carrying amounts approximate fair value due to their short maturities. Long-term floating rate notes are carried at amounts that approximate fair value. The estimated fair value of long-term debt is primarily based on borrowing rates currently available to the company for bank loans with similar terms and maturities.

                          BULLIT COURIER SERVICES, INC.

                             (Dollars in Thousands)

2.    Summary of Significant Accounting Policies (Continued)

      Unaudited Interim Financial Data
      The interim financial data as of May 31, 1997 and for the three months ended May 31, 1996 and May 31, 1997 is unaudited; however, in the opinion of the Company, the interim data includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the results for the interim periods.

3.    Trade Receivables

      At February 29, 1996, and February 28, 1997, three customers represented 20%, 10%, and 9%; and 26%, 18% and 10%, respectively, of total receivables. For the three years ended February 28, 1997, the three customers represented 19%, 11%, and 9%; and 23%, 14%, and 12%; and 28%, 17%, and 11%, respectively, of net sales.

4.    Allowance for Doubtful Accounts

      The allowance for doubtful accounts consists of the following:

                               Balance at   Charged to                Balance at
                               beginning     costs and                  end of
                               of period     expenses    Write-offs     period

Year ended February 29, 1996      $18          $  3         $  3         $18

Year ended February 28, 1997       18           117          117          18

5.    Property and Equipment

      Property and equipment consists of the following:

                                                   February 29,    February 28,
                                                       1996            1997

      Furniture and equipment                          $462            $462
      Automobiles                                        38             --
      Leasehold improvements                            104             104
                                                       ----            ----
                                                        604             566
                                                       ----            ----
      Less - accumulated depreciation                   492             467
                                                       ----            ----

      Property and equipment, net                      $112            $ 99
                                                       ====            ====

                          BULLIT COURIER SERVICES, INC.

                             (Dollars in Thousands)

6.    Debt

      Long-term debt
      The Company has obtained a Small Business Administration (SBA) loan with a financial institution for $405 to refinance its previous debt and provide working capital. The balance is payable over eleven years at a stated interest rate of 2.75% above prime rate in effect at the beginning of each Adjustment Period, as defined in the loan agreement (11.0% at February 28, 1997). There are no compensating balances, however, the loan is personally guaranteed by the officers of the Company. At February 29, 1996 and February 28, 1997, the current and long-term portions outstanding are as follows:

                                                         1996         1997

      SBA loan                                           $340         $307
      Less - current portion                               34           34
                                                         ----         ----

          Total long-term                                $306         $273
                                                         ====         ====

      Annual maturity on the SBA loan outstanding at February 28, 1997 is as follows: 1998, $34; 1999, $34; 2,000, $34; 2001, $34; 2002, $34; 2003 and
      thereafter, $137. Interest expense on the SBA loan for each of the three years ended February 28, 1997 was $38, $8, and $8, respectively.

      Short-term debt
      In addition, the Company has a line of credit with the same financial institution, which is renewed on an annual basis. At February 29, 1996 and February 28, 1997, borrowings under this agreement were $50 and $154 payable at 11.25% and 11.50%, respectively. Interest expense related to the credit line for each of the three years ended February 28, 1997 was:
      $2, $3, and $13. At February 28, 1997, the unused borrowing capacity under the line of credit totaled $46.

      Note Payable to former shareholder
      The Company has a note payable to a former shareholder at a stated annual interest of 6% related to the exchange of treasury stock. At February 29, 1996, and February 28, 1997, the amounts due to the shareholders were as follows:

                                                         1996         1997

      Note payable                                       $ 26         $ 17
      Less - current portion                                9           17
                                                         ----         ----

          Total long term                                $ 17         $ --
                                                         ====         ====

                          BULLIT COURIER SERVICES, INC.

                             (Dollars in Thousands)

7.    Income Taxes

      The following are the components of the income tax provision:

                                                      Year ended
                                      ------------------------------------------
                                      February 28,   February 28,   February 28,
                                          1995           1996           1997
      Current
        Federal                           $  16        $  -           $   -
        State and local                      11
                                          -----        ------         -------
                                             27
      Deferred
        Federal                                           (11)            (33)
        State and local
                                                          (11)            (33)
                                          -----        ------         -------

        Income tax provision (benefit)    $  27        $  (11)        $   (33)
                                          =====        ======         =======

      Reconciliation between income tax expense/(benefit) and the income taxes computed by applying the U.S. statutory rate to income before income taxes is as follows:

                                                      Year ended
                                      ------------------------------------------
                                      February 28,   February 28,   February 28,
                                          1995           1996           1997
      Federal income tax provision
       computed at U.S. statutory rate    $  15        $  (15)        $   (39)
      State and local income taxes, net
       of federal benefit                     7
      Meals and entertainment                 5             4               6
                                          -----        ------         -------

          Income tax provision (benefit)  $  27        $  (11)        $   (33)
                                          =====        ======         =======

      Temporary differences giving rise to the Company's deferred tax assets are minimal.

8.    Commitments and Contingencies

      Operating Lease
      The Company leases offices from unrelated parties under operating lease arrangements. Future minimum lease payments under noncancelable operating leases with an initial or remaining term in excess of one year in effect at February 28, 1997, are as follows:

                          BULLIT COURIER SERVICES, INC.

                             (Dollars in Thousands)

                                                                      Amount

      Year
      1998                                                             $59
      1999                                                              38
                                                                       ---

          Total                                                        $97
                                                                       ===

9.    Related Parties

      On a month-to-month basis the Company leases its corporate office building and warehousing facilities from entities controlled by officers of the Company. Rental expense paid to related parties for each of the three years ended February 28, 1997 was as follows:

                                              1995        1996        1997
      Corporate offices                       $105        $ 68        $ 68
      Warehouses                               131          68          68
                                              ----        ----        ----

          Total                               $236        $136        $136
                                              ====        ====        ====

10.   Unaudited Subsequent Event

      The Company and its stockholders have entered into a definitive agreement with Dispatch Management Services Corp. pursuant to which the Company will merge with DMS. All outstanding shares of the Company will be exchanged for cash and common stock of DMS concurrent with the consummation of the initial public offering of the common stock of DMS.

                        Report of Independent Accountants

To the Board of Directors and Stockholders of Brookside Systems and Programming Limited

            We have audited the accompanying balance sheets of Brookside Systems and Programming Limited as of March 31, 1997 and 1996, and the related profit and loss accounts and statements of change in cash flows for each of the three years in the period ended March 31, 1997, all expressed in pounds sterling and prepared on the basis set forth in Note 1 to the financial statements. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

            We conducted our audits in accordance with United Kingdom generally accepted auditing standards which do not differ in any material respect from auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

            In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company at March 31, 1997 and 1996, and the results of the Company's operations and its cash flows for each of the three years in the period ended March 31, 1997 in conformity with generally accepted accounting principles in the United Kingdom.

            Accounting principles generally accepted in the United Kingdom differ in certain significant respects from accounting principles accepted in the United States. The application of the latter would have affected the determination of the loss expressed in pounds sterling for each of the three years in the period ended March 31, 1997 and the determination of shareholders equity and financial position also expressed in pounds sterling at March 31, 1997 and 1996. Note 21 to the financial statements summarizes this effect for each of the years ended March 31, 1997 and 1996, and as at March 31, 1997 and 1996.

Price Waterhouse
London, England
October 15, 1997

                    BROOKSIDE SYSTEMS AND PROGRAMMING LIMITED

                                 BALANCE SHEETS
                         (Pounds Sterling in Thousands)

                                                                         March 31,                      June 30,
                                                                         ---------                      --------
                                                                1996                    1997                1997
                                                                                                     (Unaudited)
Fixed assets
     Intangible assets                                (pounds)   169          (pounds)   251      (pounds)   269
     Tangible assets                                              34                      38                  41
                                                                 ---                     ---               -----

                                                                 203                     289                 310
Current assets
     Debtors due within one year                                 117                      88                 104

Creditors: amounts falling due within one year                  (327)                   (457)               (459)
                                                               -----                   -----               -----

Net current liabilities                                         (210)                   (369)               (355)
                                                                ----                    ----                 ---

Total assets less current liabilities                             (7)                    (80)                (45)
                                                                 ----                 ------               -----

Creditors: amounts falling due after more than one
year                                                             (25)                    (17)                (16)
                                                               -----                   -----              ------

                                                                 (32)                    (97)                (61)
                                                              =======                  -=====             =======
Capital and reserves

Share capital - equity                                             -                       -                   -
Profit and loss account                                          (32)                    (97)                (61)
                                                                  ---                    ----                ----

Shareholders funds                                    (pounds)   (32)         (pounds)   (97)     (pounds)   (61)
                                                                 ====                    ====                ====

See accompanying notes to financial statements.

                    BROOKSIDE SYSTEMS AND PROGRAMMING LIMITED

                            STATEMENTS OF OPERATIONS
                         (Pounds Sterling in Thousands)

                                                                                                              Three Months
                                                                       Year End March 31,                    Ended June 30,
                                                                       ------------------                    --------------
                                                             1995          1996             1997         1996            1997
                                                                                                             (Unaudited)
Turnover                                            (pounds)  502  (pounds) 643   (pounds)   655  (pounds) 152  (pounds)  207

Cost of sales                                                (346)         (348)            (349)          (78)           (83)
                                                            ------         -----           ------          ----           ----

Gross profit                                                  156           295              306            74            124

Administrative expenses                                      (268)         (286)            (357)          (95)           (82)
                                                            ------         -----           ------          ----           ----

Operating profit/(loss)                                      (112)            9              (51)          (21)            42

Interest payable and similar charges                           (3)           (6)             (14)           (3)            (5)
                                                            ------         -----           ------          ----           ----

Profit/(loss) on ordinary activities before taxation         (115)            3              (65)          (24)            37

Taxation on profits from ordinary activities                   12             -                -             -              -

Profit/(loss) on ordinary activities after taxation          (103)            3              (65)          (24)            37
                                                            ------         -----           ------          ----           ----

Dividends                                                       -             -                -             -              -

Retained profit for the financial year              (pounds) (103) (pounds)   3   (pounds)   (65) (pounds) (24)  (pounds)  37
                                                            ======         =====           ======          ====           ====

All amounts relate to continuing activities.
All recognised gains and losses are included in the profit and loss account.

See accompanying notes to financial statements.

                    BROOKSIDE SYSTEMS AND PROGRAMMING LIMITED

                            STATEMENTS OF CASH FLOWS
                         (Pounds Sterling in Thousands)

                                                                                                    Three Months
                                                                Year Ended March 31,               Ended June 30,
                                                                --------------------               --------------
                                                     1995           1996          1997          1996         1997
                                                                                                     (Unaudited)
Net cash inflow from operating activities     (pounds) 52  (pounds)   53  (pounds) 155   (pounds) 50  (pounds) 53

Returns on investments and
servicing of finance                                   (3)            (6)          (14)           (4)         (5)

Capital expenditure                                   (62)          (111)         (146)          (38)        (34)
                                                      ----         ------         -----          ----        ---

Cash inflow before use of liquid
resources and financing                               (13)           (64)           (5)            8          14

Financing                                               -             32            (7)           (2)         (2)
                                                      ----         ------         -----          ----        ---

Increase/(decrease) in cash in the year       (pounds)(13) (pounds)  (32) (pounds) (12)  (pounds)  6  (pounds)12
                                                      ====         ======         =====          ====        ===

See accompanying notes to financial statements.

                    BROOKSIDE SYSTEMS AND PROGRAMMING LIMITED

                          NOTES TO FINANCIAL STATEMENTS
                         (Pounds Sterling in Thousands)

1.    Accounting Policies

      Basis of Accounting
      The financial statements have been prepared under the historical cost convention and are in accordance with applicable accounting standards. The following accounting policies have been applied.

      The interim financial data as of June 30, 1997 and for the six months ended June 30, 1997 and June 30, 1996 is unaudited; however in the opinion of the Company, the interim data includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the results for the interim period.

      Turnover
      Turnover represents amounts invoiced, excluding value added tax, in respect of the sale of services to customers.

      Research and development
      Research expenditure is written off to the profit and loss account in the year in which it is incurred. Development expenditure is written off in the same way unless the directors are satisfied as to the technical, commercial and financial viability of individual projects. In this situation, the expenditure is deferred and amortised over the period during which the company is expected to benefit.

      Depreciation
      Deprecation is provided to write off cost, less estimated residual values of all tangible fixed assets over their expected useful lives. It is calculated at the following rates:

      Fixtures, fittings and equipment 15 - 33 1/3% reducing balance

      Assets Held Under Lease Agreements
      Tangible assets acquired under finance lease agreements are capitalised at cost and are written off over the shorter of their expected working lives or the lease term. The related finance costs are charged to the profit and loss account appropriate to the terms of the agreements.

      Payments under operating leases are charged to the profit and loss account on a straight line basis over the term of the lease.

      Pensions
      The pension costs charged in the financial statement represent the contributions payable by the company during the year in accordance with SSAP 24.

      Deferred Taxation
      Provision is made for deferred taxation using the liability method in respect of all timing differences to the extent that it is probable a liability will crystallise in the foreseeable future.

                    BROOKSIDE SYSTEMS AND PROGRAMMING LIMITED

2.    Operating Profit/(Loss)

                                                                     Year Ended March, 31
                                                                     --------------------
                                                              1995              1996            1997
      Operating profit/(loss) for the year was
      arrived at after charging:

      Depreciation of tangible fixed assets           (pounds)   8     (pounds)   12    (pounds)  15
      Research and development:
           Amortisation of development expenditure              33                39              46
      Operating lease rentals of:
        Plant and machinery                                     21                18              22
        Land and buildings                                      27                15              29
      Hire of plant and machinery                                6                 5               4
      Auditors' remuneration                                     2                 2               2
      Directors remuneration                                    19                 9              19
                                                              ----              ----             ----
                                                      (pounds) 116     (pounds)  100    (pounds) 137

3.    Employees

                                                                     Year Ended March, 31
                                                                     --------------------
                                                              1995              1996             1997
      Staff costs amounted to:

      Wages and salaries                              (pounds) 188     (pounds)  195     (pounds) 250
      Social security costs                                     16                18               22
      Pension costs                                             10                10               11
                                                              ----              ----             ----

                                                      (pounds) 214     (pounds)  223     (pounds) 283
                                                              ====              ====             ====

4.    Interest Payable and Similar Charges

                                                                     Year Ended March, 31
                                                                     --------------------
                                                              1995              1996             1997
        Bank loans and overdrafts                     (pounds)   3     (pounds)    6     (pounds)  14
                                                              ====              ====             ====

      All loans and overdrafts are wholly repayable within five years.

5.    Taxation on Profits from Ordinary Activities

                                                                     Year Ended March, 31
                                                                     --------------------
                                                              1995              1996             1997

      UK corporation tax                              (pounds)  12    (pounds)     -    (pounds)    -
                                                              ====              ====             ====

                    BROOKSIDE SYSTEMS AND PROGRAMMING LIMITED

6.    Intangible Assets
                                                         Development costs
      Costs

      At March 31, 1995                                      (pounds)  217
      Additions                                                         85
                                                                       ---

      At March 31, 1996                                                302
      Additions                                                        128
                                                                       ---

      At March 31, 1997                                      (pounds)  430
                                                                       ===

      Provisions for diminution in value

      At March 31, 1995                                      (pounds)   94
      Charge for year                                                   39
                                                                       ---

      At March 31, 1996                                                133
      Charge for year                                                   46
                                                                       ---

      At March 31, 1997                                      (pounds)  179
                                                                       ===

      Net book value

      At March 31, 1996                                      (pounds)  169
                                                                       ===

      At March 31, 1997                                      (pounds)  251
                                                                       ===

                    BROOKSIDE SYSTEMS AND PROGRAMMING LIMITED

7.    Tangible Assets

                                                        Fixtures, fittings
                                                             and equipment
      Costs

      At March 31, 1995                                    (pounds)     44
      Additions                                                         26
                                                                        --

      At March 31, 1996                                                 70
      Additions                                                         19
                                                                        --

      At March 31, 1997                                    (pounds)     89
                                                                        ==

      Depreciation

      At March 31, 1995                                    (pounds)     24
      Charge for year                                                   12
                                                                        --

      At March 31, 1996                                                 36
      Charge for year                                                   15
                                                                        --

      At March 31, 1997                                    (pounds)     51
                                                                        ==

      Net Book Value

      At March 31, 1996                                    (pounds)     34
                                                                        ==

      At March  31, 1997                                   (pounds)     38
                                                                        ==

8.    Debtors

                                                              As at March 31,
                                                              ---------------
                                                           1996             1997
      Amounts due within one year:

      Trade debtors                           (pounds)      101   (pounds)    76
      Other debtors                                          16               12
                                                            ---              ---

                                              (pounds)      117   (pounds)    88
                                                            ===              ===

                    BROOKSIDE SYSTEMS AND PROGRAMMING LIMITED

9.    Creditors: Amounts falling due within one year

                                                           As at March 31,
                                                           ---------------
                                                      1996                1997

      Bank loans and overdrafts             (pounds)    67         (pounds)  80
      Trade creditors                                   94                   86
      Other taxation and social security                36                  104
      Other creditors                                  130                  187
                                                       ---                  ---

                                            (pounds)   327         (pounds) 457
                                                       ===                  ===

      The company meets its day to day working capital requirements through an overdraft facility which is repayable on demand. The facility was last reviewed by the company's bankers on 16 June 1997 with review dates every six months.

      In August 1997 the Company received (pounds)200 from Dispatch Management Services Corp. in anticipation of its acquisition of the Company. This cash is to be retained by the Company whether or not the acquisition proceeds.

      The overdraft existing as at 30 June 1997 has now therefore been paid off and the personal guarantee of (pounds)80 given by the directors as security for the loan and overdraft (see note 20) has been removed. In addition to this the directors have a loan account which it is the directors' intention should be paid off prior to the acquisition.

      The loan of (pounds)35 taken out in June 1996 (see note 10), continues to be paid off over five years at eight hundred pounds per month.

10.   Creditors: Amounts falling due after more than one year

                                                            As at March 31,
                                                            ---------------
                                                       1996                1997
       Loans
            Wholly repayable within five years  (pounds) 32         (pounds) 24
            included in current liabilities              (7)                 (7)
                                                         --                  --

                                                (pounds) 25         (pounds) 17
                                                         ==                  ==

11.   Pension Costs

      The company operates a defined contribution scheme for the benefit of certain employees. The fund is administered by trustees and is separate from the company. Contributions charged to the profit and loss account in the year amount to (pounds)11 (1996 : (pounds)10).

                    BROOKSIDE SYSTEMS AND PROGRAMMING LIMITED

12.   Share Capital

                                                             As at March 31,
                                                             ---------------
                                                        1996                1997

      Authorized
      100 Ordinary shares of(pounds)1 each     (pounds)  100       (pounds)  100
                                                         ===                 ===

      Allotted, called up and fully paid
      2 Ordinary shares of(pounds)1 each       (pounds)    2        (pounds)   2
                                                         ===                 ===

13.   Profit and Loss Account

                                                            As at March 31,
                                                            ---------------
                                                       1996                1997

      Accumulated losses at 1 April           (pounds)  (35)       (pounds) (32)
       Retained profit/(loss) for the year                3                 (65)
                                                        ---                 ---

      Accumulated losses at 31 March          (pounds)  (32)       (pounds) (97)
                                                        ===                 ===

14.   Reconciliation of Shareholders' Funds

                                                         Year Ended March 31,
                                                         --------------------
                                                       1996                1997

      Profit/(loss) for the financial year    (pounds)    3        (pounds) (65)

      Shareholders' funds at the beginning
       of the year                                      (35)                (32)
                                                        ---                 ---

      Shareholders' funds at the end of the
       year                                   (pounds)  (32)       (pounds) (97)
                                                        ====                ===

15. Reconciliation of Operating Profit to Net Cash Inflow From Operating Activities

                                                                Year Ended March 31,
                                                                --------------------
                                                       1995              1996             1997
        Operating profit/(loss)               (pounds) (112)     (pounds)   9     (pounds) (51)
        Depreciation charges                              8                12               15
        Amortization charges                             33                39               46
        (Increase)/decrease in debtors                   61               (62)              29
        Increase in creditors                            62                55              117
                                                       ----               ---              ---

        Net cash inflow from operating
          activities                          (pounds)   52      (pounds)  53     (pounds) 156
                                                       ====               ===              ===

                    BROOKSIDE SYSTEMS AND PROGRAMMING LIMITED

16.   Analysis of Cash Flows for Headings Netted in the Cash Flow Statement

                                                                                Year Ended March 31,
                                                                                --------------------
                                                                       1995             1996               1997
      Returns on investments and servicing of finance
      Interest paid                                            (pounds) (3)     (pounds)  (6)     (pounds)  (14)
                                                                      ----              ----               ----

      Net cash outflow from returns on investments
      and servicing of finance                                          (3)               (6)               (14)
                                                                      ====              ====               ====

      Capital expenditure and financial investment
      Purchase of tangible fixed assets                                (13)              (26)               (19)
      Sale of fixed assets                                               1                --                 --
      Development costs                                                (50)              (85)              (128)
                                                                      ----              ----               ----

      Net cash outflow for capital expenditure
      and financial investment                                         (62)             (111)              (147)
                                                                      ====              ====               ====

      Financing
      Debt due beyond a year:
      New secured loan payable within five years                        --                32                 --
      Repayment of amounts borrowed                                     --                --                 (7)
                                                                      ----              ----               ----

      Net cash inflow from financing                                    --                32                 (7)

      Net cash inflow from operating activities                (pounds) 52      (pounds)  53      (pounds)  156
                                                                      ====              ====               ====

17.   Analysis of Changes in Net Debt

                           At April              At March               At March
                            1, 1995   Cashflow   31, 1996   Cashflow    31, 1997
      Overdrafts                 28         32         60         13         73
      Debt due after 1 year      --         25         25         (8)        17
      Debt due within 1 year     --          7          7         --          7
                                ---        ---        ---        ---        ---

                                 28         64         92          5         97
                                ===        ===        ===        ===        ===

                    BROOKSIDE SYSTEMS AND PROGRAMMING LIMITED

18.   Reconciliation of Net Cash Flow to Movement in Net Debt

                                                            Year Ended March 31,
                                                            --------------------
                                                     1995            1996            1997
      Decrease in cash in the year           (pounds) (13)   (pounds) (32)   (pounds) (12)
      Cash inflow from (increase)/decrease
      in debt in the year                               -             (32)              7
                                                     -----           -----           -----

      Increase in net debt from cashflows             (13)            (64)             (5)
      Net debt at beginning of year                   (15)            (28)            (92)
                                                     -----           -----           -----

      Net debt at the end of year            (pounds) (28)   (pounds) (92)   (pounds) (97)
                                                     =====           =====           =====

19.   Annual Commitments Under Operating Leases

      The Company had annual commitments under non cancellable operating leases as follows:

                                                            As At March 31,
                                                            --------------
                                                        1996                1997

      Plant and machinery:
      Within one year                            (pounds)  9         (pounds) 10
      Between two and five years                          17                  17
                                                         ---                 ---

                                                          26                  27
                                                         ===                 ===
      Land and buildings:
      Within one year                                      -                   -
      Between two and five years                          29                  29
                                                         ---                 ---

                                                 (pounds) 29         (pounds) 29
                                                         ===                 ===

20.   Related Party Transaction

      The following related parties have undertaken transactions with the Company during the year:

      The directors Rebecca and Roy Clark;
      Fleetway Systems Services Limited - a company owned and controlled by both the directors;
      Fleetway Systems - a partnership in which the two directors are joint partners.

      The directors have a joint loan account with the Company which provided the Company with interest free working capital during the year.

                                                        1996                1997

        Directors loan                           (pounds) 53         (pounds) 60

                    BROOKSIDE SYSTEMS AND PROGRAMMING LIMITED

      The directors have provided a personal guarantee of (pounds)80 to the bank as security for the loan and overdraft.

      The company Fleetway Systems Services Limited (FSSL) sells computer hardware which is often sold in conjunction with the programming and software services of Brookside Systems and Programming Limited. The following represents a summary of the transactions between the two companies during the year.

                                                               1996         1997

      Wages costs rebilled to FSSL                      (pounds) 37   (pounds)42
      Hardware and car leasing costs rebilled to FSSL            25           73
      Expenses rebilled from FSSL to Brookside                    7           19
                                                                 ==           ==


      Amount payable to FSSL at year end                (pounds)  -   (pounds)11
                                                                 ==           ==

      During the year transactions representing recharges of expenses incurred on behalf of Fleetway Systems were made by the Company. All recharges were made at arms-length and at a commercial rate.

                                                             1996           1997

      Commissions paid to Fleetway Systems           (pounds) 108   (pounds) 118
      Costs recharged to Fleetway Systems                       4             10
                                                              ===            ===


      Amounts payable to Fleetway Systems at the
       year end                                      (pounds)  10   (pounds)   -
                                                              ===            ===

21. Summary of Differences Between UK and US Generally Accepted Accounting Practices (GAAP)

      The financial statements included in this report have been prepared in accordance with UK GAAP which differ in certain significant respects from US GAAP. The main differences between UK GAAP and US GAAP which affect the Company's net profit and net assets are set out below.

      (i)   Income Taxes

            Under UK GAAP, deferred income taxes are accounted for to the extent that it is considered probable that a liability or asset will crystallise in the foreseeable future. Under US GAAP, deferred taxes are accounted for on all temporary differences and a valuation allowance is established to reduce deferred tax assets to the amount which "more likely than not" will be realised in future tax returns. Deferred tax amounts also arise as a result of the other US GAAP adjustments.

            The UK deferred tax asset can be reconciled as follows to the US GAAP net deferred tax asset:

                    BROOKSIDE SYSTEMS AND PROGRAMMING LIMITED

21. Summary of Differences Between UK and US Generally Accepted Accounting Practices (GAAP) (Continued)

                                                         1996              1997

Deferred tax asset under UK GAAp               (pounds)   Nil    (pounds)   Nil
Tax effects on timing differences:
   Tax losses                                              15                15
   Capital allowances                                       -                 -
                                                           --                --
Gross deferred tax assets in accordance with
US GAAP                                                    15                22
                                                           --                --

Deferred tax valuation allowance                          (15)              (22)
                                                           --                --

Net deferred tax assets in accordance with
US GAAP                                        (pounds)   Nil    (pounds)   Nil
                                                          ===               ===

      (ii)  Effects on Conforming to US GAAP - Impact on Net Profit

            The adjustments to reported net loss required to conform with US GAAP are as follows:

                                                     Year Ended March 31,
                                                     --------------------
                                                  1996                 1997

Net Profit/(Loss)
Net profit of the Group under UK GAAP     (pounds)   3      (pounds)   (65)
                                                    ==                 ====

Net profit under US GAAP                  (pounds)   3      (pounds)   (65)
                                                    ==                 ====

      (iii) Effects of Conforming to US GAAP - Impact on Net Equity

            The adjustments to reported net equity required to conform to US GAAP are as follows:

                                                               Year Ended March 31,
                                                               --------------------
                                                             1996               1997

Shareholders funds
  Capital and reserves of the Company under UK GAAP   (pounds)   (32)   (pounds)   (12)
  Adjustments:
  Deferred tax                                                     -                 -
                                                                 ---               ---

  Total US GAAP adjustments                                        -                 -
                                                                 ---               ---

  Approximate shareholders' deficit under
  US GAAP                                             (pounds)   (32)   (pounds)   (12)
                                                                 ===               ===

                    BROOKSIDE SYSTEMS AND PROGRAMMING LIMITED

21. Summary of Differences Between UK and US Generally Accepted Accounting Practices (GAAP) (Continued)

      (iv)  Cash Flow Information -

            The Company's financial statements include Statements of Cash Flows in accordance with UK Accounting Standard FRS 1, "Cash Flow Statements". The statement prepared under FRS 1 (revised 1996) presents substantially the same information as that required under US Statement of Financial Accounting Standard No 95 (FAS 95).

            Under FRS 1 (revised 1996) cash flows are presented for (i) operating activities; (ii) returns on investments and servicing of finance; (iii) taxation; (iv) investing activities; and (v) financing activities. FAS 95 only requires presentation of cash flows from operating, investing and financing activities.

            Cash flows under FRS 1 (revised 1996) in respect of interest received, interest paid (net of that capitalised), interest on finance leases and taxation would be included within operating activities under FAS 95. Capitalised interest would be included in investing activities under US GAAP.

            Cash under FRS 1 (revised 1996) include cash in hand and deposits repayable on demand less overdrafts repayable on demand. Under FAS 95 all short term borrowings and bank overdrafts are included in financing activities.

            The following statements summarise the statement of cash flows for the Company as if they had been presented in accordance with US GAAP and include the adjustments which reconcile cash and cash equivalents under US GAAP to cash and cash equivalents reported under UK GAAP.

                                                                         Year Ended March 31,
                                                                         --------------------
                                                                1995             1996              1997
Net cash inflow from operating activities              (pounds)   49    (pounds)   47    (pounds)   142
Net cash used in investing activities                            (62)            (111)             (147)
Net cash provided by financing activities                         13               64                 5
                                                                 ---             ----              ----

Net increase/(decrease) in cash and cash equivalents               -                -                 -
                                                                 ---             ----              ----
Cash under US GAAP at beginning of year                            -                -                 -

Cash under US GAAP at end of year                                  -                -                 -
Bank overdrafts and other under UK GAAP at
  end of year                                                    (28)             (92)              (97)
                                                                 ---             ----              ----

Cash/(overdraft) under UK GAAP at end of year          (pounds)  (28)   (pounds)  (92)   (pounds)   (97)
                                                                 ===             ====              ====

                        Report of Independent Accountants

To the Board of Directors and shareholders of Bridge Wharf Investments Limited

            We have audited the accompanying balance sheets of Bridge Wharf Investments Limited as of June 30, 1997 and September 30, 1996, and the related profit and loss accounts and statements of cash flows for nine months ended June 30, 1997 and each of the two years in the period ended September 30, 1996, all expressed in pounds sterling and prepared on the basis set forth in Note 1 to the financial statements. These financial statements are the responsibility of the Group's management. Our responsibility is to express an opinion on these financial statements based on our audits.

            We conducted our audits in accordance with United Kingdom generally accepted auditing standards which do not differ in any material respect from auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

            In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the group at June 30, 1997 and September 30, 1996, and the results of the Group's operations and its cash flows for the nine months ended June 30, 1997 and each of the two years in the period ended September 30, 1996 in conformity with generally accepted accounting principles in the United Kingdom.

            Accounting principles generally accepted in the United Kingdom differ in certain significant respects from accounting principles generally accepted in the United States. The application of the latter would have affected the determination of the consolidated profit expressed in pounds sterling for the nine months ended June 30, 1997 and each of the two years in the period ended September 30, 1996 and the determination of consolidated shareholders equity and consolidated financial position also expressed in pounds sterling at June 30, 1997 and September 30, 1996. Note 26 to the consolidated financial statements summarises this effect for the nine months ended June 30, 1997 and the year ended September 30, 1996 and as at June 30, 1997 and September 30, 1996.

Price Waterhouse
London, England
October 15, 1997

                        BRIDGE WHARF INVESTMENTS LIMITED

                                 BALANCE SHEETS
                         (Pounds Sterling in Thousands)

                                                      Year Ended           Nine Months
                                                   September 30,        Ended June 30,
                                                   -------------        --------------
                                                            1996                  1997
Fixed assets
     Intangible assets                            (pounds)    89        (pounds)    78
     Tangible assets                                       1,411                 1,546
                                                          ------                 -----
                                                           1,500                 1,624
Current assets
     Debtors due within one year                           3,036                 3,626
     Cash and deposits                                       635                   889
                                                            ----                   ---
                                                           3,671                 4,515

Creditors: amounts falling due within one year            (2,797)               (3,388)
                                                          ------                 -----

Net current assets                                           874                 1,127
                                                          ------                 -----

Total assets less current liabilities             (pounds) 2,374        (pounds) 2,751
                                                          ======                ======

Creditors: amounts falling due after more
               than one year                                (958)                 (983)
                                                          ------                 -----
                                                  (pounds) 1,416        (pounds) 1,768
                                                          ======                ======

Capitals and reserves

Share capital - equity                                        75                    75
Profit and loss account                                    1,341                 1,693
                                                           -----                 -----

Total shareholders' funds                         (pounds) 1,416        (pounds) 1,768
                                                          ======                ======

See accompanying notes to financial statements.

                        BRIDGE WHARF INVESTMENTS LIMITED

                             PROFIT AND LOSS ACCOUNT
                         (Pounds Sterling in Thousands)

                                                                Year Ended                      Nine Months
                                                               September 30,                Ended June  30,
                                                               -------------                ---------------
                                                           1995               1996                     1997
Turnover                                       (pounds)  11,840   (pounds)  15,093         (pounds)  13,039

Cost of sales                                            (8,813)           (11,592)                 (10,370)
                                                         ------             ------                   ------

Gross profit                                              3,027              3,501                    2,669

Distribution costs                                         (359)              (356)                    (278)

Administrative expenses                                  (1,822)            (2,097)                  (1,526)

Other operating income                                        5                  1                        3
                                                         ------             ------                   ------


Operating profit                                            851              1,049                      868

Other interest receivable and similar income                 17                 10                        4

Interest payable and similar charges                       (138)              (194)                    (160)
                                                         ------             ------                   ------

Profit on ordinary activities before taxation               730                865                      712

Taxation on profits from ordinary activities               (225)              (223)                    (216)
                                                         ------             ------                   ------

Profit on ordinary activities after taxation                505                642                      496

Dividends                                                  (144)              (192)                    (144)
                                                         ------             ------                   ------

Retained profit for the financial year         (pounds)     361   (pounds)     450         (pounds)     352
                                                         ======             ======                   ======

All amounts relate to continuing activities.
All recognised gains and losses are included in the profit and loss account.

See accompanying notes to financial statements.

                        BRIDGE WHARF INVESTMENTS LIMITED

                            STATEMENTS OF CASH FLOWS
                         (Pounds Sterling in Thousands)

                                                                                       Nine Months
                                                   Year Ended September 30,         Ended June 30,
                                                   ------------------------         --------------
                                                       1995            1996                   1997
Cash inflows from
operating activities                        (pounds)    588   (pounds)  642          (pounds)  508

Returns on investments and
servicing of finance                                   (265)           (376)                  (300)

Taxation                                               (234)           (230)                  (255)

Capital expenditure and financial
investment                                             (945)           (271)                  (140)
                                                       ----            ----                   ----

Cash outflows before use of liquid
resources and financing                                (856)           (235)                  (187)

Financing                                               968              73                    143
                                                       ----            ----                   ----
Increase/(decrease) in cash in the year     (pounds)    112   (pounds) (162)         (pounds)  (44)
                                                       ====            ====                   ====

See accompanying notes to financial statements.

                        BRIDGE WHARF INVESTMENTS LIMITED

                          NOTES TO FINANCIAL STATEMENTS

1.    Accounting Policies

      These financial statements have been prepared under the historical cost convention using the following accounting policies:

      Turnover

      The turnover shown in the profit and loss account represents amounts invoiced during the year, exclusive of Value Added Tax.

      Amortisation

      Amortisaiton is calculated so as to write off the cost of an asset, net of anticipated disposal proceeds, over the useful economic life of that asset as follows:

                  Goodwill                                10 years Straight line

      Depreciation

      Depreciation is calculated so as to write off the cost of an asset, net of anticipated disposal proceeds, over the useful economic life of that asset as follows:

                  Freehold property                       2% Straight line
                  Equipment                               25% reducing balance
                  Furniture, fixtures and fittings        25% reducing balance
                  Motor Vehicles                          25% reducing balance

      Hire purchase agreements

      Assets held under hire purchase agreements are capitalised and disclosed under tangible fixed assets at their fair value. The capital element of the future payments is treated as a liability and the interest is charged against the profit and loss account so as to produce a constant periodic rate of charge on the remaining balance of the obligation for each accounting period.

2.    Turnover

      Turnover and profit before tax are attributable to the one principal activity of the company which is the provision of courier, messenger and car transportation services.

3.    Other operating income

                                                                  Nine Months
                                Year Ended September 30,       Ended June 30,
                                ------------------------       --------------
                                   1995             1996                 1997
      Insurance claims     (pounds)   5     (pounds)   1         (pounds)   3

                        BRIDGE WHARF INVESTMENTS LIMITED

4.    Operating Profit

                                                                                        Nine Months
                                                        Year Ended September 30,     Ended June 30,
                                                        ------------------------     --------------
                                                           1995             1996               1997
Operating profit for the year was arrived at
after charging:
Amortisation                                     (pounds)    15   (pounds)    15      (pounds)   11
Profit on disposal of fixed assets                            -               (4)                 -
Depreciation of tangible fixed assets                       195              171                144
Operating lease rentals of:
  Plant and machinery                                        32               32                 21
Auditors' remuneration - Audit                                9                9                  6
                       - Non-Audit                            2                4                  2

                                                 (pounds)   253   (pounds)   227      (pounds)  184
                                                           ====             ====               ====

The average number of employees including
directors employed by the group during the
year was as follows                                          79              102                  120
                                                           ====             ====               ====


                                                                                          Nine Months
                                                        Year Ended September 30,       Ended June 30,
                                                        ------------------------       --------------
                                                           1995             1996                 1997
The related staff costs amounted to:

Wages and salaries                               (pounds) 1,415   (pounds) 1,810      (pounds)  1,688
Social security costs                                       143              180                  169
                                                          -----            -----                -----

                                                 (pounds) 1,558   (pounds) 1,990      (pounds)  1,857
                                                          =====            =====                =====

5.    Interest Receivable and Similar Income

                                                                     Nine Months
                                      Year Ended September 30,    Ended June 30,
                                      ------------------------    --------------
                                         1995             1996              1997
      Bank interest receivable   (pounds)  17     (pounds)  10      (pounds)   4

                        BRIDGE WHARF INVESTMENTS LIMITED

6.    Interest Payable and Similar Charges

                                                                                   Nine Months
                                                    Year Ended September 30,    Ended June 30,
                                                    ------------------------    --------------
                                                       1995             1996              1997
      Bank interest                            (pounds ) 54     (pounds)  70      (pounds)  70
      Mortgage interest                                  25               55                41
      Hire purchase interest charge                       2               11                13
      Shareholders' loan                                 25               26                14
      Directors' loan interest                           32               32                22
                                                        ---              ---          --------
                                               (pounds) 138     (pounds) 194      (pounds) 160
                                                       ====             ====              ====

      All loans and overdrafts are wholly repayable within five years.

7.    Taxation on Profits from Ordinary Activities

                                                                                   Nine Months
                                                    Year Ended September 30,    Ended June 30,
                                                    ------------------------    --------------
                                                       1995             1996              1997
      UK corporation tax charge                (pounds) 225     (pounds) 255      (pounds) 216
      Underprovision in respect of prior years            -              (32)                -
                                                        ---              ---               ---

                                               (pounds) 225     (pounds) 223      (pounds) 216
                                                        ===              ===               ===

      The corporation tax liabilities for the years ended September 30, 1996 and 1995 have been calculated based upon computations that have been submitted to the Inland Revenue, however, no computations submitted since 1993 have been agreed with the Inland Revenue and are subject to continuing correspondence.

8.    Dividends

                                                                    Nine Months
                                     Year Ended September 30,    Ended June 30,
                                     ------------------------    --------------
                                       1995              1996              1997
      Paid on ordinary shares   (pounds) 144     (pounds) 192      (pounds) 144
                                         ===              ===               ===

                        BRIDGE WHARF INVESTMENTS LIMITED

9.    Intangible Assets

                                                                        Goodwill

Cost:

Balance bought forward / carried forward for all periods          (pounds)  145
                                                                            ---

Amortisation

Balance brought forward September 30, 1995                                   41
Amortisation charge for the year                                             15
                                                                            ---

Balance carried forward September 30, 1996                                   56

Amortisation change for the period                                           11
                                                                            ---

Balance carried forward at June 30                                           67
                                                                            ===

Net book value:

At September 30, 1996                                                        89
                                                                            ---

At June 30, 1995                                                             78
                                                                            ===

                        BRIDGE WHARF INVESTMENTS LIMITED

10.     Tangible Assets

                               Freehold           Equipment          Furniture,               Motor                 Total
                               Property                            Fixtures and            Vehicles
                                                                       Fittings
Cost

At September 30, 1995    (pounds)   712       (pounds)  650       (pounds)  193       (pounds)  127       (pounds)  1,682
        Addition                      -                  62                  30                 237                   329
       Disposals                      -                   -                   -                 (10)                  (10)
                                    ---                 ---                 ---                 ---                 -----

At September 30, 1996               712                 712                 223                 354                 2,001
        Addition                      -                   8                   -                 279                   287
       Disposals                      -                   -                   -                 (15)                  (15)
                                    ---                 ---                 ---                 ---                 -----

     At June 30, 1997               712                 720                 223                 618                 2,273

    Depreciation

At September 30, 1995                14                 321                  58                  31                   424
       Disposals                      -                   -                   -                  (5)                   (5)
          Charge                     14                  88                  37                  32                   171
                                     --                  --                  --                  --                   ---

At September 30, 1996                28                 409                  95                  58                   590
       Disposals                      -                   -                   -                  (7)                   (7)
          Charge                     11                  52                  22                  59                   144
                                     --                  --                  --                  --                   ---

     At June 30, 1997                39                 461                 117                 110                   727

  Net Book Value

At September 30, 1996               684                 303                 128                 296                 1,411
                                    ===                 ===                 ===                 ===                 =====

At September 30, 1997    (pounds)   673       (pounds)  259       (pounds)  106       (pounds)  508       (pounds)  1,546
                                    ===                 ===                 ===                 ===                 =====

                        BRIDGE WHARF INVESTMENTS LIMITED

11.   Cash and Deposits

                                           September 30,            June 30,
                                           -------------            --------
                                                    1996                1997

      Cash at bank and in hand             (pounds)  335       (pounds)  589

      Deposits lodged as security                    300                 300
                                                     ---                 ---

                                           (pounds)  635       (pounds)  889
                                                     ===                 ===

Pursuant to the acquisition of the business of Rapid Despatch in October 1993, an amount of (pounds)300 has been lodged in an escrow account to act as security for future commission payments to the previous owners of Rapid Despatch.

12.   Debtors

                                      As at September 30,        As at June 30,
                                      -------------------        --------------
                                                     1996                  1997

        Amounts due within one year:

        Trade debtors                      (pounds) 2,974      (pounds)   3,438
        Prepayments and accrued income                 62                   188
                                                    -----                 -----

                                           (pounds) 3,036      (pounds)   3,626
                                                    =====                 =====

13.   Creditors: Amounts falling due within one year

                                      As at September 30,        As at June 30,
                                      -------------------        --------------
                                                     1996                  1997

      Bank overdrafts (secured)            (pounds)   379      (pounds)     677
      West Bromwich Building Society                    8                    10
      Trade finance loan                              765                   976
      Trade creditors                                 362                   455
      Other taxation and social security              700                   568
      Hire purchase agreements                         78                   122
      Accruals                                        298                   412
      Corporation tax                                 207                   168
                                                    -----                 -----

                                           (pounds) 2,797      (pounds)   3,388
                                                    =====                 =====

      The bank overdraft is secured by a fixed and floating charge over the assets of the business. The trade finance loan is secured by a fixed charge over the trade debtors reflected in these accounts.

                        BRIDGE WHARF INVESTMENTS LIMITED

14.   Creditors: Amounts falling due after more than one year

                                      As at September 30,        As at June 30,
                                      -------------------        --------------
                                                     1996                  1997

      Other creditors:
      Hire purchase agreements             (pounds)    63      (pounds)      95
      West Bromwich Building Society                  471                   464
      Shareholders' loan                              212                   212
      Directors' loan account                         212                   212
                                                      ---                   ---

                                           (pounds)   958      (pounds)     983
                                                      ===                   ===

      The mortgage is secured by a fixed charge over the freehold property of the company. It is repayable over twenty years and interest is charged at 11.25% per annum fixed until November 11, 2000. The amount repayable after five years is (pounds)425.

15.   Share Capital

      Authorised share capital

                                      As at September 30,        As at June 30,
                                      -------------------        --------------
                                                     1996                  1997

      1,000,000 Ordinary shares of
      (pounds)1 each                 (pounds)       1,000     (pounds)    1,000
                                                    =====                 =====

      Allotted, called up and fully
      paid

      Equity share capital:
      75,000 ordinary shares of
      (pounds)1 each                 (pounds)          75     (pounds)       75
                                                    -----                 -----
                                     (pounds)          75     (pounds)       75
                                                    =====                 =====

16.   Reserves

                                                                      Profit and
                                                                    Loss Account

      As September 30, 1995                                   (pounds)       891
      Profit for the year                                     (pounds)       450
                                                                           -----

      At September 30, 1996                                   (pounds)     1,341
                                                                           -----

      Profit for the nine months                              (pounds)      352

      At June 30, 1997                                        (pounds)    1,693
                                                                          =====

                        BRIDGE WHARF INVESTMENTS LIMITED

17. Reconciliation of Shareholders' Funds


                                                                     Nine Months
                                       Year Ended September 30,   Ended June 30,
                                       ------------------------   --------------
                                                           1996             1997

Profit for the financial year                      (pounds)642      (pounds)496
Dividends                                                 (192)            (144)
                                                          ----           ------
Net increase in shareholders' funds                        450              352
Shareholders' funds at the beginning of the year           966            1,416
                                                          ----           ------

Shareholders' funds at the end of the year       (pounds)1,416    (pounds)1,768
                                                          ====           ======

18. Reconciliation of Operating Profit to Net Cash Inflow From Operating Activities

                                                                            Nine Months
                                                Year Ended September 30,  Ended June 30,
                                                ------------------------  --------------
                                                   1995             1996           1997
Operating profit                            (pounds)851    (pounds)1,049    (pounds)868
Amortisation                                         15               15             11
Depreciation charges                                195              171            144
Profit on disposal of fixed asset                  --                 (4)          --
Increase in debtors                                (635)          (1,055)          (590)
Increase in creditors                               162              466             75
                                                   ----           ------           ----

Net cash inflow from operating activities   (pounds)588      (pounds)642    (pounds)508
                                                   ====           ======           ====

                        BRIDGE WHARF INVESTMENTS LIMITED

19. Analysis of Cash Flows for Headings Netted in the Cash Flow Statement

                                                                                           Nine Months
                                                          Year Ended September 30,      Ended June 30,
                                                          ------------------------      --------------
                                                          1995                1996                1997
 Returns on investments and servicing of finance
 Interest received                                  (pounds)17          (pounds)10           (pounds)4
 Interest paid                                            (136)               (183)               (147)
 Finance charges on hire purchases                          (2)                (11)                (13)
 Dividends paid                                           (144)               (192)               (144)
                                                          ----                ----                ----

 Net cash outflow from returns on investments
 and servicing of finance                         (pounds)(265)       (pounds)(376)       (pounds)(300)
                                                          ----                ----                ----

 Capital expenditure and financial investment
 Purchase of tangible fixed assets                        (945)               (281)               (148)
 Disposals                                                --                    10                   8

 Net cash outflow for capital expenditure
 and financial investment                         (pounds)(945)       (pounds)(271)       (pounds)(140)
                                                          ====                ====                ====

 Financing
 Capital repayments hire purchases contracts        (pounds)(8)        (pounds)(42)        (pounds)(63)
 Net cash inflow/(outflow) from long term loans            487                  (9)                 (6)
 Net inflow from trade finance                             489                 124                 212
                                                          ----                ----                ----

Net cash inflow from financing                     (pounds)968          (pounds)73         (pounds)143
                                                          ====                ====                ====

                        BRIDGE WHARF INVESTMENTS LIMITED

20. Analysis of Changes in Net Debt
    Cash at Bank and in Hand

                                             At September 30,                  Cash            Non cash        At September
                                                         1994                 Flows               flows            30, 1995
Cash at Bank                                      (pounds)114           (pounds)201        (pounds)--           (pounds)315
Bank Overdrafts                                          (108)                  (89)               --                  (197)
                                                         ----                  ----                ----                ----
                                                            6                   112                --                   118
Debt due within one year                                 (151)                 (489)               --                  (640)
Debt due after one year                                  (425)                 (487)               --                  (912)
Hire purchase contracts                                  --                       8                (142)               (134)
                                                         ----                  ----                ----                ----
                       Net debt                  (pounds)(570)         (pounds)(856)       (pounds)(142)     (pounds)(1,568)

                                             At September 30,                  Cash            Non cash        At September
                                                         1995                 Flows               flows            30, 1996

Cash at Bank                                      (pounds)315            (pounds)20        (pounds)--           (pounds)335
Bank Overdrafts                                          (197)                 (182)               --                  (379)
                                                         ----                  ----                ----                ----
                                                          118                  (162)                                    (44)
Debt due within one year                                 (640)                 (125)                 (8)               (773)
Debt due after one year                                  (912)                    9                   8                (895)
Hire purchase contracts                                  (134)                   42                 (49)               (141)
                                                         ----                  ----                ----                ----
                     Net debt                  (pounds)(1,568)         (pounds)(236)        (pounds)(49)     (pounds)(1,853)

                                             At September 30,                  Cash            Non cash        At September
                                                         1996                 Flows               flows            30, 1997

Cash at Bank                                      (pounds)335           (pounds)254        (pounds)--           (pounds)589
Bank Overdrafts                                          (379)                 (298)               --                  (677)
                                                         ----                  ----                ----                ----
                                                          (44)                  (44)                                    (88)

Debt due within one year                                 (773)                 (206)                 (7)               (986)
Debt due after one year                                  (895)                 --                     7                (888)
Hire purchase contracts                                  (141)                   63                (139)               (217)
                                                         ----                  ----                ----                ----

                     Net debt                  (pounds)(1,853)         (pounds)(187)       (pounds)(139)     (pounds)(2,179)

                        BRIDGE WHARF INVESTMENTS LIMITED

21. Reconciliation of Net Cash Flow to Movement in Net Debt

                                                                                               Nine Months
                                                           Year Ended September 30,          Ended June 30,
                                                           ------------------------          --------------
                                                             1995              1996                    1997
Increase in cash and cash equivalents in the period   (pounds)112      (pounds)(162)            (pounds)(44)
In-flows from debts due within one year                      (489)             (125)                   (206)
In-flows from debt due after one year                        (487)                9                    --
Inception of hire purchase leases                            (142)              (49)                   (139)
Repayment of hire purchase leases                               8                42                      63
Net debt at beginning of year                                (570)           (1,568)                 (1,853)
                                                            -----            ------                  ------

Net debt at end of year                            (pounds)(1,568)   (pounds)(1,853)         (pounds)(2,179)
                                                            =====            ======                  ======

22. Contingent Liabilities

      There is a legal dispute outstanding concerning amounts owed as commission to a third party who introduced business to the company. The directors consider, at present, adequate provisions have been established for this potential liability.

23. Annual Commitments Under Hire Purchase Agreement

      Future commitments under such agreements are as follows:

                                             As at September 30,  As at June 30,
                                             -------------------  --------------
                                                            1996            1997

Amounts payable within 1 year                                 79            140
Amounts payable between 2 to 5 years                          75             93
Less: finance charges relating to future periods             (13)           (16)
                                                             ---           ----

                                                     (pounds)141    (pounds)217
                                                             ===           ====

24. Capital Commitments

      There was no capital expenditure either authorised or contracted for as at June 30, 1997, September 30, 1996 and September 30, 1995.

25. Interests of Directors in Transactions of the Company

      During the periods the company paid the following to Smith Summerfield & Lewis, a firm of chartered accountants, in which the two directors of the company are partners. The payments were made for consultancy services provided by the two directors.

      Year to September 30, 1995                                     (pounds)120
      Year to September 30, 1996                                      (pounds)84
      Nine months to June 30, 1997                                    (pounds)65

26. Summary of Differences Between UK and US Generally Accepted Accounting Practices (GAAP)

                        BRIDGE WHARF INVESTMENTS LIMITED

      The financial statements included in this report have been prepared in accordance with UK GAAP which differ in certain significant respects from US GAAP. The main differences between UK GAAP and US GAAP which affect the Group's net profit and net assets are set out below.

      i)    Income Taxes

            Under UK GAAP, deferred income taxes are accounted for to the extent that it is considered probable that a liability or asset will crystallise in the foreseeable future. Under US GAAP, deferred taxes are accounted for on all temporary differences and a valuation allowance is established to reduce deferred tax assets to the amount which "more likely than not" will be realised in future tax returns. Deferred tax amounts also arise as a result of the other US GAAP adjustments.

            The UK deferred tax liability can be reconciled as follows to the US GAAP net deferred tax liability:

                                                                1995                 1996                 1997
Deferred tax liability under UK GAAP                     (pounds)Nil          (pounds)Nil          (pounds)Nil
Tax effects on timing differences:
Tax losses                                                      --                   --                   --
Capital allowances                                                17                   48                   68
                                                                ----                 ----                 ----

Gross deferred tax liability in accordance with
  US GAAP                                                         17                   48                   68
Deferred tax valuation allowance                                --                   --                   --
                                                                ----                 ----                 ----

Net deferred tax liability in accordance with
  US GAAP                                                 (pounds)17           (pounds)48           (pounds)68
                                                                ====                 ====                 ====

The US GAAP provision is comprised as follows:
                                                                1995                 1996                 1997

UK Corporation tax                                       (pounds)241          (pounds)254          (pounds)236
                                                                ====                 ====                 ====

                        BRIDGE WHARF INVESTMENTS LIMITED

26. Summary of Differences Between UK and US Generally Accepted Accounting Practices (GAAP) (Continued)

      ii) Effects on Conforming to US GAAP - Impact on Net Profit

      The adjustments to reported net loss required to conform with US GAAP are as follows:

                                                                                      Nine Months
                                                    Year Ended September 30,       Ended June 30,
                                                    ------------------------       --------------
                                                      1995              1996                 1997
Net Profit
Net profit of the Group under UK GAAP          (pounds)505       (pounds)642          (pounds)496
Adjustments:
  Tax                                                  (17)              (31)                 (20)
                                                       ---               ---                  ---

Total US GAAP adjustment                               (17)              (31)                 (20)

Net Profit under US GAAP                       (pounds)488       (pounds)611          (pounds)476
                                                       ===               ===                  ===

      iii) Effects of Conforming to US GAAP - Impact on Net Equity

      The adjustments to reported net equity required to conform to US GAAP are as follows:

                                            As at September 30,   As at June 30,
                                            -------------------   --------------
                                                           1996             1997
Shareholders' funds
Capital and reserves of the Group under UK GAAP   (pounds)1,416   (pounds)1,768
Adjustments:
Deferred tax                                                (48)            (68)
                                                          -----           -----

Shareholders' funds under US GAAP                 (pounds)1,368   (pounds)1,700
                                                          =====           =====

                        BRIDGE WHARF INVESTMENTS LIMITED

26. Summary of Differences Between UK and US Generally Accepted Accounting Practices (GAAP) (Continued)

      iv) Consolidated Cash Flow Information - Group

      The company's financial statements include Consolidated Statements of Cash Flows in accordance with UK Accounting Standard FRS 1, "Cash Flow Statements". The statement prepared under FRS 1 (revised 1996) presents substantially the same information as that required under US Statement of Financial Accounting Standard No 95 (FAS 95).

      Under FRS 1 (revised 1996) cash flows are presented for (i) operating activities; (ii) returns on investments and servicing of finance; (iii) taxation; (iv) investing activities; and (v) financing activities. FAS 95 only requires presentation of cash flows from operating investing and financing activities.

      Cash flows under FRS 1 (revised 1996) in respect of interest received, interest paid (net of that capitalised), interest on finance leases and taxation would be included within operating activities under FAS 95. Capitalised interest would be included in investing activities under US GAAP.

      Cash under FRS 1 (revised 1996) includes cash in hand and deposits repayable on demand less overdrafts repayable on demand. Under FAS 95 all short term borrowings and bank overdrafts are included in financing activities.

      The following statements summarise the statement of cash flows for the Group as if they had been presented in accordance with US GAAP and include the adjustments which reconcile cash and cash equivalents under US GAAP to cash and cash equivalents reported under UK GAAP.

                                                                                           Nine Months
                                                          Year ended September 30,      Ended June 30,
                                                          ------------------------      --------------
                                                              1995            1996                1997
Net cash inflow from operating activities              (pounds)233    (pounds)227           (pounds)98
Net cash used in investing activities                         (945)          (271)                (140)
Net cash provided (used for) financing activities              335           (243)                (213)
                                                              ----           ----               ------

Net increase/(decrease) in cash and cash equivalents          (377)          (287)                (255)
Cash under US GAAP at beginning of year                       (145)          (522)                (809)
                                                              ----           ----               ------

Cash under US GAAP at end of year                             (522)          (809)              (1,064)
Trade Finance loan under UK GAAP at  end of year               640            765                  976
                                                              ----           ----               ------

Net cash/(overdraft) under UK GAAP at end of year      (pounds)118    (pounds)(44)         (pounds)(88)
                                                              ====           ====               ======

                        Report of Independent Accountants

To the Board of Directors and shareholders of Security Despatch Limited

      We have audited the accompanying consolidated balance sheets of Security Despatch Limited and its subsidiaries (the "Group") as of March 31, 1997 and 1996, and the related consolidated statements of operations and change in cash flows for each of the three years ended March 31, 1997, all expressed in pounds sterling and prepared on the basis set forth in Note 1 to the consolidated financial statements. These financial statements are the responsibility of the Group's management. Our responsibility is to express an opinion on these financial statements based on our audits.

      We conducted our audits in accordance with United Kingdom generally accepted auditing standards which do not differ in any material respect from auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the group at March 31, 1997 and 1996, and the results of the Group's operations and its cash flows for each of the three years in the period ended March 31, 1997 in conformity with generally accepted accounting principles in the United Kingdom.

      Accounting principles generally accepted in the United Kingdom differ in certain significant respects from accounting principles generally accepted in the United States. The application of the latter would have affected the determination of the consolidated profit expressed in pounds sterling for each of the three years in the period ended March 31, 1997 and the determination of consolidated shareholders' equity and consolidated financial position also expressed in pounds sterling at March 31, 1997 and 1996. Note 23 to the consolidated financial statements summarises this effect for the years ended March 31, 1997 and 1996, and as at March 31, 1997 and 1996.

Price Waterhouse
London, England
October 15, 1997

                            SECURITY DESPATCH LIMITED
                  (excluding the mail room services operations)

                           CONSOLIDATED BALANCE SHEETS
                         (Pounds Sterling in Thousands)

                                                            March 31,                   June 30,
                                                            ---------                   --------
                                                          1996             1997             1997
                                                                                      (Unaudited)
Fixed assets
     Tangible assets                                (pounds)91      (pounds)110      (pounds)107
                                                        ------           ------           ------

Current assets
     Debtors due within one year                         1,021            1,106            1,156
     Intra division                                        177              554              689
     Debtors due in greater than one year                 --                199              493
     Cash at bank and in hand                               31             --               --
                                                        ------           ------           ------

                                                         1,229            1,859            2,338
Creditors: amounts falling due within one year          (1,118)          (1,468)          (1,770)
                                                        ------           ------           ------

Net current assets                                         111              391              568
                                                        ------           ------           ------

Total assets less current liabilities              (pounds)202      (pounds)501      (pounds)675
                                                        ======           ======           ======

Capitals and reserves

Share capital - equity                                     137              143              143
Share capital - non equity                               1,250            1,100            1,100
Share premium account                                      752              771              771
Capital redemption reserve                                 616              766              766
Profit and loss account                                   (563)            (289)            (115)
Goodwill                                                (1,990)          (1,990)          (1,990)
                                                        ------           ------           ------

Total shareholders' funds                          (pounds)202      (pounds)501      (pounds)675
                                                        ======           ======           ======

Equity shareholders' deficit                            (1,048)          (1,601)          (1,775)
Non equity shareholders' funds                           1,250            1,100            1,100
                                                        ------           ------           ------

                                                   (pounds)202      (pounds)501      (pounds)675
                                                        ======           ======           ======

See accompanying notes to financial statements.

                            SECURITY DESPATCH LIMITED
                  (excluding the mail room services operations)

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                         (Pounds Sterling in Thousands)

                                                              Year End March 31,                        Three Months
                                                              ------------------                        Ended June 30,
                                                                                                        --------------
                                                        1995           1996           1997           1996           1997
                                                                                                         (Unaudited)
Turnover                                       (pounds)4,858  (pounds)5,240  (pounds)5,900          1,382          1,564

Cost of sales                                          3,582          3,920          4,466          1,053          1,189
                                                       -----          -----          -----          -----          -----

Gross profit                                           1,276          1,320          1,434            329            375

Administrative expenses                                  728            627            624            152            116
                                                       -----          -----          -----          -----          -----

Operating profit                                         548            693            810            177            259

Interest payable and similar charges                      16             24             13              5             11
                                                       -----          -----          -----          -----          -----

Profit on ordinary activities before taxation            532            669            797            172            248

Taxation on profits from ordinary activities             105            220            239             57             74
                                                       -----          -----          -----          -----          -----

Profit on ordinary activities after taxation             427            449            558            115            174

Dividends (non equity)                                   193            164            134           --             --
                                                       -----          -----          -----          -----          -----

Retained profit for the financial year           (pounds)234    (pounds)285    (pounds)424    (pounds)115    (pounds)174
                                                       =====          =====          =====          =====          =====

All amounts relate to continuing activities.
All recognised gains and losses are included in the profit and loss account.

See accompanying notes to financial statements.

                            SECURITY DESPATCH LIMITED
                  (excluding the mail room services operations)

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                         (Pounds Sterling in Thousands)

                                                                 Year End March 31,                      Three Months
                                                                 ------------------                      Ended June 30,
                                                                                                         --------------
                                                     1995              1996              1997         1996           1997
                                                                                                           (Unaudited)

Cash inflows/(outflows) from
  operating activities                       (pounds)539        (pounds)568        (pounds)570    (pounds)264   (pounds)(213)

Returns on investments and
servicing of finance                                (208)              (188)              (147)            (5)           (11)

Taxation                                            (102)               (97)              (191)          --              (16)

Capital expenditure and financial
investment                                           (31)               (51)               (70)           (18)            (9)
                                                    ----               ----               ----           ----           ----

Cash inflows/outflows before use of liquid
resources and financing                              198                232                162            241           (249)

Financing - net redemption of shares                (250)              (295)              (125)          --             --
                                                    ----               ----               ----           ----           ----

Increase/(decrease) in cash in the year      (pounds)(52)       (pounds)(63)        (pounds)37    (pounds)241   (pounds)(249)
                                                    ====               ====               ====           ====           ====

See accompanying notes to financial statements.

                            SECURITY DESPATCH LIMITED
                  (excluding the mail room services operations)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.    Accounting Policies

      Basis of Accounting

      The financial statements have been prepared under the historical cost convention and are in accordance with applicable accounting standards. The following accounting policies have been applied.

      Prior to February 28, 1997 Security Despatch Limited was the group's ultimate parent company. As part of a group reorganisation in February 1997 designed to enable some shareholders to realise their investment, a newly incorporated company Security Business Services Limited acquired a 100% of the share capital of Security Despatch Limited. The acquisition was completed through offering Security Despatch shareholders either shares and loan stock in Security Business Services Limited or cash for their Security Despatch Limited shares. The cash element of the offer was financed through a (pounds)1.75 million loan from Barclays Bank.

      In order to present meaningful comparable information, the financial statements of Security Despatch Limited have been presented for all periods with no adjustments made in the financial statements to reflect the effect of the reorganisation.

      The unaudited management accounts of Security Business Services Limited indicate that in the period to March 31, 1997 no income was earned and that expenses of (pounds)392 were charged, consisting primarily of a bonus of (pounds)343 to the managing director and loan interest and facility fees of (pounds)49. Fixed assets at March 31, 1997 consisted solely of the investment in Security Despatch Limited. Net current liabilities at March 31, 1997 amounting to (pounds)210 consisted primarily of corporation tax recoverable of (pounds)130, amounts payable in respect of payroll taxes of (pounds)156 and amounts owed to Security Despatch Limited of (pounds)173. Borrowings at March 31, 1997 consisted of a (pounds)1,750 loan from Barclays Bank and loan stock held by the shareholders of (pounds)2,111. As part of the proposed transaction the loan stock will be acquired by the purchaser and the loan from Barclays Bank will be repaid and will not form part of the ongoing funding.

      The unaudited management accounts for the three month period ended June 30, 1997 indicate that an additional (pounds)69 was charged to the profit and loss account, consisting of (pounds)22 salary payments to the managing director, (pounds)7 fee payments to non executive directors and (pounds)40 interest charges. No movements occurred in fixed assets during the period. Net current liabilities at June 30, 1997 amounting to (pounds)234 consisted primarily of corporation tax recoverable of (pounds)130 and amounts owed to Security Despatch Limited of (pounds)348. During the period (pounds)87 of the term loan was repaid to Barclays reducing the amount to (pounds)1,663 at June 30, 1997. The loan stock remained unchanged at (pounds)2,111 at June 30, 1997.

      Basis of Consolidation and Preparation

      The consolidated accounts include the company and its subsidiary undertakings ("the Group"). The results of subsidiaries acquired are included from the date of their acquisition. The group uses the acquisition method of accounting to consolidate the results of subsidiary undertakings.

      Security Despatch Limited consists of a courier operation and a mailroom management operation. The mailroom management operation business is being retained by the existing management and will not form part of the operations of the Group in the future. Therefore these financial statements have been

                            SECURITY DESPATCH LIMITED
                  (excluding the mail room services operations)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

      prepared on a carve-out basis and only reflect the historical financial position, results of operations, and cash flows of the courier operation as it will go forward, and as if the courier operation had operated as a stand alone Group since 1994.

      Transactions between the courier operation and the mail room management operation are herein referred to as related party transactions.

      Goodwill arising on the acquisition of a subsidiary is the difference between the fair value of the consideration paid and fair value of the assets and liabilities acquired.

      Goodwill is written off directly to reserves in the year in which it arises.

      Turnover

      Turnover represents amounts invoiced, excluding value added tax, in respect of the sale of services to customers.

      Cost of Sales

      Cost of sales includes wages and salaries costs incurred in the provision of the messenger service because in the opinion of the directors this is the most appropriate.

      Depreciation

      Deprecation is provided to write off cost, less estimated residual values of all tangible fixed assets over their expected useful lives. It is calculated at the following rates:

      Radio equipment                                              25% per annum
      Computers                                                 33.33% per annum
      Furniture and office equipment                               20% per annum

      Assets Held Under Lease Agreements

      Tangible assets acquired under finance lease agreements are capitalised at cost and are written off over the shorter of their expected working lives or the lease term. The related finance costs are charged to the profit and loss account appropriate to the terms of the agreements.

      Payments under operating leases are charged to the profit and loss account on a straight line basis over the term of the lease.

      Deferred Taxation

      Provision is made for deferred taxation using the liability method in respect of all timing differences to the extent that it is probable a liability will crystallise in the foreseeable future.

                            SECURITY DESPATCH LIMITED
                  (excluding the mail room services operations)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

      Interim Financial Data

      The interim financial data as of June 30, 1997 and for the three months ended June 30, 1997 and June 30, 1996 is unaudited; however, in the opinion of the Company, the interim data includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the results for the interim periods.

2.    Turnover

      Turnover is derived from the group's operation of a courier service and is earned entirely in the UK.

3.    Operating Profit

                                                                      Year Ended March, 31
                                                                      --------------------
                                                               1995              1996              1997
        Operating profit for the year was arrived at
        after charging:

        Depreciation of tangible fixed assets            (pounds)50        (pounds)49         (pounds)51
        Operating lease rentals of:
          Plant and machinery                                    18                17                 11
          Land and buildings                                     33                34                 34
        Auditors' remuneration                                    9                 9                  7
                                                              -----             -----              -----

                                                        (pounds)110       (pounds)109        (pounds)103
                                                              =====             =====              =====

        The average number of employees including
        directors employed by the group during the
        year was as follows                                      59                63                 75
                                                              =====             =====              =====

        The related staff costs amounted to:

        Wages and salaries                              (pounds)973     (pounds)1,100      (pounds)1,134
        Social security costs                                   102               106                119
                                                              -----             -----              -----

                                                      (pounds)1,075     (pounds)1,206      (pounds)1,253
                                                              =====             =====              =====

4.    Interest Payable and Similar Charges

                                                                      Year Ended March, 31
                                                                      --------------------
                                                               1995              1996              1997
        Bank loans and overdrafts                        (pounds)16        (pounds)24         (pounds)13
                                                              =====             =====              =====

        All loans and overdrafts are wholly repayable within five years

                            SECURITY DESPATCH LIMITED
                  (excluding the mail room services operations)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

5.    Taxation on Profits from Ordinary Activities

                                                                  Year Ended March, 31
                                                                  --------------------
                                                         1995              1996              1997
UK corporation tax charge                         (pounds)105          (pounds)204          (pounds)239
Underprovision in respect of prior years                   --                   16                   --
                                                        -----                 ----                 ----

                                                  (pounds)105          (pounds)220          (pounds)239
                                                        =====                 ====                 ====

6.    Dividends

                                                                  Year Ended March, 31
                                                                  --------------------
                                                         1995              1996              1997
Preference - paid                                 (pounds)193          (pounds)164          (pounds)134
                                                        =====                 ====                 ====

7.    Tangible Assets

                                  Radio            Computers            Furniture               Total
                              Equipment                                and Office
                                                                        Equipment
Cost

At March 31, 1995           (pounds)194          (pounds)109           (pounds)64         (pounds)367
Additions                            20                   20                   11                  51
                                    ---                  ---                  ---                 ---

At March 31, 1996                   214                  129                   75                 418
Additions                            12                   35                   23                  70
                                    ---                  ---                  ---                 ---

At March 31, 1997           (pounds)226          (pounds)164           (pounds)98         (pounds)488
                                    ===                  ===                  ===                 ===

Depreciation

At March 31, 1995           (pounds)154           (pounds)86           (pounds)38         (pounds)278
Charge for year                      21                   15                   13                  49
                                    ---                  ---                  ---                 ---

At March 31, 1996                   175                  101                   51                 327
Charge for year                      19                   21                   11                  51
                                    ---                  ---                  ---                 ---

At March 31, 1997           (pounds)194          (pounds)122           (pounds)62         (pounds)378
                                    ===                  ===                  ===                 ===

Net Book Value

At March 31, 1996            (pounds)39           (pounds)28           (pounds)24          (pounds)91
                                    ===                  ===                  ===                 ===

At March  31, 1997           (pounds)32           (pounds)42           (pounds)36         (pounds)110
                                    ===                  ===                  ===                 ===

                            SECURITY DESPATCH LIMITED
                  (excluding the mail room services operations)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

8.    Investments

      Details of the subsidiary undertaking are as follows:

Name                           Country of  Proportion     Nature of Business
                               ----------  ----------     ------------------
                              Registration    of
                              ------------    --
                                            Voting
                                            ------
                                            Rights     1995      1996      1997
                                            ------

Security Despatch Couriers
Limited                         England      100%    Courier   Courier   Dormant
Security Despatch London
Limited                         England      100%    Courier   Courier   Dormant
Security Despatch (Admin)
Limited                         England      100%    Dormant   Dormant   Dormant

9.    Debtors

                                                                     As at March 31,
                                                                     ---------------
                                                                   1996              1997
        Amounts due within one year:

        Trade debtors                                       (pounds)968     (pounds)1,077
        Other debtors                                                 6               --
        Prepayments and accrued income                               47                29
                                                                  -----             -----

                                                          (pounds)1,021     (pounds)1,106
                                                                  =====             =====

        Amounts falling due after more than one year:

        Amounts owed by parent undertaking                   (pounds)--       (pounds)199
                                                                  =====             =====

10.   Creditors: Amounts falling due within one year

                                                                     As at March 31,
                                                                     ---------------
                                                                   1996              1997
        Bank overdrafts (secured)                           (pounds)252       (pounds)184
        Trade creditors                                             147               234
        Other taxation and social security                          385               583
        Other creditors                                              82                84
        Accruals and deferred income                                 77               160
        Corporation tax                                             155               207
        ACT payable                                                  20                16
                                                                  -----             -----

                                                          (pounds)1,118     (pounds)1,468
                                                                  =====             =====

      The bank overdrafts are secured by a fixed and floating charge over the assets of the company.

                            SECURITY DESPATCH LIMITED
                  (excluding the mail room services operations)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

11. Share Capital

                                            1995       1996       1997           1995           1996      1997
                                              No         No         No
Authorized
Ordinary shares of 10p each            1,114,443  1,114,443  1,114,443    (pounds)111    (pounds)111    (pounds)111
"A" ordinary shares of (pounds)1 each     20,000     20,000     20,000             20             20             20
"B" ordinary shares of 10p each          592,728    592,728    592,728             59             59             59
"C" ordinary shares of 1p each           651,190    651,190    651,190              7              7              7
"D" ordinary shares of (pounds)1 each     20,000     20,000     20,000             20             20             20
11% cumulative preference shares
 of (pounds)1 each                     1,866,176  1,866,176  1,866,176          1,866          1,866          1,866
                                                                                -----          -----          -----

                                                                        (pounds)2,083  (pounds)2,083  (pounds)2,083
                                                                                =====          =====          =====

Allotted, called up and fully paid
Ordinary shares of 10p each              668,974    678,974    788,140     (pounds)67     (pounds)68     (pounds)79
"A" ordinary shares of (pounds)1 each     10,167     10,167         --             10             10             --
"B" ordinary shares of 10p each          592,728    592,728    592,728             59             59             59
"C" ordinary shares of 1p each                --         --    527,466             --             --              5
                                                  ---------  ---------          -----          -----          -----

Total Equity Shares                               1,281,869  1,098,334            136            137            143

11% cumulative preference shares
 of (pounds)1 each (non equity)                   1,250,000  1,100,000          1,550          1,250          1,100
                                                                                -----          -----          -----

                                                                        (pounds)1,686  (pounds)1,387  (pounds)1,243
                                                                                =====          =====          =====

i) During the year ended March 31,1995 250,000 preference shares were redeemed at par.

ii) During the year ended March 31, 1996 300,000 preference shares were redeemed at par.

iii)  During the year ended March 31,1997:

      a) 10,167 "A" ordinary shares of(pounds)1 each were exchanged for 89,166 ordinary shares of 10p each.

      b) The warrant holders exercised their rights to acquire 527,466 "C" ordinary shares of 1p each at a price of 1p per share.

      c) Twenty thousand options granted on July 1993 were exercised at the option price of 100p for each ordinary 10p share.

      d) The rights were waived to the options granted in September 1993 for 156,230 ordinary 10p shares at an option price of 40p.

                            SECURITY DESPATCH LIMITED
                  (excluding the mail room services operations)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

      e) During the year, 150,000 preference shares were redeemed at par. It is planned by the directors of the company to convert the preference shares into ordinary shares post year end.

      f) The ordinary shares, "B" ordinary shares, "C" ordinary shares and "D" ordinary shares have one vote per share held, and the "A" ordinary shares have eight votes per share held. The preference shares have no voting rights.

      All ordinary shares have equal rights to dividends and to the assets of the company on winding up.

12. Reserves

                                                        Share      Capital        Profit
                                                      Premium   Redemption      and Loss
                                                      Account      Reserve       Account         Goodwill
At March 31, 1995                                 (pounds)748  (pounds)316  (pounds)(548)  (pounds)(1,990)

Redemption of preference shares                            --          300          (300)              --
Profit for the year                                        --           --           285               --
New shares issued                                           4           --            --               --
                                                         ----         ----          ----           ------

At March 31, 1996                                         752          616          (563)          (1,990)

Redemption of preference shares                            --          150          (150)              --
Profit for the year                                        --           --           424               --
New shares issued                                          18           --            --               --
Share capital converted                                     1
                                                         ----         ----          ----           ------
At March 31, 1997                                 (pounds)771  (pounds)766  (pounds)(289)  (pounds)(1,990)
                                                          ===          ===          ====           ======

13. Reconciliation of Shareholders'
    Funds

                                                                                     Year Ended March 31,
                                                                                     --------------------
                                                                                    1996             1997
Profit/(loss) for the financial year                                         (pounds)449      (pounds)558
Dividends                                                                           (164)            (134)
                                                                                    -----            -----

Retained profit for the financial year                                               285              424
New shares issued                                                                      5               25
Goodwill written off                                                                  --               --
Redemption of preference shares at par                                              (300)            (150)
                                                                                    -----            -----

Net increase/(decrease) in shareholders
 funds                                                                               (10)             299
Shareholders' funds at the beginning of
 the year                                                                            212              202
                                                                                    ----             ----

Shareholders' funds at the end of the
 year                                                                        (pounds)202      (pounds)501
                                                                                    ====             ====

                            SECURITY DESPATCH LIMITED
                  (excluding the mail room services operations)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

14. Reconciliation of Operating Profit to Net Cash Inflow From Operating Activities

                                                Year Ended March 31,
                                                --------------------
                                         1995           1996            1997
Operating profit                  (pounds)548    (pounds)693     (pounds)810
Depreciation charges                       50             49              51
Increase in debtors                      (110)          (242)           (660)
Increase in creditors                      51             68             369
                                         ----           ----            ----

Net cash inflow from
operating activities              (pounds)539    (pounds)568     (pounds)570
                                         ====           ====            ====

15. Analysis of Cash Flows for Headings Netted in the Cash Flow Statement

                                                Year Ended March 31,
                                                --------------------
                                         1995           1996          1997
Returns on investments and
servicing of finance             (pounds)       (pounds)          (pounds)
Interest paid                             (16)           (24)           (13)
Preference dividend paid                 (192)          (164)          (134)
                                         ----           ----            ----

Net cash outflow from returns
on investments and servicing
of finance                       (pounds)(208)  (pounds)(188)  (pounds)(147)
                                         ====           ====           ====

Capital expenditure and
financial investment
Purchase of tangible fixed
assets                                    (31)           (51)           (70)

Net cash outflow for capital
expenditure and financial
investment                        (pounds)(31)   (pounds)(51)   (pounds)(70)
                                         ====           ====           ====

Financing
Issue of ordinary share capital            --              5             25
Redemption of preference share
capital                                  (250)          (300)          (150)
                                         ----           ----            ----

Net cash outflow from financing  (pounds)(250)  (pounds)(295)  (pounds)(125)
                                         ====           ====           ====

                            SECURITY DESPATCH LIMITED
                  (excluding the mail room services operations)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

16. Analysis of Changes in Net Debt

                                   Cash at Bank         Bank      Net Debt
                                   and in Hand    Overdrafts
At April 1, 1994                   (pounds)103   (pounds)209   (pounds)106
Cash flows                                 (71)          (19)           52
                                           ---           -----------------

At March 31, 1995                           32           190           158
Cash flows                                  (1)           62            63
                                           ---           ---           ---

At March 31, 1996                           31           252           221
Cash flows                                 (31)          (68)          (37)
                                           ---           ---           ---

At March 31, 1997                   (pounds)--   (pounds)184   (pounds)184
                                           ===           ===           ===

17. Reconciliation of Net Cash Flow to Movement in Net Debt

                                                Year Ended March 31,
                                                --------------------

                                          1995          1996          1997
Increase in cash in the
 year and movement in
 net debt in the year               (pounds)52    (pounds)63   (pounds)(37)
Net debt at beginning
 of year                                   106           158           221
                                           ---           ---           ---

Net debt at end of year            (pounds)158   (pounds)221   (pounds)184
                                           ===           ===           ===

18. Contingent Liabilities

    At March 31, 1997 the company had guaranteed amounts advanced to its parent, Security Business Services Limited. At the year end the potential liability was (pounds)1,750 (1996: Nil, 1995: (pounds)190).

                            SECURITY DESPATCH LIMITED
                  (excluding the mail room services operations)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

19. Annual Commitments Under Operating Leases

      The Group had annual commitments under non cancelable operating leases as follows:

                                                        As At March 31,
                                                        ---------------
                                                     1996                1997
Plant and machinery:
Within one year                            (pounds) 1,106      (pounds) 9,305
Between two and five years                         16,153               1,929
                                                  -------              ------

                                                   17,259              11,234
Land and buildings:
Within one year                                        --              34,010
Between two and five years                         34,010                  --
                                                  -------              ------

                                                   34,010              34,010
                                           (pounds)51,269      (pounds)45,244
                                                  =======             =======

20. Capital Commitments

    There was no capital expenditure either authorised or contracted for at March 31, 1995, March 31, 1996 and March 31, 1997.

21. Related party transactions

    During the year ended March 31, 1997, in the ordinary course of business, management services with a value of (pounds)12 (1996: (pounds)12, 1995:
    (pounds)81) were received from a company in which D J Coghlan and J B Greenbury have an interest.

    The Group incurs common overhead costs for courier and mail room management operations. These costs have been allocated to respective operations based upon revenue generated by each operation and an estimate of time spent by the employees on each operation. Management of the Group believes that the current method of allocating common overhead is reasonable. Overhead costs allocated to the mailroom management operation for the years ended March 31, 1995, 1996 and 1997 were approximately (pounds)20, (pounds)100 and (pounds)236 respectively. At March 31 , 1996 and 1997, the Group had receivables from the mail room management operation of (pounds)554 and (pounds)689 respectively. These are payable on demand and do not accrue interest.

22. Ultimate Parent Company

    At March 31, 1997 the company's ultimate parent company was Security Business Services Limited. Security Business Services Limited was incorporated on February 27, 1997 and acquired 100% of the share capital of the company on February 28, 1997. Prior to February 28, 1997 Security Despatch Limited regarded itself as the ultimate parent company.

                            SECURITY DESPATCH LIMITED
                  (excluding the mail room services operations)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

23. Summary of Differences Between UK and US Generally Accepted Accounting Practices (GAAP)

    The consolidated financial statements included in this report have been prepared in accordance with UK GAAP which differ in certain significant respects from US GAAP. The main differences between UK GAAP and US GAAP which affect the Group's consolidated net profit and net assets are set out below.

    a) Differences in measurement methods

          i) Goodwill

          Under UK GAAP, goodwill arising on acquisitions may be charged against reserves in the year of acquisition. Negative goodwill, being the excess of the fair value of the Group's share of net tangible assets acquired over cost, is credited to reserves. Upon subsequent disposal of an identification of impairment in respect of an acquired asset or entity, the effect of any associated positive/negative goodwill is eliminated from reserves and then charged against/credited to profit and loss.

          Under US GAAP, goodwill is capitalised in the balance sheet and is subsequently amortised over its estimated useful economic life not exceeding 40 years. In the event of negative goodwill arising, under US GAAP the values assigned to non current assets acquired are reduced accordingly.

          For the purposes of restating shareholders' equity in accordance with US GAAP, identifiable intangible assets and goodwill have been reclassified as assets less accumulated amortisation based upon their estimated useful economic lives. Identifiable intangible assets and goodwill are amortised over a period of forty years on a straight line basis.

          ii) Income Taxes

          Under UK GAAP, deferred income taxes are accounted for to the extent that it is considered probable that a liability or asset will crystallise in the foreseeable future. Under US GAAP, deferred taxes are accounted for on all temporary differences and a valuation allowance is established to reduce deferred tax assets to the amount which "more likely than not" will be realised in future tax returns. Deferred tax amounts also arise as a result of the other US GAAP adjustments.

                            SECURITY DESPATCH LIMITED
                  (excluding the mail room services operations)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

The UK deferred tax asset can be reconciled as follows to the US GAAP net deferred tax asset:

                                                            1996         1997

Deferred tax asset under UK GAAP                     (pounds)Nil  (pounds)Nil
Tax effects on timing differences:
Tax losses                                                    --           --
Capital allowances                                            11           12
                                                             ---          ---

Gross deferred tax assets in accordance with                  11           12
 US GAAP
Deferred tax valuation allowance                             Nil          Nil
                                                             ---          ---

Net deferred tax assets in accordance with
 US GAAP                                              (pounds)11   (pounds)12
                                                             ===          ===

The US GAAP provision is comprised as follows:
                                                            1996         1997

UK Corporation tax                                   (pounds)221  (pounds)238
                                                             ===          ===

                            SECURITY DESPATCH LIMITED
                  (excluding the mail room services operations)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

23. Summary of Differences Between UK and US Generally Accepted Accounting Practices (GAAP) (Continued)

      iii) Effects on Conforming to US GAAP - Impact on Net Profit

      The adjustments to reported net loss required to conform with US GAAP are as follows:

                                                      Year Ended March 31,
                                                      --------------------
                                                     1996               1997

Net Profit
Net profit of the Group under UK GAAP        (pounds) 449       (pounds) 558
Adjustments:
 Amortisation of goodwill                             (50)               (50)
 Tax                                                   (1)                 1
                                                      ----                --

Total US GAAP adjustment                              (51)               (49)

Net Profit under US GAAP                     (pounds) 398       (pounds) 509
                                                     ====               ====

iv) Effects of Conforming to US
 GAAP - Impact on Net Equity

The adjustments to reported net equity required to conform to US GAAP are as follows:

                                                      Year Ended March 31,
                                                      --------------------
                                                     1996              1997

Shareholders' funds
Capital and reserves of the
 Group under UK GAAP                         (pounds) 202      (pounds) 501
Adjustments:
 Goodwill gross                                     1,990             1,990
 Less: accumulated depreciation                      (284)             (334)
Deferred tax                                           11                12
                                                   ------            ------

Total US GAAP adjustments                           1,717             1,668
                                                   ------            ------

Shareholders' funds under
US GAAP                                    (pounds) 1,919    (pounds) 2,169
                                                   ======            ======

v) Consolidated Cash Flow Information - Group

The company's financial statements include Consolidated Statements of Cash Flows in accordance with UK Accounting Standard FRS 1, "Cash Flow Statements". The statement prepared under FRS 1 (revised 1996) presents substantially the same information as that required under US Statement of Financial Accounting Standard No 95 (FAS 95).

                            SECURITY DESPATCH LIMITED
                  (excluding the mail room services operations)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Under FRS 1 (revised 1996) cash flows are presented for (i) operating activities; (ii) returns on investments and servicing of finance; (iii) taxation; (iv) investing activities; and (v) financing activities. FAS 95 only requires presentation of cash flows from operating investing and financing activities.

Cash flows under FRS 1 (revised 1996) in respect of interest received, interest paid (net of that capitalised), interest on finance leases and taxation would be included within operating activities under FAS 95. Capitalised interest would be included in investing activities under US GAAP.

Cash under FRS 1 (revised 1996) include cash in hand and deposits repayable on demand less overdrafts repayable on demand. Under FAS 95 all short term borrowings and bank overdrafts are included in financing activities.

The following statements summarise the statement of cash flows for the Group as if they had been presented in accordance with US GAAP and include the adjustments which reconcile cash and cash equivalents under US GAAP to cash and cash equivalents reported under UK GAAP.

                                                          Year Ended March 31,
                                                          --------------------
                                                          1996            1997

Net cash inflow from operating activities         (pounds) 447    (pounds) 336
Net cash used in investing activities                      (51)            (70)
Net cash provided (used for) financing
 activities                                               (397)           (327)
                                                          ----            ----

Net increase/(decrease) in cash and cash
 equivalents                                                (1)            (31)
Cash under US GAAP at beginning of year                     32              31
                                                          ----            ----

Cash under US GAAP at end of year                           31              --
Bank overdrafts and other under UK GAAP at
  end of year                                             (252)           (184)
                                                          ----            ----

Net cash/(overdraft) under UK GAAP at end
 of year                                          (pounds) 221   (pounds) (184)
                                                          ====            ====

                        Report of Independant Accountants

To the Board of Directors and Stockholders of Aero Special Delivery Service, Inc.

      In our opinion, the accompanying balance sheet and the related statements of operations, of stockholders' deficiency and of cash flows present fairly, in all material respects, the financial position of Aero Special Delivery Service, Inc. at June 30, 1996 and 1997 and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provides a reasonable basis for the opinion expressed above.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has recurring losses and a stockholder's deficiency due to recorded liabilities for withholding taxes, interest and penalties in dispute. The uncertainties related to these matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Price Waterhouse LLP
San Francisco, California
September 9, 1997

                       AERO SPECIAL DELIVERY SERVICE, INC.

                                 BALANCE SHEETS
                             (Dollars in Thousands)

                                                                    June 30,
                                                                1996       1997

Assets
Current assets
  Cash and cash equivalents                                  $    79    $   173
  Accounts receivable, net                                     1,123      1,253
  Prepaid and other current assets                               122        249
                                                             -------    -------

    Total current assets                                       1,324      1,675

Property and equipment, net                                      341        442
                                                             -------    -------

                                                             $ 1,665    $ 2,117
                                                             =======    =======

Liabilities and Stockholder's Deficiency
Current liabilities
  Accounts payable                                           $   222    $   392
  Accrued expenses                                               328        362
  Accrued payroll taxes, interest and
   penalties in dispute                                        1,936      2,681
  Current portion of capital lease obligation                     49         89
  Borrowings under a line of credit and
   notes payable                                                 288         20
                                                             -------    -------

    Total current liabilities                                  2,823      3,544

Due to related party                                             544        589
Capital lease obligation                                          90        131
                                                             -------    -------

   Total liabilities                                           3,457      4,264
                                                             -------    -------

Commitments and contingencies

Stockholder's deficiency
  Common stock ($10 par value, 20 shares
   authorized, issued and outstanding)                           200        200

  Accumulated deficit                                         (1,992)    (2,347)
                                                             -------    -------

   Total stockholder's deficiency                             (1,792)    (2,147)
                                                             -------    -------

                                                             $ 1,665    $ 2,117
                                                             =======    =======


See accompanying notes to financial statements.

                       AERO SPECIAL DELIVERY SERVICE, INC.

                             STATEMENT OF OPERATIONS
                             (Dollars in Thousands)

                                                               Years Ended
                                                                 June 30,
                                                           1996           1997

Sales                                                   $ 10,496       $ 11,818
Cost of sales                                              5,972          6,887
                                                        --------       --------

 Gross margin                                              4,524          4,931
                                                        --------       --------

Operating expenses                                         2,155          2,375
Sales and marketing                                          865            961
General and administrative expenses                          886            940
Payroll taxes, interest and penalties
 in dispute                                                  522            745
Depreciation and amortization                                 77            168
                                                        --------       --------

 Total expenses                                            4,505          5,189
                                                        --------       --------

Operating income (loss)                                       19           (258)
                                                        --------       --------

Related party interest expense                                54             57
Other expense, net                                            28             40
                                                        --------       --------
                                                              82             97
                                                        --------       --------

Loss before provision for income taxes                       (63)          (355)

Provision for income taxes                                    --             --
                                                        --------       --------

Net loss                                                $    (63)      $   (355)
                                                        ========       ========

See accompanying notes to financial statements.

                       AERO SPECIAL DELIVERY SERVICE, INC.

                      STATEMENT OF STOCKHOLDERS' DEFICIENCY
                             (Dollars in Thousands)

                                 Number   Common    Accumulated        Total
                              of Shares    Stock        Deficit      Deficit

Balance, June 30, 1995           20,000     $200       $(1,929)     $(1,729)

Net loss for the year
 ended June 30, 1996                                       (63)         (63)
                                 ------     ----       -------      -------

Balance, June 30, 1996           20,000      200        (1,992)      (1,792)

Net loss for the year
 ended June 30, 1997                                      (355)        (355)
                                 ------     ----       -------      -------

Balance, June 30, 1997           20,000     $200       $(2,347)     $(2,147)
                                 ======     ====       =======      =======


See accompanying notes to financial statements.

                       AERO SPECIAL DELIVERY SERVICE, INC.

                             STATEMENT OF CASH FLOWS
                             (Dollars in Thousands)

                                                                  Years Ended
                                                                    June 30,
                                                                1996       1997

Cash flows from operating activities:
Net loss                                                       $ (63)     $(355)
Adjustments to reconcile net loss
 to net cash provided by operating
 activities
    Depreciation and amortization                                 77        168
    Loss on disposition of property and equipment                 10         50
    Changes in assets and liabilities
     Accounts receivable                                          15       (130)
     Prepaid and other current assets                            (41)      (127)
     Accounts payable                                            (38)       170
     Accrued expenses                                            (40)        34
     Accrued payroll taxes, interest and
      penalties in dispute                                       522        745
                                                               -----      -----
     Net cash provided by operating activities                   442        555
                                                               -----      -----

Cash flows from investing activities
Purchases of property and equipment, net                        (132)      (172)
                                                               -----      -----
 Net cash used for investing activities                         (132)      (172)
                                                               -----      -----

Cash flows from financing activities
Change in due to related party, net                               34         45
Repayments under line of credit and notes
 payable, net                                                   (230)      (268)
Repayments of capital lease obligations                          (35)       (66)
                                                               -----      -----
 Net cash used for financing activities                         (231)      (289)
                                                               -----      -----

Net increase in cash and cash equivalents                         79         94

Cash and cash equivalents at beginning of
 period                                                           --         79
                                                               =====      =====
Cash and cash equivalents at end of the
 period                                                        $  79      $ 173
                                                               =====      =====

Supplemental cash flow information
  Interest paid                                                $  55      $  52
                                                               =====      =====
  Taxes paid, net of refunds received                          $   1      $ (31)
                                                               =====      =====

Supplemental disclosure of non-cash investing
 and financing activities:
    Acquisition of property and equipment
     under capital leases                                      $ 157      $ 147
                                                               =====      =====


See accompanying notes to financial statements.

                       AERO SPECIAL DELIVERY SERVICE, INC.

                          NOTES TO FINANCIAL STATEMENTS

1.    Business Organization

      Aero Special Delivery Service, Inc. (the "Company"), a California corporation in business since 1968, provides same-day, on-demand delivery services in the San Francisco Bay Area and has four dispatching locations throughout Northern California.

2.    Summary of Significant Accounting Policies

      Use of estimates
      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

      Revenue recognition
      Revenues are recognized when packages are delivered to customers.

      Cash equivalents
      The Company considers all highly liquid debt instruments purchased with a maturity of approximately three months or less at date of purchase to be cash equivalents.

      Property and equipment
      Property and equipment are carried at cost. Depreciation is provided using the straight line method over the estimated useful lives of the related assets, which range from three to five years. Leasehold improvements are depreciated over the shorter of the lease term or the asset's useful life which range from three to four years. Expenditures for repairs and maintenance are charged to expense as incurred.

      Fair value of financial instruments
      The carrying amount of cash and cash equivalents, accounts receivable/payable, notes receivable/payable and accrued expenses approximates fair value because of the short maturity of these instruments. It is not practical to estimate the fair value of amounts payable to related party due to the nature of the relationship involved. The estimated fair value of borrowings under the line of credit, notes payable and capital lease obligations approximates their carrying value as their interest rates approximate market rates for debt with similar terms and average maturities.

      Concentration of credit risk
      Financial instruments which potentially expose the Company to concentrations of credit risk consist principally of trade accounts receivable. Receivables are not collateralized and, accordingly, the Company performs ongoing credit evaluations of its customers to reduce the risk of loss.

                       AERO SPECIAL DELIVERY SERVICE, INC.

2. Summary of Significant Accounting Policies (continued)

   Income taxes
   The Company applies the liability method in accounting for income taxes in accordance with Statement of Financial Accounting Standard No. 109 (SFAS No. 109). Under this method, deferred tax assets and liabilities are determined based on the differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

   Advertising
   The Company advertises primarily through radio, yellow pages and news print advertisements. Advertising costs are expensed as incurred and totaled $199 and $240 for the years ended June 30, 1996 and 1997, respectively.

3. Payroll Tax Assessments and Going Concern

   The Company has received assessments from the Internal Revenue Service ("IRS") based on an audit of the Company's 1989-1993 federal payroll tax returns. The assessments are based on the IRS's position that reimbursements paid to owner-operator employees for automobile allowances constitute additional compensation rather than payments made pursuant to an accountable plan under section 62 (c) of the Internal Revenue Code or pursuant to a valid vehicle rental arrangement. The Company and legal counsel are contesting the IRS assessments, and in June 1996 the Company filed a refund suit in the U.S. Court of Federal Claims after paying one employee's withholding taxes.

   As of June 30, 1996 and 1997, the Company had recorded withholding tax liabilities of $1,176 and $1,281, respectively, for the full amount of the IRS's assessments, including interest and penalties. The Company has offered to settle this matter for $400, but a settlement has not been reached. In addition, because the Company's practices for the treatment of automobile allowances paid to employees in 1994 and years subsequent may not be in compliance with the IRS's position, the Company has accrued an additional liability of $1,400 as of June 30, 1997 ($760 at June 30, 1996) to cover the estimated withholding taxes, interest and penalties on similar allowances paid in years subsequent to 1993.

   Due to the recorded liabilities for the IRS assessments and additional withholding taxes for years not yet audited by the IRS, the Company has recurring losses and a stockholder's deficiency at June 30, 1996 and 1997. The Company continues to operate as a going concern and the financial statements for the years ended June 30, 1996 and 1997 have been prepared on that basis. However, the uncertainties related to the Company's ability to satisfy the IRS assessments and the unasserted claim for additional taxes, interest and penalties raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

                      AERO SPECIAL DELIVERY SERVICE, INC.

4. Allowance for Doubtful Accounts

       The allowance for doubtful accounts consists of the following:

                              Balance     Charged                   Balance
                                at          to                        at
                             beginning   costs and                  end of
                             of period   expenses    Write-offs     period

Year ended June 30, 1996       $226        $200        $(254)       $172
Year ended June 30, 1997        172         282         (267)        187

5. Property and Equipment

      Property and equipment consists of the following:

                                                          June 30,
                                                       1996      1997

       Vehicles                                       $ 609    $  609
       Vehicles under capital leases                    175       322
       Furniture and equipment                           48       102
       Computer equipment                                71       124
       Leasehold improvements                            76        82
                                                      -----    ------
                                                        979     1,239

       Accumulated depreciation and
        amortization                                   (638)     (797)
                                                      -----    ------

                                                      $ 341    $  442
                                                      =====    ======

                      AERO SPECIAL DELIVERY SERVICE, INC.

6. Accrued Expenses

      Accrued expenses are comprised the following:

                                       June 30,
                                   1996        1997

Salaries and wages                 $125        $139
Payroll taxes                        85          94
Accrued vacation                    100         111
Other                                18          18
                                   ----        ----

                                   $328        $362
                                   ====        ====

7. Line of Credit and Notes Payable

      At June 30, 1996, the Company had borrowed $57 under a line of credit agreement with a bank. The line was unsecured and required monthly interest payments. The line bore interest at the bank's prime rate plus 3-1/2% (11.75% at June 30, 1996). The outstanding balance was paid in full in December 1996.

      At June 30, 1996, the Company had a note payable with a balance outstanding of $65. The note was unsecured, non-interest bearing and was paid in full by December 1996.

      At June 30, 1996 and 1997, the Company had a note payable with a balance outstanding of $166 and $20, respectively. The note was unsecured, bore interest at 8% and was paid in full in August 1997.

      Capital lease liability

      The Company has numerous delivery vehicles under various lease agreements, which qualify as capital leases. Future minimum lease payments related to these agreements are as follows:

          Fiscal year

             1998                                                $105
             1999                                                  81
             2000                                                  61
                                                                 ----

                                                                  247
          Less imputed interest                                   (27)
                                                                 ----

                                                                  220
          Less: current portion                                   (89)
                                                                 ----

                                                                 $131
                                                                 ====

                      AERO SPECIAL DELIVERY SERVICE, INC.

8. Income Taxes

      The following reconciles the federal income tax benefit computed at the U.S. federal income tax rate to the provision for income taxes:

                                                          Year Ended
                                                           June 30,
                                                         1996      1997

      Tax benefit computed at federal statutory
       rate (34%)                                        $(23)    $(121)
      State tax benefit                                    (5)      (22)
      Adjustment to deferred tax asset valuation
       allowance                                           23       139
      Other                                                 5         4
                                                         ----     -----
                                                         $ --     $  --
                                                         ====     =====

      The Company has recorded a full valuation allowance for net deferred tax assets which otherwise would have been recognized at June 30, 1996 and 1997 based on management's assessment of the ultimate realization of such assets. Accordingly, no benefit has been recorded for the loss for the years then ended.

      Temporary differences which otherwise would give rise to deferred tax assets and liabilities are as follows:

                                                               June 30,
                                                            1996     1997

      Payroll taxes and interest in dispute              $   776   $ 1,075
      Net operating loss carryforwards                       436       135
      Accrued vacation and interest                           --       176
      Cash basis to accrual basis adjustment                (186)     (153)
      Others, net                                             32        (7)
                                                         -------   -------
      Net deferred tax asset                               1,058     1,226

      Valuation allowance                                 (1,058)   (1,226)
                                                         -------   -------
                                                         $    --   $    --
                                                         =======   =======

      At June 30, 1997, the Company had available net operating loss carryforwards of $370 for federal income tax purposes. The carryforwards are limited to future taxable earnings of the Company and expire in 2009.

                      AERO SPECIAL DELIVERY SERVICE, INC.

9. Related Party Transactions and Balances

      Due to related party consists of the following:

                                                         June 30,
                                                      1996     1997

      Note payable to stockholder, interest
       payable at 9%, due February 2000              $ 591    $ 591
      Note payable to stockholder, interest
       payable at  9%, due July 2000                    28       48
      Accrued interest                                 107      164
                                                     -----    -----
                                                       726      803

      Receivable from stockholder, non-interest
       bearing, due on demand                         (182)    (214)
                                                     -----    -----
                                                     $ 544    $ 589
                                                     =====    =====

10. Commitments and Contingencies

      Operating leases

      The Company leases certain office equipment and automobiles under operating leases expiring on various dates through 2001. Future minimum lease payments under operating leases that have noncancelable lease terms at June 30, 1997, are as follows:

      Fiscal year

         1998                                                $213
         1999                                                 162
         2000                                                 127
         2001                                                 111
         2002                                                   9
                                                             ----
                                                             $622
                                                             ====

      Rental expense charged to operations was $155 and $217 for the years ended June 30, 1996 and 1997, respectively.

      Litigation

      In addition to the IRS assessments and additional withholding taxes in dispute (Note 3), the Company is party to other legal proceedings arising in the ordinary course of business. In the opinion of management, their ultimate resolution will not have a material adverse effect on the Company's financial position, results of operations or cash flows.

                      AERO SPECIAL DELIVERY SERVICE, INC.

11. Subsequent Events (Unaudited)

      The Company and its stockholder have entered into a definitive agreement with Dispatch Management Services Corp. ("DMS") pursuant to which the Company will merge with DMS. All outstanding shares of the Company will be exchanged for cash and common stock of DMS concurrent with the consummation of the initial public offering of the common stock of DMS.

                        Report of Independent Accountants

To the Stockholder of
S-Car-Go Courier, Inc.

            In our opinion, the accompanying balance sheets and the related statements of operations, of stockholders' equity and of cash flows present fairly, in all material respects, the financial position of S-Car-Go Courier, Inc. at December 31, 1995 and 1996, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe our audit provides a reasonable basis for the opinion expressed above.

Price Waterhouse LLP
San Francisco, California
August 29, 1997

                             S-CAR-GO COURIER, INC.

                                 BALANCE SHEETS
                (Dollars in Thousands, except per share amounts)

                                                 December 31,        June 30,
                                                 1995    1996          1997
                                                                    (Unaudited)
Assets

Current assets:
 Cash                                            $ 29    $ 75          $110
 Accounts receivable                              141     185           192
                                                 ----    ----          ----

  Total current assets                            170     260           302

Intangible assets, net,                            11       7             4
Property and equipment, net                        24      18            32
Other assets                                        1      --            10
                                                 ----    ----          ----

                                                 $206    $285          $348
                                                 ----    ----          ----

Liabilities and Stockholders' Equity

Current liabilities:
 Accounts payable                                $  7    $  8          $  3
 Accrued expenses                                  30     117            46
 Taxes payable                                      1      29            17
 Deferred income taxes                             43      21            60
 Notes payable to related parties                  36      16           102
                                                 ----    ----          ----

  Total current liabilities                       117     191           228
                                                 ----    ----          ----

Stockholders' equity
 Common stock $1.00 par value; 1,000 shares
  authorized 500 shares issued and outstanding      1       1             1
 Retained earnings                                 88      93           119
                                                 ----    ----          ----

  Total stockholders' equity                       89      94           120
                                                 ----    ----          ----

                                                 $206    $285          $348
                                                 ----    ----          ----


See accompanying notes to financial statements.

                             S-CAR-GO COURIER, INC.

                            STATEMENTS OF OPERATIONS
                             (Dollars in Thousands)

                                             Years Ended      Six Months Ended
                                             December 31,          June 30,

                                            1995     1996      1996     1997
                                                                     (Unaudited)
Net sales                                   $838   $1,155      $537     $704
Cost of sales                                489      693       323      391
                                            ----   ------      ----     ----

 Gross margin                                349      462       214      313
                                            ----   ------      ----     ----

Operating expenses                            96      140        64       78
Sales and marketing                           32       87        44       87
General and administrative expenses          110      206       103       92
Depreciation and amortization                 16       15         8        9
                                            ----   ------      ----     ----

  Total expenses                             254      448       219      266
                                            ----   ------      ----     ----

Operating income (loss)                       95       14        (5)      47
Interest expense                               2        2         1        4
                                            ----   ------      ----     ----

Income (loss) before provision for
 income taxes                                 93       12        (6)      43
Provision for income taxes                    40        7        (3)      17
                                            ----   ------      ----     ----
Net income (loss)                           $ 53   $    5      $ (3)    $ 26
                                            ====   ======      ====     ====

See accompanying notes to financial statements.

                             S-CAR-GO COURIER, INC.

                       STATEMENTS OF STOCKHOLDER'S EQUITY
                (Dollars in Thousands, except per share amounts)

                                       Number    Common      Retained    Total
                                     of Shares   Stock       Earnings    Equity
Balance, December 31, 1994              500        $1          $35        $36

Net income for the year ended
 December 31, 1995                                              53         53
                                        ---        --         ----       ----
Balance, December 31, 1995              500         1           88         89

Net income for the year ended
 December 31, 1996                                               5          5
                                        ---        --         ----       ----
Balance, December 31, 1996              500         1           93         94

Net income for six months ended
 June 30, 1997 (unaudited)                                      26         26
                                        ---        --         ----       ----
Balance, June 30, 1997 (unaudited)      500        $1         $119       $120
                                        ===        ==         ====       ====

See accompanying notes to financial statements.

                             S-CAR-GO COURIER, INC.

                            STATEMENTS OF CASH FLOWS
                             (Dollars in Thousands)

                                                                     Six Months
                                                     Years Ended       Ended
                                                     December 31,     June 30,
                                                     1995   1996    1996   1997

                                                                    (Unaudited)
Cash flows from operating activities:
Net income                                           $ 53   $  5   $ (3)  $  26
Adjustments to reconcile net income
 to net cash provided by (used for)
 operating activities:
  Depreciation and amortization                        16     14      7       9
  Changes in assets and liabilities:
   Accounts receivable                                (51)   (44)   (68)     (7)
   Other assets                                        --      1     --     (10)
   Accounts payable                                   (19)     1     (5)     (5)
   Accrued expenses                                   (35)    87     21     (71)
   Income taxes payable                                --     28     19     (12)
   Deferred income taxes                               39    (22)    20      39
                                                     ----   ----   ----   -----

    Net cash provided by operating activities           3     70     (9)    (31)
                                                     ----   ----   ----   -----

Cash flows from investing activities:
Purchases of property and equipment                    (4)    (4)    (4)    (20)
                                                     ----   ----   ----   -----

 Net cash used for investing activities                (4)    (4)    (4)    (20)
                                                     ----   ----   ----   -----

Cash flows from financing activities:

Repayment of notes to related parties, net             (4)   (20)    (9)     86
                                                     ----   ----   ----   -----
Net (decrease) increase in cash                        (5)    46    (22)     35
Cash at beginning of period                            34     29     29      75
                                                     ----   ----   ----   -----
Cash at end of period                                $ 29   $ 75   $  7   $ 110
                                                     ====   ====   ====   =====

See accompanying notes to financial statements.

                             S-CAR-GO COURIER, INC.

                          NOTES TO FINANCIAL STATEMENTS
                             (Dollars in Thousands)

1. Business Organization

   S-Car-Go Courier, Inc. (the "Company") was incorporated in 1992. The Company provides same-day, on-demand delivery services to customers in and around the San Francisco Bay Area. Two major customers comprised 23% an 29% of revenues in 1995 and 1996.

2. Summary of Significant Accounting Policies

   Use of estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

   Revenue recognition

   Revenues are recognized upon delivery of packages to the customer.

   Property and equipment

   Property and equipment are carried at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the related assets. Property and equipment consists of computer equipment and vehicles with estimated useful lives of 5 years.

   Fair value of financial instruments

   The carrying amount of accounts receivable/payable and accrued expenses approximates fair value because of the short maturity of these instruments. The fair value of notes payable to related parties cannot be estimated due to the related party relationships involved (Note 6).

   Concentration of credit risk

   Financial instruments which potentially expose the Company to concentrations of credit risk consist principally of trade accounts receivable. Receivables are not collateralized and accordingly, the Company performs ongoing credit evaluations of its customers to reduce the risk of loss.

   Income taxes

   The Company is a C-Corporation for federal and state income tax purposes. The Company accounts for income taxes using the liability method under the provisions of Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes" (FAS 109).

   Unaudited interim financial statements

   The interim financial data as of June 30, 1997 and for the six months ended June 30, 1996 and June 30, 1997 is unaudited, however, in the opinion of management, the interim data includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the results for the interim periods.

                             S-CAR-GO COURIER, INC.

                             (Dollars in Thousands)

2. Summary of Significant Accounting Policies (continued)

   Intangible asset

   The intangible asset is a covenant not to compete agreement entered into with a former stockholder in connection with the redemption in 1994 of common stock. Consideration paid for the covenant was $23, which is being amortized over its life of 5 years.

3. Property and Equipment

   Property and equipment consists of the following:

                                                                   December 31,
                                                                   1995   1996

   Equipment                                                       $ 63   $ 67
   Vehicles                                                          12     12
                                                                   ----   ----

                                                                     75     79
   Less: Accumulated depreciation                                   (51)   (61)
                                                                   ----   ----

                                                                   $ 24   $ 18
                                                                   ====   ====

   Depreciation expense for the years ended December 31, 1995 and 1996 was $11 and $10.

4. Accrued Expenses

   Accrued expenses consist of the following:

                                                                   December 31,
                                                                   1995   1996

   Payroll and payroll taxes                                        $19   $ 43
   Bonus                                                             11     63
   Consulting                                                        --     11
                                                                    ---   ----
    Total accrued expenses                                          $30   $117
                                                                    ===   ====

                             S-CAR-GO COURIER, INC.

                             (Dollars in Thousands)

5. Income Taxes

      The provision for income taxes consists of the following:

                                                                    December 31,
                                                                    1995   1996

      Current tax expense
       Federal                                                      $ 1    $ 23
       State
                                                                     --       6
                                                                    ---    ----
                                                                      1      29
                                                                    ---    ----

      Deferred tax expense
       Federal                                                       30     (17)
       State                                                          9      (5)
                                                                    ---    ----

                                                                     39     (22)
                                                                    ---    ----

                                                                    $40    $  7
                                                                    ===    ====

      The provision for income taxes differs from income taxes computed by applying the U.S. statutory federal income tax rate as a result of the following:

                                                                    December 31,
                                                                    1995   1996

      Taxes computed at federal statutory rate (34%)               $  31  $   4
      State taxes (net of federal benefit)                             6      1
      Other                                                            3      2
                                                                   -----  -----

         Provision for income taxes                                $  40  $   7
                                                                   =====  =====
         Effective rate                                             43.0%  58.3%
                                                                   =====  =====

                             S-CAR-GO COURIER, INC.

                             (Dollars in Thousands)

5. Income Taxes (continued)

    Temporary differences giving rise to the Company's deferred tax liabilities were as follows:

                                                                    December 31,
                                                                    1995   1996

    Deferred tax liabilities:
       Accrual basis receivables/payables, net                      $ 40   $ 20
       Property and equipment                                          3      1
                                                                    ----   ----

                                                                    $ 43   $ 21
                                                                    ====   ====

6. Related Party Transactions

   Notes payable to related parties

   In March 1994, the Company borrowed $50 from a relative of the stockholder. The note matures in March 1998 and bears interest at 7% payable annually.

   On May 31, 1997, the Company issued a note payable to the stockholder. Principle is payable on demand and bears interest at 12% per annum, payable monthly.

   Investment in related party

   In October 1994, San Francisco Dispatch Brokerage Center, Inc. ("SFDBC"), a California Corporation, was formed for the purpose of performing the dispatch, billing, accounting and other related functions for four delivery service companies in San Francisco. Upon formation of SFDBC, the Company contributed property and equipment to SFDBC in exchange for 20% of its common stock. The value of the property and equipment was immaterial. The Company accounts for this investment under the cost method as results of applying the equity method would not differ materially.

   The expenses of SFDBC are allocated among the four founding delivery service companies based on the transactions and revenue volume of each. In addition, the Company's stockholder serves as a non-compensated officer of SFDBC. The total expenses attributed to the Company were $107 and $154 in 1995 and 1996, respectively. SFDBC also provides similar services for another delivery service company. The resulting profit is distributed to the founding companies monthly. These profits totaled $11 and $14 in 1995 and 1996, respectively.

7. Subsequent Events (Unaudited)

   Merger

   The Company and its stockholder have entered into a definitive agreement with Dispatch Management Services Corp. ("DMS") pursuant to which the Company will merge with DMS. All outstanding shares of the Company will be

                             S-CAR-GO COURIER, INC.

                             (Dollars in Thousands)

      exchanged for cash and common stock of DMS concurrent with the consummation of the initial public offering of the common stock of DMS.

                        Report of Independent Accountants

To Gregory W. Austin

            In our opinion, the accompanying statement of assets, liabilities and net assets and the related statements of operations and changes in net assets and of cash flows present fairly, in all material respects, the financial position of Gregory W. Austin d/b/a Battery Point Messenger and Alpha Express at December 31, 1995 and 1996, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles. These financial statements are your responsibility; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

Price Waterhouse LLP
San Francisco, California
August 29, 1997

                     GREGORY W. AUSTIN, SOLE PROPRIETORSHIP
                 d/b/a BATTERY POINT MESSENGER and ALPHA EXPRESS

                 STATEMENT OF ASSETS, LIABILITIES AND NET ASSETS
                             (Dollars in Thousands)

                                                   December 31,      June 30,
                                                 1995       1996       1997
                                                                    (Unaudited)
Assets

Current assets:

  Cash                                           $  2       $  2       $ 18
  Accounts receivable                             102        115        125
  Prepaid and other current assets                  7          9          6
                                                 ----       ----       ----
    Total current assets                          111        126        149

Property and equipment, net                        11          7          6
Intangible assets, net                             27         21         18
                                                 ----       ----       ----
                                                 $149       $154       $173
                                                 ====       ====       ====

Liabilities and Net Assets

Current liabilities:

  Accounts payable                               $  6       $  2       $  3
  Accrued payroll                                   6         10         13
  Accrued customer list payable                    12         --         --
  Borrowings under line of credit                  19         21         18
                                                 ----       ----       ----

    Total current liabilities                      43         33         34

Net assets                                        106        121        139
                                                 ----       ----       ----
                                                 $149       $154       $173

                                                 ====       ====       ====

See accompanying notes to financial statements.

                     GREGORY W. AUSTIN, SOLE PROPRIETORSHIP
                 d/b/a BATTERY POINT MESSENGER and ALPHA EXPRESS

                STATEMENT OF OPERATIONS AND CHANGES IN NET ASSETS
                             (Dollars in Thousands)

                                             Years Ended          Six Months
                                             December 31,        Ended June 30
                                            -----               -----
                                            1995      1996      1996      1997
                                            -----     -----     -----     -----
                                                                   (Unaudited)
Net sales                                   $ 576     $ 732     $ 346     $ 405
Cost of sales                                 315       397       190       189
                                            -----     -----     -----     -----

  Gross margin                                261       335       156       216
                                            -----     -----     -----     -----

Operating expenses                             82       113        53        58
Sales and marketing                             3        24        12         7
General and administrative expenses            26        31        15        16
Depreciation and amortization                   7        10         5         4
                                            -----     -----     -----     -----

                                              118       178        85        85
                                            -----     -----     -----     -----

Operating income                              143       157        71       131

Interest expense                                2         3         2         1
                                            -----     -----     -----     -----

Excess of income over expenses (net income)   141       154        69       130
Net assets at beginning of period              46       106       106       121
Distributions to owner                        (81)     (139)      (47)     (112)
                                            -----     -----     -----     -----

Net assets at end of period                 $ 106     $ 121     $ 128     $ 139
                                            -----     -----     -----     -----
Unaudited pro forma information:
  Pro forma income before income taxes      $ 141     $ 154     $  69     $ 130
  Provision for income taxes                  (56)      (62)      (28)      (52)
                                            -----     -----     -----     -----

Pro forma net income                        $  85     $  92     $  41     $  78
                                            =====     =====     =====     =====

See accompanying notes to financial statements.

                     GREGORY W. AUSTIN, SOLE PROPRIETORSHIP
                 d/b/a BATTERY POINT MESSENGER and ALPHA EXPRESS

                             STATEMENT OF CASH FLOWS
                             (Dollars in Thousands)

                                                     Years Ended         Six Months
                                                     December 31,       Ended June 30,
                                                    1995      1996      1996     1997
                                                                         (Unaudited)
Cash flows from operating activities:
Excess of income over expenses (net income)         $ 141     $ 154     $ 69     $ 130
Adjustments to reconcile excess
   of income over expenses
 (net income) to cash provided by
     operating activities:
   Depreciation and amortization                        7        10        5         4
   Changes in assets and liabilities:
     Accounts receivable                              (49)      (13)       3       (10)
     Prepaid and other current assets                  (4)       (2)      --         3
     Accounts payable                                   3        (4)      (4)        1
     Accrued expenses                                   1         4        5         3
                                                    -----     -----     ----     -----

       Net cash provided by operating activities       99       149       78       131
                                                    -----     -----     ----     -----

Cash flows from investing activities:
Purchase of customer list                             (18)      (12)     (12)       --
Purchases of property and equipment, net              (10)       --       --        --
                                                    -----     -----     ----     -----

       Net cash used for investing activities         (28)      (12)     (12)       --
                                                    -----     -----     ----     -----

Cash flows from financing activities:
Change in borrowings under line of credit, net          9         2        3        (3)
Distributions to owner                                (81)     (139)     (47)     (112)
                                                    -----     -----     ----     -----

       Net cash used for financing activities         (72)     (137)     (44)     (115)
                                                    -----     -----     ----     -----

Net (decrease) increase in cash                        (1)       --       22        16
Cash at beginning of period                             3         2        2         2
                                                    -----     -----     ----     -----

Cash at end of period                               $   2     $   2     $ 24     $  18
                                                    =====     =====     ====     =====

See accompanying notes to financial statements.

                     GREGORY W. AUSTIN, SOLE PROPRIETORSHIP
                 d/b/a BATTERY POINT MESSENGER and ALPHA EXPRESS

                          NOTES TO FINANCIAL STATEMENTS
                             (Dollars in Thousands)

1.    Business Organization

      Battery Point Messenger was founded in 1988 by Gregory W. Austin and operates as a sole proprietorship. The financial statements are based on the assets, liabilities and transactions recorded in the accounting records of Gregory W. Austin dba Battery Point Messenger and Alpha Express. All assets and liabilities of a personal nature not recorded in such records have been excluded from the financial statements.

      In May 1995 Battery Point Messenger purchased the customer list of Alpha Express along with the rights to the use of such name. Battery Point Messenger and Alpha Express (the Company) provide same-day, on-demand delivery services predominately in the San Francisco central business district. Deliveries are performed by bike messengers.

2.    Summary of Significant Accounting Policies

      Use of estimates
      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

      Revenue recognition
      Revenues are recognized when packages are delivered to the customer.

      Property and equipment
      Property and equipment are carried at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the related assets. Property and equipment consists primarily of computer and communications equipment and is being depreciated over 5 years.

      Intangible asset
      In May 1995, the Company purchased the customer lists of Alpha Express accompanied by a covenant not to compete for five years from the seller. The purchase price of $30 was capitalized and is being amortized over five years using the straight-line method. Accumulated amortization was $3 and $9 at December 31, 1995 and 1996. Amortization expense for the years ended December 31, 1995 and 1996 was $3 and $6, respectively.

      Fair value of financial instruments
      The carrying amount of cash, accounts receivable/payable and accrued expenses approximates fair value because of the short maturity of these instruments. Additionally, interest rates on the line of credit is a rate which approximate market rates for debt with similar terms.

      Concentration of credit risk
      Financial instruments which potentially expose the Company to concentrations of credit risk consist principally of trade accounts receivable. Receivables are not collateralized and accordingly, the Company performs ongoing credit evaluations of its customers to reduce the risk of loss.

                     GREGORY W. AUSTIN, SOLE PROPRIETORSHIP
                 d/b/a BATTERY POINT MESSENGER and ALPHA EXPRESS

                    NOTES TO FINANCIAL STATEMENTS (Continued)
                             (Dollars in Thousands)

2.    Summary of Significant Accounting Policies (Continued)

      Advertising costs
      The Company advertises through the use of color brochures and direct mailings. Advertising costs are expensed as incurred and amounted to $2 and $20 for the years ended December 31, 1995 and 1996, respectively.

      Income taxes
      The Company is a sole proprietorship and, accordingly, income generated from its operations is taxed at the individual level. Therefore, a provision for income taxes has not been provided. However, proforma income tax expense has been included in the statement of operations and changes in net assets to reflect the estimated income tax expense the Company would have incurred had it been a corporation for all periods presented.

      Unaudited interim financial statements
      The interim financial data as of June 30, 1997 and for the six months ended June 30, 1996 and June 30, 1997 is unaudited; however in the opinion of management, the interim data includes all adjustments, consisting of only normal recurring adjustments, necessary for a fair statement of the results for the interim periods.

3.    Property and Equipment

      Property and equipment consists of the following:

                                                        December 31,
                                                  1995               1996
            Communication equipment               $ 24               $ 24
            Computer equipment                      11                 11
            Furniture and fixtures                   2                  2
            Other                                    3                  3
                                                  ----               ----

                                                    40                 40
            Accumulated depreciation               (29)               (33)
                                                  ----               ----

                                                  $ 11               $  7
                                                  ====               ====

      Depreciation expense for the years ended December 31, 1995 and 1996 was approximately $4 and $4, respectively.

4.    Line of Credit

      The Company has a $23 revolving business line of credit with its primary banking institution. Principal and interest payments, which amount to 2% of the ending monthly balance, are paid on a monthly basis. Annual percentage rate was 13% and 13.5% at December 31, 1996 and 1995, respectively.

                     GREGORY W. AUSTIN, SOLE PROPRIETORSHIP
                 d/b/a BATTERY POINT MESSENGER and ALPHA EXPRESS

                    NOTES TO FINANCIAL STATEMENTS (Continued)
                             (Dollars in Thousands)

5.    Related Parties

      In October 1994, San Francisco Dispatch Brokerage Center, Inc. (SFDBC), a California corporation, was formed for the purpose of performing the dispatch, billing, accounting and other related functions for several delivery services in San Francisco. Upon formation of SFDBC, the Company contributed property and equipment to SFDBC in exchange for 20% of its common stock. The value of the property and equipment was immaterial. The Company accounts for this investment under the cost method as results of applying the equity method would not differ materially.

      Upon formation of SFDBC through February 28, 1997, Gregory W. Austin served as an officer of SFDBC and was paid an annual salary of $24. All salaries and expenses of SFDBC are allocated among the four founding delivery service companies based on transactions and revenue volume of each. SFDBC also provided similar services to other messenger companies. The revenues earned on these services are distributed to the founding delivery service companies monthly and have been classified as a reduction of operating expenses as they are immaterial. The total expenses, net of associate revenues, charged to the Company were $82 and $113 in 1995 and 1996, respectively.

6.    Subsequent Events

      Purchase of customer list
      On July 1, 1997, the Company purchased the customer list of A to Z Couriers (California) Inc. for $30. The customer list consisted of one hundred sixty-three accounts that are now serviced by Battery Point Messenger and Alpha Express.

7.    Subsequent Events (Unaudited)

      Merger
      The Company has entered into a definitive agreement with Dispatch Management Services Corp. ("DMS") pursuant to which the Company will merge with the DMS. The Company's assets will be exchanged for cash and common stock of DMS Corporation concurrent with the consummation of the initial public offering of the common stock of DMS.

                        Report of Independent Accountants

To the Board of Directors and Stockholders of Washington Express Services, Inc.

           In our opinion, the accompanying balance sheets, and the related statements of operations, of stockholders' equity (deficiency) and of cash flows present fairly, in all material respects, the financial position of Washington Express Services, Inc. at September 30, 1996 and 1995, and the results of its operations and its cash flows for each of the three years in the period ended September 30, 1996, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.



Price Waterhouse LLP
Detroit, Michigan
August 29, 1997

                        WASHINGTON EXPRESS SERVICES, INC.

                                 BALANCE SHEETS
                             (Dollars in Thousands)

                                                          September 30,      June 30,
                                                        1995       1996        1997
                                                        ----       ----        ----
                                                                            (Unaudited)
Assets

Current assets
   Cash                                                 $  19     $     7     $    43
   Accounts receivable, net                               685         681         866
   Loan receivable - stockholder                                       90
   Prepaid and other current assets                        53          57          56
                                                        -----     -------     -------
       Total current assets                               757         835         965

Property and equipment, net                               157         242         443
Deposits                                                   17          62          36
                                                        -----     -------     -------

       Total assets                                     $ 931     $ 1,139     $ 1,444
                                                        =====     =======     =======

Liabilities and Stockholders' Equity (Deficiency)

Current liabilities
   Line of credit                                       $ 285     $   403     $   575
   Accounts payable and accrued expenses                  266         176         280
   Deferred income tax liability                          207         236         206
   Obligations under capital leases                        26          33          14
   Notes payable                                                       77         127
                                                        -----     -------     -------
       Total current liabilities                          784         925       1,202

Long-term liabilities
   Obligations under capital leases                        53          73         100
   Notes payable                                                                   59
   Notes payable - stockholders                           119         116         122
                                                        -----     -------     -------
       Total liabilities                                  956       1,114       1,483
                                                        -----     -------     -------

Commitments

Stockholders' Equity
   Common stock $.01 par value (100,000 shares
       authorized; 9,332 issued and outstanding) and
       additional paid-in capital                         377         377         377
   Advance to stockholder (Note 14)                      (135)       (135)       (190)
   Accumulated deficit                                   (267)       (217)       (226)
                                                        -----     -------     -------
       Total stockholders' equity (deficiency)            (25)         25         (39)
                                                        -----     -------     -------

       Total liabilities and stockholders'
          equity (deficiency)                           $ 931     $ 1,139     $ 1,444
                                                        =====     =======     =======

See accompanying notes to financial statements.

                        WASHINGTON EXPRESS SERVICES, INC.

                             STATEMENT OF OPERATIONS
                             (Dollars in Thousands)


                                                                                       Nine Months
                                                     Year Ended September 30,         Ended June 30,
                                                   ---------------------------     -------------------
                                                    1994      1995       1996        1996        1997
                                                                                        (Unaudited)
Net sales                                          $5,881    $6,056    $ 5,800     $ 4,372     $ 4,341
Cost of sales                                       3,094     3,239      3,164       2,368       2,302
                                                   ------    ------    -------     -------     -------
      Gross margin                                  2,787     2,817      2,636       2,004       2,039

Selling, General and Administrative Expenses
      Operating expenses                            1,540     1,666      1,532       1,160       1,216
      Sales and marketing                             423       459        483         359         386
      General and administrative expenses             540       435        390         300         316
      Depreciation and amortization                    79        67         91          53          83
                                                   ------    ------    -------     -------     -------

Operating income                                      205       190        140         132          38

Other (income) expense
      Interest expense                                128        91         70          44          70
      Other, net                                        5         4        (18)        (13)        (16)
                                                   ------    ------    -------     -------     -------

Income (loss) before provision for income taxes        72        95         88         101         (16)
Provision (benefit) for income taxes                   30        40         38          43          (7)
                                                   ------    ------    -------     -------     -------

Net income (loss)                                  $   42    $   55    $    50     $    58     $    (9)
                                                   ======    ======    =======     =======     =======


See accompanying notes to financial statements.

                        WASHINGTON EXPRESS SERVICES, INC.

                 STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIENCY)
                             (Dollars in Thousands)

                                                                    Retained
                                                                    Earnings         Total
                                         Common      Advance to   (Accumulated    Stockholders'
                                         Stock      Stockholder     Deficit)    Equity (Deficiency)
                                         -----      -----------    -----------  -------------------

Balance at September 30, 1993            $ 377        $  --          $(364)             $13

Net income                                                              42               42
                                         -----        -----          -----              ---

Balance at September 30, 1994              377                        (322)              55

Advances to stockholder                                (135)                           (135)

Net income                                                              55               55
                                         -----        -----          -----              ---

Balance at September 30, 1995              377         (135)          (267)             (25)

Net income                                                              50               50
                                         -----        -----          -----              ---

Balance at September 30, 1996              377         (135)          (217)              25

Net loss (unaudited)                                                    (9)              (9)

Advances to stockholder (unaudited)                     (55)                            (55)
                                         -----        -----          -----              ---

Balance at June 30, 1997 (unaudited)     $ 377        $(190)         $(226)            $(39)
                                         =====        =====          =====              ===

See accompanying notes to financial statements.

                        WASHINGTON EXPRESS SERVICES, INC.

                            STATEMENTS OF CASH FLOWS
                             (Dollars in Thousands)

                                                                               Nine Months Ended
                                                      Year Ended September 30,    June 30,
                                                       ---------------------    -------------
                                                       1994     1995    1996     1996    1997
                                                                      (Unaudited)
Operating activities
Net income (loss)                                      $  42   $  55   $  50    $  58   $  (9)
Adjustments to reconcile net income (loss) to net
      cash provided by (used in) operating activities
      Depreciation and amortization                       70      66      91       53      83
      Loss on disposal of assets                           4       5       1        1
      Deferred income taxes                               28     (20)     29       35     (30)
      Changes in operating assets and liabilities:
         Accounts receivable                             (32)     (1)      4     (196)   (185)
         Deposits                                          1       2     (45)     (11)     26
         Prepaid expenses                                 14      19      (4)     (13)      1
         Accounts payable and accrued expenses           (81)    156     (90)     (54)    104
         Accrued interest payable - shareholders          28       8       8        6       6
                                                       -----   -----   -----    -----   -----

Net cash provided by (used in) operating activities       74     290      44     (121)     (4)
                                                       -----   -----   -----    -----   -----

Investing activities
Net cash used in investing activities-purchase of
      property and equipment                             (31)    (21)   (111)     (91)   (159)
                                                       -----   -----   -----    -----   -----

Financing activities
Increase (reduction) in line of credit                   (25)   (155)    118      241     172
Repayments from (advances to) stockholder                  9     (41)                     (55)
Decrease (increase) in loan receivable - stockholder                     (90)     (54)     90
Principal payments on notes payable - stockholders       (18)     (4)    (11)     (11)
Proceeds from notes payable                                               77       77     109
Principal payments on capital lease obligations          (26)    (50)    (39)     (26)   (117)
                                                       -----   -----   -----    -----   -----

Net cash provided by (used in) financing activities      (60)   (250)     55      227     199
                                                       -----   -----   -----    -----   -----

Net increase (decrease) in cash                          (17)     19     (12)      15      36
Cash at beginning of period                               17      --      19       19       7
                                                       -----   -----   -----    -----   -----
Cash at end of period                                  $  --   $  19   $   7    $  34   $  43
                                                       =====   =====   =====    =====   =====

Supplemental disclosure of cash flow information:
  Cash paid during the period for:
         Interest                                      $ 100   $  83   $  62    $  38   $  64
                                                       =====   =====   =====    =====   =====
         Income taxes                                  $  15   $  14   $  51    $   8   $  23
                                                       =====   =====   =====    =====   =====

Capital lease obligations incurred for
      purchase of property and equipment               $  --   $  73   $  66    $  66   $ 125
                                                       =====   =====   =====    =====   =====

See accompanying notes to financial statements.

                        WASHINGTON EXPRESS SERVICES, INC.

                          NOTES TO FINANCIAL STATEMENTS
                             (Dollars in Thousands)

1.    Business Organization

      Washington Express Services, Inc. (the "Company") provides same-day, on-demand delivery services in the Washington, DC metropolitan area.

2.    Summary of Significant Accounting Policies

      Use of estimates
      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

      Revenue recognition
      Revenues are recognized when packages are delivered to the customer.

      Property and equipment
      Property and equipment are carried at cost. Depreciation is primarily provided for using the modified accelerated cost recovery system over the estimated useful lives of the related assets (5 to 31.5 years).

      Fair value of financial instruments
      The carrying amount of cash, accounts receivable/payable, notes receivable/payable, accrued expenses and amounts payable under line of credit agreements approximates fair value because of the short maturity of these instruments. The estimated fair value of long-term debt and other long-term liabilities approximates its carrying value. Additionally, interest rates on outstanding debt are at rates which approximate market rates for debt with similar terms and average maturities.

      Concentration of credit risk
      Financial instruments which potentially expose the Company to concentrations of credit risk consist principally of trade accounts receivable. Receivables are not collateralized and accordingly, the Company performs ongoing credit evaluations of its customers to reduce the risk of loss.

      Income taxes
      The Company is a C-Corporation for federal and state income tax purposes. The Company accounts for income taxes using the liability method under the provisions of Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes" (FAS 109).

      Unaudited Interim Financial Statements
      The interim financial data as of June 30, 1997 and for the nine months ended June 30, 1997 and June 30, 1996 is unaudited; however, in the opinion of the Company, the interim data includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the results of the interim periods.

                        WASHINGTON EXPRESS SERVICES, INC.

                             (Dollars in Thousands)

3.    Allowance for Doubtful Accounts

                                                               Balance at     Charged to                     Balance
                                                               Beginning      Costs and                      at end
                                                               of Period      Expenses        Write-offs     of Period
                                                               ---------      --------        ----------     ---------

      Year ended September 30, 1994.........................     $    19         $   60         $   (69)        $   10
      Year ended September 30, 1995.........................     $    10         $   25         $   (34)        $    1
      Year ended September 30, 1996.........................     $     1         $    6         $    (1)        $    6

4.    Prepaid and Other Current Assets

      Prepaid and other current assets comprised the following:

                                                                 September 30,
                                                                ---------------
                                                                  1995     1996

      Prepaid workers compensation                              $   30   $    1
      Prepaid insurance                                              9       17
      Prepaid income taxes                                                   19
      Other                                                         14       20
                                                                ------   ------

         Total prepaid and other current assets                 $   53   $   57
                                                                ======   ======

5.    Property and Equipment

      Property and equipment comprised the following:

                                                                  September 30,
                                                                ---------------
                                                                  1995     1996

      Computer equipment                                        $  242   $  381
      Office equipment                                             230      222
      Furniture and fixtures                                        35       38
      Other                                                         30       30
                                                                ------   ------
                                                                   537      671
      Accumulated depreciation and amortization                    380      429
                                                                ------   ------
                                                                $  157   $  242
                                                                ======   ======

      Included in property and equipment at September 30, 1995 and 1996 are assets acquired under capital leases in the gross amount of $162 and $228 and accumulated depreciation of $73 and $164, respectively. Related depreciation expense aggregated $22, $33 and $91 for the years ended September 30, 1994, 1995 and 1996, respectively.

                        WASHINGTON EXPRESS SERVICES, INC.

                             (Dollars in Thousands)

6.    Line of Credit

      The Company maintains a $600 revolving line of credit with a financial institution that expires on February 28, 1997. Pursuant to the terms of the agreement, interest is payable monthly at the rate of prime plus 1.25% (9.5% at December 31, 1996). The line of credit is secured by the Company's accounts receivable and equipment, and is personally guaranteed by the Company's shareholders. At September 30, 1996, the Company was in violation of certain financial covenants of the agreement pertaining to tangible net worth and leverage ratios. However, although the Company continues to be in violation of certain financial covenants in the agreement, subsequent to September 30, 1996, the line of credit agreement was renewed with the financial institution such that it will currently expire on February 28, 1998.

7.    Accounts Payable and Accrued Expenses

      Accounts payable and accrued expenses comprised the following:

                                                                   September 30,
                                                                 ---------------
                                                                   1995     1996

      Accounts payable, trade                                     $   95  $   60
      Accrued Wages                                                   65      65
      Income taxes payable                                            45      26
      Accrued courier commissions                                     54
      Other                                                            7      25
                                                                  ------  ------

         Total accounts payable and accrued expenses              $  266  $  176
                                                                  ======  ======

8.    Income Taxes

      The provision for income taxes comprises:

                                                       Year Ended September 30,
                                                       ------------------------
                                                         1994     1995      1996

      Current tax expense                              $    2   $   60    $    9
      Deferred tax expense                                 28      (20)       29
                                                       ------   ------    ------

      Provision for income taxes                       $   30   $   40    $   38
                                                       ======   ======    ======

      Deferred income tax assets and liabilities result from timing differences in the recognition of revenue and expense for tax and financial reporting purposes. Principally from the use of the accrual method of accounting for financial reporting purposes and the cash basis of reporting for tax purposes, the Company has recorded current deferred income tax liabilities of $207 and $236 at September 30, 1995 and 1996, respectively.

                        WASHINGTON EXPRESS SERVICES, INC.

                             (Dollars in Thousands)

8.    Income Taxes (continued)

      The provision for income taxes differs from income taxes computed by applying the U.S. statutory federal income tax rate as a result of the following:

                                                           Year Ended September 30,
                                                           ------------------------
                                                             1994     1995      1996
      Taxes computed at federal statutory rate (35%)        $   25   $   33    $   31
      State taxes (net of federal benefit)                       1        8         2
       Surcharge exemption                                      --      (12)       (8)
      Non-deductible meals and entertainment                    --        7        10
      Non-deductible officers' life insurance                   --        3         3
      Other                                                      4        1        --
                                                            ------   ------    ------

      Provision for income taxes                            $   30   $   40    $   38
                                                            ======   ======    ======

           Effective tax rate                                   42%      42%       43%
                                                            ======   ======    ======

9.    Capital Leases

      The Company has entered into lease agreements for the use of equipment expiring at various times through 1999 that are accounted for as capital leases. The future minimum lease payments under the capital lease agreements are as follows:

      For the year ending September 30,

      1997                                                              $ 44
      1998                                                                43
      1999                                                                41
      2000                                                                 1
                                                                        ----

      Minimum lease payments                                             129
      Less: amount representing interest                                  23
                                                                        ----
      Present value of minimum lease payments                            106
      Less: current portion of capital lease obligations                  33
                                                                        ----

      Long-term portion of capital lease obligations                    $ 73
                                                                        ====

      Subsequent to September 30, 1996, the Company entered into agreements for the lease of additional equipment that expire at various times through 1999. Pursuant to the terms of the agreements, the minimum lease payments aggregate $142, including interest in the aggregate amount of $23.

                        WASHINGTON EXPRESS SERVICES, INC.

                             (Dollars in Thousands)

10.   Notes Payable

      The Company has an equipment loan that bears interest at 9.75% and is payable in 36 equal installments through October, 1999. The Company was in violation of certain financial covenants of the loan agreement for the years ended September 30, 1995 and 1996, accordingly, the entire liability is classified as a current liability on the accompanying balance sheet. The minimum principal payments due under the loan agreement for the fiscal years ended September 30 are as follows:

      For the year ending September 30,

      1997                                 $ 24
      1998                                   26
      1999                                   26
      2000                                    1
                                            ---

                                           $ 77
                                            ===

11.   Commitments

      The Company has entered into agreements for the lease of certain office equipment and office space which expire at various times through November 2006. Future minimum rental payments required under leases that have noncancelable lease terms in excess of one year at September 30, 1996 are as follows:

      For the year ending September 30,

      1997                                 $ 48
      1998                                   56
      1999                                   50
      2000                                   42
      2001                                   43
      Thereafter                            246
                                           ----
                                           $485
                                            ===

      Rental expense charged to operations was approximately $58, $70 and $60 for the years ended September 30, 1994, 1995 and 1996, respectively.

12.   Employee benefit plan

      The Company maintains a defined contribution plan covering substantially all of its employees. The Plan is a qualified savings plan under the provisions of Section 401(k) of the Internal Revenue Code and allows eligible employees to defer up to 15% of their compensation subject to the maximum allowable limit. The Company matches one-third of the employee contribution up to the first 9%. Plan participants are immediately vested 100% in their contributions and vest at the rate of 20% per year in employer contributions with full vesting occurring after five years of service. Employer contributions aggregated $19, $20 and $22 for the years ended September 30, 1994, 1995 and 1996, respectively.

13.   Stock Option Agreement

      During 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 123, "Accounting for Stock-Based Compensation". This statement is effective for

                        WASHINGTON EXPRESS SERVICES, INC.

                             (Dollars in Thousands)

      fiscal years beginning after December 15, 1995 and sets forth standards for accounting for stock-based compensation. SFAS 123 allows the use of either a "fair value" based method of accounting or the "intrinsic value" based method determined in accordance with Accounting Principles Board
      (APB) Opinion No. 25. The Company will elect to account for stock-based compensation in accordance with the "intrinsic value" method of APB Opinion No. 25.

      In May 1991, the Company granted one of its employees the right to purchase up to 500 shares of the Company's common stock at an exercise price of $60 per share. The option initially expired on October 1, 1996, but was shortly thereafter extended to October 31, 1997 with no other revisions to the terms of the agreement. The option was exercised subsequent to June 30, 1997 and the Company issued 500 shares of its common stock to the employee at a price of $60 per share. In accordance with APB No. 25, the Company has not recognized compensation expense related either to the original issuance of this option or to its extension based on management's estimate of the fair value of the common stock. No other stock options were granted, exercised, forfeited or expired during the years ended September 30, 1994, 1995 and 1996.

14.   Related Party Transactions

      The Company has entered into an agreement with a stockholder whereby the Company has the right to purchase 3,557 shares of the Company's common stock from the shareholder at an aggregate purchase price of $190. Such shares represent approximately 38% of the Company's outstanding common stock at September 30, 1996. At September 30, 1995 and 1996, the Company advanced to the shareholder amounts aggregating $135 related to the contemplated purchase of the 3,557 shares. In August 1997, the Company exercised its rights pursuant to the agreement and purchased the 3,557 shares of its common stock in exchange for $190, accordingly, such amounts advanced to the stockholder have been classified as stockholders' equity on the accompanying balance sheets.

      At September 30, 1996, loan receivable-stockholder comprised of a short-term loan made to the Company's Chief Executive Officer (the "Executive") during the year ended September 30, 1996. Pursuant to the terms of an agreement, such loan will be repaid to the Company as the Executive's 1997 fiscal year compensation is earned and in no event will the loan be repaid later than September 30, 1997.

      Notes payable-stockholders at September 30, 1995 and 1996 aggregated $119 and $116, including accrued interest of $38 and $46, respectively, and represent unsecured loans made to the Company by two of its shareholders. The shareholder loans are subordinate to the Company's obligations under its line of credit agreement. Interest is accrued at the rate of 12% per annum. Related interest expense charged to operations amounted to $6, $8 and $8 for the years ended September 30, 1994, 1995 and 1996, respectively.

      The Company rents office space in Fairfax, Virginia, from HPHC Associates, a partnership in which certain shareholders of the Company are partners. The rental of this space is provided for on a month-to-month basis with no lease commitment. For the years ending September 30, 1995 and 1996, related expenses charged to operations aggregated approximately $20 and $11.

                        WASHINGTON EXPRESS SERVICES, INC.

                             (Dollars in Thousands)

15.   Unaudited Subsequent Events

      The Company and its stockholders have entered into a definitive agreement with Dispatch Management Services Corp. ("DMS") pursuant to which the Company will merge with DMS. All outstanding shares of the Company will be exchanged for cash and stock concurrent with the consummation of the initial public offering of the common stock of DMS.

                        Report of Independent Accountants

To the Board of Directors and Shareholder of MLQ Express, Inc.


            In our opinion, the accompanying balance sheets and the related statements of operations, of stockholders' equity and of cash flows present fairly, in all material respects, the financial position of MLQ Express, Inc. at February 28, 1996 and 1997 and the results of its operations and its cash flows for the three years in the period ended February 28, 1997 in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.


Price Waterhouse LLP
Atlanta, Georgia
August 27, 1997

                                MLQ EXPRESS, INC.

                                 BALANCE SHEETS
                             (Dollars in Thousands)

                                                                            (Unaudited)
                                                               February 28,   May 31,
                                                               1996    1997    1997
 Assets
 Current Asset
    Cash and cash equivalents                                 $    1  $    1  $    5
    Accounts receivable, net                                     504     763     610
    Prepaid and other current assets                              96     124      84
                                                              ------  ------  ------
      Total current assets                                       601     888     699
 Property and equipment, net                                     138     133     149
 Other assets                                                     95      86      92
                                                              ------  ------  ------

                                                              $  834  $1,107  $  940
                                                              ======  ======  ======

 Liabilities and stockholder's equity
 Current liabilities
    Line of credit                                            $  115  $   --  $   --
    Current maturities long-term debt                             65      --      --
    Accounts payable                                              19      97      27
    Accrued expenses                                             122     179     102
    Note payable - related parties                                --     394     275
    Current maturities long-term debt - related parties          110      --      --
    Deferred income taxes                                         86     118     114
                                                              ------  ------  ------
      Total current liabilites                                   517     788     518
 Long-term debt, net of current maturities                        48      --      --
 Long-term debt - related parties, net of current maturities      30      --      --
                                                              ------  ------  ------
      Total liabilities                                          595     788     518
                                                              ------  ------  ------

 Commitments and contingent liabilities

 Stockholder's Equity
    Common stock, $1.00 par value; 10,000 shares
      authorized; 150 shares issued outstanding                   --      --      --
    Additional paid-in capital                                    18      18      18
    Retained earnings                                            221     301     404
                                                              ------  ------  ------
      Total stockholder's equity                                 239     319     422
                                                              ------  ------  ------

                                                              $  834  $1,107  $  940
                                                              ======  ======  ======

See accompanying notes to financial statements.

                                MLQ EXPRESS, INC.

                            STATEMENTS OF OPERATIONS
                             (Dollars in Thousands)

                                                                                  (Unaudited)
                                                                               Three months ended
                                                   Year Ended February 28,           May 31,
                                                   1995      1996      1997      1996      1997
Net sales                                        $ 4,102   $ 4,053   $ 5,310   $ 1,179   $ 1,538
Cost of sales                                      2,372     2,430     3,296       708       909
                                                 -------   -------   -------   -------   -------

   Gross margin                                    1,730     1,623     2,014       471       629

Operating expenese                                   515       511       579       160       172
Sales and marketing                                  163       188       233        42        58
General and administrative expenses                1,124       853       991       205       257
Depreciation and amortization                         88        91        94        24        18
                                                 -------   -------   -------   -------   -------

   Total expenses                                  1,890     1,643     1,897       431       505
                                                 -------   -------   -------   -------   -------

   Operating income (loss)                          (160)      (20)      117        40       124

Other (income) expense
   Interest expense                                   17        30        43         9         7
   Other, net                                        (52)      (62)      (38)       (7)      (13)
                                                 -------   -------   -------   -------   -------

Income (loss) begore provision for income taxes     (125)       12       112        38       130
Provision (benefit) for income taxes                  (6)       13        32         8        27
                                                 -------   -------   -------   -------   -------

Net income (loss)                                 $ (119)  $    (1)  $    80   $    30   $   103
                                                  ======   =======   =======   =======   =======

See accompanying notes to financial statements.

                                MLQ EXPRESS, INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY
                  (Dollars in Thousands, except share amounts)

                                                    Additional             Total
                                     Common Stock    Paid-in  Retained  Stockholder's
                                     Shares  Amount  Capital  Earnings     Equity

Balance at February 28, 1994           150   $   -    $ 18      $ 341      $ 359
Net loss                                 -       -       -       (119)      (119)
                                       ---   -----    ----      -----      -----
Balance at February 28, 1995           150       -      18        222        240
Net loss                                 -       -       -         (1)        (1)
                                       ---   -----    ----      -----      -----
Balance at February 28, 1996           150       -      18        221        239
Net income                               -       -       -         80         80
                                       ---   -----    ----      -----      -----
Balance at February 28, 1997           150   $        $ 18      $ 301      $ 319
                                       ===   =====    ====      =====      =====
Balance at February 28, 1997           150   $   -    $ 18      $ 301      $ 319
Net income (unaudited)                   -       -       -        103        103
                                       ---   -----    ----      -----      -----
Balance at May 31, 1997 (unaudited)    150   $   -    $ 18      $ 404      $ 422
                                       ===   =====    ====      =====      =====

See accompanying notes to financial statements.

                                MLQ EXPRESS, INC.

                            STATEMENTS OF CASH FLOWS
                             (Dollars in Thousands)

                                                                                             (Unaudited)
                                                                                          Three months ended
                                                        Year Ended February 28,                May 31,
                                                     1995        1996        1997         1996        1997
Cash flows from operating activities
Net income (loss)                                 $  (119)     $    (1)     $    80     $    30     $   103
Adjustments to reconcile net income
   to net cash provided by operating activities
     Depreciation and amortization                     88           91           94          24          18
     Changes in assets and liabilities
       Accounts receivable                            (37)         (17)        (259)       (110)        153
       Prepaid and other current assets                (9)         (54)         (28)        (15)         40
       Other assets                                   (17)         (22)         (19)         (6)         (6)
       Accounts payable                                37          (22)          78          27         (70)
       Accrued expenses                                --          (26)          57          21         (77)
       Deferred income taxes                           (6)          13           32           8          (4)
                                                  -------      -------      -------     -------     -------
         Net cash provided (used) by
           operating activities                       (63)         (38)          35         (21)        157
                                                  -------      -------      -------     -------     -------
Cash flows from investing activities
Purchases of property and equipment                  (102)         (48)         (61)        (26)        (34)
                                                  -------      -------      -------     -------     -------
         Net cash used for investing activities      (102)         (48)         (61)        (26)        (34)
                                                  -------      -------      -------     -------     -------

Cash flows from financing activities
(Increase) decrease in line of credit                  85           30         (115)         35          --
Borrowings on notes payable                           183          155        1,451          30          --
Payments on notes payable                            (135)        (120)      (1,310)        (15)       (119)
                                                  -------      -------      -------     -------     -------
         Net cash provided (used) by
           financing activities                       133           65           26          50        (119)
                                                  -------      -------      -------     -------     -------

Net (decrease) increase in cash and equivalents       (32)         (21)          --           1           4
Cash and cash equivalents
   at beginning of the period                          54           22            1           1           1
                                                  -------      -------      -------     -------     -------

Cash and cash equivalents at end of the period    $    22      $     1      $     1     $     2     $     5
                                                  =======      =======      =======     =======     =======

Supplemental disclosure of cash flow information
Cash paid during the year for:

     Interest                                     $     8      $    32      $    45     $    10     $     7
     Income taxes                                      57           44           --          --          --

See accompanying notes to financial statements.

                                MLQ EXPRESS, INC.

                          NOTES TO FINANCIAL STATEMENTS
                             (Dollars in Thousands)

1.    Description Of Business And Summary Of Significant Accounting Policies

      Business organization
      The Company, previously Morgan, Lee, Quail and Associates, Inc., was incorporated October 25, 1982. MLQ Express, Inc. ("MLQ" or the "Company"), a Georgia Corporation, was re-named on June 6, 1986. The Company is organized into two divisions. The courier division provides same-day, on-demand delivery services in the greater Atlanta metropolitan area. The attorney services division provides court house research and process services to Law Firms, financial institutions, and environmental Firms throughout the nation.

      Use of estimates
      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

      Revenue recognition
      Revenues are recognized when services are provided to customers.

      Cash and cash equivalents
      For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of approximately three months or less at date of purchase to be cash equivalents.

      Property and equipment
      Property and equipment are carried at cost. Depreciation is provided using the straight-line method and accelerated methods over the estimated useful lives of the related assets (5 to 39 years).

      Fair value of financial instruments
      The carrying amount of cash and cash equivalents, accounts receivable/payable, notes payable and accrued expenses approximates fair value because of the short maturity of these instruments. The estimated fair value of long-term debt approximates its carrying value. Additionally, interest rates on outstanding debt are at rates which approximate market rates for debt with similar terms and average maturities.

      Concentration of credit risk
      Financial instruments which potentially expose the Company to a concentration of credit risk consist principally of trade accounts receivable. Receivables are not collateralized and accordingly, the Company performs ongoing credit evaluations of its customers to reduce the risk of loss.

                                MLQ EXPRESS, INC.

                             (Dollars in Thousands)

      Unaudited financial information
      The interim financial data as of May 31, 1997 and for the three months ended May 31, 1996 and 1997 is unaudited; however, in the opinion of the Company, the interim data as of May 31, 1997 and for the three months ends May 31, 1996 and 1997 includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the results for the interim periods.

      Intangible assets
      Intangible assets represent the purchase price of acquired customer list. Intangible assets are amortized on a straight-line basis over 60 months. The customer list was acquired January 31, 1992 for $155. Accumulated amortization amounted to $128 and $155 as of February 28, 1996 and 1997, respectively.

      Income taxes
      The Company accounts for income taxes using the liability method under the provisions of Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes" (SFAS 109).


2.    Allowance For Doubtful Accounts

      Changes in allowance for doubtful accounts are as follows:

                                     Balance at  Charged               Balance
                                     Beginning      to                 at end
                                     of Period   Expense  Write-offs  of Period
      Year ended February 28, 1995     $  --       $  15    $  (7)      $  8
      Year ended February 28, 1996     $   8       $   2    $  (2)      $  8
      Year ended February 28, 1997     $   8       $   7    $  (4)      $ 11

3.    Property And Equipment

      Property and equipment consists of the following:

                                         February 28,
                                         1996     1997

      Equipment                        $  222   $  247
      Furniture and fixture               134      146
      Other                                53       51
                                       ------   ------
                                          409      444
      Less accumulated depreciation      (271)    (311)
                                       ------   ------

                                       $  138   $  133
                                       ======   ======

                                MLQ EXPRESS, INC.

                             (Dollars in Thousands)

      Depreciation expense for the years ended February 28, 1995, 1996 and 1997 was approximately $57, $60 and $66, respectively.

4.    Line Of Credit

      The Company has a line of credit with a commercial bank with an available limit of $150 which is due on demand, bears interest at prime and is guaranteed by the sole stockholder. The line expires annually in May. As of February 28, 1996, $115 was outstanding. There were no borrowings outstanding as of February 28, 1997.

5.    Accrued Expenses

      Accrued expenses consist of the following:

                                         February 28,
                                         1996     1997

      Payroll and payroll taxes         $  33    $  56
      Commissions                          28       64
      Profit sharing contribution          52       52
      Other                                 9        7
                                        -----    -----
                                        $ 122    $ 179
                                        =====    =====

6.    Employee Benefits

      The Company has a profit sharing plan for all employees who meet specified age and service requirements. Total profit sharing expense amounted to $49, $52 and $53 for the years ended February 28, 1995, 1996 and 1997, respectively.

                                MLQ EXPRESS, INC.

                             (Dollars in Thousands)

7.    Income Taxes

      A net operating loss of $125 was generated in 1995. The net operating loss was used to offset against taxable income in 1996 and 1997, resulting in no current income tax expense for those periods.

      The provision for income taxes consist of:

                                                  Year Ended February 28,
                                                 -------------------------
                                                   1995     1996      1997

      Current tax expense (benefit)
        Federal                                  $   --   $   --    $   --
        State and local                              --       --        --
                                                 ------   ------    ------
        State and local                              --       --        --
        Deferred tax expense (benefit)               (6)      13        32
                                                 ------   ------    ------
      Provision for income taxes                 $   (6)  $   13    $   32
                                                 ======   ======    ======

      Deferred taxes result from temporary differences in recognition of certain items for federal income tax and financial reporting purposes. Deferred tax liabilities are mainly attributable to the difference created due to the Company's accrual method of financial reporting and cash basis method of income tax filing.

8.    Long-Term Debt

      Long-term debt consists of the following:

                                                              February 28,
                                                              1996    1997

      Term note payable to related party due August 1998;
        with interest at prime due quarterly                 $  30   $  --

      Term note payable to related party due August 1997;
        with interest at prime due maturity                     60      --

      Term note payable to related party due July 1996;
        with interest at prime due maturity                     50      --

      Installment note payable due in annual installments
        through December, 1998; with interest at prime
        due quarterly                                          113      --
                                                             -----   -----
                                                               253      --
      Less current portion                                    (175)     --
                                                             -----   -----
                                                             $  78   $  --
                                                             =====   =====

9.    Related Party

      The Company entered into a one year employment contract with its sole stockholder, expiring July 31, 1998, that provides for a base salary and benefits which approximates $200. The agreement includes non-compete covenants. Additionally, the Company pays the premiums on a life insurance policy for which

                                MLQ EXPRESS, INC.

                             (Dollars in Thousands)

      the sole stockholder is the beneficiary. Life insurance premiums paid by the Company approximated $16, $11 and $19 for the years ended February 28, 1995, 1996 and 1997, respectively. The Company has prepaid lease payments for a period of two years for an automobile used by the sole stockholder. Lease expenses charged to operations approximates $7, $6 and $7 for the years ended February 28, 1995, 1996 and 1997, respectively.

      In 1996, the Company entered into a loan agreement (the "Agreement") with its sole stockholder. The Agreement provided the funds to reduce all of the Company's non-related party debt and for periodic borrowings for working capital purposes. The Agreement bears interest at prime less 1/2 percent due quarterly, with the principal balance due on demand. The outstanding balance at February 28, 1997 amounted to $394.

10.   Commitments And Contingent Liabilities

      Operating Leases
      The Company leases office space under an operating lease agreement and certain operating equipment on a month to month basis. The office space lease agreement includes a rental escalation clause which increases annual rental by 3.5% over the previous years rent. Future minimum lease payments required under the noncancelable lease terms at February 28, 1997 are as follows:

      Fiscal year

         1998                               $ 126
         1999                                 138
         2000                                  78
         2001                                  10
         2002                                  10
         Thereafter                             6
                                            -----
                                            $ 368
                                            =====

      Rental expense charged to operations was approximately $76, $73 and $99 for the years ended February 28, 1995, 1996 and 1997, respectively.

      Employment agreements
      The Company has employment agreements with certain officers which expire at various dates through November 30, 1997. The agreements provide for salary and payment of other benefits. The aggregate commitment for future salaries at February 28, 1997 excluding other benefits was $320 (see note
      9).

                                MLQ EXPRESS, INC.

                             (Dollars in Thousands)

11.   Concentrations Of Credit Risk

      The Company markets and sells its products to a broad base of clients. One of the Company's clients, Turner Properties, Inc., accounted for approximately 19% of net sales for the year ended February 28, 1997. No other clients constituted 10% or more of net sales.

12.   Business Segment

      Summarized data for the Company's courier division and attorney services division are as follows:

                                                  Year Ended February 28,
                                                  1995      1996      1997
      Revenues - unaffiliated customers
        Courier division                        $ 3,528   $ 3,550   $ 4,823
        Attorney service division               $   574   $   503   $   487

      Operating income (loss)
        Courier division                        $  (104)  $    32   $   112
        Attorney service division                   (56)      (52)        5

      Capital expenditures related to the above segments are not significant Assets used in the above segments mainly consist of trade receivables.

13.   Subsequent Events

      The Company and its stockholder have entered into an agreement with Dispatch Management Services Corp. ("DMS") pursuant to which the Company will merge with DMS. All outstanding shares of the Company will be exchanged for cash concurrent with the consummation of the initial public offering of the common stock of DMS.

                        Report of Independent Accountants

To the Board of Directors and Stockholders of American Eagle Endeavors, Inc.

            In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of operations, stockholders' equity and of cash flows present fairly, in all material respects, the financial position of American Eagle Endeavors, Inc. and its subsidiaries at December 31, 1995 and 1996 and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

            The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 6 to the financial statements, the Company has negative working capital and has not obtained a waiver with regard to its violations of certain bank covenants. Alternative financing may be required if the financial institution decides to act on its rights under default provisions of the loan agreement. The uncertainties related to these matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plan in regard to these matters are also described in Note 6. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.


Price Waterhouse LLP
Minneapolis, Minnesota
September 5, 1997

                         AMERICAN EAGLE ENDEAVORS, INC.

                           CONSOLIDATED BALANCE SHEETS
                             (Dollars in Thousands)

                                                                December 31,    June 30,
                                                             -----------------  -------
                                                               1995      1996      1997
                                                                               (Unaudited)
Assets

 Current assets
    Cash and cash equivalents                                $    61   $   139  $   295
    Accounts receivable, net                                     903       843      675
    Prepaid income taxes                                                             34
    Prepaid and other current assets                              36        41       18
                                                             -------   -------  -------
       Total current assets                                    1,000     1,023    1,022
 Notes receivable from officers                                            181      195
 Other assets, net                                                 9        14       14
 Property and equipment, net                                     392       355      280
                                                             -------   -------  -------

                                                             $ 1,401   $ 1,573  $ 1,511
                                                             =======   =======  =======

 Liabilities and Stockholders' Equity

 Current liabilities
    Bank line of credit                                      $    50   $    --  $   350
    Accounts payable                                             382       288      419
    Accrued expenses                                              88       110      107
    Current maturities of long-term debt                         184       183      154
    Current maturities of subordinated debt to stockholders       50        47       42
    Accrued income taxes                                           3       240
                                                             -------    -------  -------
       Total current liabilities                                 757       868    1,072
 Subordinated debt to stockholders                               324       268      238
 Long-term debt, less current maturities                         196        50       13
 Deferred income taxes                                           165       116       98
                                                             -------   -------  -------
       Total liabilities                                       1,442     1,302    1,421

 Minority interest in subsidiary                                  16        29       16

 Commitments and contingencies (note 12)

 Stockholders' equity (accumulated deficit)
 Common stock $0.01 par value; 10,000,000 shares
   authorized; 10,500 shares issued and outstanding                1         1        1
 Additional paid-in capital                                      156       156      156
 Retained earnings (accumulated deficit)                        (214)       85      (83)
                                                             -------   -------  -------
       Total stockholders' equity (deficit)                      (57)      242       74
                                                             -------   -------  -------

                                                             $ 1,401   $ 1,573  $ 1,511
                                                             =======   =======  =======

See accompanying notes to financial statements.

                         AMERICAN EAGLE ENDEAVORS, INC.

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                             (Dollars in Thousands)

                                                                                            Six Months Ended
                                                           Years Ended December 31,             June 30,
                                                       --------------------------------  --------------------
                                                          1994       1995        1996       1996       1997
                                                                                              (Unaudited)

Net sales                                              $  7,063   $   8,573   $   8,536  $   4,296  $   3,483
Cost of sales                                             4,453       5,420       5,293      2,712      2,330
                                                       --------   ---------   ---------  ---------  ---------
      Gross margin                                        2,610       3,153       3,243      1,584      1,153

Operating expenses
   Sales and marketing                                    1,330       1,528       1,535        781        687
   General and administrative expenses                      756         890         940        419        662
   Depreciation and amortization                            187         165         174         87         83
                                                       --------   ---------   ---------  ---------  ---------
Operating income (loss)                                     337         570         594        297       (279)
                                                       --------   ---------   ---------  ---------  ---------
Other (income) expense
   Interest expense                                         125         103          62         36         35
   Minority interest in subsidiary net income                 6         (12)         13          6        (13)
   Other, net                                                            (4)         20         (3)       (10)
                                                       --------   ---------   ---------  ---------  ---------
Income (loss) before provision for income taxes             206         483         499        258       (291)
Benefit (provision) for income taxes                        (80)       (190)       (200)      (105)       123
                                                       --------   ---------   ---------  ---------  ---------
Net income (loss)                                      $    126   $     293   $     299  $     153  $    (168)
                                                       ========   =========   =========  =========  =========


See accompanying notes to financial statements.

                         AMERICAN EAGLE ENDEAVORS, INC.

            CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
                             (Dollars in Thousands)

                                                                                          Retained
                                                        Common Stock      Additional      Earnings
                                                        ------------       Paid-in      (Accumulated
                                                       Shares  Amount      Capital         Deficit)        Total

Balance at December 31, 1993                           10,500  $     1    $    156       $     (592)     $   (435)

Net income                                                                                      126           126
Dividends paid                                                                                  (41)          (41)
                                                     --------  -------    --------       ----------      --------

Balance at December 31, 1994                           10,500        1         156             (507)         (350)

Net income                                                                                      293           293
                                                     --------  -------    --------       ----------      --------

Balance at December 31, 1995                           10,500        1         156             (214)          (57)

Net income                                                                                      299           299
                                                     --------  -------    --------       ----------      --------

Balance at December 31, 1996                           10,500        1         156               85           242

Net loss (unaudited)                                                                           (168)         (168)
                                                     --------  -------    --------       ----------      --------

Balance at June 30, 1997 (unaudited)                   10,500  $     1    $    156       $      (83)     $     74
                                                     ========  =======    ========       ==========      ========

See accompanying notes to financial statements.

                         AMERICAN EAGLE ENDEAVORS, INC.

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (Dollars in Thousands)

                                                                                                       Six Months Ended
                                                                      Years Ended December 31,             June 30,
                                                                 ---------------------------------   --------------------
                                                                    1994        1995        1996       1996       1997
                                                                                                        (Unaudited)
Cash flows from operating activities
Net income (loss)                                                $     126   $     293   $     299   $    153   $   (168)
Adjustments to reconcile net income (loss) to net
  cash provided by (used for) operating activities
   Depreciation and amortization                                       187         165         174         87         83
   Minority interest                                                     6         (12)         13          6        (13)
   Deferred taxes                                                       76         165         (49)       (165)      (18)
   Loss on disposal of fixed assets                                      3
   Changes in assets and liabilities:
      Accounts receivable                                             (175)        (94)         60         82        168
      Prepaid and other assets                                          12           4         (10)        42         23
      Accounts payable                                                 (91)         22         (94)      (119)       131
      Accrued expenses                                                 (28)       (236)         22        (14)        (3)
      Income taxes payable                                                          22         237        259       (274)
                                                                 ---------   ---------   ---------  ---------  ---------
        Net cash provided by (used for)
         operating activities                                          116         329         652        331        (71)
                                                                 ---------   ---------   ---------  ---------  ---------
Cash flows from investing activities
Increase in officer notes receivable                                                          (181)      (180)       (14)
Purchases of property and equipment, net                              (128)        (44)        (81)       (13)        (8)
                                                                 ---------   ---------   ---------  ---------  ---------
        Net cash used for investing activities                        (128)        (44)       (262)      (193)       (22)
                                                                 ---------   ---------   ---------  ---------  ---------
Cash flows from financing activities
Increase (decrease) in line of credit, net                             164        (364)        (50)       (50)       350
Payments on long-term debt, net                                        (66)         95        (262)      (146)      (101)
Payment of dividends                                                   (41)
        Net cash provided by (used for)                          ---------   ---------   ---------  ---------  ---------
         financing activities                                           57        (269)       (312)      (196)       249
                                                                 ---------   ---------   ---------  ---------  ---------
Net (decrease) increase in cash and equivalents                         45          16          78        (58)       156
Cash and equivalents at beginning of the period                                     45          61         61        139
                                                                 ---------   ---------   ---------  ---------  ---------

Cash and equivalents at end of the period                        $      45   $      61   $     139  $       3  $     295
                                                                 =========   =========   =========  =========  =========

Schedule of noncash investing and financing activities:
   Property and equipment acquired under
     capital lease agreements                                    $      --   $      --   $      56  $      --  $      --

Supplemental disclosures of cash flow information:
 Cash paid during the year for:
      Income taxes                                               $      --   $       4   $      10  $      10  $     170
      Interest                                                   $     122   $     108   $      65  $      54  $      --

See accompanying notes to financial statements.

                         AMERICAN EAGLE ENDEAVORS, INC.

                          NOTES TO FINANCIAL STATEMENTS
                             (Dollars in Thousands)

1.    Business Organization

      American Eagle Endeavors, Inc. and Subsidiaries (the "Company") is a courier service and facilities traffic management firm. Primary offices are located in Minneapolis, Minnesota and Phoenix, Arizona. The Company offers traditional business courier services, such as on-call, same day, and dock service, specialized transportation services tailored to individual customer needs, and warehouse distribution services.

2.    Summary of Significant Accounting Policies

      Principles of consolidation
      The consolidated financial statements include the accounts of American Eagle Endeavors, Inc. and its majority-owned subsidiaries: American Eagle Express, Inc. and American Eagle Express-Phoenix, Inc. All significant intercompany accounts and transactions have been eliminated in consolidation.

      Use of estimates
      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

      Revenue recognition
      Revenues are recognized when packages are delivered to the customer.

      Cash and cash equivalents
      For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of approximately three months or less at date of purchase to be cash equivalents.

      Property and equipment
      Property and equipment are carried at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the related assets. The estimated lives used for computing depreciation and amortization are as follows:

                                                             Years

                Transportation equipment                     5 - 7
                Equipment                                    5 - 7
                Office furniture and fixtures                5 - 7
                Leasehold improvements                       4 - 5

      Income taxes
      Deferred income taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences, operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the report amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

                         AMERICAN EAGLE ENDEAVORS, INC.

                             (Dollars in Thousands)

      Fair value of financial instruments
      The carrying amount of cash and cash equivalents, accounts receivable/payable, notes receivable/payable and accrued expenses approximates fair value because of the short maturity of these instruments. The estimated fair value of long-term debt and other long-term liabilities approximates its carrying value. Additionally, interest rates on outstanding debt are at rates which approximate market rates for debt with similar terms and average maturities.

      Concentration of credit risk
      Financial instruments which potentially expose the Company to a concentration of credit risk consist principally of trade accounts receivable. Receivables are not collateralized and accordingly, the Company performs ongoing credit evaluations of its customers to reduce the risk of loss.

      Unaudited interim financial data
      The interim financial data as of June 30, 1997 and for the six months ended June 30, 1996 and 1997 is unaudited; however, in the opinion of Management, the Company has made all adjustments, consisting of only normal recurring adjustments, necessary for a fair statement of the results for the interim periods.

3.    Allowance for Doubtful Accounts

                                            Balance at       Charged to      Balance
                                            Beginning        Costs and        at End
                                            of Period         Expenses       of Period   Write-offs
      Year ended December 31, 1994           $    81          $    20        $  (76)      $    25
      Year ended December 31, 1995           $    25          $    38        $  (34)      $    29
      Year ended December 31, 1996           $    29          $    40        $  (26)      $    43

                         AMERICAN EAGLE ENDEAVORS, INC.

                             (Dollars in Thousands)

4.    Property and Equipment

      Property and equipment consists of the following:

                                                          December 31,
                                                      --------------------
                                                         1995         1996

      Equipment                                       $   389     $    468
      Furniture and fixture                               327          332
      Vehicles                                             75          128
      Leasehold improvements                              101          101
                                                      -------     --------
                                                          892        1,029
      Accumulated depreciation and amortization          (500)        (674)
                                                      -------     --------
                                                      $   392     $    355
                                                      =======     ========

      Property and equipment above includes leased equipment with a cost of $88 and $144 and accumulated depreciation of $42 and $63 at December 31, 1995 and 1996 respectively. Depreciation expense for the years ended December 31, 1994, 1995 and 1996 was $159, $162 and $174, respectively.

5.    Accrued Expenses

      Accrued expenses comprised the following:

                                                          December 31,
                                                      --------------------
                                                         1995         1996

        Payroll and payroll taxes                     $     41     $    41
        Accrued vacation                                    27          24
        Other                                               20          45
                                                      --------     -------

           Total accrued liabilities                  $     88     $   110
                                                      ========     =======

6.    Note Payable to Bank

      The Company has a financing agreement with a bank consisting of a $350 line of credit and a term loan (see Note 7). Outstanding borrowings bear interest at the bank's prime lending rate plus 1.5 percent (9.75 percent at December 31, 1996), are subject to borrowing base availability, are secured by substantially all Company assets, and are guaranteed by the Company's stockholders. Outstanding borrowings against the line of credit were $0 and $50 at December 31, 1996 and 1995, respectively.

      The financing agreement contains provisions requiring compliance with several financial covenants. At December 31, 1996, the Company was in violation of certain covenants. A waiver of these covenant violations has not been obtained from the financing institution.

                         AMERICAN EAGLE ENDEAVORS, INC.

                             (Dollars in Thousands)

7.    Long-Term Debt

      Long-term debt consists of the following:

                                                                                              December 31,
                                                                                       ----------------------
                                                                                            1995         1996

      Term note payable to bank, secured by substantially all Company assets, due in monthly installments of $10, plus interest at
        the bank's prime lending rate plus 1.5%, to April 1998                         $     250     $    160
      9.75% capital lease obligation, due in installments of $1,
        including interest to January 2002, secured by equipment                                           46
      10% equipment financing note, due in installments of $1,
        including interest to January 1999, secured by equipment                              24           17
      Other equipment financing notes, due in 1997                                            20           10
      Other, paid in 1996                                                                     86
                                                                                       ---------     --------
                                                                                             380          233
      Less current maturities                                                                184          183
                                                                                       ---------     --------
                                                                                       $     196     $     50
                                                                                       =========     ========

      Approximate aggregate maturities of long-term debt as of December 31, 1996, are as follows:

      Years Ending December 31:

      1997                                                             $   183
      1998                                                                   5
      1999                                                                   8
      2000                                                                   8
      2001                                                                   9
      Thereafter                                                            10
                                                                       -------
                                                                       $   233
                                                                       =======

8.    Subordinated Debt to Stockholders

      Subordinated debt consists of the following:

                                                                                       December 31,
                                                                                  ---------------------
                                                                                      1995         1996
      6% stockholder note payable, due in semimonthly installments
        of $2, including interest to August 2001, unsecured                       $    269     $    269
      14% stockholder notes payable, due on or before September 1999,
        unsecured                                                                      105           46
                                                                                  --------     --------
                                                                                       374          315
      Less current maturities                                                           50           47
                                                                                  --------     --------
                                                                                  $    324     $    268
                                                                                  ========     ========

      These notes payable are subordinated to borrowings under its bank financing agreement which allows monthly payments of $5.

                         AMERICAN EAGLE ENDEAVORS, INC.

                             (Dollars in Thousands)

9.    Minimum Lease Payments

      The Company leases certain office space, computerized satellite vehicle tracking systems, vehicles, and office equipment under leases expiring on various dates through 2001. Future minimum lease payments required under leases that have noncancelable lease terms in excess of one year at December 31, 1996 are as follows:

                                    Capital     Operating Noncancellable
      Fiscal Year                   Leases        Leases       Subleases
      1997                          $    30      $   431       $    (33)
      1998                               19          413            (33)
      1999                               11          399            (11)
      2000                               10          346
      2001                               10           83
      Thereafter                         11
      Less interest portion              18
                                    -------      -------       --------
      Net leases                         73      $ 1,672       $    (77)
      Less current portion               23      =======       ========
                                    -------
                                    $    50
                                    =======

      Rental expense charged to operations was approximately $170, $208, and $211, and rental income was approximately $0, $22, and $24 for the years ended December 31, 1994, 1995, and 1996, respectively.

10.   Income Taxes

      The provision for income taxes comprises:

                                                      Year Ended December 31,
                                                      -----------------------
                                                       1994     1995    1996
      Current tax expense
         Federal                                       $  3     $  6    $ 212
         State and local                                  1        2       37
                                                       ----     ----    -----
                                                          4        8      249
      Utilization of net operating loss carryforward     99      147
      Deferred tax expense (benefit)                    (23)      35      (49)
                                                       ----     ----    -----

      Provision for income taxes                       $ 80     $190    $ 200
                                                       ====     ====    =====

                         AMERICAN EAGLE ENDEAVORS, INC.

                             (Dollars in Thousands)

      The provision for income taxes differs from income taxes computed by applying the U.S. statutory federal income tax rate as a result of the following:

                                                     Year Ended December 31,
                                                     -----------------------
                                                      1994    1995     1996

      Taxes computed at federal statutory rate (35%)  $ 72    $ 169    $175
      State taxes (net of federal benefit)              10       50      25
      Other                                             (2)     (29)
                                                      ----    -----    ----

      Provision for income taxes                      $ 80    $ 190    $200
                                                      ====    =====    ====

      Effective rate                                    39%      39%     40%
                                                      ====    =====    ====

      Temporary differences giving rise to the Company's deferred tax assets and liabilities comprised the following:

                                                           December 31,
                                                         ---------------
                                                         1995       1996

      Deferred tax assets
         Allowance for doubtful accounts                 $  12      $  43
         Accrued liabilities                                22         18
         Other                                              11
                                                         -----      -----
                                                            45         61
      Deferred tax liabilities
         Accrual to cash basis adjustment                 (210)      (154)
         Other                                                        (23)
                                                         -----      -----

         Net deferred tax liability                      $(165)     $(116)
                                                         =====      =====

11.   Related Party Transactions

      During 1996, note agreements were executed with two of the Company's officers. The notes receivable bear interest at 5.5% and 6.25% annually, and are payable in balloon payments in 1999. $181 of the notes remained outstanding as of December 31, 1996.

      Franchise fees of $40 were incurred in 1996 relative to the franchise agreements described below.

12.   Commitments and Contingencies

      Franchise agreement
      During 1996, the Company entered into five-year franchise agreements with a national same-day service courier franchisor for both the Phoenix and Minneapolis locations. The initial franchise fee was $20 for each location and continuing management fees are 10% of applicable gross receipts, as defined by the agreement. Subsequent to year end, the management fees were reduced to 7.25% from 8.25%. The stockholders of the Company are also minority stockholders in the franchisor. In addition, at December 31, 1996, the Company and one of its stockholders have guaranteed franchisor debt obligations of $125 due in June 1997 and license payments totaling approximately $1,806 payable through September 2007.

                         AMERICAN EAGLE ENDEAVORS, INC.

                             (Dollars in Thousands)

      On September 16, 1997 the Company obtained a complete release from the franchise agreement and all related commitments and contingencies other than those related to the guaranteed debt obligations discussed above. In exchange for this release the Company has agreed to release the franchisor from all current or future claims against the franchisor and Company's principal shareholders have forfeited their personal investments in the franchisor. Based on the financial position of the franchisor, the principal shareholders believe that the forfeited shares in the franchisor have no value.

      The franchiser is responsible for billing and collecting amounts from customers approved by the Company and then submitting the receipts, less the management fees, to the Company. Phoenix activated its franchise in October and Minneapolis activated its franchise subsequent to year end. Management fees paid to the franchisor totaled approximately $38 for the year ended December 31, 1996. Also at year end, the gross receivable from the franchisor relating to customer accounts was approximately $191.

13.   Unaudited Subsequent Events

      The Company and its stockholder have entered into a definitive agreement with Dispatch Management Services Corp. ("DMS") pursuant to which the Company will merge with DMS. All outstanding shares of the Company will be exchanged for cash and common stock of DMS concurrent with the consummation of the initial public offering of the common stock of DMS. Additionally, all obligations guaranteed by the Company, as described in
      Note 12, will be assumed by DMS upon consummation of the initial public offering.

      Effective upon completion of the merger with DMS as described above, a subsidiary of the Company has agreed to redeem all of the shares constituting a 20% minority interest in the subsidiary. Upon completion of this redemption, American Eagle Endeavors, Inc. will own 100% of all subsidiaries.

      On September 5, 1997 the Company's principal shareholders have agreed to assume all of the subordinated debt to stockholder in exchange for equal release of amounts owed to the Company

                        Report of Independent Accountants

To the Board of Directors and Stockholders of Kangaroo Express of Colorado Springs, Inc.

      In our opinion, the accompanying balance sheets and the related statements of operations, stockholders' equity and of cash flows present fairly, in all material respects, the financial position of Kangaroo Express of Colorado Springs, Inc. (the "Company") at December 31, 1995 and 1996, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.



Price Waterhouse LLP
Denver, Colorado
September 5, 1997

                   KANGAROO EXPRESS OF COLORADO SPRINGS, INC.

                                 BALANCE SHEETS
                (Dollars in Thousands, except per share amounts)

                                                    December 31,       June 30,
                                                   ---------------       1997
                                                   1995      1996    (Unaudited)
Assets

Current assets
   Cash                                            $  33     $  29     $  62
   Accounts receivable                               253       305       308
   Prepaid and other current assets                    3        23        11
                                                   -----     -----     -----
      Total current assets                           289       357       381
Property and equipment, net                          141       138       129
Notes receivable, employees                            8        11         6
Deposits                                               7         5         3
                                                   -----     -----     -----

                                                   $ 445     $ 511     $ 519
                                                   =====     =====     =====

Liabilities and Stockholders' Equity

Current liabilities
   Accounts payable                                $  30     $  16     $  28
   Accrued payroll                                    48        70        44
   Accrued vehicle leasing                            28        32        26
   Current maturities long-term debt                  44        36        29
                                                   -----     -----     -----
      Total current liabilities                      150       154       127
Deferred rent                                                   16        16
Other long-term liabilities                          200       300       300
Long-term debt                                        77        63        52
                                                   -----     -----     -----
      Total liabilities                              427       533       495
Commitments and contingencies

Stockholders' Equity
   Common stock $.001 par value; 100 shares
      authorized, issued and outstanding
   Additional paid-in capital                        109       109       109
   Retained earnings (deficit)                       (91)     (131)      (85)
                                                   -----     -----     -----

                                                   $ 445     $ 511     $ 519
                                                   =====     =====     =====


See accompanying notes to financial statements.

                   KANGAROO EXPRESS OF COLORADO SPRINGS, INC.

                            STATEMENTS OF OPERATIONS
                             (Dollars in Thousands)

                                                                        Six months ended
                                            Years ended December 31,         June 30,
                                          ---------------------------   -----------------
                                            1994      1995      1996      1996      1997
                                                                           (Unaudited)
Net sales                                 $ 1,680   $ 2,032   $ 2,650   $ 1,336   $ 1,380
Cost of sales                               1,130     1,387     1,878       923       949
                                          -------   -------   -------   -------   -------
   Gross margin                               550       645       772       413       431
Operating expenses                            328       394       405       189       220
Sales and marketing                            18        17        27        14        10
General and administrative expenses           213       211       265       133        94
Depreciation and amortization                  41        42        50        17        25
                                          -------   -------   -------   -------   -------
   Operating income (loss)                    (50)      (19)       25        60        82
                                          -------   -------   -------   -------   -------
Other (income) expense
   Interest expense                            17        12        10         5         4
   Other, net                                  (8)       (2)       (2)       (2)       (3)
                                          -------   -------   -------   -------   -------

Net income (loss)                         $   (59)  $   (29)  $    17   $    57   $    81
                                          =======   =======   =======   =======   =======

Unaudited pro forma information:
   Pro forma net income (loss) before
    provision for income taxes            $   (51)  $   (29)  $    17   $    57   $    81
   Provision (benefit) for income taxes       (22)      (11)        6        21        30
                                          -------   -------   -------   -------   -------

Pro forma net income (loss) (see Note 2)  $   (39)  $   (18)  $    11   $    36   $    51
                                          =======   =======   =======   =======   =======


See accompanying notes to financial statements.

                   KANGAROO EXPRESS OF COLORADO SPRINGS, INC.
                       STATEMENTS OF STOCKHOLDERS' EQUITY

                             (Dollars in Thousands)

                                              Common stock          Additional     Retained        Total
                                           ------------------         paid-in      earnings     shareholders'
                                           Shares      Amount         capital      (deficit)       equity

Balance at December 31, 1993                 100       $  --          $ 109          $  22          $ 131
Net loss                                                                               (59)           (59)
                                           -----       -----          -----          -----          -----
Balance at December 31, 1994                 100                        109            (37)            72

Net loss                                                                               (29)           (29)
Owner's withdrawal                                                                     (25)           (25)
                                           -----       -----          -----          -----          -----
Balance at December 31, 1995                 100                        109            (91)            18

Net income                                                                              17             17
Owners' withdrawal                                                                     (57)           (57)
                                           -----       -----          -----          -----          -----
Balance at December 31, 1996                 100                        109           (131)           (22)

Net income (unaudited)                                                                  81             81
Owners' withdrawal (unaudited)                                                         (35)           (35)
                                           -----       -----          -----          -----          -----

Balance at June 30, 1997 (unaudited)         100       $  --          $ 109          $ (85)         $  24
                                           =====       =====          =====          =====          =====


See accompanying notes to financial statements.

                   KANGAROO EXPRESS OF COLORADO SPRINGS, INC.

                            STATEMENTS OF CASH FLOWS
                             (Dollars in Thousands)

                                                                                     Six months ended
                                                         Years Ended December 31,        June 30,
                                                        -------------------------    ----------------
                                                          1994    1995      1996      1996      1997
                                                                                        (Unaudited)
Cash flows from operating activities
Net income (loss)                                       $ (59)    $ (29)    $  17     $  57     $  81
Adjustments to reconcile net income
 to net cash provided by operating activities
   Depreciation and amortization                           41        42        50        17        25
   Gain on sale of property and equipment                  (5)
   Changes in assets and liabilities:
      Accounts receivable                                 (69)      (42)      (52)      (13)       (3)
      Prepaid expenses                                    (28)       32       (20)                 13
      Other assets                                         29        (5)        1         3         1
      Accounts payable                                     (5)       17       (14)        1        12
      Accrued payroll                                      10        11        22         1       (26)
      Accrued vehicle leasing                               8        11         4         1        (6)
      Other long-term liabilities                         100       100       100        50
      Deferred rent                                                            16         9
                                                        -----     -----     -----     -----     -----
        Net cash provided by operating activities          22       137       124       126        97
                                                        -----     -----     -----     -----     -----

Cash flows from investing activities
Purchases of property and equipment                       (90)      (59)      (48)      (47)      (16)
Proceeds from sale of property and equipment               26        18
Increase in notes receivable, employees                              (4)       (5)       (4)
Proceeds from notes receivable, employees                  12         3         4                   4
                                                        -----     -----     -----     -----     -----
        Net cash used for investing activities            (52)      (42)      (49)      (51)      (12)
                                                        -----     -----     -----     -----     -----
Cash flows from financing activities
Proceeds from long-term debt                               86        57        22        20
Principal payments on long-term debt                      (64)      (97)      (44)      (23)      (17)
Owners withdrawal                                                   (25)      (57)      (47)      (35)
                                                        -----     -----     -----     -----     -----
        Net cash provided by (used for)
         financing activities                              22       (65)      (79)      (50)      (52)
                                                        -----     -----     -----     -----     -----
Net (decrease) increase in cash                            (8)       30        (4)       25        33
Cash at beginning of the period                            11         3        33        33        29
                                                        -----     -----     -----     -----     -----

Cash at end of the period                               $   3     $  33     $  29     $  58     $  62
                                                        =====     =====     =====     =====     =====

Supplemental disclosures of cash flow information:
   Interest paid                                        $  17     $  12     $  10     $   5     $   4

Supplemental schedule of noncash investing and financing activities:

The Company sold fixed assets in exchange for notes receivable as follows:

   Cost of assets sold                                  $  17     $  --     $  25     $  25     $  --
   Accumulated depreciation on assets sold              $  14     $  --     $  25     $  25     $  --
   Related notes receivable                             $   8     $  --     $   2     $   2     $  --


See accompanying notes to financial statements.

                   KANGAROO EXPRESS OF COLORADO SPRINGS, INC.

                          NOTES TO FINANCIAL STATEMENTS
                             (Dollars in Thousands)

1.    Business Organization

      Kangaroo Express (the "Company") provides same-day, on-demand delivery services in the Colorado Springs and Denver metropolitan areas.

2.    Summary of Significant Accounting Policies

      Use of estimates
      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

      Revenue recognition
      Revenues are recognized when packages are delivered to the customer.

      Property and equipment
      Property and equipment are carried at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the related assets (5 years).

      Fair value of financial instruments
      The carrying amount of cash and cash equivalents, accounts receivable/payable, notes receivable/payable and accrued expenses approximates fair value because of the short maturity of these instruments. The estimated fair value of long-term debt and other long-term liabilities approximates its carrying value. Additionally, interest rates on outstanding debt are at rates which approximate market rates for debt with similar terms and average maturities.

      Concentration of credit risk
      Financial instruments which potentially expose the Company to concentrations of credit risk consist principally of trade accounts receivable. Receivables are not collateralized and accordingly, the Company performs ongoing credit evaluations of its customers to reduce the risk of loss.

      Income taxes
      The Company has elected to be treated as a S-Corporation for federal and state income taxes and, accordingly, any liability for income taxes are the direct responsibility of the stockholder.

      There are differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities. At December 31, 1996, the financial reporting bases of the Company's net assets are less than the tax reporting bases by approximately $230.

      The unaudited pro forma tax information included in the Statement of Operations is presented in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," as if the Company had been subject to federal and state income taxes for the entire periods presented.

                   KANGAROO EXPRESS OF COLORADO SPRINGS, INC.

                             (Dollars in Thousands)

2.    Summary of Significant Accounting Policies (continued)

      Unaudited interim financial statements
      The interim financial data as of June 30, 1997 and for the six months ended June 30, 1996 and 1997 is unaudited; however, in the opinion of the Company, the interim data includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the results for the interim periods.

3.    Property and Equipment

      Property and equipment consists of the following:

                                                            December 31,
                                                          ----------------
                                                          1995      1996

      Equipment                                           $  36     $  43
      Furniture and fixture                                  37        38
      Vehicles                                              187       187
      Leasehold improvements                                           16
                                                          -----     -----
                                                            260       284
      Accumulated depreciation and amortization            (119)     (146)
                                                          -----     -----

                                                          $ 141     $ 138
                                                          =====     =====

      Depreciation expense for the years ended December 31, 1994, 1995 and 1996 was approximately $41, $42 and $50, respectively.

4.    Long-Term Debt

      Notes payable outstanding consists of the following:

                                                               December 31,
                                                               ------------
                                                               1995    1996

      Due March 24, 1996, bearing interest at 9.5%,
       secured by a 1992 Toyota truck                           $ 1    $--
      Due March 12, 1997, bearing interest at 7.5%,
       secured by a 1992 Mitsubishi truck                         8      1
      Due February 18,1997, bearing interest at 7.59%,
       secured by a 1993 Ford Escort                              4      1
      Due October 15, 1996, bearing interest at 8.5%,
       secured by a 1993 Chevy Van                                4
      Due October 15, 1996, bearing interest at 8.5%,
       secured by a 1993 Chevy Astro Van                          4
      Due February 4, 1999, bearing interest at 1.5%
       over prime rate, secured by A/R and equipment             19     12
      Due September 25, 1998, bearing interest at 8%,
       secured by a 1994 Chevy Van                               12      7
      Due September 25, 1998, bearing interest at 8%,
       secured by a 1994 Chevy Astro Van                         12      7
      Due May 9, 2000, bearing interest at 8.45%,
       secured by a 1995 Chevy Van                               20     16

                   KANGAROO EXPRESS OF COLORADO SPRINGS, INC.

                             (Dollars in Thousands)

      Due December 14, 2000, bearing interest at 8.5%,
       secured by a 1995 GMC Truck                               37      32
      Due April 1, 2001, bearing interest at 8.5%,
       secured by a 1994 GMC Van                                         18
      Due July 1, 1997, bearing interest at 9.5%,
       secured by a 1987 Toyota Truck                                     5
                                                              -----   -----
         Total                                                  121      99
      Less current portion                                      (44)    (36)
                                                              -----   -----

                                                              $  77   $  63
                                                              =====   =====

      The above term loans were due to various banks.

      On July 1, 1995, the Company entered into a credit agreement with a bank for a $50 revolving line of credit. The line of credit bears interest at the bank's prime rate plus 1.5%. This line of credit was replaced by a similar $75 revolving line of credit, maturing on July 1, 1996. This line of credit bears interest at the bank's prime rate plus 1% and was renewed through July 1, 1997. The line is secured by all accounts receivable, vehicles and computer systems. As of December 31, 1995 and 1996, no balance was outstanding on this line of credit. On August 1, 1997 the Company renewed their line of credit, increasing its borrowing capacity to $100, bearing interest of 9.5% and a maturity date of August 1, 1998.

      Maturities of long-term debt as of December 31, 1996 are summarized as follows:

      Fiscal year
      1997                                                             $  36
      1998                                                                28
      1999                                                                19
      2000                                                                14
      2001                                                                 2
                                                                       -----
                                                                       $  99
                                                                       =====

5.    Operating Leases

      The Company leases certain office equipment under operating leases expiring on various dates through 2001. Future minimum lease payments required under leases that have noncancelable lease terms in excess of one year at December 31, 1996 are summarized as follows:

      Fiscal year
      1997                                                             $  63
      1998                                                                42
      1999                                                                27
      2000                                                                27
      2001                                                                 5
                                                                       -----
                                                                       $ 164
                                                                       =====

      Rental expense charged to operations was approximately $15, $20 and $74 for the years ended December 31, 1994, 1995 and 1996, respectively.

6.    Related Party Transactions

                   KANGAROO EXPRESS OF COLORADO SPRINGS, INC.

                             (Dollars in Thousands)

      In 1994, the Company paid consulting fees of $24 to a company controlled by a related party. In 1995, the Company paid off a note payable due to shareholder in the amount of $35.

7.    Unaudited Subsequent Events

      The company and its stockholder have entered into a definitive agreement with Dispatch Management Services Corp. ("DMS") pursuant to which the Company will merge with DMS. All outstanding shares of the Company will be exchanged for cash and shares of DMS common stock concurrent with the consummation of the initial public offering of the common stock of DMS.

                        Report of Independent Accountants


To the Board of Directors and Stockholders of Transpeed Courier Services, Inc.

      In our opinion, the accompanying balance sheets and the related statements of operations, of stockholders' equity and of cash flows present fairly, in all material respects, the financial position of Transpeed Courier Services, Inc. (the "Company") at December 31, 1995 and 1996, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.



Price Waterhouse LLP
Denver, Colorado
September 5, 1997

                        TRANSPEED COURIER SERVICES, INC.

                                 BALANCE SHEETS
                             (Dollars in Thousands)

                                                      December 31,     June 30,
                                                     1995     1996       1997
                                                     ----     ----       ----
                                                                     (Unaudited)
Assets

Current assets
   Cash and cash equivalents                         $  1     $ 47       $ 17
   Accounts receivable, net of allowance for
    doubtful accounts of $1                           169      144        132
   Prepaid and other current assets                    31       40         17
                                                     ----     ----       ----
      Total current assets                            201      231        166
Property and equipment, net                            84       95         78
Other non-current assets                                        19         15
Goodwill and intangibles, net                          46       34         29
                                                     ----     ----       ----

                                                     $331     $379       $288
                                                     ====     ====       ====

Liabilities and Stockholders' Equity

Current liabilities
   Line of credit                                    $100     $120       $114
   Accounts payable                                    33       30         36
   Accrued liabilities                                 36       47         60
   Current maturities long-term debt                   53       67         40
                                                     ----     ----       ----
      Total current liabilities                       222      264        250
Long-term debt                                         30       26         28
                                                     ----     ----       ----
      Total liabilities                               252      290        278

Commitments and contingencies

Stockholders' Equity
   Common stock no par value; 40,000 shares
    authorized; 32,000 issued and outstanding
   Additional paid-in capital                           1        1          1
   Retained earnings                                   78       88          9
                                                     ----     ----       ----

                                                     $331     $379       $288
                                                     ====     ====       ====

See accompanying notes to financial statements.

                        TRANSPEED COURIER SERVICES, INC.

                            STATEMENTS OF OPERATIONS
                             (Dollars in Thousands)

                                             Years ended     Six months ended
                                             December 31,         June 30,
                                          -----------------  ----------------
                                            1995      1996     1996      1997
                                                                (Unaudited)
Net sales                                 $ 1,100   $ 1,247  $   593   $   543
Cost of sales                                 746       764      378       339
                                          -------   -------  -------   -------
   Gross margin                               354       483      215       204
Operating expenses                            214       298      139       202
Sales and marketing                            46        58       26        24
General and administrative expenses            59        58       25        30
Depreciation and amortization                  31        36       18        27
                                          -------   -------  -------   -------
   Operating income (loss)                      4        33        7       (79)
                                          -------   -------  -------   -------
Other (income) expense
   Interest expense                            15        19        8        11
   Other, net                                   8         4        3       (11)
                                          -------   -------  -------   -------

Net income (loss)                         $   (19)  $    10  $    (4)  $   (79)
                                          =======   =======  =======   =======

Unaudited pro forma information:
   Pro forma net income (loss) before
      provision for income taxes          $   (19)  $    10  $    (4)  $   (79)
   Provision (benefit) for income taxes        (3)        2       (1)       (7)
                                          -------   -------  -------   -------

Pro forma net income (loss)               $   (16)  $     8  $    (3)  $   (72)
                                          =======   =======  =======   =======


See accompanying notes to financial statements.

                        TRANSPEED COURIER SERVICES, INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY
                             (Dollars in Thousands)

                                         Common stock      Additional
                                      -----------------      paid-in     Retained
                                       Shares    Amount      capital     earnings     Total

Balance at December 31, 1994           32,000   $    --      $     1     $   103     $   104
Net loss                                                                     (19)        (19)
Owners withdrawals                                                            (6)         (6)
                                      -------   -------      -------     -------     -------
Balance at December 31, 1995           32,000                      1          78          79
Net income                                                                    10          10
                                      -------   -------      -------     -------     -------
Balance at December 31, 1996           32,000                      1          88          89
Net (loss) (unaudited)                                                       (79)
                                      -------   -------      -------     -------     -------

Balance at June 30, 1997 (unaudited)   32,000   $    --      $     1     $     9     $    10
                                      =======   =======      =======     =======     =======


See accompanying notes to financial statements.

                        TRANSPEED COURIER SERVICES, INC.

                            STATEMENTS OF CASH FLOWS
                             (Dollars in Thousands)

                                                              Year ended    Six months ended
                                                              December 31,      June 30,
                                                              ------------  ----------------
                                                              1995    1996    1996    1997
                                                                               (Unaudited)
Cash flows from operating activities
Net income (loss)                                             $ (19)  $  10   $  (4)  $ (79)
Adjustments to reconcile net income to net cash
 provided by (used for) operating activities
   Depreciation and amortization                                 31      36      18      27
   Loss on sale of property and equipment                                 6               1
   Changes in assets and liabilities net of effects of
    the purchase of Maxwell Express Courier
      Accounts receivable                                       (78)     25      34      12
      Prepaid expenses and other current assets                 (14)     (9)     15      23
      Accounts payable                                           25      (3)     10       6
      Accrued liabilities                                        22      11     (12)     13
      Other non-current assets                                          (19)    (10)      4
                                                              -----   -----   -----   -----
        Net cash provided by (used for) operating activities    (33)     57      51       7
                                                              -----   -----   -----   -----
Cash flows from investing activities
Purchases of property and equipment                             (57)    (41)     (2)     (6)
Payment for purchase of Maxwell Express Courier,
 net of cash acquired                                           (28)
                                                              -----   -----   -----   -----
Net cash used for investing activities                          (85)    (41)     (2)     (6)
                                                              -----   -----   -----   -----
Cash flows from financing activities
Increase (decrease) in line of credit                            89      20      20      (5)
Proceeds from long-term debt                                     65      67              15
Principal payments on long-term debt                            (39)    (57)    (41)    (41)
                                                              -----   -----   -----   -----
        Net cash provided by (used for) financing
         activities                                             115      30     (21)    (31)
                                                              -----   -----   -----   -----
Net (decrease) increase in cash and cash equivalents             (3)     46      28     (30)
Cash and cash equivalents at beginning of the period              4       1       1      47
                                                              -----   -----   -----   -----

Cash and cash equivalents at end of the period                $   1   $  47   $  29   $  17
                                                              =====   =====   =====   =====

Supplemental disclosures of cash flow information:
   Interest paid                                              $  14   $  18   $   8   $  12

Supplemental schedule of noncash investing and financing activities:

The Company purchased Maxwell Express Courier in 1995 for $28. In conjunction with the acquisition, liabilities were assumed as follows:

   Fair value of assets acquired                              $  48
   Cash paid                                                     28
                                                              -----

   Liabilities assumed                                        $  20
                                                              =====


See accompanying notes to financial statements.

                        TRANSPEED COURIER SERVICES, INC.

                          NOTES TO FINANCIAL STATEMENTS
                             (Dollars in Thousands)

1.    Business Organization

      Transpeed Courier Services, Inc., d/b/a 1-800-Courier "Denver", (the "Company') is a full service courier company providing transportation of time sensitive shipments between points in Colorado and national same-day air courier service.

2.    Summary of Significant Accounting Policies

      Use of estimates
      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

      Revenue recognition
      Revenues are recognized when packages are delivered to the customer.

      Cash and cash equivalents
      For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of approximately three months or less at date of purchase to be cash equivalents.

      Property and equipment
      Property and equipment are carried at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the related assets ( 3 to 7 years).

      Intangible assets
      Intangible assets consists primarily of goodwill, a non-compete agreement, trade names and customer lists, which are being amortized on a straight-line basis over 5 years. The carrying value of the intangible assets are assessed for the recoverability of management based on an analysis of undiscounted expected future cash flows. The Company believes that there has been no impairment thereof as of December 31, 1996.

      Fair value of financial instruments
      The carrying amount of cash and cash equivalents, accounts receivable/payable and accrued expenses approximates fair value because of the short maturity of these instruments. The estimated fair value of long-term debt approximates its carrying value. Additionally, interest rates on outstanding debt are at rates which approximate market rates for debt with similar terms and average maturities.

      Concentration of credit risk
      Financial instruments which potentially expose the Company to concentrations of credit risk consist principally of trade accounts receivable. Receivables are not collaterized and accordingly, the Company performs ongoing credit evaluations of its customers to reduce the risk of loss.

                        TRANSPEED COURIER SERVICES, INC.

                             (Dollars in Thousands)

2.    Summary of Significant Accounting Policies (continued)

      Income taxes
      The Company has elected to be treated as a S-Corporation for federal and state income taxes and, accordingly, any liability for income taxes are the direct responsibility of the stockholders.

      There are differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities. At December 31, 1996, the financial reporting bases of the Company's net assets exceeds the tax reporting bases by approximately $124.

      The unaudited pro forma tax information included in the Statements of Operations is presented in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," as if the Company had been subject to federal and state income taxes for the entire periods presented.

      Unaudited Interim Financial Statements
      The interim financial data as of June 30, 1997 and for the six months ended June 30, 1996 and 1997 is unaudited; however, in the opinion of the Company, the interim data includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the results for the interim periods.

3.    Property and Equipment

      Property and equipment consists of the following:

                                                            December 31,
                                                          ---------------
                                                          1995      1996

      Computers and equipment                             $  48     $  49
      Furniture and fixture                                   9         9
      Vehicles                                               75       103
                                                          -----     -----
                                                            132       161
      Accumulated depreciation and amortization             (48)      (66)
                                                          -----     -----

                                                          $  84     $  95
                                                          =====     =====

      Depreciation expense for the years ended December 31, 1995 and 1996 was approximately $22 and $24, respectively.

4.    Acquisition of Maxwell Courier Express

      On June 12, 1995, the Company acquired substantially all of the assets of Maxwell Courier Express in exchange for total consideration of $48 consisting of cash and promissory notes. The acquisition was accounted for using the purchase method and the excess of cost over fair value of the asset acquired of $20 was allocated to goodwill, which is being amortized on a straight-line basis over 5 years. The fair value of the acquired assets and liabilities at the acquisition date are as follows:

      Equipment                                                           $    8
      Non-compete agreement                                                   20
      Goodwill                                                                20
                                                                          ------

                                                                          $   48
                                                                          ======

                        TRANSPEED COURIER SERVICES, INC.

                             (Dollars in Thousands)

5.    Intangible Assets

      Intangible assets consists of the following:

                                                          December 31,
                                                        -----------------
                                                        1995         1996

      Goodwill                                          $ 22         $ 22
      Non-compete agreement                               20           20
      Customer list                                       18           18
      Trade names                                          5            5
                                                        ----         ----
                                                          65           65
      Accumulated amortization                           (19)         (31)
                                                        ----         ----

                                                        $ 46         $ 34
                                                        ====         ====

      Amortization expense for the years ended December 31, 1995 and 1996 was approximately $9 and $12, respectively.

6.    Accrued Liabilities

      Accrued liabilities comprised the following:

                                                             December 31,
                                                           -----------------
                                                           1995         1996

      Payroll and payroll taxes                            $ 28         $ 33
      Other                                                   8           14
                                                           ----         ----

                                                           $ 36         $ 47
                                                           ====         ====

7.    Long-Term Debt

      Long-term debt outstanding consists of the following:

                                                                 December 31,
                                                                 ------------
                                                                 1995   1996

      Notes payable to banks:

      Due in monthly installments through December 29,
       1996, bearing interest at 9.75%, secured by vehicle       $  2   $ --
      Due in monthly installments through February 24,
       1997, bearing interest at 11%, secured by vehicle            1
      Due in monthly installments through February 24,
       1997, bearing interest at 9.5%, secured by radios            5      2
      Due in monthly installments through March 24,
       1998, bearing interest at 11%, secured by equipment         16      9

                        TRANSPEED COURIER SERVICES, INC.

                             (Dollars in Thousands)

                                                                 December 31,
                                                                 ------------
                                                                 1995   1996

      Notes payable to banks (continued):

      Due in monthly installments though May 2, 1998,
       bearing interest at 11%, secured by vehicle                 13       9
      Due in monthly installments through October 31,
       1999, bearing interest at 10%, secured by vehicles                  20
      Due in monthly installments through November 26,
       1999, bearing interest at 10%, secured by vehicle                    6

      Notes payable to corporations and individuals:

      Due December 31, 1996, bearing interest at 10%                4
      Due in monthly installments through June 1, 1998,
       bearing interest at 10%                                     17      11
      Due in monthly installments through September 9,
       1997 at December 31, 1996 and August 9, 1996
       at December 31, 1995, bearing interest at 9.5%              25      36
                                                                 ----    ----
         Total                                                     83      93
      Less current portion                                        (53)    (67)
                                                                 ----    ----
                                                                 $ 30    $ 26
                                                                 ====    ====

      In October 1995, the Company entered into a credit agreement with a bank for a $150 revolving line of credit. The line of credit bears interest at the banks prime rate plus 1% (actual rate of 10.25% at December 31, 1995) and matures on October 30, 1996. This line of credit was replaced with a similar $150 revolving line of credit with an interest rate of 10% and maturity date of November 18, 1997. Both lines of credit were secured by all accounts receivable and equipment. As of December 31, 1995 and 1996 the balance outstanding on the line of credit was $100 and $120, respectively.

      Maturities of long-term debt as of December 31, 1996 are summarized as follows:

      Fiscal Year
      1997                                                              $ 67
      1998                                                                18
      1999                                                                 8
                                                                        ----
                                                                        $ 93
                                                                        ====

      On August 1, 1997, the Company borrowed $50 from a bank. The note matures on November 22, 1997, bears interest at the bank's prime rate plus 2.5%, and is collateralized by a stockholder's home.

                        TRANSPEED COURIER SERVICES, INC.

                             (Dollars in Thousands)

8.    Operating Leases

      The Company leases certain office equipment under operating leases expiring on various dates through 2000. Future minimum lease payments required under leases that have noncancelable lease terms in excess of one year at December 31, 1996 are as follows:

      Fiscal year
      1997                                                              $ 81
      1998                                                                54
      1999                                                                49
      2000                                                                49
                                                                        ----
                                                                        $233
                                                                        ====

      Rental expense charged to operations was approximately $26 for the years ended December 31, 1995 and 1996.

9.    Subsequent Event

      The company and its stockholders have entered into a definitive agreement with DMS Corporation ("DMS") pursuant to which the Company will merge with DMS. All outstanding shares of the Company will be exchanged for cash and common stock of DMS concurrent with the consummation of an initial public offering of the common stock of DMS.

                        Report of Independent Accountants


To the Board of Directors and Shareholders of National Messenger, Inc.

      In our opinion, the accompanying balance sheets and the related statements of operations, of shareholders' equity (deficit) and of cash flows present fairly, in all material respects, the financial position of National Messenger, Inc. at November 30, 1996 and 1995, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.


Price Waterhouse LLP
Los Angeles, California
September 4, 1997

                            NATIONAL MESSENGER, INC.

                                 BALANCE SHEETS
                             (Dollars in Thousands)

                                                     November 30,     May 31,
                                                     ------------   ----------
                                                     1995    1996       1997
                                                                    (Unaudited)
Assets

Current assets
   Cash                                              $ 103   $  90     $  58
   Accounts receivable, net of allowance
     for doubtful accounts of $8, $22, and $23         205     309       320
   Prepaid and other current assets                      5       4         4
                                                     -----   -----     -----
      Total current assets                             313     403       382
Property and equipment, net                              3      50        47
                                                     -----   -----     -----

                                                     $ 316   $ 453     $ 429
                                                     =====   =====     =====

Liabilities and shareholders' equity (deficit)

Current liabilities
   Accrued compensation                              $  49   $  67     $  29
   Advances from shareholders                           70      70        70
                                                     -----   -----     -----
      Total current liabilities                        119     137        99
                                                     -----   -----     -----
Other long-term liabilities                            200     300       300
                                                     -----   -----     -----
Commitments
Shareholders' equity (deficit)
   Common stock without par value; 100,000 shares
    authorized; 1,800 shares issued and outstanding      2       2         2
   Retained earnings (deficit)                          (5)     14        28
                                                     -----   -----     -----
      Total shareholders' equity (deficit)              (3)     16        30
                                                     -----   -----     -----

                                                     $ 316   $ 453     $ 429
                                                     =====   =====     =====


See accompanying notes to financial statements.

                            NATIONAL MESSENGER, INC.

                            STATEMENTS OF OPERATIONS
                             (Dollars in Thousands)

                                                 Year ended    Six months ended
                                                November 30,        May 31,
                                               --------------  ----------------
                                                1995    1996    1996       1997
                                                                  (Unaudited)
Net sales                                      $1,728  $2,413  $1,123     $1,255
Cost of sales                                   1,029   1,446     719        749
                                               ------  ------  ------     ------
   Gross margin                                   699     967     404        506

Operating expenses                                123     154      74         77
Selling and marketing expenses                     72      86      42         43
General and administrative expenses               321     454     219        185
Depreciation and amortization                       7      13       7         17
                                               ------  ------  ------     ------
Income before provision for income taxes          176     260      62        184
Provision for income taxes                          4       5       1          3
                                               ------  ------  ------     ------

Net income                                     $  172  $  255  $   61     $  181
                                               ======  ======  ======     ======

Unaudited pro forma information (Note 2)
   Income before provision for
    income taxes                                  176     260      62        184
   Pro forma provision for income taxes            70     104      25         74
                                               ------  ------  ------     ------

Pro forma net income                           $  106  $  156  $   37     $  110
                                               ======  ======  ======     ======

See accompanying notes to financial statements.

                            NATIONAL MESSENGER, INC.

                  STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT)
                             (Dollars in Thousands)

                                             Common         Retained
                                             stock          earnings
                                       Shares     Amount    (deficit)   Total

Balances at December 1, 1994            1,800     $    2     $   23     $   25
   Net income                                                   172        172
   Dividends paid                                              (200)      (200)
                                       ------     ------     ------     ------

Balances at November 30, 1995           1,800          2         (5)        (3)
   Net income                                                   255        255
   Dividends paid                                              (236)      (236)
                                       ------     ------     ------     ------

Balances at November 30, 1996           1,800          2         14         16
   Net income (unaudited)                                       181        181
   Dividends paid (unaudited)                                  (167)      (167)
                                       ------     ------     ------     ------

Balances at May 31, 1997 (Unaudited)    1,800     $    2     $   28     $   30
                                       ======     ======     ======     ======


See accompanying notes to financial statements.

                            NATIONAL MESSENGER, INC.

                            STATEMENTS OF CASH FLOWS
                             (Dollars in Thousands)

                                                     Year ended      Six months ended
                                                    November 30,          May 31,
                                                   -------------     ----------------
                                                   1995    1996       1996    1997
                                                                        (Unaudited)

Cash flows from operating activities
Net income                                         $ 172   $ 255      $  61   $ 181
Adjustments to reconcile net income to net
 cash provided by operating activities:
   Depreciation and amortization                       7      13          7      17
   Provision for (recovery of) doubtful accounts       8      14         (1)      1
   Changes in assets and liabilities
      Accounts receivable                            (44)   (118)        --     (12)
      Prepaid expenses and other current assets       (5)      1          1      --
      Other long-term liabilities                    100     100         50      --
      Accrued compensation                            15      18         --     (38)
                                                   -----   -----      -----   -----
        Net cash provided by operating activities    253     283        118     149
                                                   -----   -----      -----   -----
Cash flows used in investing activities
Purchases of property and equipment                   (3)    (60)       (48)    (14)
                                                   -----   -----      -----   -----
Cash flows used in financing activities
Dividends paid                                      (200)   (236)      (115)   (167)
                                                   -----   -----      -----   -----
Net increase (decrease) in cash                       50     (13)       (45)    (32)
Cash at beginning of the period                       53     103        103      90
                                                   -----   -----      -----   -----

Cash at end of the period                          $ 103   $  90      $  58   $  58
                                                   =====   =====      =====   =====


See accompanying notes to financial statements.

                            NATIONAL MESSENGER, INC.

                          NOTES TO FINANCIAL STATEMENTS
                             (Dollars in Thousands)

1.    Business Organization

      National Messenger, Inc. (the "Company") primarily provides same-day pick-up and delivery services of documents and parcels to customers throughout Southern California. The Company's operations are conducted from its headquarters located in Costa Mesa, California and a branch facility located in Ontario, California.

2.    Summary of Significant Accounting Policies

      Use of estimates
      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

      Revenue recognition
      Revenues are recognized when packages are delivered to the customer.

      Property and equipment
      Property and equipment are carried at cost. Depreciation is provided using accelerated methods over the estimated useful lives of the related assets (5 years).

      Fair value of financial instruments
      The carrying amount of cash, accounts receivable and accrued expenses approximates fair value because of the short maturity of these instruments. The fair value of advances from shareholders is not determinable due to their related party nature.

      Concentration of credit risk
      Financial instruments which potentially expose the Company to concentrations of credit risk consist principally of trade accounts receivable. Receivables are not collateralized and accordingly, the Company performs ongoing credit evaluations of its customers to reduce the risk of loss. Such losses have historically been immaterial and within management expectations.

      Changes in allowance for doubtful accounts consist of the following:

      Balance at November 30, 1994                                        $   --

      Charge to costs and expenses                                             8
                                                                          ------
      Balance at November 30, 1995                                             8
      Charge to costs and expenses                                            14
                                                                          ------
      Balance at November 30, 1996                                        $   22
                                                                          ======

                            NATIONAL MESSENGER, INC.

                             (Dollars in Thousands)

2.    Summary of Significant Accounting Policies (continued)

      Income taxes

      The Company has elected to be treated as a cash basis S-Corporation for federal and state income tax purposes, and, accordingly, any liabilities for federal income taxes are the direct responsibility of the shareholders. The Company is only subject to California state income taxes at a rate of 1.5 percent on taxable income.

      The unaudited pro forma income tax information included in the Statements of Operations is presented in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," as if the Company had been subject to federal and state income taxes for all periods presented.

      Unaudited interim financial statements

      The interim financial data as of May 31, 1997 and for the six months ended May 31, 1996 and 1997 is unaudited; however, in the opinion of the Company, the interim data includes all adjustments, consisting of only normal recurring adjustments, necessary for a fair statement of the results for the interim periods.

3.    Property and Equipment

      Property and equipment, net consist of the following:

                                                         November 30,
                                                      -------------------
                                                      1995          1996

      Furniture and fixtures                          $   5         $   5
      Machinery and equipment                            37            97
      Vehicles                                           16            16
                                                      -----         -----
                                                         58           118
      Accumulated depreciation                          (55)          (68)
                                                      -----         -----

                                                      $   3         $  50
                                                      =====         =====

4.    Commitments

      The Company leases its facilities under operating leases expiring on various dates through 1998. Future minimum lease payments required under leases that have noncancelable lease terms in excess of one year at November 30, 1996 are as follows:

      Fiscal year
      1997                                                          $  37
      1998                                                             19
                                                                    -----
                                                                    $  56
                                                                    =====

      Rental expense charged to operations was approximately $41 and $28 for the years ended November 30, 1996 and 1995, respectively.

5.    Related Party Transactions

      The Company has non-interest bearing advances from shareholders totaling $70 at November 30, 1996 and 1995. These advances are repayable upon demand.

                            NATIONAL MESSENGER, INC.

                             (Dollars in Thousands)

6.    Unaudited Subsequent Events

      The Company and its shareholders have entered into a definitive agreement with Dispatch Management Services Corp. ("DMS") pursuant to which DMS will acquire certain assets and assume certain liabilities of the Company. The acquired assets and assumed liabilities will be exchanged for cash and shares of DMS common stock concurrent with the consummation of the initial public offering of the common stock of DMS.

                        Report of Independent Accountants



To the Board of Directors and Shareholders of Profall, Inc.

      In our opinion, the accompanying balance sheets and the related statements of operations, of shareholders' equity (deficit) and of cash flows present fairly, in all material respects, the financial position of Profall, Inc. at December 31, 1996 and 1995, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.



Price Waterhouse LLP
Los Angeles, California
September 15, 1997

                                  PROFALL, INC.

                                 BALANCE SHEETS
                             (Dollars in Thousands)

                                                      December 31,    June 30,
                                                     --------------  -----------
                                                      1995    1996      1997
                                                                     (Unaudited)
Assets

Current assets:
   Cash                                               $   1   $  --     $  69
   Accounts receivable                                   85     142       171
   Prepaid and other current assets                       5       3         2
                                                      -----   -----     -----
      Total current assets                               91     145       242
Property and equipment, net                              72      89        71
                                                      -----   -----     -----
                                                      $ 163   $ 234     $ 313
                                                      =====   =====     =====

Liabilities and shareholders' equity (deficit)

Current liabilities:
   Accounts payable                                   $  38   $  53     $  38
   Accrued compensation                                  33      46        39
   Payables to affiliate                                 26      54        68
   Notes payable                                        132     120       171
   Advances from shareholders                           293     303       303
   Advances from affiliate                               28      48        35
                                                      -----   -----     -----
      Total current liabilities                         550     624       654
                                                      -----   -----     -----
Commitments (Note 5)

Shareholders' equity (deficit):
   Common stock, without par value; 1,000,000
      shares authorized; 2,000 shares issued
      and outstanding                                    10      10        10
   Additional paid-in capital                            21      46        59
   Accumulated deficit                                 (418)   (446)     (410)
                                                      -----   -----     -----
      Total shareholders' equity (deficit)             (387)   (390)     (341)
                                                      -----   -----     -----
                                                      $ 163   $ 234     $ 313
                                                      =====   =====     =====


See accompanying notes to financial statements.

                                  PROFALL, INC.

                            STATEMENTS OF OPERATIONS
                             (Dollars in Thousands)

                                                   Years ended       Six months ended
                                                   December 31,          June 30,
                                                 -----------------   ----------------
                                                   1995      1996      1996      1997
                                                                        (Unaudited)
Net sales                                        $   993   $ 1,212   $   533   $   807
Cost of sales                                        588       687       325       405
                                                 -------   -------   -------   -------
   Gross margin                                      405       525       208       402

Operating expenses                                   215       271       124       158
General and administrative expenses                  361       298       169       215
Depreciation and amortization                         14        23         9        18
                                                 -------   -------   -------   -------
Operating (loss) income                             (185)      (67)      (94)       11
                                                 -------   -------   -------   -------
Other (income) expense
   Interest expense                                   21        25        12        13
   Other, net                                        (42)      (64)      (37)      (39)
                                                 -------   -------   -------   -------
(Loss) income before provision for
   income taxes                                     (164)      (28)      (69)       37
Provision for income taxes                            --        --        --         1
                                                 -------   -------   -------   -------

Net (loss) income                                $  (164)  $   (28)  $   (69)  $    36
                                                 =======   =======   =======   =======

Unaudited pro forma information (Note 2):
   (Loss) income before provision
      for income taxes                              (164)      (28)      (69)       37
   Pro forma provision for income taxes               --        --        --        15
                                                 -------   -------   -------   -------

Pro forma net (loss) income                      $  (164)  $   (28)  $   (69)  $    22
                                                 =======   =======   =======   =======


See accompanying notes to financial statements.

                                  PROFALL, INC.

                       STATEMENTS OF SHAREHOLDERS' EQUITY
                             (Dollars in Thousands)

                                              Common         Additional
                                              Stock            Paid-in       Accumulated
                                        Shares     Amount      Capital    Deficit     Total
                                        ------     ------      -------    -------     -----
Balances at December 31, 1994           2,000      $   10      $   --     $ (254)     $ (244)
   Net loss                                                                 (164)       (164)
   Imputed interest on advances
     from shareholders                                             21                     21
                                       ------      ------      ------     ------      ------

Balances at December 31, 1995           2,000          10          21       (418)       (387)
   Net loss                                                                  (28)        (28)
   Imputed interest on advances
     from shareholders                                             25                     25
                                       ------      ------      ------     ------      ------

Balances at December 31, 1996           2,000          10          46       (446)       (390)
   Net income  (unaudited)                                                    36          36
   Imputed interest on advances
     from shareholders (unaudited)                                 13                     13
                                       ------      ------      ------     ------      ------

Balances at June 30, 1997 (Unaudited)   2,000      $   10      $   59     $ (410)     $ (341)
                                       ======      ======      ======     =======     =======


See accompanying notes to financial statements.

                                  PROFALL, INC.

                            STATEMENTS OF CASH FLOWS
                             (Dollars in Thousands)

                                                              Year ended    Six months ended
                                                              December 31,      June 30,
                                                             -------------  ----------------
                                                             1995    1996    1996      1997
                                                                              (Unaudited)
Cash flows from operating activities:
Net (loss) income                                            $(164)  $ (28)  $ (69)    $  36
Adjustments to reconcile net (loss) income to net
 cash provided by (used in) operating activities:
   Depreciation and amortization                                14      23       9        18
   Imputed interest on advances from shareholders               21      25      12        13
   Changes in assets and liabilities:
      Accounts receivable                                      (13)    (57)    (26)      (29)
      Prepaid and other current assets                          (5)      2       1         1
      Accounts payable                                          15      15      26       (15)
      Accrued compensation                                      16      13      46        (7)
      Payables to affiliate                                     22      28      14        14
                                                             -----   -----   -----     -----
        Net cash (used in) provided by operating activities    (94)     21      13        31
                                                             -----   -----   -----     -----
Cash flows from investing activities:
Purchases of property and equipment                            (25)    (40)    (40)       --
                                                             -----   -----   -----     -----
Cash flows from financing activities:
Advances from shareholders                                      85      10      10        --
Advances from affiliate                                         28      20      20        --
Proceeds from notes payable                                     --      --      --       150
Repayments to affiliate                                         --      --      --       (13)
Repayments of notes payable                                     --     (12)     (4)      (99)
                                                             -----   -----   -----     -----
      Net cash provided by financing activities                113      18      26        38
                                                             -----   -----   -----     -----
Net increase (decrease) in cash                                 (6)     (1)     (1)       69
Cash at beginning of the period                                  7       1       1        --
                                                             -----   -----   -----     -----

Cash at end of the period                                    $   1   $  --   $  --     $  69
                                                             =====   =====   =====     =====


See accompanying notes to financial statements.

                                  PROFALL, INC.

                          NOTES TO FINANCIAL STATEMENTS
                             (Dollars in Thousands)

1.    Business Organization

      Profall, Inc. (dba 1-800 Courier) (the "Company") primarily provides same-day pick-up and delivery services of documents and parcels to customers throughout Southern California. The Company's operations are conducted from its headquarters located in Santa Fe Springs, California.

2.    Summary of Significant Accounting Policies

      Use of estimates
      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

      Revenue recognition
      Revenues are recognized when packages are delivered to the customer.

      Property and equipment
      Property and equipment are carried at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the related assets (5 years).

      Fair value of financial instruments
      The carrying amount of cash, accounts receivable and payable, accrued expenses and debt approximates fair value because of the short maturity of these instruments. The fair value of advances from shareholders and affiliates is not determinable due to their related party nature.

      Concentration of credit risk
      Financial instruments which potentially expose the Company to concentrations of credit risk consist principally of trade accounts receivable. One customer accounted for $154 of net sales in 1996. Accounts receivable related to this customer totaled $24 at December 31, 1996. Receivables are not collateralized and accordingly, the Company performs ongoing credit evaluations of its customers to reduce the risk of loss. Such losses have historically been immaterial and within management expectations.

      Income taxes
      The Company has elected to be treated as a cash basis S-Corporation for federal and state income tax purposes, and, accordingly, any liabilities for federal income taxes are the direct responsibility of the shareholders. The Company is only subject to California state income taxes at a rate of 1.5 percent on taxable income.

      The unaudited pro forma income tax information included in the Statements of Operations is presented in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," as if the Company had been subject to federal and state income taxes for all periods presented.

                                  PROFALL, INC.

                             (Dollars in Thousands)

2.    Summary of Significant Accounting Policies (continued)

      Unaudited Interim Financial Statements

      The interim financial data as of June 30, 1997 and for the six months ended June 30, 1996 and 1997 is unaudited; however, in the opinion of the Company, the interim data includes all adjustments, consisting of only normal recurring adjustments, necessary for a fair statement of the results for the interim periods.

3.    Property and Equipment

      Property and equipment, net consist of the following:

                                                         December 31,
                                                      ------------------
                                                      1995          1996

      Vehicles                                        $  93         $ 133
      Accumulated depreciation                          (21)          (44)
                                                      -----         -----
                                                      $  72         $  89
                                                      =====         =====

4.    Notes Payable

      Notes payable consist of the following:

                                                         December 31,
                                                      ------------------
                                                      1995          1996
      Note payable secured by a vehicle;
      payments, including interest at 9%
      per annum, are due monthly through
      November, 1998                                  $  23         $  16

      Note payable to franchisor substantially
      repaid with proceeds from loan
      obtained from a bank subsequent
      to December 31, 1996 (see below)                  109           104
                                                      -----         -----
                                                      $ 132         $ 120
                                                      =====         =====

      Subsequent to December 31, 1996, the Company obtained a loan and an available line of credit from a bank, each in the amount of $150. The loan and the line of credit are payable on demand. The loan provides for sixty equal, monthly principal payments with interest at 2.5% above the bank's base rate, as defined (totaling 11% per annum at May 27, 1997). The line of credit expires in May 1998 and borrowings thereunder bear interest at 2.0% above the banks base rate (totaling 10.5% per annum at May 27, 1997). The loan and the line of credit are guaranteed by the shareholders of the Company. As of June 30, 1997, the Company had not drawn on the line of credit.

5.    Commitments

      The Company operates under a franchise agreement with Express-It Courier Systems, Inc. The agreement is effective for an initial term of five years expiring in September 1999 during which the Company can only terminate the agreement with the consent of the franchiser. The Company has the right to renew the franchise for two successive five year periods.

      Pursuant to the terms of the agreement, the franchiser provides continuing services including billings and collections, customer service and training. The Company was required to remit fees for such

                                  PROFALL, INC.

                             (Dollars in Thousands)

      services ranging from 14% to 19% and 10% to 14% of gross receipts, as defined, in 1995 and 1996, respectively. Subsequent to December 31, 1996 the fees for such services range from 8% to 10% of gross receipts, as defined. Under this agreement the Company paid $183 and $143 in 1995 and 1996, respectively. These amounts are included in general and administrative expenses in the accompanying financial statements.

      The Company leases certain equipment under noncancelable lease obligations. Total rental expense under such operating leases was approximately $0 and $40 in 1995 and 1996, respectively. Minimum rental payments at December 31, 1996 under noncancelable operating leases that have initial or remaining lease terms in excess of one year are as follows:

                           1997              $62
                           1998               63
                           1999               63
                           2000               20
                                             ---
                                             208
                                             ===

6.    Related Party Transactions

      The Company has non-interest bearing advances from shareholders and an affiliate at December 31, 1995 and 1996 totaling $321 and $351, respectively. Interest has been imputed at prevailing market rates aggregating $21 and $25 for the years ended December 31, 1995 and 1996, respectively.

      The Company's operations are conducted from within a facility leased and occupied by an affiliate. No formal sublease agreement exists. Charges for rent expense are based on occupied space and aggregated $21 and $23 for the years ended December 31, 1995 and 1996, respectively. These charges have been provided for in general and administrative expenses and included in payables to affiliate in the accompanying financial statements.

      Sales to an affiliate of the Company totaled $21 and $53 in 1995 and 1996, respectively. Accounts receivable from such affiliate aggregated $3 and $6 at December 31, 1995 and 1996, respectively.

7.    Unaudited Subsequent Events

      The Company and its shareholders have entered into a definitive agreement with Dispatch Management Services Corp. ("DMS") pursuant to which DMS will acquire certain assets and assume certain liabilities of the Company. The acquired assets and assumed liabilities will be exchanged for cash and shares of DMS common stock concurrent with the consummation of the initial public offering of the common stock of DMS.

      Upon consummation of the merger described above, the Company's franchise agreement outlined in Note 5 will be terminated.

                        Report of Independent Accountants

To the Board of Directors and Stockholder of A & W Couriers, Inc.

      In our opinion, the accompanying balance sheets and the related statements of operations, of stockholders'equity and of cash flows present fairly, in all material respects, the financial position of A&W Couriers, Inc. at December 31, 1995 and 1996 and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.


Price Waterhouse LLP
Austin, Texas
September 12, 1997

                               A&W COURIERS, INC.

                                 BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)

                                                       1995    1996     1997
                                                       ----    ----     ----
                                                                     (Unaudited)
Assets
Current assets
    Cash and cash equivalents                          $ 97    $131     $178
    Investments                                          21      21       20
    Accounts receivable, less allowances for            141     148      157
     doubtful accounts of $30
    Prepaid and other current assets                     29      29       21
                                                       ----    ----     ----
      Total current assets                              288     329      376

    Property and equipment, net                          33      21       52
    Other assets                                          7      10       10
                                                       ----    ----     ----
                                                       $328    $360     $438
                                                       ====    ====     ====

Liabilities and Stockholders'Equity
Current liabilities
    Accounts payable and accrued expenses              $ 33    $ 36     $ 43
    Accrued commissions - related parties               171     211      227
                                                       ----    ----     ----
      Total current liabilities                         204     247      270

Commitments and contingencies

Stockholders'equity:
    Common stock $1.00 par value; 40,000 shares
      authorized; 2,632 shares issued and outstanding     3       3        3
    Additional paid-in capital                           58      58       58
    Retained earnings                                    63      52      107
                                                       ----    ----     ----
                                                        124     113      168
                                                       ----    ----     ----
                                                       $328    $360     $438
                                                       ====    ====     ====

See accompanying notes to financial statements.

                               A&W COURIERS, INC.

                            STATEMENTS OF OPERATIONS
                             (Dollars in Thousands)

                                            Year Ended December 31,     Six Months Ended June 30,
                                            -----------------------     -------------------------
                                              1995          1996          1996             1997
                                            -------       -------       -------          -------
                                                                               (Unaudited)

Net sales                                   $ 1,461       $ 1,560       $   783          $   841
Cost of sales                                   893           940           469              485
                                            -------       -------       -------          -------
    Gross margin                                568           620           314              356

Selling, general and administrative
    expenses
      Operating expenses                        198           228           123              129
      Sales and marketing                       127           102            48               44
      General expenses                          323           289           133              115
      Depreciation                               11            10             5                4
                                            -------       -------       -------          -------
                                                659           629           309              292
                                            -------       -------       -------          -------
      Operating income (loss)                   (91)           (9)            5               64

      Interest income                             4             4             2                2
      Other income (expense)                     15            (2)            2                2
                                            -------       -------       -------          -------
Income before provision for income taxes        (72)           (7)            9               68
Income tax expense                                3             4            --               13
                                            -------       -------       -------          -------

Net income (loss)                           $   (75)      $   (11)      $     9          $    55
                                            =======       =======       =======          =======


See accompanying notes to financial statements.

                               A&W COURIERS, INC.

                        STATEMENT OF STOCKHOLDERS' EQUITY
                             (Dollars in Thousands)

                                                        Additional
                                        Common stock      paid-in   Retained
                                      Shares    Amount    capital   earnings   Total

Balance at December 31, 1994              3      $  3      $ 58       $138     $199
    Net loss                                                           (75)     (75)
                                       ----      ----      ----       ----     ----
Balance at December 31, 1995              3         3        58         63      124
    Net loss                                                           (11)     (11)
                                       ----      ----      ----       ----     ----
Balance at December 31, 1996              3         3        58         52      113
    Net income (unaudited)                                              55       55
                                       ----      ----      ----       ----     ----

Balance at June 30, 1997 (unaudited)      3      $  3      $ 58       $107     $168
                                       ====      ====      ====       ====     ====


See accompanying notes to financial statements.

                                A&W COURIER, INC.

                            STATEMENTS OF CASH FLOWS
                             (Dollars in Thousands)

                                                 Year Ended December 31,       Six Months Ended June 30,
                                                 -----------------------       -------------------------
                                                  1995            1996            1996            1997
                                                  ----            ----            ----            ----
                                                                                      (Unaudited)
Cash flows from operating activities:
Net income (loss)                                 $ (75)          $ (11)          $   9           $  55
Adjustments to reconcile net income (loss)
    to net cash provided by (used for)
    operating activities
      Depreciation                                   11              10               5               4
      Loss on disposal of equipment                  --               2              --              --
      Unrealized gain on short-term
         investments                                 (2)             --              (4)             --
      Changes in assets and liabilities:
         Accounts receivable                        (24)             (7)            (32)             (9)
         Prepaid and other current assets            --              --              (2)             10
         Other assets                                (4)             (3)             (2)             --
         Accounts payable                            (5)              2               1              (3)
         Accrued expenses                            52              41              19              25
                                                  -----           -----           -----           -----
            Net cash provided by (used for)
              operating activities                  (47)             34              (6)             82
                                                  -----           -----           -----           -----

Cash flows from investing activities
Purchases of property and equipment                 (13)             --              --             (35)
                                                  -----           -----           -----           -----
            Net cash used for investing
              activities                            (13)             --              --             (35)
                                                  -----           -----           -----           -----

Net increase (decrease) in cash and
    equivalents                                     (60)             34              (6)             47
Cash and equivalents at beginning of period         157              97              97             131
                                                  -----           -----           -----           -----
Cash and equivalents at end of period             $  97           $ 131           $  91           $ 178
                                                  -----           -----           -----           -----

Supplemental disclosures of cash paid
    for income taxes                              $  --           $   3           $   3           $   4
                                                  -----           -----           -----           -----


See accompanying notes to financial statements.

                               A&W COURIERS, INC.

                          NOTES TO FINANCIAL STATEMENTS
                             (Dollars in Thousands)

1.    Business Organization

      A&W Couriers, Inc. (the "Company") provides same-day, on-demand delivery services in the Houston, Texas metropolitan area.

2.    Summary of Significant Accounting Policies

      Use of estimates
      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

      Revenue recognition
      Revenues are recognized when packages are delivered to the customer.

      Cash and cash equivalents
      For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of approximately three months or less at date of purchase to be cash equivalents.

      Investments
      Investments consist of equity securities and corporate bonds. Under the Provisions of Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities", the Company classifies its investments as trading securities with unrealized gains and losses included in earnings. Unrealized gains of $5 and $- are included in the statement of operations for the years ended December 31, 1995 and 1996, respectively.

      Property and equipment
      Property and equipment are carried at cost. Depreciation is provided using accelerated methods over the estimated useful lives of the related assets, generally five years.

      Fair value of financial instruments
      The carrying amount of cash and cash equivalents, accounts receivable/payable and accrued expenses approximates fair value because of the short maturity of these instruments.

      Concentration of credit risk
      Financial instruments which potentially expose the Company to a concentration of credit risk consist principally of trade accounts receivable. Receivables are not collateralized and accordingly, the Company performs ongoing credit evaluations of its customers to reduce the risk of loss.

      Income taxes
      The Company is a C-Corporation for federal and state income tax purposes. The Company accounts for income taxes using the asset and liability method under the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (FAS 109). Under FAS 109, deferred income taxes are recognized for the tax consequences of "temporary differences" by applying enacted statutory rates applicable to future years to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities. Additionally, the effect on deferred taxes of a change in tax rates is recognized in earnings in the period that includes the enactment date.

                               A&W COURIERS, INC.

                             (Dollars in Thousands)

      Unaudited interim financial statements

      The interim financial data as of June 30, 1997 and for the six months ended June 30, 1996 and 1997 is unaudited; however, in the opinion of the Company, the interim data includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the results for the interim periods.

3.    Prepaid and Other Current Assets

      Prepaid and other current assets comprised the following:

                                                        December 31,  June 30,
                                                 1995      1996         1997
                                                 ----      ----         ----
                                                                     (unaudited)
      Prepaid expenses                           $ 26      $ 28         $ 18
      Other                                         3         1            3
                                                 ----      ----         ----
                                                 $ 29      $ 29         $ 21
                                                 ====      ====         ====

4.    Property and Equipment

      Property and equipment consisted of the following:

                                                        December 31,  June 30,
                                                 1995      1996         1997
                                                 ----      ----         ----
                                                                     (unaudited)
      Equipment                                  $ 43      $ 43         $ 78
      Furniture and fixtures                       12        12           12
      Vehicles                                     26        23           23
                                                 ----      ----         ----
                                                   81        78          113
      Accumulated depreciation                     48        57           61
                                                 ----      ----         ----
                                                 $ 33      $ 21         $ 52
                                                 ====      ====         ====

5.    Accrued Expenses

      Accrued expenses comprised the following:

                                                        December 31,  June 30,
                                                 1995      1996         1997
                                                 ----      ----         ----
                                                                     (unaudited)
            Payroll and payroll taxes            $ 18      $ 16         $ 17
            Accrued commissions - other             8        11           11
            Other                                   7         9           15
                                                 ----      ----         ----
              Total accrued expenses             $ 33      $ 36         $ 43
                                                 ====      ====         ====

6.    Income Taxes

      The provision for income taxes is comprised of current Federal income tax expense of $3 and $3 for the years ended December 31, 1995 and 1996, respectively.

      The provision for income taxes differs from income taxes computed by applying the U.S. statutory federal income tax rate as a result of the following:

                                                                                Six Months ended
                                                      Year Ended December 31,       June 30,
                                                      1995            1996            1997
                                                      ----            ----      ----------------
                                                                                  (unaudited)

      Taxes computed at federal statutory rate (15%)  $ (11)          $  (1)          $  10
      Change in valuation allowance                      13               3               3
      Other                                               1               1              --
                                                      -----           -----           -----
                                                      $   3           $   3           $  13
                                                      -----           -----           -----
        Effective rate                                    4%             43%             19%
                                                      =====           =====           =====

      Temporary differences giving rise to the Company's deferred tax assets comprised the following:

                                                                December 31,      June 30,
                                                       1995        1996             1997
                                                       ----     ------------      --------
                                                                                 unaudited)
      Deferred tax assets
        Accounts receivable allowances                 $  5        $  5             $  4
        Accrued liabilities                              30          36               39
        Other                                             6           3                3
                                                       ----        ----             ----
                                                         41          44               46
      Deferred tax liabilities - prepaid expenses        (4)         (4)              (3)
                                                       ----        ----             ----
                                                         37          40               43
      Less valuation allowance                          (37)        (40)            (43)
                                                       ----        ----            ----
                                                       $ --        $ --            $ --
                                                       ====        ====            ====

      A valuation allowance has been provided based on management's assessment of the ultimate realization of the deferred tax assets.

7.    Related Party Transactions

      At December 31, 1995 and 1996, the Company had commissions payable to current and former shareholders of the Company of $171 and $211, respectively. Commissions are generally calculated as 4% of revenue and are payable on demand.

8.    Commitments and Contingencies

      The Company leases certain office equipment under operating leases expiring on various dates through 2001. Future minimum lease payments required under leases that have noncancelable lease terms in excess of one year at December 31, 1996 are as follows:

      Fiscal year
      1997                                                              $  28
      1998                                                                 28
      1999                                                                 28
      2000                                                                 30
      2001                                                                 10
                                                                        -----
                                                                        $ 124
                                                                        =====

      Rental expense charged to operations was approximately $24 and $26 for the years ended December 1, 1995 and 1996, respectively.

      The Company is, from time to time, a party to litigation arising in the normal course of business, most of which involve claims for personal injury and property damage incurred in connection with its operations. Management believes that none of these actions will have a material adverse impact on the financial position, results of operations or cash flows of the Company.

9.    Unaudited Subsequent Event

      The Company and its stockholder have entered into a definitive agreement with Dispatch Management Services Corp. ("DMS") pursuant to which DMS will acquire the outstanding shares of the Company. The acquired shares will be exchanged for cash and shares of DMS common stock concurrent with the consummation of the initial public offering of the common stock of DMS.

                        Report of Independent Accountants


To the Board of Directors and
Shareholders of Fleetfoot Max, Inc.

      In our opinion, the accompanying balance sheets and the related statements of operations, of shareholders' equity (deficit) and of cash flows present fairly, in all material respects, the financial position of Fleetfoot Max, Inc. at August 31, 1996 and 1997, and the results of its operations and its cash flows for each of the three years in the period ended August 31, 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.



Price Waterhouse LLP
Seattle, Washington
October 7, 1997

                               FLEETFOOT MAX, INC.

                                 BALANCE SHEETS
                             (Dollars in Thousands)

                                                                  August 31,
                                                               ----------------
                                                               1996       1997

Assets
   Current assets:
      Cash and cash equivalents                                $  26      $  40
      Accounts receivable, net                                   249        295
      Prepaid assets                                              19          3
                                                               -----      -----
        Total current assets                                     294        338

Property and equipment, net                                      107        103
Deferred tax asset                                                61         14
Investments                                                                  20
Deposits                                                          27         27
                                                               -----      -----
        Total assets                                           $ 489      $ 502
                                                               =====      =====

Liabilities and Shareholders' Equity (Deficit)
   Current liabilities:
      Accounts payable                                         $   7      $  12
      Accrued expenses                                           106        127
      Notes payable                                                4
      Current maturities long-term debt                          192        176
      Current portion of capital lease obligation                 13          6
                                                               -----      -----
        Total current liabilities                                322        321

Long-term debt, net of current maturities                        236        149
Capital lease obligation, net of current portion                             22
                                                               -----      -----
        Total liabilities                                        558        492

Commitments and contingencies (Notes 6 and 10)

Shareholders' equity (deficit):
   Common stock, par value $0.05 per share;
     500,000,000 shares authorized; 1,000,000
     shares issued and 212,857 shares outstanding                 50         50
   Additional paid-in capital                                     33         33
   Retained earnings (accumulated deficit)                       (26)        53
                                                               -----      -----
                                                                  57        136
Less: common stock in treasury at cost
  (787,143 shares)                                              (126)      (126)
                                                               -----      -----
        Total shareholders' equity (deficit)                     (69)        10
                                                               -----      -----
        Total liabilities and shareholders'
          equity (deficit)                                     $ 489      $ 502
                                                               =====      =====


See accompanying notes to financial statements.

                               FLEETFOOT MAX, INC.

                             STATEMENT OF OPERATIONS
                             (Dollars in Thousands)

                                                      Years ended August 31,
                                                  -----------------------------
                                                    1995       1996       1997
Net sales                                         $ 1,702    $ 2,042    $ 2,427
Cost of sales                                       1,015      1,220      1,557
                                                  -------    -------    -------

      Gross margin                                    687        822        870

Operating expenses                                    306        351        380
Sales and marketing                                    21         20         23
General and administrative                            259        257        279
Depreciation and amortization                          64         53         52
                                                  -------    -------    -------

      Operating income                                 37        141        136

Other (income) expense
   Interest expense                                    72         59         54
   Other, net                                         (11)       (18)       (44)
                                                  -------    -------    -------

      Income (loss) before provision for
        income taxes                                  (24)       100        126

Provision for (benefit attributable to)
  income taxes                                                   (61)        47
                                                  -------    -------    -------

Net income (loss)                                 $   (24)   $   161    $    79
                                                  =======    =======    =======

See accompanying notes to financial statements.

                               FLEETFOOT MAX, INC.

             STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIT)
                             (Dollars in Thousands)

                                                                            Retained
                                                               Capital      Earnings        Treasury        Total
                                       Common Stock           In Excess   (Accumulated       Common        Equity
                                 Shares        Par Value        of Par      Deficit)          Stock       (Deficit)

August 31, 1994                   1,000         $   50         $   33        $ (163)        $ (126)        $ (206)

Net loss                                                                        (24)                          (24)
                                 ------         ------         ------        ------         ------         ------
Balances at,
  August 31, 1995                 1,000             50             33          (187)          (126)          (230)

Net income                                                                      161                           161
                                 ------         ------         ------        ------         ------         ------
Balances at,
  August 31, 1996                 1,000             50             33           (26)          (126)           (69)

Net income                                                                       79                            79
                                 ------         ------         ------        ------         ------         ------
Balances at,
  August, 1997                    1,000         $   50         $   33        $   53         $ (126)        $   10
                                 ======         ======         ======        ======         ======         ======


See accompanying notes to financial statements.

                               FLEETFOOT MAX, INC.

                            STATEMENTS OF CASH FLOWS
                             (Dollars in Thousands)

                                                        Years ended August 31,
                                                        -----------------------
                                                        1995     1996     1997
Cash flows from operating activities:
Net income (loss)                                       $ (24)   $ 161    $  79
Adjustments to reconcile net income (loss)
  to net cash provided by (used for) operating
  activities:
   Depreciation and amortization                           64       53       52
   (Gain) loss on sale of property and equipment          (10)      (1)       4
   Changes in assets and liabilities:
      Accounts receivable                                 (61)     (27)     (46)
      Prepaid assets                                                (3)      16
      Deposits                                             (2)      (6)
      Accounts payable                                              (6)       5
      Accrued expenses                                     13        5       21
      Deferred  tax asset                                          (61)      47
                                                        -----    -----    -----
        Net cash provided by (used for)
          operating activities                            (20)     115      178
                                                        -----    -----    -----

Cash flows from investing activities:
Purchases of property and equipment                        (6)     (21)     (24)
Investments                                                                 (20)
Proceeds from sale of assets                               12        2        2
                                                        -----    -----    -----
        Net cash provided by (used for)
          investing activities                              6      (19)     (42)
                                                        -----    -----    -----

Cash flows from financing activities:
Repayment of notes payable                                          (7)      (4)
Repayment of long-term liabilities                        (47)     (53)    (103)
Repayment of capital lease obligations                     (2)     (15)     (15)
                                                        -----    -----    -----
        Net cash used for financing activities            (49)     (75)    (122)
                                                        -----    -----    -----

Net increase (decrease) in cash and equivalents           (63)      21       14

Cash and equivalents at beginning of the period            68        5       26
                                                        -----    -----    -----

Cash and equivalents at end of the period               $   5    $  26    $  40
                                                        =====    =====    =====

      Supplemental schedule of noncash investing and financing activities

Property and equipment acquired under
  capital lease                                         $  30    $  --    $  30
                                                        =====    =====    =====

Interest paid                                           $  72    $  58    $  51
                                                        =====    =====    =====


See accompanying notes to financial statements.

                               FLEETFOOT MAX, INC.

                          NOTES TO FINANCIAL STATEMENTS
                             (Dollars in Thousands)

1.    Business Organization

      Fleetfoot Max, Inc. (the "Company") was incorporated in 1980 under the laws of the state of Washington. The Company provides same day, on demand delivery services in the Seattle Commercial Zone which extends from Everett to Tacoma and all of the eastern communities of King County.

2.    Summary of Significant Accounting Policies

      Use of estimates
      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

      Revenue recognition
      Revenues are recognized when packages are delivered to the customer.

      Cash and cash equivalents
      For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of approximately three months or less at date of purchase to be cash equivalents.

      Property and equipment
      Property and equipment are carried at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the related assets (5 to 7 years). Capital leases are stated at the present value of the future minimum lease payments and amortized over the life of the lease. Capital lease amortization is included in depreciation expense.

      Fair value of financial instruments
      The carrying amount of cash and cash equivalents, accounts receivable/payable, notes receivable/payable and accrued expenses approximates fair value because of the short maturity of these instruments. The estimated fair value of long-term debt and other long-term liabilities approximates its carrying value. Additionally, interest rates on outstanding debt are at rates which approximate market rates for debt with similar terms and average maturities.

      Concentration of credit risk
      Financial instruments which potentially expose the Company to a concentration of credit risk consist principally of trade accounts receivable. Receivables are not collateralized and accordingly, the Company performs ongoing credit evaluations of its customers to reduce the risk of loss.

      Income taxes
      The Company is a C-Corporation for federal income tax purposes. The Company accounts for income taxes using the liability method under the provisions of Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes".

      Deferred tax assets and liabilities arise primarily as a result of net operating loss carry-forwards and differences in the method of accounting for depreciation.

                               FLEETFOOT MAX, INC.

                             (Dollars in Thousands)

2.    Summary of Significant Accounting Policies (continued)

      Earnings per share

      Information regarding earnings per share has not been provided because the capital structure is not indicative of the capital structure subsequent to the agreement with Dispatch Management Services Corp. ("DMS") as further discussed in Note 11.

3.    Allowance for Doubtful Accounts

                                          Balance at                   Balance
                                          Beginning                    at end
                                          of Period    Write-offs     of Period
                                          ---------    ----------     ---------
      Year ended August 31, 1995 .....     $     9       $   11       $    12
      Year ended August 31, 1996 .....     $    12       $   12       $    13
      Year ended August 31, 1997 .....     $    13       $    2       $    15

4.    Property and Equipment

      Property and equipment consists of the following:

                                                        August 31,
                                                    -------------------
                                                      1996        1997

      Equipment                                     $   162     $   183
      Furniture and fixtures                             12           5
      Vehicles                                          123          64
      Leasehold improvements                             54          63
                                                    -------     -------

                                                        351         315
      Accumulated depreciation and amortization        (244)       (212)
                                                    -------     --------

                                                    $   107     $   103
                                                    =======     =======

      Depreciation expense for the years ended August 31, 1995, 1996, and 1997 was approximately $64, $53 and $52, respectively.

      Equipment includes the cost of equipment of $30 held by the Company under capital lease agreements described in Note 6 for both years ending August 31, 1996 and 1997. The accumulated amortization relating to these assets aggregated $18 and $0, respectively, at August 31, 1996 and 1997.

                               FLEETFOOT MAX, INC.

                             (Dollars in Thousands)

5.    Accrued Expenses

      Accrued expenses comprised the following:

                                                        August 31,
                                                    -------------------
                                                      1996        1997
      Payroll and payroll taxes                     $    66     $    85
      Deferred salaries                                  22          22
      Other                                              18          20
                                                    -------     -------
        Total accrued expenses                      $   106     $   127
                                                    =======     =======

6.    Leases

      The Company leases certain office space under operating lease agreements and certain office equipment under capital and operating leases expiring on various dates through 1999. Future minimum lease payments required under leases that have noncancelable lease terms in excess of one year at August 31, 1997 are as follows:

                                                      Capital          Operating
      Fiscal year                                     Leases            Leases
                                                      -------          ---------
      1998                                             $ 10              $ 108
      1999                                               10                 87
      2000                                               10                 25
      2001                                                6
                                                       ----              ------
      Total minimum lease payments                       36              $  220
                                                                         ======
      Amount representing interest                        8
                                                       ----

      Present value of net minimum payments              28
      Current portion                                     6
                                                       ----
                                                       $ 22
                                                       ====

      Rental expense attributed to office space was approximately $45, $42 and $43 for the years ended August 31, 1995, 1996 and 1997, respectively.

                               FLEETFOOT MAX, INC.

                             (Dollars in Thousands)

7.    Long-term Debt

      Debt is summarized as follows:

                                                        August 31,
                                                    -------------------
                                                      1996        1997
      Government agency note                        $   178     $   143
      Convertible debentures with majority
        shareholder and other related parties           150         115
      Unsecured promissory note with majority
        shareholder                                      70          58
      Other subordinated notes                           30           9
                                                    -------     -------
                                                        428         325
      Less: current portion                            (192)       (176)
                                                    -------     -------
                                                    $   236     $   149
                                                    =======     =======

      On January 14, 1994, the Company received a U.S. Small Business Administration Note of $250. The note accrues interest at the prime rate plus 2.75% per annum which was 11.0% and 11.25% at August 31, 1996, and 1997, respectively. Interest is accrued, due and payable monthly, in installments, including principal, until December 14, 2000. The note is collateralized by all properties acquired with the proceeds of this loan and certain vehicles and equipment.

      Convertible debentures were issued to the majority shareholder of the Company and other related parties between July 31, 1990 and March 10, 1993. The holder of the note has the option at any time to convert the principal amount outstanding into common shares of the Company at a conversion price of $2.50 for one common share. The debenture notes accrue interest at 15% per annum and interest is accrued, due and payable monthly. The Company is obligated to repay the principal five years from the date of agreements. Principle may be prepaid, in whole or in part, at any time, without penalty. As of August 31, 1997, $115 of the debentures were past due and continued accruing interest per the existing terms of the note. In September 1997, Fleetfoot Max's President converted $110 of convertible debentures into 44,000 shares of Fleetfoot Max, Inc. common stock.

      On March 5, 1991, the Company entered into a $115 promissory note agreement with the majority shareholder of the Company. The note accrues interest at a rate of 12% per annum. Principal and interest are payable in monthly installments of $2 until March 2001.

      Other subordinated notes consist of a leasehold improvement loan and miscellaneous vehicle loans. The loans accrue interest at rates between 7.25% and 10% and mature on multiple dates between fiscal 1995 and fiscal 1998.

      Fixed and determinable maturities of long-term debt at August 31, 1997 are as follows:

      Year ending August 31,

               1998                                    $  176
               1999                                        58
               2000                                        65
               2001                                        26
                                                       ------

                                                       $  325
                                                       ======

8.    Income Taxes

      The provision for income taxes comprised the following:

                                                   Year ended August 31,
                                            -------------------------------
                                             1995          1996        1997
      Current tax expense (benefit)         $    (9)      $  38      $   45
      Deferred tax expense (benefit)             (1)         (7)          2
      Change in valuation allowance              10         (92)
                                            -------       -----      ------

      Provision for (benefit attributable
        to) income taxes                    $    --       $ (61)     $   47
                                            =======       =====      ======

      Temporary differences giving rise to the Company's deferred tax assets and liabilities comprised the following:

                                                              August 31,
                                                         -------------------
                                                         1996          1997
      Net operating loss                                 $  50         $   5
      Depreciation and amortization                          4             1
      A/R reserve and accrued liabilities                    7             8
                                                         -----         -----
      Net deferred tax asset                             $  61         $  14
                                                         =====         =====

      At August 31, 1997, the Company has a net operating loss carry-forward of approximately $13 which will expire in the year 2014, if not previously utilized. Should certain changes in the Company's ownership occur, there could be a limitation on the utilization of its net operating loss.

      The effective income tax rate varies from the statutory tax rate for the year ended August 31, 1996 primarily due to the Company eliminating the previously recorded valuation allowance for deferred tax assets based management's assessment of the likelihood of realizing such deferred tax assets.

9.    Related Party Transactions

      In 1991, the Company entered into a royalty agreement with ABC Messengers, an unrelated party. On November 29, 1993, Fleetfoot Max's President and General Manager purchased the royalty contract from ABC Messengers. Pursuant to the agreement the President and General Manager of Fleetfoot Max, Inc. received a monthly royalty of 10 - 16% of sales related to ABC Messengers' customer base for the remaining period of the outstanding contract. Amounts paid under the royalty agreement to the related parties were $54, $54 and $5 for the years ending August 31, 1995, 1996 and 1997, respectively. The agreement expired in September 1996.

10.   Litigation

      Certain pending litigation relating to matters that are in the ordinary course of the Company's business activities are not expected to have a material adverse effect on the Company's financial position, results of operations or cash flows.

11.   Unaudited Subsequent Events

      The Company and its shareholder have entered into a definitive agreement with Dispatch Management Services Corp. pursuant to which the Company will merge with DMS. All outstanding shares of the Company will be exchanged for cash and shares of DMS common stock concurrent with the consummation of the initial public offering of the common stock of DMS.

                        Report of Independent Accountants


To the Stockholder of Expressit Couriers, Inc.

      In our opinion, the accompanying balance sheets and the related statements of operations, changes in stockholders'equity and of cash flows present fairly, in all material respects, the financial position of Expressit Couriers, Inc. (the "Company") at December 31, 1995 and 1996, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.



Price Waterhouse LLP
Detroit, Michigan
September 5, 1997

                            EXPRESSIT COURIERS, INC.

                                 BALANCE SHEETS
                             (Dollars in Thousands)

                                              December 31,
                                              -------------      June 30,
                                              1995     1996        1997
                                                                (Unaudited)
Assets

Current assets:
   Cash and cash equivalents                  $  2     $  1         $ 22
   Accounts receivable, net                    170       94           88
   Prepaid and other current assets             18       15           24
                                              ----     ----         ----
      Total current assets                     190      110          134
Property and equipment, net                    170      111           77
Stockholder receivable                          38       61           66
Initial franchise fee                                                 18
                                              ----     ----         ----

                                              $398     $282         $295
                                              ====     ====         ====

Liabilities and Stockholders'Equity

Current liabilities:
   Line of credit                             $ 67     $ 61         $ 58
   Accounts payable                            112      118          110
   Accrued expenses                             22       30           26
   Current maturities long-term debt            61       45           20
                                              ----     ----         ----
      Total current liabilities                262      254          214
Long-term debt                                  56       11
                                              ----     ----         ----
      Total liabilities                        318      265          214
Commitments and contingencies

Stockholders'Equity

Common stock; no par value; 15,000 shares
 authorized; 1,000 issued and outstanding        1        1            1
Retained earnings                               79       16           80
                                              ----     ----         ----

                                              $398     $282         $295
                                              ====     ====         ====


See accompanying notes to financial statements.

                            EXPRESSIT COURIERS, INC.

                            STATEMENTS OF OPERATIONS
                             (Dollars in Thousands)

                                                                               Six months ended
                                                   Year ended December 31,         June 30,
                                                 ---------------------------   ----------------
                                                   1994      1995      1996      1996      1997
                                                                                  (Unaudited)
Net sales                                        $ 2,173   $ 1,703   $ 1,343   $   696   $   717
Cost of sales                                      1,408     1,135       897       461       436
                                                 -------   -------   -------   -------   -------
   Gross margin                                      765       568       446       235       281
Operating expenses                                   303       210       231       137        76
Sales and marketing expenses                          84        61        27         5        17
General and administrative expenses                  393       223       177        79        96
Depreciation and amortization                         25        41        44        22        19
                                                 -------   -------   -------   -------   -------
Operating income (loss)                              (40)       33       (33)       (8)       73
                                                 -------   -------   -------   -------   -------
Other income (expense)
   Interest expense                                  (17)      (12)      (16)       (9)       (5)
   Other, net                                                   15       (14)       (2)       (4)
                                                 -------   -------   -------   -------   -------
Net income (loss)                                $   (57)  $    36   $   (63)  $   (19)  $    64
                                                 =======   =======   =======   =======   =======


Unaudited pro forma information:
   Pro forma net income (loss) before provision
    for income taxes                             $   (57)  $    36   $   (63)  $   (19)  $    64
   Benefit (provision) for income taxes               20       (16)       24         7       (25)
                                                 -------   -------   -------   -------   -------

Pro forma net income (loss) (see Note 2)         $   (37)  $    20   $   (39)  $   (12)  $    39
                                                 =======   =======   =======   =======   =======


See accompanying notes to financial statements.

                            EXPRESSIT COURIERS, INC.

                  STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                  (Dollars in Thousands, except share amounts)


                                                 Common Stock                                   Total
                                           ------------------------           Retained      Stockholder's
                                           Shares            Amount           Earnings         Equity

Balance at December 31, 1993                1,000            $    1            $  100           $  101
Net (loss)                                                                        (57)             (57)
                                           ------            ------            ------           ------
Balance at December 31, 1994                1,000                 1                43               44
Net income                                                                         36               36
                                           ------            ------            ------           ------
Balance at December 31, 1995                1,000                 1                79               80
Net (loss)                                                                        (63)             (63)
                                           ------            ------            ------           ------
Balance at December 31, 1996                1,000            $    1            $   16           $   17
                                           ======            ======            ======           ======

Net income (unaudited)                                                             64               64
                                           ------            ------            ------           ------

Balance at June 30, 1997 (unaudited)        1,000            $    1            $   80           $   81
                                           ======            ======            ======           ======


See accompanying notes to financial statements.

                            EXPRESSIT COURIERS, INC.

                            STATEMENTS OF CASH FLOWS
                             (Dollars in Thousands)

                                                                                              Six months ended
                                                          Year ended December 31,                  June 30,
                                                      ------------------------------         -------------------
                                                      1994         1995         1996         1996         1997
                                                                                                (Unaudited)
Cash flows from operating activities:
Net income (loss)                                     $ (57)       $  36        $ (63)       $ (19)       $  64
Adjustments to reconcile net income (loss) to
 net cash provided by (used for) operating
 activities:
   Depreciation and amortization                         25           41           44           22           19
   (Gain)/loss on sale of property and equipment                     (15)          14            2            4
   Changes in assets and liabilities:
       Accounts receivable                              (13)          10           76           48            6
       Prepaid and other current assets                  21            9            3           (4)          (9)
       Stockholder receivable                           (11)         (26)         (23)         (19)          (5)
       Accounts payable                                  36           49            6           (4)          (8)
       Accrued expenses                                 (28)         (39)           8            9           (4)
                                                      -----        -----        -----        -----        -----
           Net cash provided by (used for)
            operating activities                        (27)          65           65           35           67
                                                      -----        -----        -----        -----        -----
Cash flows from investing activities:
Purchases of property and equipment                    (120)         (84)          (4)                       (3)
Purchase of franchise                                                                                       (20)
Proceeds from sale of property                                        27            5            5           16
                                                      -----        -----        -----        -----        -----
           Net cash used for investing activities      (120)         (57)           1            5           (7)
                                                      -----        -----        -----        -----        -----
Cash flows from financing activities:
Increase (decrease) in line of credit                    19           (1)          (6)          (3)          (3)
Payments on long-term debt                              (43)         (54)         (63)         (37)         (36)
Proceeds from borrowings                                143           43            2
                                                      -----        -----        -----        -----        -----
           Net cash provided by (used for)
            financing activities                        119          (12)         (67)         (40)         (39)
                                                      -----        -----        -----        -----        -----
Net increase (decrease) in cash and equivalents:        (28)          (4)          (1)                       21
Cash and equivalents at beginning of the period          34            6            2            2            1
                                                      -----        -----        -----        -----        -----

Cash and equivalents at end of the period             $   6        $   2        $   1        $   2        $  22
                                                      =====        =====        =====        =====        =====

Cash paid for interest                                $  17        $  12        $  16        $   9        $   5
                                                      =====        =====        =====        =====        =====


See accompanying notes to financial statements.

                            EXPRESSIT COURIERS, INC.

                          NOTES TO FINANCIAL STATEMENTS
                             (Dollars in Thousands)

1.    Business Organization

      Expressit Couriers, Inc. (the Company) provides same-day, on-demand delivery services in the Boston, Massachusetts metropolitan area. In September 1996, the Company entered into a franchise agreement with 800-Courier, Inc. using the name and business system of 800-Courier, Inc. Under the franchise agreement, the Company pays a fee of 8-1/4% of the Company's gross courier receipts to 800-Courier, Inc. In 1997, the Company paid an initial franchise fee of $20. Additionally, 1996 franchise fees approximated $28.

2.    Summary of Significant Accounting Policies

      Use of estimates
      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

      Revenue recognition
      Revenues are recognized when packages are delivered to the customer.

      Property and equipment
      Property and equipment are carried at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the related assets.

      Initial franchise fee
      Amortized using the straight-line method over five years.

      Fair value of financial instruments
      The carrying amount of cash and cash equivalents, accounts receivable/payable and accrued expenses approximates fair value because of the short maturity of these instruments. The estimated fair value of long-term debt approximates its carrying value as interest rates on outstanding debt are at rates which approximate market rates for debt with similar terms and average maturities.

      Concentration of credit risk
      Financial instruments which potentially expose the Company to concentrations of credit risk consist principally of trade accounts receivable. Receivables are not collaterized and accordingly, the Company performs ongoing credit evaluations of its customers to reduce the risk of loss.

      Approximately 33% of 1996 net sales were from three customers; at December 31,1996, approximately 33% of accounts receivable were from these customers.

      Income taxes

      The Company has elected to have its income taxed under Section 1362 of the Internal Revenue Code (the Subchapter S Corporation Election) which provides that, in lieu of federal corporate income taxes, the shareholder is taxed on the Company's income.

      There are differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities. At December 31, 1996, the carrying amounts of the Company's net assets exceeds the tax bases by approximately $21.

                            EXPRESSIT COURIERS, INC.

                             (Dollars in Thousands)

      The unaudited pro forma income tax information included in the Statement of Operations is presented in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," as if the Company had been subject to federal and state income taxes for the entire periods presented.

      Unaudited Interim Financial data

      The interim financial data as of June 30, 1997 and for the six months ended June 30, 1996 and 1997 is unaudited; however, in the opinion of the Company, the interim data includes all adjustments, consisting only of normal recurring items, necessary for a fair statement of the results for the interim periods.

3.    Accounts Receivable

      Accounts Receivable comprised the following:

                                                          December 31
                                                       ------------------
                                                        1995        1996
      Accounts receivable, trade                       $  178      $ 102
      Allowance for doubtful accounts                      (8)        (8)
                                                       ------      -----

                                                       $  170      $  94
                                                       ======      =====

      Allowance for doubtful accounts comprised the following:

                                        Balance at    Charged to                Balance at
                                        beginning     costs and                  end of
                                        of period     expenses    Write-offs     period

      Year ended December 31, 1994       $     6       $   4         $  -         $   10
      Year ended December 31, 1995       $    10       $   2         $   (4)      $    8
      Year ended December 31, 1996       $     8       $   8         $   (8)      $    8

4.    Prepaid and Other Current Assets

      Prepaid and other current assets comprised the following:

                                                      December 31
                                                    1995        1996

      Prepaid insurance                           $     7           8
      Security deposits                                 9           5
      Other                                             2           2
                                                  -------      ------

                                                  $    18          15
                                                  =======      ======

                            EXPRESSIT COURIERS, INC.

                             (Dollars in Thousands)

5.    Property and Equipment

      Property and equipment comprised the following:

                                                 Estimated         December 31
                                                useful life    1995        1996

      Radio equipment                             5 years    $    66    $    66
      Office equipment                            7 years         30         35
      Vehicles                                    5 years        154        121
      Other                                      39 years          6          6
                                                             -------    -------
                                                                 256        228
      Accumulated depreciation and amortization                  (86)      (117)
                                                             -------    -------

                                                             $   170    $   111
                                                             =======    =======

      Vehicles with an aggregate cost and accumulated depreciation of $71 and $21, respectively, in 1995 and $57 and $29, respectively, in 1996, are recorded under capital leases.

6.    Accrued Expenses

      Accrued expenses comprised the following:

                                                             December 31
                                                        1995              1996

      Payroll and payroll taxes                       $    14           $    23
      Other                                                 8                 7
                                                      -------           -------

        Total accrued expenses                        $    22           $    30
                                                      =======           =======

7.    Long-Term Debt

      Long-term debt comprised the following:

                                                             December 31
                                                        1995              1996

      Bank line of credit                             $    67           $    61
      Bank term loan                                       28                11
      Notes payable                                        42                28
      Capital lease obligations                            47                17
                                                      -------           -------
        Total                                             184               117
      Less - current portion                              128               106
                                                      -------           -------

        Long-term debt                                $    56           $    11
                                                      =======           =======

      The Bank line of credit is payable on demand and provides for maximum borrowings of $75. Interest accrues at the bank's prime rate plus 1.75% (10.0% at December 31, 1996).

      The Bank term loan is secured by all the assets of the Company and guaranteed by the stockholder of the Company. The loan is payable through August 1997 in monthly principal payments of $1 plus interest at the bank's prime rate plus 2% (10.25% at December 31, 1996).

                            EXPRESSIT COURIERS, INC.

                             (Dollars in Thousands)

      Notes payable are secured by certain vehicles. The notes are payable in monthly aggregate principal amounts of $1 plus interest 8.5% through August 1998.

      The Company leases certain equipment under arrangements which have been classified as capital leases. The leases have minimum monthly payments of $2 and are secured by certain equipment utilized in the business. The leases are further guaranteed by the shareholder of the Company.

      Aggregate annual payments on long-term debt are: 1997 - $106; 1998 - $11. At the end of the lease terms, the Company has the option to purchase the vehicles under capital lease arrangements for minor amounts.

8.    Operating Leases

      The Company leases certain premium seating at a Boston sports arena under a license agreement expiring on September 30, 2004. Future minimum license and ticket fee payments required under the agreement are as follows:

      Fiscal year

      1997                                                            $  22
      1998                                                               23
      1999                                                               23
      2000                                                               23
      2001 through 2004                                                  73
                                                                      -----
                                                                      $ 164
                                                                      =====

      Rental expense was approximately $22 for the years ended December 31, 1994, 1995 and 1996.

9.    Related Party Transactions

      The Company leases office space from a realty trust where the stockholder of the Company is the beneficiary. The lease expires on July 31, 1998 with an option to renew for one year. Rent expenses related to this lease agreement approximated $13 in 1994, 1995 and 1996.

      Included in accounts receivable is $38 and $61 in 1995 and 1996, respectively, receivable from the stockholder of the Company. There are no formal repayment terms.

10.   Commitments and Contingencies

      The Company was self-insured for workers' compensation insurance for the periods September 22, 1995 to December 27, 1995 and June 29, 1996 through December 2, 1996. In the opinion of the Company, the liability, if any, arising from workers' compensation claims relating to these periods will not have a material effect on the Company's financial position or the results of its operations.

      There are pending actions and contingencies arising out of the ordinary conduct of business. In the opinion of the Company, the liability, if any, arising from these actions will not have a material effect on the Company's financial position or the results of its operations.

11.   Subsequent Event (Unaudited)

      The company and its stockholder have entered into a definitive agreement with Dispatch Management Services Corp. (DMS) pursuant to which the Company will merge with DMS. All outstanding shares of the Company will be

                            EXPRESSIT COURIERS, INC.

                             (Dollars in Thousands)

      exchanged for cash concurrent with the consummation of the initial public offering of the common stock of DMS.

                        Report of Independent Accountants


To the Stockholders of
Express Enterprise, Inc. - Ground Operations

      In our opinion, the accompanying balance sheets and the related statements of operations, changes in stockholders' equity, and of cash flows present fairly, in all material respects, the financial position of the Ground Operations of Express Enterprise, Inc (the Company), at December 31, 1995 and 1996, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.



Price Waterhouse LLP
Detroit, Michigan
September 4, 1997

                  EXPRESS ENTERPRISE, INC. - GROUND OPERATIONS

                                 BALANCE SHEETS
                             (Dollars in Thousands)

                                                             December 31,
                                                          ------------------          June 30,
                                                          1995          1996            1997
                                                                                    (Unaudited)
Assets

Current assets
   Cash                                                   $ --          $ 13            $ --
   Accounts receivable, net                                 74            90             158
   Accrued Income                                           10
                                                          ----          ----            ----
      Total current assets                                  84           103             158
Property and equipment, net                                 55            61              42
Deposits                                                    14            14              14
Amount receivable from an affiliate                        101           131             111
                                                          ----          ----            ----

                                                          $254          $309            $325
                                                          ====          ====            ====

Liabilities and Stockholders' Equity

Current liabilities
   Book overdraft                                         $ 13          $ --            $ 50
   Accounts payable                                         42            44              47
   Accrued expenses                                         63            80              31
   Current maturities of long-term debt
    and capital lease obligations                           43            46              40
                                                          ----          ----            ----
      Total current liabilities                            161           170             168
Long-term debt, net of current portion                      56            60              48
Capital lease obligation, net of current portion             6            24              22
                                                          ----          ----            ----
      Total liabilities                                    223           254             238
Commitments and contingencies
Stockholders' equity
   Common stock; $1.0 par value; 50,000 shares
    authorized;
    1,000 shares issued and outstanding                      1             1               1
   Retained earnings - Ground Operations                    30            54              86
                                                          ----          ----            ----
                                                            31            55              87
                                                          ----          ----            ----

                                                          $254          $309            $325
                                                          ====          ====            ====


See accompanying notes to financial statements.

                  EXPRESS ENTERPRISE, INC. - GROUND OPERATIONS

                            STATEMENTS OF OPERATIONS
                             (Dollars in Thousands)

                                                           Year ended             Six months ended
                                                           December 31,               June 30,
                                                       --------------------       ----------------
                                                          1995      1996          1996        1997
                                                                                     (Unaudited)
Net sales                                              $ 1,344       $1,612       $815        $993
Cost of sales                                              812          986        518         617
                                                       -------       ------       ----        ----
   Gross margin                                            532          626        297         376
Operating expenses                                         202          246        130         155
Sales and marketing                                         30           16         10          14
General and administrative expenses                        238          277         99         143
Depreciation                                                53           47         26          24
                                                       -------       ------       ----        ----
                                                           523          586        265         336
                                                       -------       ------       ----        ----
Operating income                                             9           40         32          40
Other (income) expense
   Interest expense                                         16           16          8           8
   Gain on sale of fixed assets                             (3)
                                                       -------       ------       ----        ----

Net (loss) income                                      $    (4)      $   24       $ 24        $ 32
                                                       =======       ======       ====        ====

Unaudited pro forma information
Pro forma net income before provision for income tax   $    (4)      $   24       $ 24        $ 32
Provision for income taxes                                                8          8          11
                                                       -------       ------       ----        ----

Pro forma net (loss) income                            $    (4)      $   16       $ 16        $ 21
                                                       =======       ======       ====        ====


See accompanying notes to financial statements.

                  EXPRESS ENTERPRISE, INC. - GROUND OPERATIONS

                       STATEMENTS OF STOCKHOLDERS' EQUITY
                             (Dollars in Thousands)

                                                            Retained
                                         Common stock       earnings -
                                       -----------------    Ground
                                       Shares     Amount   Operations     Total
Balance at December 31, 1994            1,000     $   1     $   34       $   35
Net loss                                                        (4)          (4)
                                        -----     -----     ------       ------
Balance at December 31, 1995            1,000         1         30           31
Net income                                                      24           24
                                        -----     -----     ------       ------

Balance at December 31, 1996            1,000         1         54           55

Net income (unaudited)                                          32           32
                                        -----     -----     ------       ------
Balance at June 30, 1997 (unaudited)    1,000     $   1     $   86       $   87
                                        =====     =====     ======       ======

See accompanying notes to financial statements.

                  EXPRESS ENTERPRISE, INC. - GROUND OPERATIONS

                            STATEMENTS OF CASH FLOWS
                             (Dollars in Thousands)

                                                        Year ended          Six months ended
                                                        December 31,            June 30,
                                                      ---------------       ----------------
                                                      1995       1996       1996       1997
                                                                              (Unaudited)
Cash flows from operating activities
Net (loss) income                                     $ (4)      $ 24       $ 24       $ 32
Adjustments to reconcile net income (loss) to net
 cash provided by (used for) operating activities
   Depreciation                                         53         47         26         24
   Changes in assets and liabilities:
      Accounts receivable                              (14)       (16)       (44)       (68)
      Other current assets                             (10)        10         10         --
      Accounts payable and overdraft                    37        (11)        35         53
      Accrued expenses                                  63         17        (24)       (49)
      Amount receivable from affiliate                 (61)       (30)        24         20
      Other assets                                      (2)
                                                      ----       ----       ----       ----
        Net cash provided by (used in) operating
         activities                                     62         41         51         12
                                                      ----       ----       ----       ----
Cash flows from investing activities
Purchases of equipment                                 (35)       (53)       (22)        (5)
                                                      ----       ----       ----       ----
        Net cash used for investing activities         (35)       (53)       (22)        (5)
                                                      ----       ----       ----       ----
Cash flows from financing activities
Proceeds from long-term loans                           32         50
Repayment of long-term loans                           (56)       (60)       (22)       (11)
Proceeds from capital lease obligation                             46
Repayment of capital lease obligation                   (4)       (11)        (7)        (9)
                                                      ----       ----       ----       ----
        Net cash provided by (used for) financing
         activities                                    (28)        25        (29)       (20)
                                                      ----       ----       ----       ----
Net (decrease) increase in cash                         (1)        13         --        (13)
Cash at beginning of
 the period                                              1         --         --         13
                                                      ----       ----       ----       ----

Cash at the end of the period                         $ --       $ 13       $ --       $ --
                                                      ====       ====       ====       ====

Supplemental disclosure of cash flow information:
Cash paid during the year for interest                $ 16       $ 16       $  8       $  8
                                                      ====       ====       ====       ====


See accompanying notes to financial statements.

                  EXPRESS ENTERPRISE, INC. - GROUND OPERATIONS

                          NOTES TO FINANCIAL STATEMENTS
                             (Dollars in Thousands)

1.    Business Organization

      Express Enterprise, Inc., operates business as Express Messenger Services, Inc., (the Company) provides same-day, on-demand delivery and logistics services in the Detroit, Michigan metropolitan area.

2.    Summary of Significant Accounting Policies

      Basis of presentation
      Effective January 1, 1997, the Company transferred its air operations to another affiliate, Express Core, Inc. As a result of this transfer, all the related assets and liabilities of the air operations were transferred at net book value. These financial statements have been prepared on a carve-out basis and exclude the air operations for all periods presented.

      Transactions between the ground operations and the air operations are herein referred to as "related party" transactions.

      Use of estimates
      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

      Revenue recognition
      Revenues are recognized when packages are delivered to the customer.

      Property and equipment
      Vehicles, equipment under capital lease, leasehold improvements and equipment are carried at cost. Depreciation is provided using the accelerated method over the estimated useful lives of the related assets (generally five years). Assets subject to capital leases are amortized using the accelerated method over the estimated useful lives, or over the terms of the leases, if shorter.

      Fair value of financial instruments
      The carrying amount of cash, accounts receivable/payable, and accrued expenses approximates fair value because of the short maturity of these instruments. The estimated fair value of long-term debt and capital lease obligations approximates its carrying value. Additionally, interest rates on outstanding debt are at rates which approximate market rates for debt with similar terms and average maturities.

      Concentration of credit risk
      Financial instruments which potentially expose the Company to a concentrations of credit risk consist principally of trade accounts receivable. Receivables are not collateralized and accordingly, the Company performs ongoing credit evaluations of its customers to reduce the risk of loss. In 1995 and 1996, the Company's two largest customers accounted for approximately 25% of sales.

      Income taxes
      The Company files consolidated federal and state income returns for both ground and air operations. As discussed in Note 2, the unaudited pro forma income tax information included in the Statement of Operations is presented in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes", as if the Company's ground operations had been individually subject to Federal and State income taxes for the entire periods presented.

                  EXPRESS ENTERPRISE, INC. - GROUND OPERATIONS

                             (Dollars in Thousands)

      There are differences between the financial statement carrying amounts and the tax bases of existing asset and liabilities. At December 31, 1995 and 1996, the tax basis of the Company's net assets exceed the financial reporting bases by approximately $24 and $12, respectively.

      Unaudited Interim Financial Statements
      The interim financial data as of June 30, 1997 and for the six months ended June 30, 1996 and June 30, 1997, is unaudited; however, in the opinion of the Company, the interim data includes all adjustments, consisting only or normal recurring adjustments, necessary for a fair statement of the results for the interim periods.

3.    Allowance for Doubtful Accounts

                                         Balance at   Charged to                 Balance
                                         beginning    costs and                  at end
                                         of period    expenses     Write-offs   of period
      Year ended December 31, 1995         $  --        $  --         $  --       $   --
      Year ended December 31, 1996         $  --        $  10         $  --       $   10

4.    Property and Equipment

      Property and equipment consists of the following:

                                                        December 31,
                                                  -----------------------
                                                     1995          1996

     Leasehold improvement                        $       3     $       3
     Furniture and equipment                             77            65
     Vehicles                                           210            69
     Equipment under capital lease                        7            58
                                                  ---------     ---------
                                                        297           195
     Accumulated depreciation and amortization         (242)         (134)
                                                  ---------     ---------

                                                  $      55    $       61
                                                  =========    ==========

      Depreciation expense for the years ended December 31, 1995 and 1996 was approximately $53 and $47, respectively.

      As of December 31, 1996, vehicles amounting to approximately $80 and equipment under capital leases of approximately $58 are secured as a collateral for long-term debt and capital lease obligations of the Company.

                  EXPRESS ENTERPRISE, INC. - GROUND OPERATIONS

                             (Dollars in Thousands)

5.    Accrued Expenses

      Accrued expenses comprised the following:

                                                            December 31,
                                                           1995     1996

      Payroll and payroll taxes                           $  60    $  75
      Accrued vacation                                        3        2
      Other                                                            3
                                                          -----    -----
         Total accrued liabilities                        $  63    $  80
                                                          =====    =====

6.    Operating Leases

      The Company leases all of its employees, including the officers of the Company, from a staffing corporation based in Chicago, Illinois. The expenses related to the employees, including fringe benefits and payable taxes, for the years ended December 31, 1995 and 1996 was approximately $389 and $528, respectively.

      The Company leases various vehicles and equipment under operating lease agreements. Rent expense related to these leases for the years ended December 31, 1995 and 1996 was $38 and $84, respectively.

      The Company leases its facility in Romulus, Michigan, under a noncancellable operating lease. The agreement provides for minimum lease payments and additional rentals based upon common area expenses. The lease contains renewal as well as purchase operations. Rent expense related to the lease for the years ended December 31, 1995 and 1996 was $67 and $67, respectively.

      Minimum lease payments for the fiscal years ending December 31:

      1997                                                         $ 112
      1998                                                            48
                                                                   -----

                                                                   $ 160
                                                                   =====

                  EXPRESS ENTERPRISE, INC. - GROUND OPERATIONS

                             (Dollars in Thousands)

7.    Long-Term Debt

      The Company's long-term debt consists of the following:

                                                                      December 31,
                                                                   ------------------
                                                                    1995         1996
      Installment note due in monthly installments of $814,
       which includes interest at 10%, expiring February 2001      $   32       $   38
      Installment note due in monthly installments of $308,
       which includes interest at 16%, expiring February 1997           4            1
      Installment note due in monthly installments of $451,
       which includes interest at 7.5%, expiring June 1998             12            8
      Installment note due in monthly installments of $411,
       which includes interest at 9.5%, expiring April 1998            10            7
      Installment note due in monthly installments of $194,
       which includes interest at 7.75%, expiring April 1999            6            5
      Installment note due in monthly installments of $511,
       which includes interest at 7.75%, expiring October 1998         21           16
      Installment note due in monthly installments of $394,
       which includes interest at 10.7%, expiring November 1999         4           12
      Installment note payable on a vehicle, monthly payments
       are $407, includes interest at 14%, expiring June 1996           3
      Installment note due in monthly installments of $309,
       which includes interest at 7.4%, expiring April 1997             4            1
      Installment note payable on vehicle, monthly payments
       are $234, including interest at 11.5%, expiring June 1998        2
                                                                   ------       ------
         Total long-term debt                                          98           88
      Less - current portion of long-term debt                         42           28
                                                                   ------       ------

                                                                   $   56       $   60
                                                                   ======       ======

      The following is a summary of principal maturities of long-term debt as of December 31, 1996:

      1997                                                                      $   28
      1998                                                                          22
      1999                                                                          18
      2000                                                                          10
      2001                                                                          10
                                                                                ------

                                                                                $   88
                                                                                ======

      Interest expense on the long-term debt for the period ended December 31, 1996 and 1995 was $16 and $16, respectively.

                  EXPRESS ENTERPRISE, INC. - GROUND OPERATIONS

                             (Dollars in Thousands)

8.    Capital Lease Obligations

      The Company has acquired various equipment under the provisions of capital lease agreements. These lease obligations consist of:

                                                                     December 31,
                                                                ---------------------
                                                                  1995         1996
      Capital lease obligation due in monthly installments
       of $143, payable through June 1997                       $      3     $      1
      Capital lease obligation, due in monthly installments
       of $194, payable through December 1997                          4            2
      Capital lease obligation, due in monthly installments
       of $313, payable through May 1999                                           10
      Capital lease obligation due in monthly installments
       of $697, payable through September 1998                                     15
      Capital lease obligation due in monthly installments
       of $837, payable through April 1999                                         24
                                                                --------     --------
      Total minimum lease payments                                     7           52
      Amount representing interest                                                 10
                                                                --------     --------
      Present value of net minimum lease payment                       7           42
      Less current maturities                                          1           18
                                                                --------     --------

                                                                $      6     $     24
                                                                ========     ========

      The following is a summary of future minimum lease payments due under capital lease arrangements as of December 31, 1996:

      1997                                                                   $     18
      1998                                                                         18
      1999                                                                          6
                                                                             --------

                                                                             $     42
                                                                             ========

9.    Related Party Transactions

      The Company incurs common overhead costs for ground and air divisions. These costs have been allocated to respective divisions based upon revenue generated by each division and estimate of time spent by the employees on each division. Management of the Company believes the current allocation method of allocating common overhead is reasonable. Overhead costs allocated to air divisions for the period ended December 31, 1995 and 1996 was approximately $27 and $104 respectively. At December 31, 1995 and 1996, the Company had receivable from the air division of the Company of $101 and $131, respectively. This receivable is receivable on demand and does not accrue interest.

10.   Commitments and Contingencies

      Litigation

      The Company is, from time to time, a party to litigation arising in the normal course of business, most of which involve claims for personal injury and property damage incurred in connection with its obligation. Management believes that none of these actions will have a material impact on the Company's financial position, results of operations, or cash flows.

                  EXPRESS ENTERPRISE, INC. - GROUND OPERATIONS

                             (Dollars in Thousands)

11.   Subsequent Events (Unaudited)

      The Company and its stockholders have entered into a definitive agreement with Dispatch Management Services Corp. (DMS) pursuant to which DMS Corp. will acquire certain assets and assume certain liabilities of the Company. The acquired assets and assumed liabilities will be exchanged for cash and shares of DMS Corp. common stock concurrent with the consummation of the initial public offering of the common stock of DMS Corp.

                         Report of Independent Auditors

The Stockholder
RJK Enterprises Inc. (D.B.A. Deadline Express)

      We have audited the accompanying balance sheet of RJK Enterprises Inc. (the "Company"), as of December 31, 1996, and the related statements of operations and accumulated deficit and cash flows for the period from March 6, 1996 to December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

      We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects the financial position of RJK Enterprises Inc. at December 31, 1996 and the results of its operations and its cash flows for the period from March 6, 1996 to December 31, 1996 in conformity with generally accepted accounting principles.



                                                     ERNST & YOUNG LLP

New York, New York
August 20, 1997

                              RJK ENTERPRISES INC.
                            (D.B.A. DEADLINE EXPRESS)

                                 BALANCE SHEETS


                                                                      December           June 30,
                                                                      31, 1996             1997
                                                                     -------------------------------
                                                                                      (Unaudited)
Assets
Current assets:
   Accounts receivable                                               $   127,270        $   119,297
   Prepaid expenses and other current assets                               2,502              6,306
   Due from officer                                                       10,000             10,000
                                                                     -------------------------------
Total current assets                                                     139,772            135,603

Furniture and fixtures, at cost                                           11,000             11,000
Accumulated depreciation                                                  (1,572)            (2,358)
                                                                     -------------------------------
Net furniture and fixtures                                                 9,428              8,642
Other assets                                                               4,000              4,000
                                                                     -------------------------------
                                                                     $   153,200        $   148,245
                                                                     ===============================
Liabilities and stockholder's deficit
Current liabilities:
   Accounts payable and accrued expenses                             $    61,155        $    65,149
   Management services (Note 3)                                           25,434             28,977
                                                                     -------------------------------
Total current liabilities                                                 86,589             94,126

Loans payable to stockholder (Note 2)                                     67,000             67,000

Common stock, no par value, 1000 shares authorized, issued and             1,000              1,000
   outstanding
Accumulated deficit                                                       (1,389)           (13,881)
                                                                     -------------------------------
Net stockholder's deficit                                                   (389)           (12,881)
                                                                     -------------------------------
                                                                     $   153,200        $   148,245
                                                                     ===============================


See accompanying notes to financial statements.

                              RJK ENTERPRISES INC.
                            (D.B.A. DEADLINE EXPRESS)

                STATEMENTS OF OPERATIONS AND ACCUMULATED DEFICIT


                                                                     Period from
                                                  Period from           March 6,
                                                    March 6,            1996 to        Six months ended
                                                1996 to December       June 30,             June 30,
                                                    31, 1996             1996                 1997
                                                -------------------------------------------------------
                                                                       (Unaudited)         (Unaudited)
Revenue from courier services                     $  1,177,265         $   486,562        $   622,213
                                                -------------------------------------------------------

Management services (Note 3)                           753,446             297,926            393,206

Selling, general and administrative expenses           429,617             180,204            282,510
                                                -------------------------------------------------------
                                                     1,183,063             478,130            675,716
                                                -------------------------------------------------------

Operating income (loss)                                 (5,798)              8,432            (53,503)

Other income (Note 4)                                    4,409                   -             41,011
                                                -------------------------------------------------------
Net income (loss)                                       (1,389)              8,432            (12,492)

Accumulated deficit at beginning of period                   -                   -             (1,389)
                                                -------------------------------------------------------
Accumulated deficit at end of period              $     (1,389)        $     8,432        $   (13,881)
                                                =======================================================


See accompanying notes to financial statements.

                              RJK ENTERPRISES INC.
                            (D.B.A. DEADLINE EXPRESS)

                            STATEMENTS OF CASH FLOWS


                                                                  Period from       Period from
                                                               March 6, 1996 to    March 6, 1996    Six months ended
                                                               December 31, 1996  to June 30, 1996    June 30, 1997
                                                               ------------------------------------------------------
                                                                                     (Unaudited)       (Unaudited)
Operating activities
Net loss                                                           $   (1,389)      $      8,432      $  (12,492)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
     Depreciation                                                       1,572                629             786
     Changes in operating assets and liabilities net of effect
       of acquisition of JRED Enterprises, Inc. in 1996 (Note 1):
         Accounts receivable                                           (5,050)           (53,585)          7,973
         Prepaid expenses and other current assets                     (2,502)                 -          (3,804)
         Due from officer                                             (10,000)                 -               -
         Accounts payable and accrued expenses                        (84,302)            (3,440)          3,994
         Management services                                           25,434                  -           3,543
                                                               -----------------------------------------------------
Net cash used in operating activities                                 (76,237)           (47,964)              -

Investing activities
Cash acquired (Note 1)                                                  8,237              8,237               -
                                                               -----------------------------------------------------
Net cash provided by investing activities                               8,237              8,237               -

Financing activities
Issuance of common stock                                                1,000              1,000               -
Net increase in loans payable to stockholder                           67,000             67,000               -
                                                               -----------------------------------------------------
Net cash provided by financing activities                              68,000             68,000               -
                                                               -----------------------------------------------------

Net increase in cash and cash equivalents                                   -             28,273               -
Cash and cash equivalents at beginning of period                            -                  -               -
                                                               -----------------------------------------------------
Cash and cash equivalents at end of period                         $        -       $     28,273      $        -
                                                               =====================================================


See accompanying notes to financial statements.

                              RJK ENTERPRISES INC.
                            (D.B.A. DEADLINE EXPRESS)

                          NOTES TO FINANCIAL STATEMENTS

     Periods from March 6, 1996 to December 31, 1996 and from March 6, 1996 to June 30, 1996 and for the Six Months ended June 30, 1997 (Information as of June 30, 1997 and for the Period from March 6, 1996 to June 30, 1996 and for the Six Months ended June 30, 1997 is unaudited)


1.   Organization and Summary of Significant Accounting Policies

     Organization

     RJK Enterprises Inc. "D.B.A. Deadline Express" (the "Company") was incorporated on March 6, 1996 in the State of Illinois. The Company operates as a courier service covering the Chicago area. Effective March 8, 1996, the Company acquired certain assets and liabilities of JRED Enterprises, Inc. "D.B.A. Deadline Express" pursuant to an assignment for the benefit of the creditors of JRED Enterprises, Inc. "D.B.A. Deadline Express". The assets acquired and liabilities assumed were as follows:

          Assets:
            Cash                                                $      8,237
            Accounts receivable                                      122,220
            Furniture and fixtures                                    11,000
            Deposit and other assets                                   4,000
                                                                ------------
                                                                   $ 145,457
                                                                ============
          Liabilities:
            Accounts payable and accrued expenses                  $ 145,457
                                                                ============

     Summary of Significant Accounting Policies

     Depreciation
     Depreciation of furniture and fixtures is provided for on an accelerated method over the estimated useful lives (five years) of the assets.

     Revenue Recognition
     Courier services revenues are recognized in the period in which they are earned.

     Cash Equivalents
     The Company considers all highly liquid financial instruments with a maturity of three months or less when purchased to be cash equivalents.

     Income Taxes
     The Company operates under the provisions of Subchapter S of the Internal Revenue Code and, consequently, in not subject to federal income tax; rather the stockholder is liable for individual income taxes on his share of taxable income.

     Use of Estimates
     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

     Unaudited Information
     The unaudited financial statements as of June 30, 1997, for the period from March 6, 1996 to June 30, 1996 and for the six months ended June 30, 1997 reflect adjustments, all of which are of a normal recurring nature, which are, in the opinion of management, necessary to a fair presentation. The results for the interim periods presented are not necessarily indicative of full year results.

                              RJK ENTERPRISES INC.
                            (D.B.A. DEADLINE EXPRESS)

                    NOTES TO FINANCIAL STATEMENTS (Continued)


2.   Loans Payable to Stockholder

     Loans payable to stockholder consist of amounts due to the Company's stockholder. Such loans are interest-free and are not payable prior to September 8, 1998.

3.   Management Services

     The Company has an agreement with Union Services of Chicago Inc. ("USC") (a company owned by an officer of the Company). Under the terms of this agreement, USC provides various services including the administration and payment of wages, payroll taxes and workers' compensation. USC is compensated for such services based on a formula, as defined. The agreement has no defined term and will continue until terminated with 30 days notice by either party.

4.   Commitments and Contingencies

     Lease Commitments
     Office space is leased under an operating lease expiring on August 31, 1997. The leases provides for minimum monthly rent of $2,525, plus expense escalations.

     Rent expense amounted to approximately $2,600 per month. Other income primarily represents rental income from the sub-leasing of a portion of the office space on a month-to-month basis.

--------------------------------------------------------------------------------

No dealer, salesperson or any other person has been authorized to give any information or to make any representations other than those contained in the Prospectus in connection with the offer made in the Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or by any of the Underwriters. The Prospectus does not constitute an offer to sell or the solicitation of any offer to buy any security other than the shares of Common Stock offered by the Prospectus, nor does it constitute an offer to sell or a solicitation of any offer to buy the shares of Common Stock by anyone in any jurisdiction in which such an offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of the Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to the date hereof.

      Until ______________, 1997, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as Underwriters and with respect to their unsold allotments or subscriptions.

                                   ----------

              Table of Contents                   Page
                                                  ----
Prospectus Summary .............................
Risk Factors ...................................
The Company ....................................
Use of Proceeds ................................
Dividend Policy ................................
Capitalization .................................
Dilution .......................................
Selected Pro Forma Combined ....................
 Founding Companies' Financial Data ............
Management's Discussion and
 Analysis of Financial Condition
 and Results of Operations .....................
Business .......................................
Management .....................................
Certain Transactions ...........................
Principal Stockholders .........................
Description of Capital Stock ...................
Shares Eligible for Future Sale ................
Underwriting ...................................
Legal Matters ..................................
Experts ........................................
Additional Information .........................
Index to Financial Statements ..................   F-1

--------------------------------------------------------------------------------

                                   [ ] Shares

                               Dispatch Management
                                 Services Corp.

                                  Common Stock

                                   ----------
                                   PROSPECTUS
                                   ----------

                       Prudential Securities Incorporated

                                November __, 1997

--------------------------------------------------------------------------------

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION (1)

SEC Registration Fee ..................            $24,394
NASD Filing Fee .......................              9,000
Nasdaq National Market Listing Fee ....
Accounting Fees and Expenses ..........
Legal Fees and Expenses ...............
Printing Expenses .....................
Transfer Agent's Fees .................
Miscellaneous .........................
                                                   -------
   Total ..............................            $
                                                   =======

(1) The amounts set forth above, except for the SEC and NASD fees, are in each case estimated.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

      Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been made to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

      Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

      Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director: (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL; or (iv) for any transaction from which the director derived an improper personal benefit.

      Article Eighth of the Company's Certificate of Incorporation, as amended, states that:

      "No director of the corporation shall be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit."

      In addition, Article VIII of the Company's Bylaws further provides that the Company shall indemnify its officers and directors against any expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative brought by any party, the Company or on behalf of the Company by reason of the fact that they are an officer or director of the Company, or servicing at request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Such expenses may be advanced by the Company upon receipt of an undertaking by the officer or director to repay such amount if it is determined that they are not entitled to indemnification. The Company will continue to provide such indemnification to any person who has ceased to be an officer or director of the Company.

      The Company intends to enter into indemnification agreements with each of its executive officers and directors which indemnifies such person to the fullest extent permitted by its Certificate of Incorporation, its Bylaws and the DGCL. The Company also intends to obtain directors and officers liability insurance.

      Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, the Underwriters have agreed to indemnify, under certain conditions, the Company against certain liabilities.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

      Set forth below is certain information concerning all sales of securities by the Company during the past three years that were not registered under the Securities Act.

      (a) The Company was incorporated in September 1997. The Company is the successor in interest by merger to Dispatch Management Services, LLC ("DMS LLC"), a Nevada limited liability company that was formed in November 1996 to pursue a consolidation of the courier industry. Prior to the merger of DMS LLC into the Company, DMS LLC issued membership interests to certain employees and third-party investors of DMS LLC. The Company is also the successor in interest by merger of Kiwi Express Software, L.L.C., a Delaware limited liability company that provides software and operations systems to courier firms, including ______ Founding Companies. The offer and sale of these membership interests and shares of DMS LLC and Kiwi Express was exempt from registration under the Securities Act of 1933 in reliance on Section 4(2) thereof because the offers and sales were made to sophisticated investors who had access to information about the Company and were able to bear the risk of loss of their investment.

      (b) During the [third] quarter of 1997, [_______] shares of Common Stock were issued to persons who will become officers, directors, key employees or holders of more than 5% of the stock of the Company at a per share price of $[________]. The offers and sales of these shares were exempt from registration under the Securities Act of 1933 in reliance on Section 4(2) thereof because the offers and sales were made to sophisticated investors or executive officers or directors of the Company who had access to the information about the Company and were able to bear the risk of loss of their investment.

      Although the issuances of Common Stock to senior executives and to former stockholders of the Founding Companies may be integrated among themselves, in reliance on the safe harbor provided by Rule 152 under the Securities Act of 1933 for transactions not involving any public offering even if the issuer subsequently files a registration statement, such Common Stock should not be integrated with the issuance of Common Stock in the registered public offering.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

      (a) Exhibits

Exhibit
-------

*1.1  -- Form of Underwriting Agreement.

 2.1 -- Agreement, dated as of September 12, 1997, by and among Dispatch Management Services Corp., Early Bird Courier Service, LLC and Total Management, LLC and Michael Fiorito.

 2.2 -- Agreement, dated as of September 15, 1997, by and among Dispatch Management Services Corp., Aero Special Delivery Service, Inc. and Jeanne Sparks.

 2.3 -- Agreement, dated as of September 30, 1997, by and among Dispatch Management Services Corp., Bullit Courier Services, Inc. and Theo Nicholoudis.

 2.4 -- Agreement, dated as of September 16, 1997, by and among Dispatch Management Services Corp., Security Business Services, Ltd., James Brett Greenbury, Kelly Donovan, Scawton Limited, Lyon-Hurwell Limited, Arazan Limited and Foreign & Colonial Enterprise Trust plc.

 2.5 -- Agreement, dated as of September 11, 1997, by and among Dispatch Management Services Corp., American Eagle Endeavors, Inc., Barry Anderson, Cheryl O'Toole and Lawrence O'Toole.

*2.6  -- Agreement, dated as of September 12, 1997, by and among Dispatch
         Management Services Corp., Atlantic Freight Systems, Inc., Thomas Bartley and Perry Barbonuolo.

 2.7 -- Agreement, dated as of September 10, 1997, by and among Dispatch Management Services Corp., Express It Couriers, Inc. and James M. Shaughnessy.

 2.8 -- Agreement, dated as of September 12, 1997, by and among Dispatch Management Services Corp., Washington Express Services, Inc., Gilbert
         D. Carpel, Michael D. Holder, Michael K. Miller and Peter Butler.

2.9 -- Agreement, dated as of September 26, 1997, by and among Dispatch Management Services Corp., MLQ Express, Inc. and John W. Wilcox, Jr.

2.10 -- Agreement, dated as of September 19, 1997, by and among Dispatch Management Services Corp., Time Couriers, LLC, Tom Cromwell, William Knipman, Michael Stone, Peter Begley, Thomas Hagerty, Kimberly Cilley, Christopher Hart, and DMS Subsidiary Number _____.

2.11 -- Agreement, dated as of September 12, 1997, by and among Dispatch Management Services Corp., Eveready Express Corp., Marlene R. Spirt and Mary B. Spirt.

2.12 -- Agreement, dated as of September 14, 1997, by and among Dispatch Management Services Corp., Kangaroo Express of Colorado Springs, Inc. and Doris Orner.

2.13 -- Agreement, dated as of September 10, 1997, by and among Dispatch Management Services Corp., National Messenger, Inc., Robert D. Swineford and Steven B. Swineford.

2.14 -- Agreement, dated as of September 10, 1997, by and among Dispatch Management Services Corp., Fleetfoot Max, Inc., Gary Brose, The King Company, KPM, Helen King, Robert Lewis, Jim Brose, Barbara Lawrence, Robert L. King, John Sangster, Patsy Sangster, PB Securities for the benefit of Robert L. King, PB Securities for the benefit of Helen King, Gordon Lawrence, Pat Lawrence, Melissa Lawrence, K. Lawrence and Creative Consulting Corp.

2.15 -- Agreement, dated as of September 12, 1991, by and among Dispatch Management Services Corp., Profall, Inc., Thomas Westfall, Alyson Westfall, David Prosser, Adrienne Prosser and DMS Subsidiary Number
        _____.

2.16 -- Agreement, dated as of September 11, 1997, by and among Dispatch Management Services Corp., Express Enterprises, Inc., Paul J. Alberts and Donald E. Stoelt.

2.17 -- Agreement, dated as of October 23, 1997, by and among Dispatch Management Services Corp., A & W Couriers, inc. and Joan Levy.

2.18 -- Agreement, dated as of October 10, 1997, by and among Dispatch Management Services Corp., Express It, Inc., and Dave Clancy.

2.19 -- Agreement, dated as of September 18, 1997, by and among Dispatch Management Services Corp., Deadline Acquisition Corp, Edward V Blanchard, Jr., Melba Anne Hill and Scott T. Milakovich.

2.20 -- Agreement, dated as of September 12, 1997, by and among Dispatch Management Services Corp., Kiwicorp Limited, Lynette Williams, Tom Finlay and DMS Subsidiary Number ____.

2.21 -- Agreement, dated as of September 10, 1997, by and among Dispatch Management Services Corp., Transpeed Courier Services, Inc., Richard A. Folkman, Stacey J. Folkman, Trey Lewis and Evelyn R. Folkman.

2.22 -- Agreement, dated as of September 15, 1997, by and among Dispatch Management Services Corp., Clover Supply Inc., and John J. Walker.

2.23 -- Agreement, dated as of September 12, 1997, by and among Dispatch Management Services Corp., S Car Go Courier, Inc. and Michael Cowles.

2.24 -- Agreement, dated as of September 12, 1997, by and among Dispatch Management Services Corp., Christian Delivery & Chair Service, Inc., Leo
        J. Gould and DMS Subsidiary Number ______.

2.25 -- Agreement, dated as of October 9, 1997, by and among Dispatch Management Services Corp., Striders Courier, Inc., Tammy K. Patterson and Merlene
        Y. Mores.

2.26 -- Agreement, dated as of September 12, 1997, by and among Dispatch Management Services Corp. and Gregory Austin, trading as Battery Point Messengers.

2.27 -- Agreement, dated as of September 12, 1997, by and among Dispatch Management Services Corp., Christopher Grealish, Inc. and Christopher Grealish.

2.28 -- Agreement, dated as of September 17, 1997, by and among Dispatch Management Services Corp., United Messengers, Inc. and Maria Kennedy.

2.29 -- Agreement, dated as of September 12, 1997, by and among Dispatch Management Services Corp., Christopher Neal and DMS Subsidiary Number
        _______.

2.30 -- Agreement, dated as of October 4, 1997, by and among Dispatch Management Services Corp, TimeCycle Couriers, Inc., Eric D. Nordberg and Jeffrey Appeltans.

2.31 -- Agreement, dated as of September 10, 1997, by and among Dispatch Management Services Corp., Rocket Courier Services, Inc., Sean Leonce, Grace Leonce and Samer Hassan.

2.32 -- Agreement, dated as of September 14, 1997, by and among Dispatch Management Services Corp. and Michael Studebaker.

2.33 -- Agreement, dated as of September 10, 1997, by and among Dispatch Management Services Corp., Delivery Incorporated and Gary Brose.

2.34 -- Agreement, dated as of September 12, 1997, by and among Dispatch Management Services Corp., AFS Courier Systems, Inc. and Frank L. Mullins.

2.35 -- Share Purchase Agreement, dated as of August 20, 1997, by and among Dispatch Management Services LLC, Alice Rebecca Clark, Roy Clark, Trustees of the Roy Clark (Life Interest) Settlement 1997, Trustees of the Alice Rebecca Clark (Discretionary) Settlement 1997, Matthew Clark, Simon Clark and Brookside Systems and Programming Limited.

2.36 -- Agreement, dated as of October 6, 1997, by and among Dispatch Management Services Corp., Bridge Wharf Investments Limited and Riverbank Limited.

2.37 -- Brand Manager Agreement, dated as of September 14, 1997, between Dispatch Management Services Corp. and Barry Anderson (Minneapolis).

2.38 -- Brand Manager Agreement, dated as of September 12, 1997, between Dispatch Management Services Corp. and Frank L. Mullins.

2.39 -- Brand Manager Agreement, dated as of September 25, 1997, between Dispatch Management Services Corp. and Leo J. Gould and Jodi Gould.

 2.40 -- Brand Manager Agreement, dated as of [_________], between Dispatch Management Services Corp. and John J. Walker.

 2.41 -- Brand Manager Agreement, dated as of [_________], between Dispatch Management Services Corp. and Dave Clancy.

 2.42 -- Brand Manager Agreement, dated as of [_________] between Dispatch Management Services Corp. and Allen Orner.

 2.43 -- Brand Manager Agreement, dated as of September 12, 1997, between Dispatch Management Services Corp. and Kiwicorp Limited.

 2.44 -- Brand Manager Agreement, dated as of October 9, 1997, between Dispatch Management Services Corp. and Tammy K. Patterson and Merlene Y. Flores.

 2.45 -- Brand Manager Agreement, dated as of October 8, 1997, between Dispatch Management Services Corp. and Tom Cromwell and Peter Begley.

 2.46 -- Brand Manager Agreement, dated as of [_________], between Dispatch Management Services Corp. and Jeff Appeltans and Eric D. Nordberg.

 2.47 -- Brand Manager Agreement, dated as of [_________], between Dispatch Management Services Corp. and Marla Kennedy.

 2.48 -- Brand Manager Agreement, dated as of September 10, 1997, between Dispatch Management Services Corp. and James Michael Shaughnessy.

 2.49 -- Brand Manager Agreement, dated as of September __, 1997, between Dispatch Management Services Corp. and Barry Anderson (Phoenix).

 2.50 -- Brand Manager Agreement, dated as of [_________], between Dispatch Management Services Corp. and Joan Levy.

 2.51 -- Brand Manager Agreement, dated as of September 21, 1997, between Dispatch Management Services Corp. and Christopher Neal.

 2.52 -- Brand Manager Agreement, dated as of September 12, 1997, between Dispatch Management Services Corp., Leon Spirt and Jack Spirt.

 2.53 -- Brand Manager Agreement, dated as of September 12, 1997, between Dispatch Management Services Corp. and Dispatch Management Services Corp. of the National Capital Area, Inc.

 2.54 -- Brand Manager Agreement, dated as of September 15, 1997, between Dispatch Management Services Corp. and The Delivery Company Limited.

 3.1  -- Form of Certificate of Incorporation.

 3.2  -- Amended and Restated Bylaws.

*4.1  -- Specimen Common Stock Certificate.

*5.1 -- Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P. as to the legality of the securities being registered.

*10.1 -- Form of Officer and Director Indemnification Agreement.

*10.2 -- Form of Employment Agreement.

*10.3 -- Form of Non-Competition Agreement.

*10.4 -- 1997 Stock Incentive Plan.

*23.1 -- Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P. (included in
         Exhibit 5.1).

 23.2 -- Consent of Price Waterhouse.

 23.3 -- Consent of Ernst & Young LLP.

 23.4 -- Consents to Become Directors.

 24.1 -- Powers of Attorney (included in signature page).

 27   -- Financial Data Schedule.

----------

* To be filed by amendment. All other exhibits are filed herewith.

ITEM 17. UNDERTAKINGS

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

      (1) That for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus flied by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

      (2) That for the purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To provide to the Underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 10th day of November, 1997.

                                       DISPATCH MANAGEMENT SERVICES CORP.


                                       By: /s/ Linda M. Jenkinson
                                          -----------------------------------
                                           Linda M. Jenkinson
                                           Chief Executive Officer

                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each of the persons whose name and signature appears below constitutes and appoints Linda M. Jenkinson, R. Gregory Kidd and Marko Bogoievski each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any and all Registration Statements filed pursuant to Rule 462 under the Securities Act, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                       DISPATCH MANAGEMENT SERVICES CORP.

Signature                                Title                       Date
---------                                -----                       ----


/s/ Linda M. Jenkinson         Chief Executive Officer
---------------------------     and Director                 November 10, 1997
Linda M. Jenkinson
Chief Executive Officer


/s/ R. Gregory Kidd            Chairman
---------------------------                                  November 10, 1997
R. Gregory Kidd
Chairman

                                  EXHIBIT INDEX

Exhibit                                                              Sequential
Number                   Description                                 Page Number

*1.1    Form of Underwriting Agreement.

 2.1 Agreement, dated as of September 12, 1997, by and among Dispatch Management Services Corp., Early Bird Courier
        Service, LLC and Total Management, LLC and Michael Fiorito.

 2.2 Agreement, dated as of September 15, 1997, by and among Dispatch Management Services Corp., Aero Special Delivery
        Service, Inc. and Jeanne Sparks.

 2.3 Agreement, dated as of September 30, 1997, by and among Dispatch Management Services Corp., Bullit Courier Services, Inc. and Theo Nicholoudis.

 2.4 Agreement, dated as of September 16, 1997, by and among Dispatch Management Services Corp., Security Business
        Services, Ltd., James Brett Greenbury, Kelly Donovan, Scawton Limited, Lyon-Hurwell Limited, Arazan Limited and Foreign & Colonial Enterprise Trust plc.

 2.5 Agreement, dated as of September 11, 1997, by and among Dispatch Management Services Corp., American Eagle Endeavors, Inc., Barry Anderson, Cheryl O'Toole and Lawrence O'Toole.

*2.6 Agreement, dated as of September 12, 1997, by and among Dispatch Management Services Corp., Atlantic Freight Systems, Inc., Thomas Bartley and Perry Barbonuolo.

 2.7 Agreement, dated as of September 10, 1997, by and among Dispatch Management Services Corp., Express It Couriers, Inc. and James M. Shaughnessy.

 2.8 Agreement, dated as of September 12, 1997, by and among Dispatch Management Services Corp., Washington Express
        Services, Inc., Gilbert D. Carpel, Michael D. Holder, Michael
        K. Miller and Peter Butler.

2.9 Agreement, dated as of September 26, 1997, by and among Dispatch Management Services Corp., MLQ Express, Inc. and John
        W. Wilcox, Jr.

2.10 Agreement, dated as of September 19, 1997, by and among Dispatch Management Services Corp., Time Couriers, LLC, Tom Cromwell, William Knipman, Michael Stone, Peter Begley, Thomas Hagerty, Kimberly Cilley, Christopher Hart, and DMS Subsidiary Number _____.

2.11 Agreement, dated as of September 12, 1997, by and among Dispatch Management Services Corp., Eveready Express Corp., Marlene R. Spirt and Mary B. Spirt.

2.12 Agreement, dated as of September 14, 1997, by and among Dispatch Management Services Corp., Kangaroo Express of
        Colorado Springs, Inc. and Doris Orner.

2.13 Agreement, dated as of September 10, 1997, by and among Dispatch Management Services Corp., National Messenger, Inc., Robert D. Swineford and Steven B. Swineford.

2.14 Agreement, dated as of September 10, 1997, by and among Dispatch Management Services Corp., Fleetfoot Max, Inc., Gary Brose, The King Company, KPM, Helen King, Robert Lewis, Jim Brose, Barbara Lawrence, Robert L. King, John Sangster, Patsy Sangster, PB Securities for the benefit of Robert L. King, PB Securities for the benefit of Helen King, Gordon Lawrence, Pat Lawrence, Melissa Lawrence, K. Lawrence and Creative Consulting Corp.

2.15 Agreement, dated as of September 12, 1991, by and among Dispatch Management Services Corp., Profall, Inc., Thomas
        Westfall, Alyson Westfall, David Prosser, Adrienne Prosser and DMS Subsidiary Number _____.

2.16 Agreement, dated as of September 11, 1997, by and among Dispatch Management Services Corp., Express Enterprises, Inc., Paul J. Alberts and Donald E. Stoelt.

2.17 Agreement, dated as of October 23, 1997, by and among Dispatch Management Services Corp., A & W Couriers, inc. and Joan Levy.

2.18 Agreement, dated as of October 10, 1997, by and among Dispatch Management Services Corp., Express It, Inc., and Dave Clancy.

2.19 Agreement, dated as of September 18, 1997, by and among Dispatch Management Services Corp., Deadline Acquisition Corp, Edward V Blanchard, Jr., Melba Anne Hill and Scott T.
        Milakovich.

2.20 Agreement, dated as of September 12, 1997, by and among Dispatch Management Services Corp., Kiwicorp Limited, Lynette Williams, Tom Finlay and DMS Subsidiary Number ____.

2.21 Agreement, dated as of September 10, 1997, by and among Dispatch Management Services Corp., Transpeed Courier
        Services, Inc., Richard A. Folkman, Stacey J. Folkman, Trey Lewis and Evelyn R. Folkman.

2.22 Agreement, dated as of September 15, 1997, by and among Dispatch Management Services Corp., Clover Supply Inc., and John J. Walker.

2.23 Agreement, dated as of September 12, 1997, by and among Dispatch Management Services Corp., S Car Go Courier, Inc. and Michael Cowles.

2.24 Agreement, dated as of September 12, 1997, by and among Dispatch Management Services Corp., Christian Delivery & Chair Service, Inc., Leo J. Gould and DMS Subsidiary Number ______.

2.25 Agreement, dated as of October 9, 1997, by and among Dispatch Management Services Corp., Striders Courier, Inc., Tammy K. Patterson and Merlene Y. Mores.

2.26 Agreement, dated as of September 12, 1997, by and among Dispatch Management Services Corp. and Gregory Austin, trading as Battery Point Messengers.

2.27 Agreement, dated as of September 12, 1997, by and among Dispatch Management Services Corp., Christopher Grealish, Inc. and Christopher Grealish.

2.28 Agreement, dated as of September 17, 1997, by and among Dispatch Management Services Corp., United Messengers, Inc. and Maria Kennedy.

2.29 Agreement, dated as of September 12, 1997, by and among Dispatch Management Services Corp., Christopher Neal and DMS Subsidiary Number _______.

2.30 Agreement, dated as of October 4, 1997, by and among Dispatch Management Services Corp, TimeCycle Couriers, Inc., Eric D. Nordberg and Jeffrey Appeltans.

2.31 Agreement, dated as of September 10, 1997, by and among Dispatch Management Services Corp., Rocket Courier Services, Inc., Sean Leonce, Grace Leonce and Samer Hassan.

2.32 Agreement, dated as of September 14, 1997, by and among Dispatch Management Services Corp. and Michael Studebaker.

2.33 Agreement, dated as of September 10, 1997, by and among Dispatch Management Services Corp., Delivery Incorporated and Gary Brose.

2.34 Agreement, dated as of September 12, 1997, by and among Dispatch Management Services Corp., AFS Courier Systems, Inc. and Frank L. Mullins.

2.35 Share Purchase Agreement, dated as of August 20, 1997, by and among Dispatch Management Services LLC, Alice Rebecca Clark, Roy Clark, Trustees of the Roy Clark (Life Interest)
        Settlement 1997, Trustees of the Alice Rebecca Clark
        (Discretionary) Settlement 1997, Matthew Clark, Simon Clark and Brookside Systems and Programming Limited.

2.36 Agreement, dated as of October 6, 1997, by and among Dispatch Management Services Corp., Bridge Wharf Investments Limited and Riverbank Limited.

2.37 Brand Manager Agreement, dated as of September 14, 1997, between Dispatch Management Services Corp. and Barry Anderson (Minneapolis).

2.38 Brand Manager Agreement, dated as of September 12, 1997, between Dispatch Management Services Corp. and Frank L.
        Mullins.

2.39 Brand Manager Agreement, dated as of September 25, 1997, between Dispatch Management Services Corp. and Leo J. Gould and Jodi Gould.

 2.40   Brand Manager Agreement, dated as of [_________], between
        Dispatch Management Services Corp. and John J. Walker.

 2.41   Brand Manager Agreement, dated as of [_________], between
        Dispatch Management Services Corp. and Dave Clancy.

 2.42   Brand Manager Agreement, dated as of [_________] between
        Dispatch Management Services Corp. and Allen Orner.

 2.43 Brand Manager Agreement, dated as of September 12, 1997, between Dispatch Management Services Corp. and Kiwicorp
        Limited.

 2.44 Brand Manager Agreement, dated as of October 9, 1997, between Dispatch Management Services Corp. and Tammy K. Patterson and Merlene Y. Flores.

 2.45 Brand Manager Agreement, dated as of October 8, 1997, between Dispatch Management Services Corp. and Tom Cromwell and Peter Begley.

 2.46   Brand Manager Agreement, dated as of [_________], between
        Dispatch Management Services Corp. and Jeff Appeltans and Eric
        D. Nordberg.

 2.47   Brand Manager Agreement, dated as of [_________], between
        Dispatch Management Services Corp. and Marla Kennedy.

 2.48 Brand Manager Agreement, dated as of September 10, 1997, between Dispatch Management Services Corp. and James Michael Shaughnessy.

 2.49 Brand Manager Agreement, dated as of September __, 1997, between Dispatch Management Services Corp. and Barry Anderson (Phoenix).

 2.50   Brand Manager Agreement, dated as of [_________], between
        Dispatch Management Services Corp. and Joan Levy.

 2.51 Brand Manager Agreement, dated as of September 21, 1997, between Dispatch Management Services Corp. and Christopher Neal.

 2.52 Brand Manager Agreement, dated as of September 12, 1997, between Dispatch Management Services Corp., Leon Spirt and Jack Spirt.

 2.53 Brand Manager Agreement, dated as of September 12, 1997, between Dispatch Management Services Corp. and Dispatch
        Management Services Corp. of the National Capital Area, Inc.

 2.54 Brand Manager Agreement, dated as of September 15, 1997, between Dispatch Management Services Corp. and The Delivery Company Limited.

 3.1    Form of Certificate of Incorporation.

 3.2    Amended and Restated Bylaws.

*4.1    Specimen Common Stock Certificate.

*5.1 Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P. as to the legality of the securities being registered.

*10.1   Form of Officer and Director Indemnification Agreement.

*10.2   Form of Employment Agreement.

*10.3   Form of Non-Competition Agreement.

*10.4   1997 Stock Incentive Plan.

*23.1 Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P. (included in Exhibit 5.1).

 23.2   Consent of Price Waterhouse.

 23.3   Consent of Ernst & Young LLP.

 23.4   Consents to Become Directors.

 24.1   Powers of Attorney (included in signature page).

 27     Financial Data Schedule.

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* To be filed by amendment. All other exhibits are filed herewith.